As filed with the Securities and Exchange Commission on October 1, 1996
                            Registration No. 333-1304

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                       WEST COAST REALTY INVESTORS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                   5933 West Century Boulevard x Ninth Floor
                         Los Angeles, California 90045
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             PHILIP N. GAINSBOROUGH
                   5933 West Century Boulevard x Ninth Floor
                         Los Angeles, California 90045
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                              --------------------
                                   Copies to:
                            PETER R. PANCIONE, ESQ.
                           Gipson Hoffman & Pancione
                      1901 Avenue of The Stars, Suite 1100
                         Los Angeles, California 90067

                            WEST COAST REALTY INVESTORS, INC.

                       Cross Reference Sheet Pursuant to Item 1(a)
                       (By reference to Regulation S-K Item 501(b))

            Item Number and Caption              Location in Prospectus

1.          Forepart of Registration             Cover Page
            Statement and Outside
            Front Cover Page of
            Prospectus

2.          Inside Front and Outside             Cover Page; Back Cover
            Back Cover Pages of
            Prospectus

3.          Summary Information, Risk            Prospectus Summary;
            Factors and Ratio of                 The Company; Risk Factors
            Earnings to Fixed Charges

4.          Determination of Offering Price      Plan of Distribution

5.          Dilution                             Not Applicable

6.          Selling Security Holders             Management's Discussion
                                                 of Financial Condition

7.          Plan of Distribution                 Cover Page; Description
                                                 of Common Stock; Plan of
                                                 Distribution

8.          Use of Proceeds                      Compensation of Advisor
                                                 and Affiliates; Estimated
                                                 Use of Proceeds; Investment
                                                 Objectives and Policies

9.          Selected Financial Data              Selected Financial Data

10.         Management's Discussion and          Management's Discussion and
            Analysis of Financial                Analysis of Financial
            Condition and Results of             Condition and Results of
            Operations                           Operations

11.         General Information as               Cover Page; The Company;
            to Registrant                        Management; Summary of
            Organization Documents

12.         Policy with Respect                  Investment Objectives and
            to Certain Activities                Policies; Summary of
                                                 Organization Documents;
                                                 Description of Common Stock

13.         Investment Policies                  Investment Objectives and
            of Registrant                        Policies; Summary of
                                                 Organization Documents

14.         Description of Real Estate           Real Property Investments

15.         Operating Data                       Selected Financial Data

16.         Tax Treatment of Registrant          Prospectus Summary;
            and its Security Holders             Tax Consequences

17.         Market Price of                      Not Applicable
            and Dividends on the
            Registrant's Common
            Equity and Related
            Stockholder Matters

18.         Description of Registrant's          Cover Page; Description
            Securities                           of Common Stock

19.         Legal Proceedings                    Not Applicable

20.         Security Ownership of                Description of Common Stock
            Certain Beneficial Owners

21.         Directors and Executive              Management
            Officers

22.         Executive Compensation               Compensation of Advisor and
                                                 Affiliates; Management

23.         Certain Relationships and            Compensation of Advisor
            Related Transactions                 and Affiliates;
                                                 Conflicts of Interest;
                                                 Management
24.         Selection, Management and            Investment Objectives and
            Custody of Registrant's              and Policies; Conflicts
            Investments                          of Interest; Management
                                                 Services Provided
                                                 by the Advisor; Summary of
                                                 Organization Documents

25.         Policies with Respect to             Conflicts of Interest;
            Certain Transactions                 Investment Objectives and
                                                 Policies; Summary of
                                                 Organization Documents

26.         Limitations of Liability             Risk Factors; Summary of
                                                 Organization Documents

27.         Financial Statements                 Financial Statements
            and Information

28.         Interests of Named Experts           Legal Matters; Experts

29.         Disclosure of Commission             Summary of Organization
            Position on Indemnification          Documents
            for Securities Act Liabilities

                                         PART II
                          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.    Other Expenses of Issuance and Distribution.
The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission
Registration Fee...............................................$   5,517
NASD Filing Fee................................................    2,100
Accounting Fees and Expenses...................................   95,000
Blue Sky Fees and Expenses.....................................   35,000
Legal Fees and Expenses........................................  100,000
Investor/Dealer Printed Materials..............................  100,000
Prospectus Printing............................................  100,000
Mailgrams, Western Union,
   Postage and Miscellaneous...................................   62,383

      Total ................................................... $500,000

Item 31.     Sales to Special Parties.


      Not Applicable.

Item 32.     Recent Sales of Unregistered Securities.


      On October 30, 1989, 1,000 shares of Registrant's Common Stock were sold for cash (without commissions) to Registrant's Advisor, West Coast Realty Advisors, Inc., pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 33.     Indemnification of Directors and Officers.


      The Registrant has the power to indemnify its directors, officers, employees, and certain other persons against liability for certain acts pursuant to Section 145 of the Delaware Corporations Code. Indemnification of the directors, officers, employees and agents is provided for in the Certificate of Incorporation and the Bylaws of the Registrant and is incorporated herein by reference to Exhibits 3.1, 3.1.1, 3.2, 3.2.1 and
3.2.2 filed herewith.

Item 34.     Treatment of Proceeds from Stock Being Returned.


      Not applicable.

Item 35.     Financial Statements and Exhibits.


      (a)   Financial Statements:

SUPPLEMENT NO. 4 TO PROSPECTUS DATED MAY 7, 1996.

This supplement ("Supplement") to the Prospectus ("Prospectus") updates the Prospectus of West Coast Realty Investors, Inc. (the "Company") dated May 7, 1996. This Supplement is part of and must accompany the Prospectus.

The date of this supplement is August 20, 1996.

This Supplement amends and supersedes the corresponding sections of the Prospectus and Supplements Numbers 1, 2, and 3 to such Prospectus; however, subject to the qualification above, the Prospectus continues to control the terms of the offering, and all provisions thereof not supplemented or amended hereby remain pertinent to the offering and are incorporated herein by reference. Accordingly, current subscribers and prospective investors should read both the Prospectus and this Supplement No. 4 very carefully. All capitalized items used in this Supplement have the same meaning ascribed to them in the Prospectus unless otherwise indicated herein.

The following supplements the "Dividends " portion of INVESTMENT OBJECTIVES AND POLICIES section of the Prospectus, beginning on page 23.

Dividends totaling $532,290 have been paid in 1996, for shareholders of record in 1996. It is estimated that between 35% and 40% of these dividends will constitute a return of capital when all of 1996 is completed. These 1996 dividends are summarized below:

          Record    Date       Per    Outstanding    Total
          Date      Paid       Share    Shares     Dividend
          ------    ----     -----   ------------  --------
          01/01/96  4/15/96   $0.0600   1,325,404  $79,524
          02/01/96  4/15/96    0.0600   1,371,794   82,308
          03/01/96  4/15/96    0.0600   1,401,664   84,100
          04/01/96  7/15/96    0.0666   1,413,736   94,155
          05/01/96  7/15/96    0.0666   1,437,098   95,711
          06/01/96  7/15/96    0.0666   1,448,836   96,492

The following supplements or amends the "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION RESULTS OF OPERATIONS" Section of the Prospectus, beginning on page 37.

As of August 20, 1996, the Company has raised $14,462,708 in capital from prior offerings and $494,100 from the current offering (which were released from an escrow account on August 12, 1996). An additional, $95,500 has been raised from the sale of shares in the current offering; these funds have been deposited into an escrow account, and shares will be issued at a later date as provided for by the terms of this offering.

RESULTS OF OPERATIONS -- SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

Operations for the six months ended June 30, 1996 represents a full six months of rental operations for the Blockbuster Video Building, Fresno Village Shopping Center, OPTO-22 Building, Riverside Marketplace, Brea, Technology
Drive and Safeguard Building properties.   In contrast the first six months
of 1995 included only 1 1/2 months of operations for the Safeguard Building and no operations for Technology Drive.

The net income for the six months ended June 30, 1996 continued to be significantly larger than the prior six months ended June 30, 1995 amount due to the raising of additional funds and investment of such funds in additional properties in May 1995 and October 1996. The Company did not have any adverse events that significantly impacted net income during the six months ending June 30, 1996, and all properties that have been purchased by the Company have operated at levels equal to expectations. All tenants were current on their lease obligations.

For the six months ending June 30, 1996, rental revenue increased $462,915 (67%) due to a full six months ownership of the Technology Drive and Safeguard Business Systems properties. Interest income decreased $23,244 (31%), due primarily to lower cash and cash equivalents and investments in government securities balances in the first six months of 1996 as compared to the first six months of 1995.

Operating expenses increased $24,429 (51 %) as a reflection of the additional properties owned during the six months ending June 30, 1996. Interest expense increased $173,378 (71%) as a reflection of the additional debt taken on in connection with additional property acquisition and refinancing activities. Despite the increase in debt, the Company is below the maximum 50% debt limit allowed by the Company's by-laws (debt was 47% of property cost (as defined in the by-laws) at June 30, 1996). General and administrative costs increased $13,380 (37%) due to higher accounting, consulting fees, taxes and general insurance expense costs related to the Company (due to the Company's larger size). Depreciation and amortization expense increased $79,844 (73%) as the result of the ownership of additional properties during the six months ending June 30, 1996 as compared to the six months ending June 30, 1995. Net income of $385,127 as of June 30, 1996 is $90,653 (31 %) higher than the six months ending June 30, 1995.

The weighted average number of shares outstanding at June 30, 1996 was 1,385,908 vs. 1,038,625 in 1995. Despite the increase in the number of shares outstanding, the net income per share for the first six months of the year remained unchanged at $.28 at June 30, 1996 and 1995. The Company did not realize an improvement in net income per share due to a larger percentage of the Company's assets being invested in relatively lower yielding money market investments as opposed to income-producing real estate during the second quarter of 1996, compared to the second quarter of 1995. In addition, depreciation expense on funds used to purchase property served to lower net income.

In summary, the operating performance of the Company continued to improve as additional funds were raised, additional property was acquired, and all properties were operated profitably.

The following supplements and amends the "Liquidity and Capital Resources " Section of the Prospectus, beginning on page 40.

LIQUIDITY AND CAPITAL RESOURCES

During the six months ended June 30, 1996, the Company declared dividends totaling $532,290, compared to dividends of $366,900 declared for the six months ended June 30, 1995. Cash basis income for the six months ended June 30, 1996 was $574,600. This was derived by adding depreciation and amortization expense to net income. Thus, cash distributions this six months ending June 30, 1996 were $42,310 less than cash basis net income. In comparison, distributions in the six months ending June 30, 1995 were $34,854 less than cash basis income. In either event, the Company expects to qualify as a REIT in 1996, and liquidity of the Company continues to be strong.

Cash resources increased $932,713 during the six months ending June 30, 1996 compared to a $589,417 for the six months ending June 30, 1995. This was the result of normal amounts of financing, and operating activities that were expected to take place during the six months ending June 30, 1996. For the six months ending June 30, 1996, cash provided by operating activities was $349,596 with the largest contributors being $574,600 in cash basis income and $12,886 decrease in other assets (primarily due to the write-off of prepaid insurance) offset by a $166,667 decrease in accounts payable (primarily attributable to a decrease in normal trade payables) and a $51,514 increase in accounts receivable (increase in deferred rent receivable due to recognition of rental income on a "straight-line" basis over the life of tenant leases). In contrast, during the six months ending June 30, 1995, $1,763,191 was provided by operating activities. This resulted primarily from cash basis income of $404,103 (net income plus depreciation expense), plus $1,229,963 in proceeds received in liquidation of investment in government securities account. There were no investing activities for the six months ending June 30, 1996. In contrast, $4,901,485 was used in investing activities for the six months ending June 30, 1995, resulting from the purchase of the Safeguard Building in May 1995. For the six months ending June 30, 1996, financing activities provided an additional $583,117 in cash resources to the Company via the sale of additional shares in the Company ($921,924 in net proceeds), less cash dividends paid and payable of $252,924 and $85,883 in repayments on notes payable. In contrast, $3,727,711 was provided by financing activities for the six months ended June 30, 1995. This resulted primarily from $2,276,750 in proceeds borrowed for the purchase of the Safeguard Building in May 1995, plus $1,823,469 from the sale of additional shares in the Company, offset by cash dividends paid and payable of $347,401 and $25,107 in repayments on notes payable.

Management uses cash as its primary measure of the Company's liquidity. The amount of cash that represents adequate liquidity for a real estate investment company, is dependent on several factors. Among them are:

  1.   Relative risk of the Company's operations;
  2.   Condition of the Company's properties;
  3. Stage in the Company's operating cycle (e.g., money-raising, acquisition, operating or disposition phase); and
  4.   Shareholders dividends.

The Company is adequately liquid and management believes it has the ability to generate sufficient cash to meet both short-term and long-term liquidity need, based upon the above four points.

The first point refers to the risk of the Company's investments. At June 30, 1996, the Company's excess funds were invested in a short-term money market fund. The purchase of rental properties have been made either entirely with cash or the use of moderate leverage. During the six months ended June 30, 1996, notes payable pertaining to property acquisitions by the Company did not increase, while cash used in principal repayments of notes totaled $85,883. Although the notes are set up on an amortization schedule allowing for the repayment of principal over time, most of the principal on the notes is due in balloon payments that come due in the years 2003 through 2005. The Company is aware that prior to the time that these large payments come due, refinancing of the loans or the sale of the property(ies) will be necessary in order to protect the interests of the Company's shareholders. Furthermore, most of the properties' tenants are nationally known retailers or well-established business under long-term leases.

As to the second point, the Company's properties are in good condition without significant deferred maintenance obligations and are leased through "triple-net" leases, which reduces the Company's risk pertaining to excessive maintenance and operating costs.

As to the third point, the Company was liquid at June 30, 1996 since the Company is still operating in the "money-raising" stage. Virtually all funds raised were invested in a short-term money market fund. As of June 30, 1996, the Company has allocated approximately $430,000 towards a "reserve" fund (3% of gross funds raised, as disclosed in the Company's latest prospectus), $287,000 of cash held pending distribution to investors, $50,000 of cash to be used for current mortgage and accounts payable commitments, $109,000 in tenant security deposits, and the balance--$1,507,000-- expected to be invested in future property acquisitions. The Company's operations generated $574,600 in net operating cash flow in the six months ending June 30, 1996 (net income plus depreciation expense). Thus, the Company is generating significant amounts of cash flow currently and could choose to withhold payment of all or a portion of dividends, if necessary, in order to rebuild cash balances. The Company could do these actions and still be able to qualify as a Real
Estate Investment Trust under the rules of the Internal Revenue Service Code.

Fourth, the amount of dividends to shareholders was made at a level consistent with the amount of net income available after application of expenses. The Advisor is careful not to make distributions in excess of the income available. The Advisor expects to increase the level of dividends as additional funds are raised, and overhead expenses are allocated over a large base of investors' funds.

Inflation and changing prices have not had a material effect on the Company's operations.

The Company currently has no external sources of liquidity, other than funds that potentially could be received from the sale of additional shares.

The Company currently has no material capital commitments (other than the Java City acquisition described elsewhere in this document).

The Tax Reform Acts of 1986 and 1987 and the Revenue Reconciliation Acts of 1990 and 1993 did not have a material impact on the Company's operations.

The following amends the "MANAGEMENT" section on pages 42 and 44 of the Prospectus, concerning the Directors and Officers of West Coast Realty Investors, Inc., West Coast Realty Advisors, and West Coast Realty Management. (These changes are precipitated by the retirement of Mr. Haas, and the resignation of Mr. McGaughey as Treasurer of West Coast Realty Management in order to assume unrelated duties within Associated Financial Group).

 The Directors and Officers of the Company are:

       NAME                                 POSITION

Philip N. Gainsborough....Director and Chairman of the Board
W. Thomas Maudlin, Jr.................Director and President
Neal E. Nakagiri...................................Secretary
Michael G. Clark....................Vice President/Treasurer
James W. Coulter................................Director (1)
George Young....................................Director (1)
Steve Bridges...................................Director (1)
(1) Independent Director

The principal executive officers, directors, and key employees of the Advisor are as follows:

       NAME                                 POSITION

Philip N. Gainsborough....Director and Chairman of the Board
W. Thomas Maudlin, Jr.................Director and President
Neal E. Nakagiri...................................Secretary
Michael G. Clark......................Director and Treasurer

The principal executive officers. directors, and key employees of the Property Manager are:

Philip N. Gainsborough....Director and Chairman of the Board
James E. Prock........................Director and President
W. Thomas Maudlin, Jr...........................Director (1)
Murli Sujanani.....................................Secretary
David Vazquez......................................Treasurer

(1) AFG owns 75% and Mr. Maudlin owns 25% of the capital stock of West Coast Realty Management, Inc.

Additional description of occupations of Messrs. Sujanani and Vazquez are noted below:

Murli Sujanani (Born 1950) has served as Senior Vice President/Investment Research for AFG since 1994, and has been employed by AFG since December, 1990. From April 1990 to November 1990, Mr. Sujanani served as Vice President/Mortgage Securities for GMACResidential Funding Corporation. From June, 1983 to March, 1990, Mr. Sujanani worked for Dain Bosworth, Inc. in the corporate finance department as a Vice President where he was responsible for partnership origination and due diligence work. Mr. Sujanani is a graduate of St. John's University in Minnesota.

David Vazquez (Born 1962) has served as Assistant Controller of AFG since April 1995. Prior to joining AFG, Mr. Vazquez served as an auditor for BDO Seidman, LLP in Los Angeles from January 1994 through April 1995, and as an accounting supervisor for Biggs & Co., a Los Angeles CPA firm, from February 1991 through January 1994. In addition, Mr. Vazquez served as a staff accountant for P. Leiner N.P., a manufacturer and distributor of nutritional products, from June 1990 through February 1991. Mr. Vazquez has a Bachelor of Business Administration degree from the California State University, Los Angeles.

The following supplements or amends the "PRIOR PERFORMANCE " section on page 46 of the Prospectus, concerning Associated Planners Realty Growth Fund
On August 16, 1996, the Partnership and the Lender executed a deed-in-lieu-of-foreclosure, in connection with the Park Center Office Building. It is anticipated that the remaining assets of the Partnership will be liquidated in the fourth quarter of 1996, and that the Partnership will be dissolved shortly thereafter.

The following supplements or amends the"ERISA CONSIDERATIONS" and "DESCRIPTION OF COMMON STOCK" sections on page 59 of the Prospectus.

As of August 20, 1996, there are 1,498,047 Shares of the Company outstanding, held by 734 Shareholders. In addition, $95,500 has been raised from the sale of shares in the current offering to six additional investors; these funds have been deposited into an escrow account, and shares will be issued at a later date as provided for by the terms of this offering.

The following supplements the Real Property Investments section on page 25 of the Prospectus.

JAVA CITY PROPERTY

On August 2, 1996, the Company acquired the investment described below (the "Java City Property" or the "Property"). The funds to acquire the Java City property were available as the result of the sale of the Company's Shares in the previous offering, and the receipt of proceeds from bank financing assumed in connection with the acquisition.

Description. The Java City Property consists of two single story light industrial buildings located in the Northgate Industrial Park in Sacramento, California. The addresses of the two properties are 717 and 721 West Del Paso Road. The building sites are in the northern part of Sacramento, with access to Interstate 80, Interstate 5, and other major freeways.
The buildings are located on a site of approximately 62,173 square feet. Total building square footage for both buildings is approximately 20,000 square feet. The subject lot is zoned M-1 industrial by the City of Sacramento. This zoning allows for a variety of uses, including the existing use. 721 West Del Paso Road consists of 8,964 total square feet and 717 West Del Paso Road consists of 11,035 total square feet. Per the provisions of the current lease, 721 West Del Paso consists of 4,347 rentable square feet of warehouse space and 4,293 rentable square feet of office space. Per the provisions of the current lease, 717 West Del Paso consists of 5,398 rentable square feet of warehouse space and 5,802 of rentable square feet of office space. The properties were originally constructed in 1988. The Company believes that there are no deferred maintenance items that need to be corrected or addressed. The buildings are constructed using concrete footings (foundation and slab), wood frame wall designs, and flat/tar gravel roofs. The building has sprinklers for fire prevention and safety. There is adequate parking in the general business park area for cars that utilize the Property.

The primary tenant of the Property is Cucina Holdings, Inc. The company owns and operates forty-one Java City Bakery Cafes and five La Petite Boulangerie cafes. The Company is popularly known as "Java City". Java City outlets are located in various areas of California and Arizona, and are generally in high-visibility, high-traffic locations. These outlets sell high quality, specialty coffees in a pleasant retail environment setting. In addition, these outlets sell a selection of sandwiches and baked goods that compliment the sale of coffee. Java City also operates a wholesale operation that serves approximately seven hundred customer accounts located primarily in Northern California. The Company's wholesale customers include supermarkets, gourmet shops, convenience stores, restaurants, universities, airports, and offices, some of which resell the coffee in whole bean form for home consumption, while others brew and sell coffee beverages. Approximately 86% of the Company's sales are from its retail cafe operations and 14% from its wholesale operations. The tenant was effectively formed in 1993 when Cucina Holdings, a corporation formed by current management and InterWest Partners (a Menlo Park Based venture capital firm), purchased the assets of La Petite Boulangerie from a private investor group in June 1993, and then purchased Java City in September 1993. Cucina Holdings and Java
City are privately held, and not publicly traded companies.

Java City leases 100% of the rentable square feet in the two buildings located on the Property. Each building has a separate lease, and both leases are triple net leases. Both leases expire on August 1, 2003 and there are no options for extension or purchase of the Property. Java City operates its administrative offices, coffee bean processing, warehousing facilities, and a Java City retail outlet out of these two buildings.

The remaining lease payments due on 717 West Del Paso are noted below (rounded to the nearest dollar):

August 1, 1996 to July 31, 1997         10,004/month
August 1, 1997 to July 31, 1998         10,405/month
August 1, 1998 to July 31, 1999         10,821/month
August 1, 1999 to July 31, 2000         11,254/month
August 1, 2000 to July 31, 2001         11,704/month
August 1, 2001 to July 31, 2002         12,172/month
August 1, 2002 to July 31, 2003         12,659/month

The remaining lease payments due on 721 West Del Paso are noted below (rounded to the nearest dollar):

August 1, 1996 to July 31, 1997        $5,671/month
August 1, 1997 to July 31, 1998         5,898/month
August 1, 1998 to July 31, 1999         6,134/month
August 1, 1999 to July 31, 2000         6,379/month
August 1, 2000 to July 31, 2001         6,635/month
August 1, 2001 to July 31, 2002         6,900/month
August 1, 2002 to July 31, 2003         7,176/month

There are no provisions for consumer price increase adjustments in either lease. The overall initial rent per square foot is approximately $.76, and this increases 4% on each lease anniversary date.

The Property was acquired from unrelated third parties--Thomas Weborg and Sandra Singer-husband and wife (90% ownership), and David and Karen Ewing--husband and wife (10% ownership)(collectively known as the "Sellers"). Mr. Weborg is President and Chief Executive Officer of Cucina Holdings, Inc.--the tenant of the Property. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size and style buildings and uses in the same general area revealed rates ranging from $.41 to $.81 per square foot for triple net leases. The current monthly rent on these buildings averages $.76 per square foot. meaning that the Property currently rents near the highest rate available in this market. However, considering the good condition of the property, the quality of the tenant, and the long-term leases in place, this property at this price is considered to be desirable. Comparable market listing and sales activity were also reviewed by the Advisor. These revealed that the price per square foot for similar buildings in the area range from $40.00 to $97.50. Several of the buildings that were sold in the lower range were older and of lower quality, and lacked amenities that are present in the Property, including fire prevention sprinklers. The $86.25 per square foot that the Company is paying for the Property is considered reasonable given the recent positive movements of price in the market, the favorable seven year lease term. and the credit quality of the tenant (this number does not include acquisition costs and expenses).

In the opinion of the Advisor, the purchase price of $1,725,000 that the Company is paying the Sellers for this property is reasonable.

Property Operations. The Java City Property is managed by West Coast Realty Management Inc.("WCRM"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Java City Property is adequately insured. Although the tenant is obligated to pay property taxes, property tax in the first year is estimated to be $18,000 (approximately 1% of the sales price).

Terms of Purchase. Total consideration paid by the Company for the Java City property was $1,828,500. The total acquisition cost included $1,725,000 paid to the Sellers, $25,323 in legal, appraisal, and closing costs, and $78,177 in Acquisition Fees paid to the Advisor.

There is financing on each building of the Property that is being assumed by the Company. The financing on the 717 West Del Paso Road building is as follows:

Lender: Business & Professional Bank, Sacramento, CA
Original Loan Amount: $350,000      Payment: $3,413/month
Interest Rate: 10% fixed rate       Amortization: 19 years, 4 months
Due Date: November, 2001            Assumption Fee: $3,814
Balance of Debt at time of Purchase: $338,977
Other: Nonrecourse loan; no prepayment penalty; balloon payment of approximately $293,350 due November 29, 2001.

The financing on the 721 West Del Paso Road building is as follows:

Lender: Heller First Capital Corp., Chicago, IL
Original Loan Amount: $405,000      Payment: $3,126/month
Interest Rate: 8% fixed rate        Amortization: 25 years
Due Date: August, 2018              Assumption Fee: None
Balance of Debt at Time of Purchase: $385,488
Other: Nonrecourse; no prepayment penalty

Thus, in summary, the total amount of financing/assumption fees that the Company is paying in connection with the assumption of the above two loans is $3,814. The balance of the debt at time of purchase was $724,465 with the remaining cost of acquisition--including financing fees-being paid in cash ($1,107,849). The source of cash was funds received in connection with the sale of the Company's shares through April 30, 1996.

The purchase price was arrived at through arms-length negotiations with the Sellers.

General. The computation of depreciation for the Java City Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

The following amends the Index to Financial Statements on p. 74.

Unaudited Financial Statements
Balance Sheet as of June 30, 1996 and December 31,
1995..................................................  F-30
Statements of Income of the six months ended June 30,
ended June 30, 1996 and 1995........................... F-31
Statement Of Stockholders' Equity for the six months
1996 and 1995.......................................... F-32
Statement of Cash Flows for the six months ended
June 30, 1996 and 1995................................. F-33
Summary of Accounting Policies......................... F-34
Notes to Financial Statements.......................... F-36

Java City Property
Report of Independent Certified
Public Accountants..................................... F-44
Summary of Historical Information
Relating to Operating Revenues
and Specified Expenses................................. F-45
Notes to Summary of Historical Information Relating
to Operating Revenues
and Specified Expenses................................. F-46
Estimated Twelve Month Pro Forma Statement of Taxable
Operating Income (unaudited)........................... F-47
Estimated Twelve Month Pro Forma Statement of Cash
Available from Operations (unaudited).................. F-47
Notes to Pro Forma Statements.......................... F-48

West Coast Realty Investors, Inc.
Pro Forma Balance Sheet as of June 30, 1996
(unaudited)............................................ F-50
Pro Forma Statement of Income for the six months
ended June 30, 1996 (unaudited)........................ F-51
Notes to Pro Forma Statement of Income for the six
months ended June 30, 1996 (unaudited)................. F-52
Pro Forma Statement of Income for the year ended
December 31, 1995 (unaudited).......................... F-53
Notes to Pro Forma Income Statement for year
ended December 31, 1995 (unaudited).................... F-54


                            WEST COAST REALTY INVESTORS, INC.
                                      BALANCE SHEETS
                      JUNE 30,1996 (UNAUDITED) AND DECEMBER 31, 1995

                                                    JUNE 30,          DECEMBER 31,
                                                      1996               1995
                                          ASSETS
RENTAL REAL ESTATE, net of
accumulated depreciation (Note 2)             $19,474,817             $19,650,165
CASH AND CASH EQUIVALENTS                       2,382,735               1,450,022
ACCOUNTS RECEIVABLE                               183,662                 132,148
OTHER ASSETS (Note 3)                             147,677                 160,563

                                              $22,188,891             $21,392,898


                           LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS  PAYABLE                                    ---                  $25,419
DUE TO RELATED PARTY (Note 5)                       31,818                167,314
DIVIDENDS PAYABLE (Note 8)                         286,663                226,649
SECURITY DEPOSITS                                  109,068                109,068
OTHER LIABILITIES                                   64,970                 90,431
NOTES PAYABLE (Note 6)                           9,453,297              9,539,180

TOTAL LIABILITIES                                9,945,816             10,158,061

COMMITMENTS AND CONTINGENCIES (NOTE 1)
STOCKHOLDERS' EQUITY (Notes 1, 7 and 8):
Common Stock, $.01 par - shares authorized,
1,500,000; issued and outstanding 1,448,836
in 1996 and 1,322,404 in 1995                       14,488                 13,224
Additional paid-in capital                      12,925,167             11,771,030
Deficit                                           (696,580)              (549,417)

TOTAL STOCKHOLDERS' EQUITY                      12,243,075             11,234,837

                                               $22,188,891            $21,392,898

[FN]

    See accompanying summary of accounting policies and notes to financial statements.

                            WEST COAST REALTY INVESTORS, INC.

                                   STATEMENTS OF INCOME
                     THREE AND SIX MONTHS ENDED JUNE 30,1996 AND 1995
                                       (UNAUDITED)
                              THREE MONTHS   THREE MONTHS   SIX MONTHS     SIX MONTHS
                                 ENDED           ENDED         ENDED          ENDED
                                JUNE 30,        JUNE 30,      JUNE 30,      JUNE 30,
                                  1996            1995          1996           1995
REVENUES:
Rental                          $564,777       $384,388     $1,154,381    $691,466
Interest                          27,877         28,466         50,590      73,834

                                 592,654        412,854      1,204,971     765,300

COSTS AND EXPENSES:
Operating                         42,445         21,391         72,763      48,334
Property taxes                    18,259         10,801         37,398      21,603
Property management
fees-related party (Note 5(e))    25,091          9,598         51,198      18,756
Interest                         208,979        121,855        419,140     245,762
General and administrative        30,705         27,432         49,872      36,492
Depreciation and amortization     94,736         59,044        189,473     109,629
Realized (gain) from investment in
government securities                ---         (9,750)           ---      (9,750)
Change in unrealized loss from
investment in government
securities                           ---         19,977            ---         ---

                                 420,215        260,348        819,844     470,826

     NET INCOME                 $172,439       $152,506       $385,127    $294,474


     NET INCOME PER SHARE           $.12          $.14           $.28        $.28

[FN]
    See accompanying summary of accounting policies and notes to financial statements.

                            WEST COAST REALTY INVESTORS, INC.
                            STATEMENTS OF STOCKHOLDERS' EQUITY
                              SIX MONTHS ENDED JUNE 30,1996
                                       (UNAUDITED)
                                                          ADDITIONAL
                                    COMMON       STOCK      PAID-IN
                                     SHARES      AMOUNT     CAPITAL    DEFICIT
    BALANCE, DECEMBER 31,1995     1,322,404     $13,224  $11,771,030  $(549,417)

    Issuance of stock, net          126,432       1,264    1,154,137        ---

    Net income                          ---         ---          ---    385,127

    Dividends declared (Note 8)         ---         ---         ---    (532,290)

    BALANCE, JUNE 30,1996         1,448,836     $14,488  $12,925,167  $(696,580)


                              SIX MONTHS ENDED JUNE 30,1995
                                       (UNAUDITED)

                                                          ADDITIONAL
                                      COMMON STOCK         PAID-IN
                                      SHARES   AMOUNT       CAPITAL     DEFICIT
    BALANCE, DECEMBER 31, 1994       911,986     $9,120   $8,141,447  $(394,427)

    Issuance of stock, net           204,736      2,047    1,821,422        ---

    Net income                           ---        ---          ---    294,474

    Dividends declared (Note 8)          ---        ---          ---   (366,900)

    BALANCE, JUNE 30,1995          1,116,722    $11,167   $9,962,869  $(466,853)

[FN]
    See accompanying summary of accounting policies and notes to financial statements.

                            WEST COAST REALTY INVESTORS, INC.
                                 STATEMENTS OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                                       (UNAUDITED)
                                               Six Months   Six Months
                                                    Ended        Ended
                                                 June 30,     June 30,
                                                     1996         1995
Cash Flow from operating activities:
   Net income                                    $385,127     $294,474

   Adjustment to reconcile net income to
   net cash provided by operating activities:
Depreciation and amortization                     189,473      109,629
Proceeds from sales
    of government securities                          ---    1,229,963
Realized gain on investment in government
    securities                                        ---      (9,750)
Increase in unrealized loss from
    Investment - government securities                ---       19,977
Increase (decrease) from changes in:
Accounts receivable                              (51,514)       69,364
Other assets                                       12,886     (63,129)
Due to related party and other liabilities      (166,667)       34,612
Prepaid rent and security deposit                (19,709)       78,051
Net cash provided by operating activities
                                                  349,596    1,763,191
Cash flows from investing activities:
Additions to rental real estate                     ---    (4,901,485)
Net cash (used in) investing activities             ---    (4,901,485)

Cash flows from financing activities:
Issuance of stock, net                          1,155,401    1,823,469
Proceeds from notes payable                           ---    2,276,750
Repayments on notes payable                      (85,883)     (25,107)
Dividends paid                                  (546,415)    (373,773)
Dividends payable                                 60,014       26,372
Net cash provided by financing activities        583,117     3,727,711

Net cash increase in cash and cash equivalents   932,713       589,417

Cash and cash equivalents at beginning of period 1,450,022     495,829

Cash and cash equivalents at end of period       2,382,735   1,085,246

[FN]
    See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                         SUMMARY OF ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying balance sheet as of June 30, 1996, the income statements and statements of cash flow for the six months periods ended June 30, 1996, and 1995 are unaudited, but in the opinion of management include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for the periods presented. The results of operations for the six month period ended June 30, 1996, are not necessarily indicative of results to be expected for the year ended December 31, 1996.

These financial statements should be read in conjunction with the December 31, 1995 financial statements, and the notes thereto.

BUSINESS

West Coast Realty Investors, Inc. (the "Company"), is a corporation formed on October 26, 1989 under the laws of the State of Delaware. The Company exists as a Real Estate Investment Trust ("REIT") under Sections 856 to 860 of the Internal Revenue Code. The Company has complied with all requirements imposed on REIT's for 1996 and 1995 tax years; however, qualification as a REIT for future years is dependent upon future operations of the Company. The Company was organized to acquire interests in income-producing residential, industrial, retail or commercial properties located primarily in California and the west coast of the United States. The Company intends to acquire property for cash on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed fifty percent of the purchase price of all properties on a combined basis, or eighty percent individually and intends to own and operate such properties for investment over an anticipated holding period of five to ten years.

RENTAL PROPERTIES AND DEPRECIATION

Assets are stated at lower of cost or net realizable value. Depreciation is computed using the straight-line method over their estimated useful lives of
31.5 to 39 years for financial and income tax reporting purposes.

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the carrying amount to determine if a writedown to market value is required.

INVESTMENTS

Investments which represent trading securities are accounted for in accordance with SFAS No. 115. The difference between historical cost and market value are reported as unrealized gains or losses in the statements of income.

                       WEST COAST REALTY INVESTORS, INC.

                         SUMMARY OF ACCOUNTING POLICIES
                                  (CONTINUED)

LOAN ORIGINATION FEES

Loan origination fees are capitalized and amortized over the life of the loan.


RENTAL INCOME

Rental income is recognized on a straight-line basis to the extent that rental income is deemed collectable. Where there is uncertainty of collecting higher scheduled rental amounts, due to the tendency of tenants to renegotiate their leases for lower amounts, rental income is recognized as the amounts are collected.


CASH AND CASH EQUIVALENTS

The Company considers cash in the bank, liquid money market funds, and all highly liquid certificates of deposits, with original maturities of three months or less, to be cash and cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

For comparative purposes, certain prior period amounts have been reclassified to conform to the current presentation.

                            WEST COAST REALTY INVESTORS, INC.

                              NOTES TO FINANCIAL STATEMENTS
               THREE AND SIX MONTHS ENDED JUNE 30,1996 AND 1995 (UNAUDITED)
                                  AND DECEMBER 31, 1995

NOTE 1 - GENERAL

On October 30, 1989, West Coast Realty Advisors, Inc. (the "Advisor"), purchased 1,000 shares of the Company's common stock for $10,000. On
August 30, 1990, the Company reached its minimum initial offering funding level of $1,000,000. On November 30, 1992, the Company reached its secondary offering level of $250,000. On July 25, 1994, the Company achieved its minimum third offering funding level of $250,000.

Sales commissions and wholesaling fees, representing 7% of the gross proceeds from the sale of common shares, were paid to Associated
Securities Corp. ("ASC"), a member of the National Association of Securities Dealers, Inc. and an affiliate of the Advisor.

Dividends are declared and accrued based approximately upon the previous quarter's income from operations before depreciation and amortization.

NOTE 2 - RENTAL PROPERTIES

The Company owns the following income-producing properties

                                                                  Original
Location                      Date Purchased                    Acquisition
(Property Name)                                                     Cost

Huntington Beach California
(Blockbuster)             February 26, 1991                      $ 1,676,210

Fresno, California           May 14, 1993                          1,414,893

Huntington Beach, California
 (OPTO-22)                September 15, 1993                       2,500,001

Brea, California            March 4, 1994                          2,248,343

Riverside, California     November 29, 1994                        3,655,500

Tustin, California
(Safeguard)                  May 22, 1995                          4,862,094

Fremont, California
(Technology Drive)         October 31, 1995                        3,747,611

                            WEST COAST REALTY INVESTORS, INC.
                              NOTES TO FINANCIAL STATEMENTS
               THREE AND SIX MONTHS ENDED JUNE 30,1996 AND 1995 (UNAUDITED)
                            AND DECEMBER 31, 1995 (CONTINUED)

NOTE 2 - RENTAL PROPERTIES (CONTINUED)

     The major categories of property are:

                                         JUNE 30, 1996   DECEMBER 31,1995

Land                                      $  6,586,920   $  6,586,920
Buildings and improvements                  13,517,732     13,517,732

                                            20,104,652     20,104,652
Less accumulated depreciation                  629,835        454,487

Net rental properties                    $  19,474,817  $  19,650,165


A significant portion of the Company's rental revenue was earned from tenants whose individual rents represented more than 10% of total rental revenue. Specifically:

     Four tenants accounted for 27%, 19%, 19% and 12%, respectively, in 1996; Four tenants accounted for 24%, 20%, 15% and 10%, respectively, in 1995.


NOTE 3 - OTHER ASSETS

Other assets consists of the following:

                                         JUNE 30, 1996    DECEMBER 31, 1995

Deposits and prepaid expenses            $42,163               $40,923
Organization costs                        14,330                 4,330
Loan origination fees                    139,056               139,056

                                         195,549               184,309
Less accumulated amortization             47,872                23,746

Net other assets                        $147,677              $160,563

                            WEST COAST REALTY INVESTORS, INC.

                              NOTES TO FINANCIAL STATEMENTS
               THREE AND SIX MONTHS ENDED JUNE 30,1996 AND 1995 (Unaudited)
                            AND DECEMBER 31, 1995 (Continued)

NOTE 4 - FUTURE MINIMUM RENTAL INCOME

As of June 30, 1996 and December 31, 1995, future minimum rental income under the existing leases that have remaining noncancelable terms in excess of one year are as follows:


                                            JUNE 30, 1996   DECEMBER 31,1995

           1996 .................................$922,907    $2,046,963
           1997 ................................1,925,526     1,925,526
           1998 ................................1,841,270     1,841,270
           1999 ................................1,772,331     1,772,331
           2000 ................................1,645,181     1,645,181
           Thereafter .........................10,166,258    10,166,258

                Total                         $18,273,473   $19,397,529

Future minimum rental income does not include lease renewals or new leases that may result after a noncancelable-lease expires.

                            WEST COAST REALTY INVESTORS, INC.

                              NOTES TO FINANCIAL STATEMENTS
              THREE AND SIX MONTHS ENDED JUNE 30, 1996, AND 1995 (UNAUDITED)
                            AND DECEMBER 31, 1995 (CONTINUED)

NOTE 5 - RELATED PARTY TRANSACTIONS

The Advisor has an agreement with the Company to provide advice on investments and to administer the day-to-day operations of the Company. Property management services for the Company's properties are provided by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Advisor. Certain officers and directors of the company are also officers and directors of the Advisor and its affiliate.

During the periods presented, the Company had the following related party transactions:

     (a) In accordance with the advisory agreement, compensation earned by, or services reimbursed or reimbursable to the advisor, consisted of the following:

                                     SIX MONTHS ENDED     FOR THE YEAR ENDED
                                        JUNE 30, 1996      DECEMBER 31, 1995

          Syndication fees                  $37,041              $150,429
          Acquisition & financing fees          ---               444,795
          Overhead expenses                   6,000                12,000

                                            $43,041              $607,224


     (b) At June 30, 1996 and December 31, 1995, the Advisor owned 22,505 shares of the issued and outstanding shares of the Company.

     (c) Sales commissions paid in accordance with the selling agreement to ASC totaled $84,496 for the six months ended June 30, 1996 and $151,954 for the six months ended June 30, 1995.

     (d) Property management fees earned by WCRM totaled $51,198 and $18,756 for the six months ended June 30, 1996 and 1995, respectively.

     (e) The Corporation had related party accounts payable as follows:

                                          JUNE 30, 1996     DECEMBER 31, 1995

      Associated Financial Group               $     ---           $ 40,143
      West Coast Realty Management                23,235             15,369
      West Coast Realty Advisors                   8,583            111,802

                                                 $31,818           $167,314

                            WEST COAST REALTY INVESTORS, INC.

                              NOTES TO FINANCIAL STATEMENTS
              THREE AND SIX MONTHS ENDED JUNE 30,1996, AND 1995 (UNAUDITED)
                            AND DECEMBER 31, 1995 (CONTINUED)

          NOTE 6 - NOTES PAYABLE

          Notes payable are made up of the following:
                                                     JUNE 30,    DECEMBER 31,
                                                        1996         1995

8.25% promissory note secured by a Deed of Trust
on the Fresno Property, monthly principal and interest
payments are $5,244, due August 1, 2003               $ 633,883     $ 639,182

Variable rate promissory note secured by a Deed
of Trust on the OPTO-22 property, interest rate
adjustments are monthly and are based on the 11th
District cost of funds rate plus 3% (7.874% at
June 30, 1996), and may never go below 6.5%
or above 11.0%, monthly principal and interest
payments are $11,702, due October 1, 2003             1,716,469     1,721,993

8.25% promissory note secured by a Deed of Trust on
the Blockbuster property, interest rate adjusts
to the 5-year Treasury rate plus 350 basis points
on February 1, 1999, monthly principal and interest
payments are $4,934, due February 1, 2004               575,115       579,923

9.25 % promissory note secured by a Deed of Trust
on the Riverside property, monthly principal and
interest payments are $9,988, due November 8, 2004    1,181,520     1,185,778

Variable rate promissory note secured by a Deed of Trust
on the Brea property, interest rate is 9.5% until March 1,
2000 (and each succeeding March 1st when interest rate
adjusts to the Moody's corporate bond index daily rate
plus 0.125%, monthly principal and interest payments
vary depending upon interest rates and are currently
$8,737, due March 1, 2020                               986,989       992,379

                            WEST COAST REALTY INVESTORS, INC.

                              NOTES TO FINANCIAL STATEMENTS
              THREE AND SIX MONTHS ENDED JUNE 30,1996, AND 1995 (UNAUDITED)
                            AND DECEMBER 31, 1995 (CONTINUED)

          NOTE 6 - NOTES PAYABLE (CONT.)

                                                    JUNE 30,    DECEMBER 31,
                                                      1996         1995
9.625% promissory note secured by a Deed of Trust
on the Safeguard property, monthly principal and
interest payments are $24,191, due February 1,
2005                                                $2,195,845     $2,234,231

Variable rate promissory note secured by a Deed of Trust
on the Fremont property, interest rate equals the current
Treasury rate plus 1.65% (8.24% at March 31,1996),
monthly principal and interest payments vary depending
upon interest rates and are currently $18,898, due
August 1, 2015                                       2,163,476      2,185,694

                                                    $9,453,297     $9,539,180

The carrying amount is a reasonable estimate of fair value of notes payable because the interest rates approximate the borrowing rates currently available for mortgage loans with similar terms and average maturities.

The aggregate annual future maturities at June 30, 1996 and December 31, 1995 are as follows:

                                          JUNE 30, 1996     DECEMBER 31, 1995

          1996 ...............................$918,437           $1,004,320
          1997 ..............................1,004,320            1,004,320
          1998 ..............................1,004,320            1,004,320
          1999 ..............................1,004,320            1,004,320
          2000 ..............................1,004,320            1,004,320
          Thereafter ........................4.517,580            4,517,580

          Total ............................$9,453,297           $9,539,180

                            WEST COAST REALTY INVESTORS, INC.

                              NOTES TO FINANCIAL STATEMENTS
              THREE AND SIX MONTHS ENDED JUNE 30,1996, AND 1995 (UNAUDITED)
                            AND DECEMBER 31, 1995 (CONTINUED)

 NOTE 7 - DIVIDEND REINVESTMENT PLAN

 The Company has established a Dividend Reinvestment Plan (the "Plan") whereby cash dividends will, upon election of the shareholders, be used to purchase additional shares of the Company. The shareholders' participation in the Plan may be terminated at any time.

 NOTE 8 - NET INCOME AND DIVIDENDS PER SHARE

 Net Income Per Share for the six months ended June 30, 1996 and 1995 was computed using the weighted average number of outstanding shares of 1,385,908 and 1,038,625, respectively.

 Dividends declared during the first six months 1995 and 1996 were as follows:


                      OUTSTANDING           AMOUNT             TOTAL
RECORD DATE              SHARES            PER UNIT           DIVIDEND

January 1, 1995          911,986          $ 0.060             $54,719
February 1, 1995         945,136            0.060              56,708
March 1, 1995          1,009,084            0.060              60,545
April 1, 1995          1,029,898            0.060              61,794
May 1, 1995            1,109,204            0.060              66,552
June 1, 1995           1,109,704            0.060              66,582

TOTAL                                                        $366,900

January 1, 1996        1,325,404            0.0600            $79,524
February 1, 1996       1,371,794            0.0600             82,308
March  1, 1996         1,401,664            0.0600             84,100
April 1, 1996          1,413,736            0.0666             94,155
May 1, 1996            1,437,098            0.0666             95,711
June 1, 1996           1,448,836            0.0666             96,492

TOTAL                                                        $532,290

                       WEST COAST REALTY INVESTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED JUNE 30,1996, AND 1995 (UNAUDITED)
                       AND DECEMBER 31, 1995 (CONTINUED)


NOTE 9 - NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of' (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new Standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. Adoption had no effect on the statement of income for the six months ended June 30, 1996, as there were no impairment amounts recorded during the period.

Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) issued by the Financial Accounting Standards Board (FASB) is effective for specific transactions entered into after December 15, 1995, while the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. The Company does not currently provide stock based compensation and adoption does not have a material effect on its financial position or results of operations for the six months ended June 30, 1996.

NOTE 10 - SUBSEQUENT EVENT

(a) In July 1996, the Company paid dividends totaling $286,900 ($0.0666 per share per monthly record date), payable to shareholders of record on April 1, May 1, and June 1, 1996, respectively (Note 8).

(b) In August 1996, the Company acquired from unrelated parties, two light industrial buildings located in Sacramento, California. The total consideration paid by the Company includes $1,725,000 to be paid to the Sellers, $25,323 in legal, appraisal and closing costs and $78,177 in Acquisition Fees paid to the Advisor. There is financing on each building of the Property that is being assumed by the Company. Financing of approximately $339,000, on the first building provided by Business & Professional Bank, was assumed at an annual fixed percentage rate of 10%, due in November 2001, amortized over a twenty year period with monthly principal and interest payments of approximately $3,413. Financing of approximately $385,000, on the second building provided by Heller First Capital Corp., was assumed at an annual fixed percentage rate of 8%, due in August 2018, amortized over a twenty-five year period with monthly principal and interest payments of approximately $3,126. The total amount of financing/assumption fees that the Company paid in connection with the assumption of the above two loans was $3,814.

Thus in summary, the balance of the debt at the time of purchase was approximately $724,000 with the remaining cost of acquisition, including financing fees, being paid in cash ($1,108,000). The source of cash was funds received in connection with the sale of the Company's shares.

                          INDEPENDENT AUDITORS' REPORT

Shareholders
West Coast Realty Investors, Inc.

We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of 717 and 721 West Del Paso Road (the Property) for the three months ended March 31, 1996 and for the year ended December 31, 1995. These financial statements are the responsibility of 717 and 721 West Del Paso's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audits provide a reasonable basis for our opinion.

The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.

In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for the three months ended March 31, 1996 and the year ended December 31, 1995 in conformity with generally accepted accounting principles.



HUNNICUTT OKAMOTO & ASSOCIATES

May 21, 1996
Woodland Hills, California

                          717 AND 721 WEST DEL PASO ROAD

                  SUMMARY OF HISTORICAL INFORMATION RELATING TO
                    OPERATING REVENUES AND SPECIFIED EXPENSES

                    For the Three Months Ended March 31, 1996
                                       and
                           Year Ended December 31, 1995

                                                Three
                                                Months              Year
                                                Ended             Ended
                                                March 31,       December 31,
                                                 1996              1995
                                                ------------     ------------
                Operating Revenues:
                Rental income                     $ 45,219        $176,815

                Total operating revenue             45,219         176,815
                                                 ----------      -----------

                Specified Expenses:

                Operating expenses                   2,700            170
                Interest expense                    15,985         63,931
                                                  ----------     ----------
                Total specified expenses            18,685         64,101
                                                  ----------     ----------
             Excess of operating revenues
             over specified expenses               $26,534       $112,714

[FN]
                       See accompanying notes to summary of
                              historical information

                         717 AND 721 WEST DEL PASO ROAD
             NOTES TO SUMMARY OF HISTORICAL INFORMATION RELATING TO
                   OPERATING REVENUES AND SPECIFIED EXPENSES

NOTE 1 - THE PROPERTY

717 and 721 West Del Paso Road (the Property) is comprised of two adjacent single story light industrial buildings located in the city of Sacramento, California. The two properties are located in the same industrial park. The 717 West Del Paso Road property has a rental area approximating 11,200 square feet. The 721 West Del Paso Road property has a rental area approximating 8,640 square feet. Both properties are currently leased to Java City, a California corporation. The owners of the Property are also shareholders of the corporate tenant. Both leases have lease terms expiring in 2003. The lease agreements provide that specified expenses including insurance, repairs and maintenance and property taxes of the Property are paid by the lessee. However, the lease of 721 West Del Paso Road provides that the lessor shall keep the foundation, roof and structural portions of the exterior walls in good order, condition and repair. During the three months ended
March 31, 1996 and the year ended December 31, 1995 the lessor incurred $2,700 and $170, respectively in roof repairs to the 721 West Del Paso Road property. These specified expenses incurred by the Property are included as operating expenses in the accompanying summary.

Minimum rental income, under the existing leases, is $183,800, $191,200, $198,800, $206,800, $215,100, $223,700 for the years ended December 31, 1996 through December 31, 2001 and $371,500 for years thereafter.

The Property is expected to be acquired by West Coast Realty Investors, Inc. in July 1996. The property is expected to be acquired subject to the assumption of two promissory notes. The first note has an outstanding balance of approximately $341,800 as of March 31, 1996 and is due in 2001. The note rate is 10%. Interest expense incurred during the three months ended March 31, 1996 and the year ended December 31, 1995 and during was $8,654 and $33,640, respectively.

The second note has an outstanding balance of approximately $387,900 as of March 31, 1996 and is due in 2018. The note rate is 8%. Interest expense incurred during the three months ended March 31, 1996 and during the year ended December 31, 1995 was $7,331 and $30,291, respectively.

NOTE 2 - BASIS OF PRESENTATION

The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are not comparable to the future operations of the Property under the ownership of West Coast Realty Investors, Inc.

  (a) Depreciation of buildings, improvements and equipment
  (b) Nonrecurring income and expenses

Rental income is recognized when earned and expenses are recognized when incurred.
                                      F-46

                            WEST COAST REALTY INVESTORS, INC.
                      ESTIMATED TWELVE MONTH PRO FORMA STATEMENT OF
                            TAXABLE OPERATING INCOME (NOTE 1)
                        BASED ON ACQUISITION OF JAVA CITY PROPERTY

                                       Java City Property
                        Historical         Audited
                         Operating       Financial    Pro Forma     Estimated
                        Results for        Results   Adjustments       Pro
                           WCRI            for the    (Note 2)        Forma
                       December 31,   period ended                   Results
                           1995         December 31,
                                            1995
REVENUE:
       Rental Income      $1,692,176      $176,815     $35,433  (a)  $1,904,424
       Interest Income       120,950                   (55,000) (b)      65,950

                           1,813,126       176,815     (19,567)       1,970,374
COSTS AND EXPENSES:
  Operating                  169,679           170       6,367 (c)      176,216
  Interest                   620,031        63,931                      683,962
  General and
      Administrative         117,667                                    117,667
  Depreciation and
      Amortization           256,144                    26,008 (d)      282,152

                           1,163,521        64,101      32,375        1,259,997

Taxable Operating           $649,605      $112,714    ($51,942)        $710,377
Income

                       WEST COAST REALTY INVESTORS, INC.
              STATEMENT OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)
Pro Forma Taxable Net Operating Income             $710,377

Add:  Depreciation                                  282,152

Pro Forma Cash Available from Operations           $992,529

[FN]
                 See accompanying notes to pro forma financial statements

                       WEST COAST REALTY INVESTORS, INC.
                               JAVA CITY PROPERTY
            NOTES TO PRO FORMA OF TAXABLE OPERATING INCOME STATEMENT
                                  (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 717 and 721 West Del Paso Road, Sacramento, California (the "Java City Property" or the "Property").

The pro forma statements use the audited financial statements for the year ended December 31, 1995 as a base for preparing the estimated pro forma operations for the Property during its first full year of operations. The Property's current tenant, Cucina Holdings, Inc. (doing business as Java
City), leases the space in the two separate buildings. The leases on both buildings expire October 31, 2003. The leases are triple net in nature.

The pro forma results reflect a full year of operations for the Property assuming that it was acquired January 1, 1995. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.

There can be no assurance that the foregoing results will be obtained.

The Company acquired the property from a party who is also the President of Cucina Holdings, Inc. The Company is unaware of any material factors which would cause the reported financial information not to be indicative of future operating results.

NOTE 2 - PRO FORMA ADJUSTMENTS

The significant pro forma adjustments are as follows:

(a) To reflect a full year's worth of rental income per provisions of the lease with the Property's tenant. In calculating the amount, the total remaining minimum monthly rent from January 1, 1995 to October 31, 2003 is recognized on a straight-line basis in accordance with generally accepted accounting principles.

(b) To eliminate interest income not earned due to assumed application of funds toward purchase of Java City Property.

(c) To reflect approximate property management fees of 3% of rental income in the first year of the lease.

                            WEST COAST REALTY INVESTORS, INC.
                                    JAVA CITY PROPERTY
                         NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                       (UNAUDITED)

(d) The computation of depreciation is based on the cost of the Property including estimated Acquisition Fees and Expenses, and is for the initial twelve months subsequent to the purchase. The allocation of the cost of the property to the various asset categories and lives is based on the allocations contained in the final appraisal report for the Property. Depreciation has been computed on a straight-line basis over the component useful life of the assets.

                               DEPRECIABLE LIFE       COST      DEPRECIATION

     Building & Improvements          39               $944,104    $24,208
     Site Improvements                39                 70,190      1,800
     Land                            -------            814,206        ---

                                                     $1,828,500    $26,008

                               WEST COAST REALTY INVESTORS
                                 PRO FORMA BALANCE SHEET
                                      June 30, 1996

 INTRODUCTION

 The following unaudited pro forma financial statement is presented to illustrate the effect of the acquisition of the Java City Property, as described elsewhere in this Offering, on the financial position of the Company.

 West Coast Realty Investors acquired the Java City Property from Tom Weborg, Sandra Singer, David Ewing, and Karen Ewing on August 2, 1996. Total consideration paid for the property was $1,828,500, with $724,465 of the cost paid through the assumption of financing with a bank, and the balance, including $3,814 in financing costs, paid in cash ($1,107,849). The pro-forma balance sheet below presents the financial condition of the Company as of June 30, 1996, as if the transaction had taken place on that date.

 The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                            WEST COAST REALTY INVESTORS, INC.
                                 PRO FORMA BALANCE SHEET
                                      June 30, 1996
                                       (unaudited)
                                   Historical      Pro Forma         Pro Forma
                                June 30, 1996     Adjustments      June 30, 1996
ASSETS:
Rental Properties, net            $19,474,817     $1,828,500 (1)     $21,303,317

Cash and Cash Equivalents           2,382,735     (1,107,849)(1)       1,274,886

Accounts Receivable                   183,662                            183,662

Other Assets                          147,677          3,814 (1)         151,491

                                  $22,188,891       $724,465         $22,913,356


LIABILITIES & STOCKHOLDERS' EQUITY

Due to Related Party                  $31,818                            $31,818
Prepaid Rent                              ---                                ---
Dividends Payable                     286,663                            286,663
Security Deposits                     109,068                            109,068
Other Liabilities                      64,970                             64,970
Notes Payable                       9,453,297         724,465 (1)     10,177,762

                                    9,945,816         724,465         10,670,281

Stockholders Equity                12,243,075                         12,243,075

                                  $22,188,891        $724,465        $22,913,356

[FN]
   Notes

 (1) To record acquisition of Java City Property, and record related assumption of debt, and payment of cash for the property and financing fees pertaining to the assumption of the debt.

                    WEST COAST REALTY INVESTORS
                    PRO FORMA STATEMENT OF INCOME
                    For the Six Months Ended June 30, 1996

INTRODUCTION

The following unaudited pro forma financial statement is presented to illustrate the effect of the acquisition of the Java City Property, as described elsewhere in this Offering, on the results of operations of the Company.

The unaudited pro forma statement of income has been prepared as if the Java
City Property had been acquired and occupied by its respective tenant on January 1, 1996.

The unaudited pro forma financial statement is not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this prospectus.
                                           Java City
                                            Audited        Pro
                              Historical    Results       Forma
                               June 30,    3 months    Adjustments   Pro Forma
                                 1996        ended
                                           March 31,
                                             1996
Revenues:
   Rent                       $1,154,381      $45,219   $57,775  (1)  1,257,375
   Interest                       50,590                (28,000) (2)     22,590

                               1,204,971       45,219    29,775       1,279,965

Expenses:
   Operating                      72,763        2,700                    75,463
   Property Taxes                 37,398                                 37,398
   Property Management Fees-
       related party              51,198                  3,090 (3)      54,288
   Interest                      419,140       15,985    15,985 (5)     451,110
   General and
       Administrative             49,872                                 49,872
   Depreciation and
       Amortization              189,473                 13,004 (4)     202,477

                                 819,844       18,685    32,079         870,607

NET INCOME                      $385,127      $26,534    (2,303)       $409,358

NET INCOME PER SHARE               $0.28                                 $0.30

Weighted Average Shares        1,385,908                             1,385,908
Outstanding


                       WEST COAST REALTY INVESTORS, INC.

                     NOTES TO PRO FORMA STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)

1.      BASIS OF PRESENTATION

The pro forma statements of Income reflects operations for the Company assuming that the Java City Property was acquired on January 1, 1996. This statement contains certain adjustments which are expected to be incurred in that property's first year of operations, with a full six month's worth of operations reflected in the Statement of Income for the six months ended June 30, 1996.

There can be no assurance that the foregoing results will be obtained.

2.      PRO FORMA ADJUSTMENTS

The adjustments to the pro forma statement of income are as follows:

(1)  To reflect rental income from January 1, 1996 to June 30, 1996.

(2) To eliminate interest income on funds used to purchase the Java City Property from January 1, 1996 to June 30, 1996.

(3) To reflect property management fees and other property operating costs from January 1, 1996 to June 30, 1996.

(4) To reflect depreciation expense on the Java City Property from January 1, 1996 to June 30, 1996.

(5) To reflect interest expense on the Java City Property from January 1, 1996 to June 30, 1996.

                            WEST COAST REALTY INVESTORS, INC.
                              PRO FORMA STATEMENT OF INCOME
                           FOR THE YEAR ENDED DECEMBER 31,1995

INTRODUCTION

The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Safeguard Building, Technology Drive, and Java City Properties, as described in this offering, on the results of operations of the Company.

The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been acquired and occupied by their respective tenants on January 1, 1995.

The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                                                                            Pro Forma
                Historical   Safeguard  Technology    Java                  Condensed
               December 31,  Building    Drive        City   Adjustments    December
                   1995      Building    Drive                               31, 1995
                                (I)      (II)        (III)
Revenues:
  Rental        $1,692,176   $680,457   $236,039    $176,815  ($437,744) (a)  $2,403,921
                                                                 20,745  (b)
                                                                 35,433  (c)
  Interest         120,950                                     (120,000) (d)         950

                 1,813,126    680,457   $236,039     176,815    501,566        2,404,871


  Operating        169,679                 5,862         170     11,148 (e)     $200,930
                                                                  7,704 (f)
                                                                  6,367 (g)

  Interest         620,031                38,246      63,931     84,130 (h)      820,016
                                                                 13,678 (i)

  Depreciation     256,144                                       38,492 (j)      376,872
     and Amortization                                            56,228 (k)
                                                                 26,008 (l)
  General and      117,667                                                       117,667
     Administrative

                 1,045,854                44,108      64,101    243,755        1,515,485

Net Income        $649,605    $680,457  $191,931    $112,714   (745,321)        $889,386


Net Income           $0.58                  Net Income Per Share                 $0.55
Per Share


Weighted                               Weighted Average Shares Used for
Average            1,117,494           Pro Forma Calculation (Note 2)          1,607,494
Shares
Used for
Historical
calculation

[FN]

(I)  Year ended December 31, 1994 (audited)
(II) Nine months ended September 30,1995 (audited)
(III)Year ended December 31, 1995 (audited)

                       WEST COAST REALTY INVESTORS, INC.
                     NOTES TO PRO FORMA STATEMENT OF INCOME
                For the Year Ended December 31, 1995 (Unaudited)

                             BASIS OF PRESENTATION

The pro forma Statements of Income reflects operations for the Company assuming that the Safeguard Building, Technology Drive, and Java City properties were acquired on January 1, 1995. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, reflected in the Statement of Income for the year ended December 31, 1995.

There can be no assurance that the foregoing results will be obtained.

1. PRO FORMA ADJUSTMENTS

The adjustments to the pro forma statement of income are as follows:

a. To adjust historical Safeguard Building information to reflect rental income from January 1, 1995 to May 22, 1995 (date of acquisition).

b. To record rental income for Technology Drive property from October 1 to October 31, 1995 (date of acquisition), reflecting leases in effect during 1995.

c. To adjust rental income for the Java City property to recognize rental income on a straight-line basis for 1995 using lease rates in effect from January 1, 1995 to August 1, 2003.

d. To eliminate interest income to reflect funds used for the acquisition of properties.

e. To reflect additional property management fees for the Safeguard Building for the entire year.

f. To reflect additional property management fees for the Technology Drive property for the entire year.

g. To reflect additional property management fees for the Java City property.

h.   To reflect interest expense on the Safeguard Building for calendar 1995.

I.   To reflect interest expense on Technology Drive for calendar 1995.

j. To reflect additional depreciation expense on the Safeguard Building for calendar 1995.

k. To reflect additional depreciation expense on the Technology Drive property for calendar 1995.

l.   To reflect depreciation expense on the Java City Property for 1995.

                       WEST COAST REALTY INVESTORS, INC.

                     NOTES TO PRO FORMA STATEMENT OF INCOME
                For the Year Ended December 31, 1995 (Unaudited)
                                  (CONTINUED)


2. PER SHARE AMOUNTS

The pro forma income statement assumes that the Technology Drive, Safeguard Building and Java City properties were owned as of January 1, 1995. The Company used approximately $5.2 million in cash to acquire these
properties.   However, as of  January 1,  1995, the  Company actually  had approximately  $1.4  million available for the  acquisition of additional
properties.   The properties  were acquired primarily using funds raised subsequent to January 1, 1995. Therefore, the weighted average shares outstanding as of December 31, 1995, was calculated assuming that an additional $4.9 million in shares (490,000 shares) were outstanding as of January 1, 1995, and that no additional shares were issued throughout the year. This is assumed to be the minimum number of shares that would be sold given the offering expenses and reserves that are allocated against shares sold.

INDEX TO FINANCIAL STATEMENTS
                                                                      Page

West Coast Realty Investors
    Audited Financial Statements
        Report of Independent Certified Public Accountants
        Balance Sheets as of December 31, 1995 and 1994
        Statements of Income for the years ended December 31, 1995,
            December 31, 1994 and December 31, 1993
        Statements of Stockholders' Equity for the years ended
            December 31, 1995 December 31, 1994 and December 31,
            1993
        Statements of Cash Flows for the years ended December 31,
            1995, December 31, 1994 and December 31, 1993
        Summary of Accounting Policies
        Notes to Financial Statements
        Schedule III - Real Estate and Accumulated Depreciation
        Schedule IV - Mortgage Loans on Real Estate

    Unaudited Financial Statements

        Balance Sheet as of June 30, 1996 and December 31, 1995 Statement Of Stockholders' Equity for the six months ended June 30, 1996 and 1995.
        Statements of Income of the six months ended June 30,
            1996 and 1995
        Statement of Cash Flows for the six months ended June 30,
            1996 and 1995
        Summary of Accounting Policies
        Notes to Financial Statements
14661 Franklin Avenue Property
        Report on Independent Certified Public Accountants
        Summary of Historical Information Relating to Operating Revenues and Specified Expenses
        Notes to Summary of Historical Information Relating to
            Operating Revenues and Specified Expenses
        Estimated Twelve Month Pro Forma Statement of Taxable
            Operating Income (unaudited)
       Estimated Twelve Month Pro Forma Statement of Cash Available
            from Operations (unaudited)
        Notes to Pro Forma Statements

    Technology Drive Property
        Report of Independent Certified Public Accountants Summary of Historical Information Relating to Operating Revenues and Specified Expenses
        Notes to Summary of Historical Information Relating to
            Operating Revenues and Specified Expenses
        Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)
        Estimated Twelve Month Pro Forma Statement of Cash
            Available from Operations (unaudited)
       Notes to Pro Forma Statements (unaudited)
    Java City Property
     Report of Independent Certified Public Accountants
     Summary of Historical Information Relating to Operating
        Revenues and Specified Expenses
     Notes to Summary of Historical Information Relating to
            Operating Revenues and Specified Expenses
     Estimated Twelve Month Pro Forma Statement of Taxable
        Operating Income (unaudited)
     Estimated Twelve Month Pro Forma Statement of Cash Available
        from Operations (unaudited)
     Notes to Pro Forma Statements

    West Coast Realty Investors, Inc.
      Pro Forma Statement of income for the year ended December 31,
            1995 (unaudited)
      Notes to Pro Forma Income Statement for year ended
        December 31, 1995 (unaudited)
    West Coast Realty Investors, Inc.
      Pro Forma Balance Sheet as of June 30, 1996 (unaudited)
      Pro Forma Statement of Income for the six months ended June 30, 1996
        (unaudited)
      Notes to Pro Forma Financial Statements for the three months ended June
        30, 1996 (unaudited)
      Pro Forma Statement of Income for the year ended December 31, 1995
        (unaudited)
      Notes to Pro Forma Income Statement for year ended December 31, 1995
        (unaudited)

      (b)   Exhibits:

1.1  Amended Form of Selling Agreement.(1)

1.2  Amended Form of Selected Dealer Agreement.(1)

3.1 Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

3.1.1 Amendment to Certificate of Incorporation (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

3.2 Bylaws (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

3.2.1 Amendment to Bylaws (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

3.2.2 Amended and Restated Bylaws (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

3.2.3    Amended and Restated Bylaws.(1)

4 Form of Share Certificate (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

5    Opinion re: legality (including consent).(1)

8    Opinion re: tax matters (including consent).(1)

10.1 Executed copy of Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

10.1.1 Executed Copy of Amendment to Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

10.1.2 Amended and Restated Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

10.1.3 Second Amended and Restated Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-75260).(1)

10.1.4 Third Amended and Restated Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-75260).(1)

10.2     Executed Copy of Escrow Instructions.(1)

10.3 Form of Dividend Reinvestment Plan (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-3246).(1)

10.4 Form of Property Management Agreement for Property Manager (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

10.4.1 Amended and Restated Property Management Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

10.4.2   Second Amended and Restated Property Management Agreement.(1)

10.5 Form of Sure Pay Agreement for Automatic Reinvestment Plan (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

10.6 Agreement to Purchase Property (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

10.7 Lease Re: Property (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

10.8 Internal Revenue Service Ruling (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)

10.9 Agreement of Purchase and Sale and Joint Escrow Instructions By and Between Shaw-Nelson San Clemente No. 7 ("Seller") and Associated Planners Realty Investors, Inc. ("Buyer") (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)

10.10 Standard Form Lease Between Shaw/Nelson San Clemente No. 7, a California Limited Partnership and Societe Endo Technic, a California Corporation, dba Endo Technic Corporation (incorporated by reference to the Company's Current Report on Form 8-K dated January 17, 1992).(1)

10.11.1 Lease and Assignment thereof regarding the OPTO-22 Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

10.12 Agreement of Purchase and Sale and Escrow Instructions between IBG Palm Associates, a California General Partnership and the Company dated January 6, 1994 re: the North Palm Street Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

10.12.1 Leases and Assignment thereof regarding the North Palm Street Property. (Incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-45802).(1)

10.13 Real Estate Purchase Agreement between K & I Associates and West Coast Realty Investors, Inc. dated March 1, 1993. (Incorporated by reference to
     Exhibit 10.13 to Registrant's Current Report on Form 8-K dated May 5,
     1994).(1)

10.13.1  Leases re: Fresno Property.  (Incorporated by reference to Exhibit
     10.13.1 to Registrant's Current Report on Form 8-K dated May 5, 1994).(1)

10.13.2  First Amendment to lease re The Wherehouse.(1)

10.14 Agreement of Purchase and Sale of Real Property and Escrow
     Instructions Between Birtcher Riverside Market Place Properties, Ltd. and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit
     10.14 to Registrant's Current Report on Form 8-K dated November 29,
     1994).(1)

10.14.1 Riverside Market Place Lease and Assignment thereof (Incorporated by reference to Exhibit 10.14.1 to Registrant's Current Report on Form 8-K dated November 29, 1994).(1)

10.14.2 Exhibits to Agreement of Purchase and Sale of Real Property and Escrow Instructions Between Birtcher Riverside Market Place Properties and West Coast Realty Investors, Inc. (Incorporated by reference to
     Exhibit 10.14.2 to Registrant's Current Report on Form 8-K dated November 29, 1994, as amended).(1)

10.14.3 Appraisal for Riverside Market Place Property. (Incorporated by reference to Exhibit 10.14.2 to Registrant's Current Report on Form 8-K dated November 29, 1994, as amended).(1)

10.15 Purchase and Sale Contract between BRS-Tustin Safeguard Associates and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit
     10.15 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)

10.15.1 Standard Industrial Lease - Net between BRS-Tustin Safeguard Associates and Safeguard Business Systems, Inc. (Incorporated by reference to Exhibit 10.15.1 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)

10.15.2 Loan Assignment and Assumption Agreement between BRS-Tustin Safeguard Associates, West Coast Realty Investors, Inc. and Businessmen's Assurance Company of America (Incorporated by reference to Exhibit 10.15.2 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)

10.15.3 Appraisal of Safeguard Business Systems Property (Incorporated by reference to Exhibit 10.15.3 to Registrant's Current Report on Form 8-K dated May 22, 1995).(1)

10.16 Purchase and Sale Agreement Dated August 28, 1995 between 26 Technology Partnership, L.P. (co-owner), Jack M. Langston (President of the General Partner of 26 Technology Partnership, L.P. and co-owner), and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit 1 to Registrant's Current Report on Form 8-K dated September 21, 1995).
     (1)

10.16.1 Appraisal Report for An Industrial Building 4400-4415 Technology Drive, Fremont, California. (Incorporated by reference to Exhibit 2 to Registrant's Current Report on Form 8-K dated September 21, 1995).(1)

10.16.2 Standard Industrial Lease between CMS Welding & Machining and 26 Technology Partnership, L.P. dated November 2, 1993. (Incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K dated September 21, 1995).(1)

10.16.3 Promissory note secured by deed of trust dated July 1, 1995, including assignment of leases, environmental indemnity agreement, and other supporting documents. (Incorporated by reference to Exhibit 4 to Registrant's Current Report on Form 8-K dated September 21, 1995).(1)

10.16.4 Environmental Site Assessment for 4415 and 4425 Technology Drive dated February 24, 1995. (Incorporated by reference to Registrant's Current Report on Form 8-K dated September 21, 1995).(1)

10.17 Agreement of Purchase and Sale and Joint Escrow Instructions for 717 and 721 West Del Paso Road (with exhibits).

10.17.1 Standard Industrial Lease-Net dated April 10, 1989 (as amended) on 717 West Del Paso Road.

10.17.2   Guarantee of a portion of the Rent on 717 West Del Paso Road.

10.17.3 An Appraisal of An Office/Industrial Facility at 717 and 721 West Del Paso Road, Sacramento, California, dated June 5, 1996.

10.17.4   Amendment No. 1 to Form S-11 Registration Statement dated April 16,
          1996


24.1      Consent of BDO Seidman, LLP.(2)

24.2      Consent of Gipson Hoffman & Pancione.(2)

24.3      Consent of Hunnicutt Okamoto & Associates.(2)

           (1)     Previously filed.

           (2)     Filed herewith.

Item 36.     Undertakings.


A. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

B.    The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

C. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a Post-Effective Amendment filed at least once every three months with the information contained in such Amendment provided simultaneously to the existing shareholders of the Registrant. Each sticker supplement will disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such acquisition. The Post-Effective Amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

D. The Registrant also undertakes to file after the end of the distribution period a current report on Form 8-K, containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Registrant's shareholders at least once each quarter after the distribution period of the offering has ended.

E. The Registrant hereby undertakes to provide to the principal underwriter, at the closing specified in the Selling Agent Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

F.  The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all Post-Effective Amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such Post-Effective Amendments are filed.

G. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the said Act and will be governed by the final adjudication of such issue.

H. The undersigned Registrant hereby undertakes that it will provide its Shareholders the financial statements required by Form 10K and Form 10Q promulgated under the Securities Exchange Act of 1934.

I. The Registrant undertakes to send to each Shareholder on an annual basis a detailed statement of any transaction with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                                   SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on October 1, 1996.

                                       WEST COAST REALTY INVESTORS, INC.
                                       a Delaware corporation

                                       By:*/s/Philip N. Gainsborough

                                          Philip N. Gainsborough
                                          Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                           TITLE                   DATE


*/s/Philip N. Gainsborough         Director and       October 1, 1996

Philip N. Gainsborough        Chief Executive Officer


*/s/W. Thomas Maudlin, Jr.          Director and      October 1, 1996

W. Thomas Maudlin, Jr.              President


*/s/Michael G. Clark               Vice President,    October 1, 1996

Michael G. Clark                 Treasurer and Chief
                                  Financial Officer

*/s/George Young                      Director        October 1, 1996

George Young

*/s/Steve Bridges                     Director         October 1, 1996

Steve Bridges


*/s/James W. Coulter                  Director        October 1, 1996

James W. Coulter

*/s/Michael G. Clark                                   October 1, 1996

Michael G. Clark
(Attorney-in-fact Pursuant to
Power of Attorney previously filed)

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



West Coast Realty Investors, Inc.
Los Angeles, California


          We hereby consent to the use in the Prospectus that constitutes a part of this Post-Effective Amendment #1 to the Registration Statement of our report dated February 23, 1996, relating to the financial statements of West Coast Realty Investors, Inc.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO SEIDMAN, LLP


Los Angeles, California
September 18, 1996

                           CONSENT OF SPECIAL COUNSEL


     We hereby consent to the use of our name as an exhibit in Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 of West Coast Realty Investors, Inc., a Delaware corporation. In such consent we do not thereby admit the we come within the category of persons where consent is required under Section 7 of the Securities Act of 1993, as amended.


Dated: September 17, 1996

                              GIPSON HOFFMAN & PANCIONE,
                              A Professional Corporation

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


West Coast Realty Investors, Inc.
Los Angeles,  California

We hereby consent to the use of our reports dated April 28, 1995, January 26, 1996 and May 21, 1996 in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 of West Coast Realty Investors, Inc., included herein. We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                  Hunnicutt Okamoto & Associates

Woodland Hills, California
September 20, 1996

                                                               DUPLICATE
                                                               ORIGINAL




                         AGREEMENT OF PURCHASE AND SALE
                         AND JOINT ESCROW INSTRUCTIONS

                                 By and Between

           THOMAS WEBORG, SANDRA SINGER, DAVID EWING AND KAREN EWING
                            (COLLECTIVELY "SELLER")
                                      and

           WEST COAST REALTY INVESTORS, INC., A DELAWARE CORPORATION
                                   ("BUYER")


                           AGREEMENT OF PURCHASE AND SALE
                           AND JOINT ESCROW INSTRUCTIONS



            To:   Stewart Title Company         Escrow No. 15000514VB
                  555 Capitol Mail, Suite 280
                  Sacramento, California 95814  Escrow Officer: Vince Balbi

    THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of the day of April, 1996, by and between Thomas Weborg, Sandra Singer, David Ewing and Karen Ewing (collectively "Seller") and West Coast Realty Investors, Inc., a Delaware corporation ("Buyer").

                             RECITALS


    A. Seller is the owner of the Real Property located in the City of Sacramento ("City"), County of Sacramento ("County"), State of California ("State") and more particularly described in Exhibit "A" attached hereto.

     B. The Real Property is zoned MI (light industrial) and is improved with the Improvements.

    C. The Real Property and Improvements are herein collectively referred to as the "Project" which is commonly known as 717 and 721 Del Paso Road".

    D. Capitalized terms shall have the meanings set forth following the use of such terns. If no definition is so set forth such capitalized terms shall have the meanings set forth in the Glossary of Terms attached hereto.

    E. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property.

      The terms of this Agreement and the Escrow Holder's instructions are as follows:

       1 . Purchase and Sale. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property upon the terms and conditions set forth in this agreement.

     2.  Purchase Price and Allocation of Purchase Price.


          (a) Purchase Price. The Purchase Price ("Purchase Price") for the Property shall be One Million Seven Hundred Twenty-Five Thousand Dollars ($1,725,000).

          (b) Allocation of Purchase Price. The Purchase Price shall be allocated as follows:

                              Item                          Amount

                        721 Del Paso Road                   $894,395
                        717 Del Paso Road                   $688,605
                        Tenant Improvements at
                        721 Del Paso Road                   $142,000

                        Total                             $1,725,000

          Payment of  Purchase Price.   The Purchase  Price shall  be payable
               as follows:

          (a) Deposit. Upon the Opening of Escrow, Buyer shall deposit into Escrow cash or Cash Equivalent in the amount of Fifteen Thousand Dollars ($15,000) ("Deposit"). The Deposit shall be invested by Escrow Holder in a federally-insured interest-bearing account with any interest accruing thereon to be paid or credited to Buyer. At the Close of Escrow, the Deposit shall be applied and credited toward payment of the Purchase Price.

          (b)     Cash Balance.   On  or before  the  Closing Date,  Buyer
              shall deposit into Escrow cash or Cash Equivalent in the amount of the balance of the Purchase Price.

     4. Condition of Title. At the Close of Escrow, fee simple title to the Project shall be conveyed to Buyer by Seller by the Grant Deed, subject only to the following matters ("Approved Title Conditions"): (a) a lien for real property taxes, not then delinquent; (b) matters. of title respecting the Project approved by Buyer in accordance with Paragraph 6(a)(I); (c) matters affecting the condition of title to the Project created by or with the written consent of Buyer; and(d) the Existing Trust Deed.

     5.   Escrow.

(a) Opening of Escrow. Buyer and Seller shall promptly cause the, Opening of Escrow by delivering a fully executed copy of this Agreement to Escrow
Holder.  The Close of Escrow shall occur  on the Closing Date.   Buyer and
Seller hereby authorize their respective attorneys to execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transaction contemplated hereby.

     (b) Indemnification of Escrow Holder. If this Agreement or any matter relating hereto shall become the subject of any litigation or controversy, Buyer and Seller agree, jointly and severally, to hold Escrow Holder free and harmless from any loss or expense, including attorneys' fees, that may be suffered by it by reason thereof. In the event conflicting demands are made or notices served upon Escrow Holder with respect to this Agreement, the Buyer and Seller expressly agree that Escrow Holder shall be entitled to file a suit in interpleader and obtain an order from the court requiring Buyer and Seller to interplead and litigate
their several claims and rights among themselves.   Upon the filing of the
action in interpleader, and release of the documents, Deposit and other cash held by Escrow Holder to the Court, Escrow Holder shall be fully released and discharged from any obligations imposed upon it by this Agreement.

     (c) Nonliability of Escrow Holder. Escrow Holder shall not be liable for the sufficiency or correctness as to form, manner, execution or validity of any instrument deposited with it, nor as to the identity, authority or rights of any person executing such instrument, nor for failure to comply with any of the provisions of any agreement, contract or other instrument filed with Escrow Holder or referred to herein. Escrow
Holder's duties hereunder shall be limited to the safekeeping of such money, instruments or other documents received by it as Escrow Holder, and for their disposition in accordance with the terms of this Agreement. Notwithstanding the foregoing, if Escrow Holder is also acting as the Title Company under the terms of this Agreement, nothing in this Paragraph 5(c) shall limit the liability of Escrow Holder under the Title Policy.

6.   Conditions to the Close of Escrow.


     (a) Conditions Precedent to Buyer's Obligations. The Close of Escrow and Buyer's obligations with respect to the transaction contemplated by this Agreement are subject to the satisfaction, not later than the Closing Date (unless otherwise provided), of the following conditions and the obligations of the parties with respect to such conditions are as follows:

 (i)  Title.   Buyer shall  have  approved the  legal  description of  the
  Real Property attached hereto as Exhibit "A" and any matters of title as disclosed by the following documents and instruments ("Title Documents"): (A) a standard preliminary title report dated on or after the date of this Agreement issued by the Title Company with respect to the Project; (B) an "extended coverage" supplemental title report dated on or after the date of this Agreement issued by the Title Company with respect to the Project; (C) an A.L.T.A. survey ("Survey") of the Project prepared on or after the date of this Agreement, and at
  Buyer's expense, together with a
  certificate  from  a  licensed   surveyor  reasonably  acceptable  to Buyer
  ("Surveyor's Certificate"), and (D) legible copies of all documents, whether recorded or unrecorded, referred to in the preliminary title report, supplemental title report or Survey. Seller shall cause the Title Company to deliver the Title Documents to Buyer within ten (1O) days after the Opening of Escrow. Buyer shall have until the Contingency Date to give the Seller and the Escrow Holder written notice ("Buyer's Title Notice") of Buyer's disapproval of the legal description of any Title Document. Notwithstanding the foregoing, Buyer hereby objects to all liens evidencing monetary encumbrances (other than (A) liens for non-delinquent property taxes and (B) liens evidencing existing financing if Buyer elects to take title to the Property subject to such liens whereupon the amount secured by such liens shall be credited to the payment of the Purchase Price).

     (ii) Review and Approval of Documents and Materials. Within ten (10) days after the Opening of Escrow, Seller shall deliver to Buyer for Buyer's review and approval the documents and materials respecting the Property set forth below. Buyer shall have until the Contingency Date (or such other date as may be specified) to review and approve the documents and materials
delivered by Seller to  Buyer.   The failure  of Buyer  to  approve in
writing all of such documents and materials on or before the Contingency Date shall be deemed to constitute disapproval thereof.

     (A) Personal Property Inventory. A detailed list ("Inventory") describing all of the Personal Property as of the Opening of Escrow.

     (B) Rent Roll. A list ("Rent Roll") prepared as of the Opening of Escrow setting forth (1) the number, name and nature of business of the Tenant and the approximate total number of square feet occupied, (2) the date, commencement date. and expiration date (including option periods) of each Tenant Lease, (3) the current monthly rental payable under each Tenant Lease (including base rent and any percentage rent or expense reimbursement), (4) the amount of all Tenant Deposits and prepaid rent paid by each Tenant under each Tenant's Lease, less amounts previously applied or returned to such Tenant.

     (C)         Tenant Leases.  Copies of the Tenant Leases.


     (D)     Service Contracts .   A  list and legible copies of all Service
Contracts relative to the Project identifying the names of the parties thereto and the date of such Service Contracts and all amendments,
modifications  and supplements thereto.    If  permittable  by  its  terms,
any Service Contract disapproved by Buyer in writing to Seller on or prior to the Contingency Date shall be terminated by Seller, without cost or liability to Buyer, on or prior to the Closing Date and such disapproved Service Contract shall no longer be a Service Contract for purposes of this Agreement.

     (E)  Operating Statements. A list and copies of all Operating Statements.

     (F) Records and Plans. A list and copies of all Records and Plans in Seller's possession or reasonably available to Seller.

      (G) Architects' Certificates. To the extent known to Seller or in Seller's possession, a list and original certificates from any architect or engineer who was employed in connection with any
construction,  or  major alteration  or  rehabilitation  of   the
Improvements  or   who  inspected  the Improvements in connection with such
construction alteration or rehabilitation, certifying that the Improvements have been completed in a good and workmanlike manner and in accordance with the final plans and specifications for the Improvements, the terms and conditions of all approvals and permits issued or resolutions approving such construction, alteration or rehabilitation of the Improvements and all other Governmental Regulations.

     (H)  Licenses and Permits. A list and copies of all Licenses and Permits.

      (I) Insurance Policies. A list and copies of all hazard, rent loss, liability, worker's compensation and other insurance policies currently in effect with respect to the Project, and copies of all claims and settlements made within the three most recent years of Fifty Thousand Dollars ($50,000.00) or more.

     (J)    Property Tax Bill.   Copies of the bills issued for the three (3)
most recent years for all real property taxes and personal property taxes and copies of all notices or documents for any assessments or bonds relating to the Project.

       (K) All environmental reports in the possession of Seller respecting the Project. In the event that Seller does not have an environmental report for 721 or 717 West Del Paso Road, Seller shall pay the cost of obtaining such report. With reference to existing reports, Seller shall pay the cost of updating the reports.

     (L) Other information. All other information and legible copies of any additional documents in Seller's possession which, in the Seller's good faith judgment, may materially affect the economic or physical condition of the Project.

     (iii)     Inspections and  Studies.   On or before the Contingency Date,
Buyer  shall   have  approved   the  results   of  any  and  all inspections,
investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies and soils, seismic and geologic reports) with respect to the Project (including all structural and mechanical systems and leased areas) as Buyer may elect to make or obtain. The cost of any such inspections, test and studies shall be borne by Buyer.

     (iv) Financing. On or prior to the Financing Approval Date, Buyer shall have obtained a commitment in writing from a lender upon terms and condition satisfactory to Buyer assuring Buyer that funds will be available to Buyer for the consummation of the transaction contemplated by this
Agreement.    Buyer agrees to use its reasonable good faith  efforts to
obtain such a commitment  on or before the Financing Approval Date.

     (v) Tenant Estoppel Certificates. Buyer shall have received estoppel certificates ("Tenant Estoppel Certificates") duly executed by the Tenants to
be dated not more  than thirty (30)  days prior to  the Closing Date.   The
Tenant Estoppel Certificates shall be in the form of and upon the terms contained in Exhibit "G" attached hereto, with such modifications or additions to any particular Tenant Estoppel Certificate as shall be reasonably requested by Buyer so long as such modifications or additions are for the purpose of confirming certain matters respecting the
applicable Tenant Lease.   Seller shall  deliver the original executed
Tenant Estoppel Certificates to Buyer no later than ten (1O) business days prior to the Closing Date.

     (vi) Appraisal. On or prior to the Contingency Date, at the option of Buyer and at its cost, Buyer shall have obtained and approved an appraisal of the value of the Project.

     (vii) Advisory Committee Approval. On or prior to the Financing Approval Date, the Advisory Committee of Buyer shall have approved the transaction described in this Agreement and the financing of the Purchase Price.

     (viii)    Moratorium.    On  the  Commencement  Date,  there  shall  be
no reassessment, reclassification,  rezoning or  other statute,  law, judicial
or administrative  decision,  proceeding,   ordinance  or  regulation
(including amendments and modifications of any of the foregoing) pending or proposed to be imposed by the Authorities or any public or private utility having jurisdiction over the Project which would adversely affect, in Buyer's reasonable judgment, the acquisition, development, sale or use of the Project.

     (ix) Representations, Warranties and Covenants of Seller. Seller shall have duly performed each and every agreement to be performed by Seller hereunder and Seller's representations, warranties and covenants set forth in this Agreement shall be true and correct as of the Closing Date.

     (x) No Material Changes. At the Closing Date, there shall have been no material adverse changes in the physical or financial condition of the Project.

     (xi)   Seller's  Deliveries.    Seller  shall  have  delivered  the
items described in Paragraph 6(a), Paragraph 7(a) and Paragraph 8.

     (xii) Title Insurance. As of the Close of Escrow, the Title Company shall have issued or shall have committed to issue the Title Policy to Buyer.

     (xiii) Amendment to Tenant Lease. No later than five (5) business days prior to the Contingency Date, the Tenant Lease respecting 717 Del Paso Road shall be amended, which amendment shall be subject to the approval of Buyer. Buyer shall have five (5) business days from delivery of a copy of such amendment to Buyer to object to it in writing delivered to Seller; failure to object within such five (5) day period shall be deemed an approval by Seller.

     The conditions set forth in this Paragraph 6(a) are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Such waiver or waivers shall be in writing to Seller. The waiver by Buyer of any condition shall not relieve Seller of any liability or obligation with respect to any representation, warranty, covenant or agreement of Seller. All approvals given by Buyer under this Paragraph 6(a) shall be in writing and the failure of Buyer to approve any matter requiring its approval under this Paragraph 6(a) by the time therefor shall be deemed disapproval thereof by Buyer unless otherwise stated herein.

     (b) Conditions Precedent to Seller's Obligations. The Close of Escrow and Seller's obligations with respect to the transactions contemplated by this Agreement are subject to Buyer's delivery to Escrow Holder on or before the Closing Date, for disbursement as provided herein. of the Purchase Price and the documents and materials described in Paragraph 7(b).

     (c) Failure of Conditions to Close of Escrow. In the event any of the conditions set forth in Paragraph 6(a) or Paragraph 6(b) are not timely satisfied or waived, for a reason other than the default of Buyer or Seller under this Agreement:

           (i) This Agreement, the Escrow and the rights and obligations of Buyer and Seller shall terminate, except as otherwise provided herein; and

           (ii) Escrow Holder is hereby instructed to promptly return to Seller and Buyer all funds (including the Deposit and interest thereon unless Buyer is in default hereunder) and documents deposited by them, respectively, into Escrow which are held by Escrow Holder on the date of said termination (less, in the case of the party otherwise entitled to such funds, however, the amount of any cancellation charges required to be paid by such party under Paragraph 6(d)).

     (d) Cancellation Fees and Expenses. In the event this Escrow terminates because of the nonsatisfaction of any condition for a reason other than the default of Buyer or Seller under this Agreement, the cancellation charges required to be paid by and to Escrow Holder and the Title Company shall be borne one-half (1/2) by Seller and one-half (1/2) by Buyer and all other charges shall be borne by the party incurring same.

7.   Deliveries to Escrow Holder.


     (a) By Seller. Seller hereby covenants and agrees to deliver or caused to be delivered to Escrow Holder on or prior to the Closing Date the following instruments and documents, the delivery of each of which shall be a condition to the performance by Buyer of its obligations under the terms of this Agreement:

     (i)  Grant  Deed.    A  Grant  Deed  ("Grant  Deed"),  duly  executed
and acknowledged in  recordable  form by  Seller,  conveying the  Project
to  Buyer subject only to the Approved Title Conditions.   The Grant Deed
shall be in the form of, and upon the terms contained in, Exhibit "B" attached hereto.

     (ii) Bill of Sale. A bill of sale ("Bill of Sale") duly executed and acknowledged by Seller in favor of Buyer, assigning and conveying to Buyer all of Seller's right, title and interest in and to the Personal Property, free and clear of all liens, encumbrances and adverse claims (except for liens securing the Existing Financing, if Buyer elects to take title to the Property subject to the Existing Financing). The Bill of Sale shall be in the form of, and upon the terms contained in, Exhibit "C" attached hereto.

     (iii)     Assignment of Tenant Leases.   An Assignment  and Assumption
of Tenant Leases ("Tenant Lease Assignment and Assumption") duly executed and acknowledged by Seller in recordable form, assigning to Buyer all of Seller's right, title and interest in and to all of the Tenant Leases. The Tenant Lease Assignment shall be in form, and upon the terms contained in, Exhibit "D" attached hereto.

     (iv) General Assignment  and  Assumption.   An  assignment  and
assumption ("General Assignment and Assumption"), duly executed by Seller, assigning to Buyer all of Seller's right, title and interest in and
to  all  Service Contracts, Licenses and  Plans and  all Records.   The
General Assignment and Assumption shall be in the form of, and upon the terms contained in, Exhibit "E" attached hereto.

     (v) Non-Foreign Certification. A certification duly executed by Seller under penalty of perjury in the form of, and upon the terms set forth in, the Transferor's Certificate of Non-Foreign Status attached hereto as Exhibit "F" ("FIRPTA Certificate"), setting forth Seller's
address   and  federal  tax identification number and  certifying that
Seller is a "United States Person" and that Seller is not a "foreign person" in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1954, as amended. and any regulations promulgated thereunder.

     (vi) Tenant  Notification  Letter.    A  letter  to  the  Tenants
("Tenant Notification Letter"), duly executed by Seller and dated as of the Close of Escrow, notifying each Tenant that: (A) the Project has been sold to Buyer; (B) all of Seller's right, title and interest in and to the Tenant Leases and Tenant Deposits have been assigned to Buyer; and
(C) commencing immediately, all rent and other payments and any notices under the Tenant Leases are to be paid and sent to Buyer. The form and content of the Tenant Notification Letter shall be satisfactory to Buyer.

     (vii) Change of Address. Written notices executed by Seller to the Existing Lender (if Buyer elects to take title to the Property subject to the Existing Financing) and to taxing authorities having jurisdiction over the Project, changing the address for service of notice and delivery of statements and bills.

     (viii)    Proof of  Authority.   Such  proof  of  Seller's  authority
and authorization to enter into this Agreement and consummate the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any
instruments,   documents  or certificates on  behalf  of  Seller to  act
for and bind Seller as may be reasonably required by Title Company and/or Buyer.

     (b) By Buyer. Buyer hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder on or prior to the Closing Date the following instruments and documents, the delivery of each of which shall be a condition to the performance by Seller of its obligations under the terms of this Agreement.

     (i)  Purchase Price.  The Purchase Price in accordance with Paragraph 3.

     (ii) Tenant Lease Assignment and Assumption. The Tenant Lease Assignment and Assumption duly executed and acknowledged by Buyer in recordable form.

     (iii) General Assignment and Assumption. The General Assignment and Assumption duly executed by Buyer.

     (iv) Prorations. The amount due Seller, if any, after the prorations are computed in accordance with Paragraph I 1.

     8.   Deliveries to  Buyer  Upon Close  of  Escrow.   Seller  shall
deliver possession of the Property to Buyer upon the Close of Escrow (unless otherwise provided). Further, Seller hereby covenants and agrees to deliver to Buyer, on or prior to the Closing Date, the following items, the delivery of each of which shall be a condition to the performance by Buyer of its obligations under the terms of this Agreement:

          (a) Tenant Leases. Originals of all of the Tenant Leases or, to the extent an original Tenant Lease is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original.

          (b)  Rent Roll.   The Rent  Roll,  updated as  of the Closing Date,
certified as to its accuracy and executed by Seller, together with a list of Tenants whose rent is past due or who are otherwise in default under their Tenant Leases as of the Close of Escrow.

          (c) Service Contracts. Originals of all Service Contracts or, to the extent an original Service Contract is unavailable, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original.

          (d)  Records and Plans.  Originals of the Records and Plans.


          (e) Keys. Keys to all entrance doors to the Improvements and keys to all Personal Property located on the Property. which keys shall be properly tagged for identification.

          (f)  Personal Property.  Possession of the Personal Property.


          (g) Licenses and Permits. Originals of all Licenses and Pen-nits or to the extent an original of a License or Pen-nit is unavailable or must be kept at the Project, a duplicate original thereof with a certificate executed by Seller warranting the authenticity of such duplicate original.

9. Title Insurance. At the Close of Escrow, the Title Company shall issue to Buyer, upon payment of a normal premium, a standard ALTA Owner's Policy of Title Insurance showing fee title to the Project vested in Buyer subject only to the Approved Title Conditions ("Title Policy"). The Title Policy shall be issued with liability in an amount equal to the Purchase Price. With respect to the Title Policy, Buyer shall have the right to acquire at its sole cost any additional coverage in such amount and with such title companies as Buyer determines in Buyer's sole discretion; the acquisition of such additional coverage shall not be a condition to Buyer's obligation to close Escrow in accordance with the provisions of this Agreement.

10.   Costs and  Expenses.   Seller shall  pay (a)  all premiums  for the
Title Policy, (b) all documentary   transfer taxes, (c)  all transfer,
assumption and prepayment fees and similar costs incurred in connection with Buyer acquiring the Project subject to the Existing Financing, (d) one half (1/2) of all escrow fees and costs. (e) all sales and gross receipts
taxes, and (f) Seller's  share of prorations.   Buyer shall pay  for any
document recording charges, one-half (1/2) of all escrow fees and costs and Buyer's share of prorations, and the costs of any A.L.T.A. survey. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

     11.  Prorations.


           (a) General. Rentals, revenues, and other income, if any, from the Property, and real property taxes and operating expenses, if any, affecting the Property shall be prorated as of 11:59 P.M. on the day preceding the Close of Escrow. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Close of Escrow occurs.

           (b) Rentals. Subject to the provisions of Paragraph 11 (c) and 11 (d), rentals shall be prorated as of the Close of Escrow. "Rentals" as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, operating cost pass throughs and other sums and charges payable by Tenants under the Tenant Leases.

             (c)  Delinquent Rentals.    Rentals  are  delinquent  when
     payment thereof is due on or prior to the Close of Escrow but has not been made by the Close of Escrow. Delinquent rentals shall be prorated between Buyer and Seller as of the Close of Escrow but not until they are actually collected by Buyer. Buyer shall have the right to collect any delinquent rentals, but shall not have the obligation to do so. After the Close of Escrow, Seller shall not take
     any action against a Tenant owing delinquent rentals.   Seller shall
     not be entitled to any rentals received from Tenants after the Close of Escrow unless such Tenants are current in their rental obligations for periods occurring from and after the Close of Escrow. Delinquent rentals collected by the Buyer, net of the costs of collection (including attorneys' fees), shall be applied first against any amount currently due and then to amounts most recently
     overdue.   For purposes hereof.   "amounts  currently due"  shall
     include amounts  which would be due for
a month which is to commence within ten (1O) days after receipt of such amounts. Buyer agrees that any payments due to Seller as a result of collected delinquent rentals shall be payable by Buyer to Seller upon receipt thereof.

     (d) Operating Cost Pass-Throughs, Etc. Operating cost pass-throughs, percentage rentals, additional rentals and other retroactive rental escalations, sums or charges payable by Tenants which accrue to the Close of Escrow but are not then due and payable, shall be prorated as of the Close of Escrow; provided, however, no payment thereof shall be made
to  Seller unless  and until  Buyer collects same from the Tenants.   Buyer
shall have the right to collect such amounts, but shall not have the obligation to do so. When and if Buyer collects such operating cost pass-throughs, percentage rentals or other retroactive rental escalations, sums or charges from a Tenant, such amounts, net of the costs of collection, shall be applied first to payment(s) most recently due, and Seller shall be due an amount equal to all such operating cost pass-throughs, percentage rentals or other retroactive rental escalations, sums or charges accruing prior to the Close of Escrow, computing same on a per them basis after amortizing them over the respective periods for which such items are payable. Payments of such prorated amounts collected by Buyer shall be made to Seller upon receipt and shall be accompanied by a report showing how same was calculated and such supporting documentation as Seller reasonably requests.

     (e) Prepaid Rentals. Rentals received by Seller attributable to periods after the Close of Escrow and the amount of any other credits due Tenants shall be credited to Buyer and debited to Seller at the Close of Escrow.

     (f) Taxes and Assessments. All non-delinquent real estate taxes on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Seller by the Close of Escrow then current year's taxes shall be deemed to be one hundred two percent
(102%) of the  amount of the previous year's tax bill.   All delinquent
taxes and all assessments, if any, on the Property shall be paid at the Close of Escrow from funds accruing to Seller.

     (g) Operating Expenses. All utility service charges for electricity, heat and air conditioning service, other utilities, elevator maintenance, common area maintenance, taxes (other than real estate taxes) such as rental taxes, other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business or the management and operation of the Project shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to the Close of Escrow and Buyer shall pay all such expenses accruing on the Close of Escrow and thereafter. To the extent possible, Seller and Buyer shall obtain billings and meter readings as of the Close of Escrow to aid in such prorations.

     (h) Commissions. Seller shall pay in full all leasing commissions with respect to the Tenant Leases entered into as of or prior to the Close of Escrow without contribution or proration from Buyer.


     (i) Tenant Deposits. Buyer shall be credited and Seller shall be debited with an amount equal to all Tenant Deposits (and any interest accrued thereon for the benefit of a Tenant) being held by Seller or any other person under the Tenant Leases.

     (j) Capital Expenditures. All capital and other improvements (including labor and materials) which are performed or contracted for by Seller at or prior to the Close of Escrow will be paid by the Seller, without contribution or proration from Buyer.

     (k) Service Contracts. Amounts payable under Service Contracts shall be prorated on an accrual basis. Seller shall pay all amounts due thereunder which accrue prior to the Close of Escrow and Buyer shall pay all amounts accruing on the Close of Escrow and thereafter.

     (1) Method of Proration. All prorations shall be made in accordance with customary practice in the County, except as expressly provided herein. Buyer and Seller agree to cause their accountants to prepare a schedule of tentative prorations prior to the Closing Date. Such prorations, if and to the extent known and agreed upon as of the Close of Escrow, shall be paid by Buyer to Seller (if the prorations result in a net credit to the Seller) or by Seller to Buyer (if the prorations result in a net credit to the Buyer) by increasing or reducing the cash to be paid by Buyer at the Close of Escrow. Any such prorations not determined or not agreed upon as of the Close of Escrow shall be paid by Buyer to Seller, or by Seller to Buyer, as the case may be, in cash as soon as practicable following the Close of Escrow. A copy of the schedule of prorations as agreed upon by Buyer and Seller shall be delivered to Escrow Holder at least three (3) business days prior to the Closing Date.

12. Disbursements and Other Actions by Escrow Holder. At the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner hereinbelow indicated:

     (a) Funds. Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows:

      (i) Deduct all items chargeable to the account of Seller pursuant to Paragraph 10.

     (ii) If, as the result of the prorations and credits pursuant to Paragraph 11, amounts are to be charged to account of Seller, deduct the total amount of such charges.

     (iii) Disburse the balance of the Purchase Price to Seller promptly upon the Close of Escrow.

     (iv) Disburse the remaining balance of the funds, if any, to Buyer promptly upon the Close of Escrow.

      (b) Recording Cause the Grant Deed (with documentary transfer tax information to be affixed after recording) and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

     (c) Title Policy. Direct the Title Company to issue the Title Policy to

     (d) Disbursement of Documents to Buyer. Disburse to Buyer the Bill of

     (e) Seller's Representations and Warranties. In addition to any express

     13. Seller's Representations and Warranties. In addition to any express

     (a)  Representations Regarding Seller's Authority.

     (i) Seller has the legal power, right and authority to enter into this

     (ii) All requisite action (corporate, trust, partnership or otherwise) has

     (iii) The individuals executing this Agreement and the instruments

     (iv) This Agreement and all documents required hereby to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principals affecting or limiting the rights of contracting parties generally.

     (v) Neither the execution and delivery of this Agreement and documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which Seller is a party or affecting the Project.

(b)  Warranties and Representations Pertaining to Real Estate and Legal
Matters.

     (i)  The information contained in the Recitals is true and correct.

     (ii) To the best of Seller's knowledge, there are no pending, threatened or contemplated actions, suits, arbitrations, claims or proceedings. at law or in equity, affecting the Property or in which Seller is, or to the best of Seller's knowledge will be, a party by reason of Seller's ownership of the Property.

     (iii) No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against Seller or, to the best of Seller's knowledge, any general partners of Seller, nor are any of such proceedings contemplated by Seller or, to the best of Seller's knowledge, any general partner of Seller.

     (iv)   To the  best  of Seller's  knowledge,  there are  no  violations
of Governmental Regulations relating  to the  Property.   To the  best of
Seller's knowledge,  the  Improvements   are  permitted,   conforming
structures   under applicable zoning and building laws and ordinances and the present uses thereof are permitted conforming uses under applicable zoning and building laws and ordinances.

      (v)   As evidenced by the  Licenses and Permits, to  the best of
Seller's knowledge,  all  licenses,   approvals,  permits  and certificates
from   the Authorities or  private parties  necessary  for the  construction, development, alteration or rehabilitation of the Improvements, and for the use and operation of the Property as it is currently being used and
operated, were obtained  prior to  such  construction,   development,
alteration,   rehabilitation,  use   and operation, and are  currently
possessed  by Seller,  and the  Project have  been constructed, completed and modified in
accordance with (A) all such approvals, licenses, permits and certificates,
(B) all Governmental  Regulations,  (C) accepted  standards  of good
materials  and workmanship,  (D)  all  covenants.   conditions,
restrictions,  easements   and agreements of any kind or nature affecting
the Property, including the Existing Documents, and (E) the plans. and specifications required to be delivered by Seller to Buyer hereunder, which plans and specifications were approved by all Authorities having jurisdiction thereof. To the best of Seller's knowledge, any conditions to any licenses, approvals, permits and certificates for the construction, development, alteration or rehabilitation of the Improvements have been satisfied.

     (vi) To the best of Seller's knowledge, The Improvements are connected to and are served by water, solid waste and sewage disposal, drainage, telephone, gas, electricity and other utility equipment facilities and services required by law and which are adequate for the present use and operation of the Project, and which are installed and connected pursuant to valid  permits and  are in  full compliance  with  all  Governmental
Regulations.    To  the  best  of  Seller's knowledge. no fact or condition exists which would result in the termination or impairment in the furnishing of utility services to the Improvements.

     (vii) To the best of Seller's knowledge, there are no physical or mechanical defects or deficiencies in the condition of the Project, including, but not limited to, the roofs, exterior walls or structural components of the Improvements and the heating, air conditioning, plumbing, ventilating, elevator, utility, sprinkler and other mechanical and
electrical systems, apparatus  and appliances located  in the  Project.   To
the best of Seller's knowledge, the Project is free from infestation by termites or other pests, insects or animals. To the best of Seller's knowledge, the Personal Property is in good operating condition.

      (viii) To the best of Seller's knowledge, there are no defects or conditions of the soil which will impair the present use of and operation of the project.

     (ix) The Personal Property listed in the Inventory is all located at the Project and is all of the personal property used in the operation of the Project, other than personal property owned by Tenants.

     (x) To the best of Seller's knowledge, there has been no production, disposal or storage at the Project of any hazardous Materials or other toxic substance by Seller, the Tenant or any previous owner or tenant, and, to the best of Seller's knowledge, there is no proceeding or inquiry by any Authority with respect thereto.

(c)  Representations Pertaining to Tenant Leases and Service Contracts.


     (i) There are no leases, subleases, occupancies or tenancies in effect pertaining to the Project, except the Tenant Leases and Seller has no knowledge of any oral agreements with anyone, including Tenants, with respect to the occupancy of the Project, except as may be shown by the Rent Roll. Except as may otherwise set forth in the Estoppel Certificates, no Tenant Lease has been modified, amended or altered in writing or otherwise, and no concessions, abatements or adjustments have been granted to any Tenant, except as set forth on the Rent Roll. The Rent Roll is true and complete in all respects.

     (ii) To the best of Seller's knowledge, there are no service or maintenance contracts, warranties, Guarantees or bonds (whether oral or written) which affect or will affect or which are or will be obligations of the Buyer or the Project, other than the Service Contracts. Except as set forth on the list of Service Contracts. all of the Service Contracts may be terminated without penalty or other payment on thirty (30) days or less notice.

     (iii) To the best of Seller's knowledge, the Records and Plans to be delivered to Buyer under the terms of this Agreement are all of such Records and Plans which are within the possession of, under the control of, or reasonably available to Seller.

     (iv) To the best of Seller's knowledge, the Operating Statements are complete and accurate in all material respects as of the date thereof.

     (v) The Tenant Leases have been duly authorized and executed by the landlord thereunder, and, to the best of Seller's knowledge, by the Tenant thereunder. The Tenant Leases are in full force and effect strictly according to the terms set forth therein. To the best of Seller's knowledge, there are no uncured defaults under the Tenant Leases and no Tenant has asserted, or has any defense to, offsets or claims against rent payable
or  obligations under  its Tenant Lease.    To  the best  of  Seller's
knowledge, all of the landlord's obligations under the Tenant Leases which accrued prior to the date of this Agreement have been performed. Seller has no reason to believe that any Tenant is or may become unable or unwilling to perform any or all of the Tenant's obligations under its Tenant Lease. No guarantors of any of the Tenant Leases have been released or discharged, voluntarily or involuntarily, or by  operation of law from any obligation related to the Tenant Lease. All Tenants are in occupancy of their premises under their respective Tenant Leases, and, to the best of Seller's knowledge, no Tenant intends to abandon its
premises or default under its  Tenant  Lease.    To  the  best  of  Seller's
knowledge,  no  claim, controversy, dispute,
quarrel or disagreement exists between any Tenant and Seller. Seller has made no representations to Tenants regarding the condition of the premises covered by any Tenant Lease or the compliance of the premises with any applicable Governmental Regulations, except as expressly set forth in the Tenant Leases. All of the improvements to be constructed by Seller, if any, contemplated under the Tenant Leases or as required therein and in all collateral agreements, plans and specifications respecting same have
been  completed as so required.   Seller has not at any time waived any
provision under any Tenant Lease, or granted any concessions to any Tenant no disclosed in such Tenant's Tenant lease.

     (vi) No leasing or brokerage fees or commissions of any nature whatsoever shall be or become due or owing to any person, firm corporation or entity whomsoever after the Close of Escrow with respect to the Tenant Leases.

(d) Representations, Warranties and Covenants Regarding Operations of the Project Through the Close of Escrow.


         (i) Seller hereby agrees, through and including the Close of Escrow and at the Seller's sole cost and expense, to (A) keep all existing insurance policies affecting the Project in full force and effect, (B) use due diligence and its best efforts to keep in full force and effect and/or renew all Licenses and Permits, (C) make all regular payments of interest and principal on the existing financing,
     (D) provide all services and to continue to operate, manage and maintain the Project (including mechanical equipment of every kind used in the operation thereof) in such condition so that the Project shall be in the same condition on the Close of Escrow as of the date hereof, reasonable wear and tear excepted, (E) comply with all Governmental Regulations, (F) deliver to Buyer copies of any Operating Statements prepared after the date of this Agreement, and
     (G) to the extent known by Seller, keep Buyer timely advised of any repair or improvement required to keep the Project in such condition as aforesaid and which costs in excess of Two Thousand Dollars ($2,000.00).


      (e) General Representation. No representation, warranty or statement of Seller in this Agreement or in Any document, certificate or schedule furnished or to be furnished to Buyer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading. Seller's representations and warranties made in this Paragraph U shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Seller in a separate certificate at that time. The truth and accuracy of Seller's representations and warranties made herein shall constitute a condition for the benefit of Buyer to the Close of Escrow (as elsewhere provided herein) and shall survive, and shall not merge into, the Close of Escrow and the recording of the Grant Deed in the Official Records.

14. Buyer's Representations and Warranties. In addition to any express agreements of Buyer contained herein, the following constitute representations and warranties of Buyer to Seller:

     (a) Power. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transactions contemplated hereby.

     (b)    Requisite  Action.     All  requisite   action  (corporate, trust,
     partnership or otherwise) has been taken by Buyer in connection with the entering into this Agreement and the instruments referenced herein, and the consummation of the transactions contemplated hereby.

     (c)    Authority.    The  individuals  executing  this  Agreement  and
     the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof

     (d) Validity. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms.

     (e) Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreements or instruments to which Buyer is a party.

     (f) General Representation. No representation, warranty or statement of Buyer in this Agreement or in any document, certificate or schedule fumished or to be finished to Seller pursuant hereto contains or will contain any untrue statement or a material fact, omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

          Buyer's representations and warranties made in this Paragraph 14 shall be continuing and shall be true and correct as of the Close of Escrow with the same force and effect as if remade by Buyer in a
     separate  certificate at that  time.   The  truth and  accuracy of
     Buyer's representations and warranties made herein shall constitute a condition for the benefit of Seller to the Close of Escrow and shall survive, and shall not merge into the Close of Escrow or the recordation of the Grant Deed in the Official Records.

15.  Condemnation and Destruction.


     (a) Eminent Domain or Taking. If, prior to the Close of Escrow, any material portion of the Real Property is taken or if the access thereto or available parking area therefor is reduced or restricted or if any of the rentable square footage of the Improvements is taken, by eminent domain or otherwise (or is the subject of a pending, threatened or contemplated taking which has not been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the option, in its sole and absolute discretion, to terminate this Agreement upon written notice to Seller given not later than ten (10) days after receipt of Seller's notice. If this Agreement is so terminated, the provisions of Paragraphs 6(c) shall govern. If Buyer does not exercise this option to terminate this Agreement, or if there has not been a material taking by eminent domain or otherwise to give rise to such option, neither party shall have the right to terminate this Agreement, but the Seller shall assign and turn over, and the Buyer shall be entitled to receive and keep, all awards for the taking by eminent domain which accrue to Seller and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price. Unless or until this Agreement is terminated, Seller shall take no action with respect to any eminent domain proceeding without the prior written consent of Buyer.

     (b) Fire or Casualty. Prior to the Close of Escrow, and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Seller, except as otherwise provided in this Paragraph 15(b). If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller shall immediately notify Buyer of such fact. If such damage or destruction is "material", Buyer shall have the option to terminate this Agreement upon written notice to the Seller given not later than ten (10) days after receipt of Seller's notice. For purposes hereof, "material" shall be deemed to be any uninsured damage or destruction to the Project or any insured damage or destruction (i) where the cost of repair or replacement is estimated to be Fifty Thousand Dollars ($50,000.00) or more or shall take more than ninety (90) days to repair, in Buyer's good faith judgment, or (ii) which allows any Tenant to abate its rent or to terminate its Tenant Lease; provided, however, in the case of uninsured damage or destruction, Seller may, at Seller's option, elect to repair such damage and destruction and keep this Agreement in full force and effect so long as such repair can be and is completed by Seller
prior to  the  Closing Date.    If this  Agreement  is  so terminated, the
provisions of  Paragraph 6(c) shall govern.   If Buyer does  not exercise
this option to terminate this Agreement, or if the casualty is not material, neither party shall have the right to terminate this Agreement but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable to it with respect to such destruction (which shall then be repaired or not at Buyer's option and cost), plus Seller shall pay over to Buyer an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to the Close of Escrow pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Buyer does not elect to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.

     16. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon the date of receipt thereof.

          To Buyer:  West Coast  Realty Investors,  Inc. 5933  West  Century
                     Boulevard, Suite 1900 Los Angeles, California 90045
                     Attn: Mr. W. Thomas Maudlin, Jr.

          To Seller:     Java City
                         717 West Del Paso Road
                         Sacramento, California 95834
                         Attn:

          To Escrow Holder: Stewart Title Company
                            555 Capitol Mall, Suite 280
                            Sacramento, California 95814
                            Attn: Vince Balbi

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 16.

     17.    Broker.    Seller  represents  and  warrants to  Buyer, and Buyer
represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions.

     18. Required Actions of Buyer and Seller. Buyer and Seller agrees to execute all such instruments and documents and to take all actions pursuant to the provisions hereof in order to consummate the purchase and sale herein contemplated and shall use their best efforts to accomplish the Close of Escrow in accordance with the provisions hereof

    19. Entry. Buyer and Buyer's representatives, agents and designees shall have the right, at reasonable times and upon reasonable notice to Seller to enter upon the Property, at Buyer's own cost, for any purpose in connection with its proposed purchase, development or operation of the Property, including, without limitation, the to examine all books, records and files of Seller relating to the Property and the right make such inspections, investigations and tests (including all leased areas and mechanic systems) as Buyer may elect to make or obtain. Seller agrees to make all such book records and files available to Buyer and Buyer's attorneys, accountants and other representatives at any time during business hours upon reasonable notice from Buyer. The exercise by Buyer of any of the preceding or any other act of Buyer shall not negate any representation, warranty or covenant of Seller or modify any of Buyer's rights or Seller's obligations in  the  event of  any  breach  by Seller of its representations,
warranties or covenants under this Agreement.   Buyer hereby indemnifies
Seller from any and all liabilities and losses (including mechanics' liens) arising out of any such entry by Buyer or its agents, designees or representatives.

     20.  Legal and Equitable Enforcement of this Agreement.


          (a) Default by Seller. In the event the Close of Escrow and the consummation of the transactions herein contemplated do not occur by reason of any default by Seller, Buyer shall be entitled to all of its out-of-pocket expenses incurred in connection with this transaction not to exceed Thirty-Five Thousand Dollars ($35,000.00), plus its deposit with all interest earned thereon; or, in the alternative. specific performance of this Agreement including, without limitation. reasonable attorneys' fees.

          (b)     Default  by  Buyer.    IN  THE  EVENT  THE  CLOSING AND THE
     CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO
     ESTIMATE  THE DAMAGES WHICH SELLER  MAY SUFFER.   THEREFORE  BUYER AND
     SELLER DO  HEREBY     AGREE THAT A  REASONABLE ESTIMATE OF  THE TOTAL NET
     DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE,
     AS SELLER'S SOLE AND  EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY),
     AN AMOUNT EQUAL TO THE DEPOSIT (WHICH INCLUDES ANY ACCRUED INTEREST
     THEREON).   SAID AMOUNT SHALL  BE THE  FULL, AGREED AND LIQUIDATED
     DAMAGES  FOR THE BREACH OF  THIS AGREEMENT BY  BUYER, ALL OTHER CLAIMS
     TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLER.
     THE PAYMENT  OF  SUCH AMOUNT  AS  LIQUIDATED DAMAGES  IS  NOT INTENDED
     AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA  CIVIL
     CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671,1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA
     CIVIL CODE SECTION 3389.   UPON DEFAULT  BY  BUYER, THIS  AGREEMENT
     SHALL BE  TERMINATED  AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS
     OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER.


     Buyer's Initials                                             Seller's
     Initials

     21. Assignment. Buyer shall have the right to assign its rights and obligations under this Agreement, by giving prior written notice to Seller, to any person or entity, so long as such assignee expressly assumes the obligations of Buyer hereunder. Any assignee shall succeed to all the rights and remedies hereunder, including, but not limited to, the
specific performance  of  this Agreement.   Notwithstanding the  foregoing,
no such assignment shall relieve Buyer from its liability under this Agreement up to and through the Close of Escrow whereupon Buyer shall be fully relieved from any further liability under this Agreement.

     22.    Payment  Obligation.    Attached  hereto  as   Exhibit "H" is an
Amortization Schedule of the Tenant Improvements at 721 Del Paso Road referenced in Section 2. To the extent Buyer doe ,S not receive monthly rent under the Tenant Lease for 721 Del Paso Road, Thomas Weborg and Sandra Singer, jointly and severally, agree to pay such rental to Buyer; provided, however, the maximum amount of such monthly rental with respect to which Thomas Weborg and Sandra Singer shall be liable to Buyer under this Section 22 for any month shall be the amortization amount set forth for such month in Exhibit "H". In the event Tenant defaults under the Tenant Lease for 721 Del Paso Road, then Thomas Weborg and Sandra Singer shall pay to Buyer, within ten (10) days after notice of such default is given to Thomas Weborg and Sandra Singer and amount equal to the remaining rental payable ("accelerated rent") under the Tenant Lease for 721 Del Paso Road; provided,
however,  that  Thomas  Weborg's  and  Sandra   Singer's obligation to pay
such accelerated rent shall not exceed the aggregate of the amortization amounts set forth on Exhibit "H" for the months remaining after such default in the term of the Tenant Lease for 721 Del Paso Road.

     23      Deferred Maintenance.  On  or prior  to the Closing Date, Seller agrees to complete any and all other repairs and deferred maintenance which are required under the Tenant Leases to the extent such repairs are necessary, and which expenses are the obligation of the Tenant under the Tenant Leases, as reasonably determined by Seller or Buyer on or prior to the Contingency Date. Seller shall paint the buildings, slurry and restripe the parking lots at its own expense.

     24.  Miscellaneous.

          (a)     Partial  Invalidity.    If  any  term  or provision of this
     Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

          (b) Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

         (c)      Survival  of  Representations.    The  covenants, agreements,
     representations and warranties made herein shall survive the Close of Escrow and shall not merge into the Grant Deed and the recordation thereof in the Official Records.

         (d) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

         (e) Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual
     attorneys'  fees,  accounting   and  engineering   fees,  and any  other
     professional fees resulting therefrom.

         (f)      Entire Agreement.   This  Agreement (including all Exhibits
     attached hereto) is the final expression of and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived. except by written instrument signed by the party to be charged or by its agent duly authorized in
     writing or as otherwise expressly permitted herein.   The parties do not
     intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

         (g)      Time of  Essence.   Seller and Buyer hereby acknowledge and
     agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

         (h) Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a
     part of  the  Agreement.    Whenever  required by  the  context  of  this
     Agreement, the singular shall include the plural and the masculine shall
     include the  feminine  and  vice  versa.   This  Agreement  shall not be
     construed as if it had been prepared by one of the parties,  but rather as
     if both parties had prepared the same.   Unless otherwise indicated, all
     references to paragraphs and subparagraphs are to this Agreement. All exhibits referred to in this Agreement and the Glossary of Terms are
     attached and incorporated  by this reference.   In the event the date on
     which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding business day.

         (i)      Governing Law.   The  parties  hereto acknowledge that this
     Agreement has been negotiated and entered into in the State. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under. and construed and enforced in accordance with the laws of the State.


         (j) Cooperation In Exchange. In the event that Seller or Buyer are under contract with a qualified intermediary for the purpose of effecting a tax-deferred exchange in accordance with Section 1031 of the United States Internal Revenue Code of 1986, as most recently amended, each shall cooperate with such exchange and perform any acts reasonably necessary to assist in such exchange, provided that neither party shall be required to expend any additional amounts of money above those amounts required pursuant to this Agreement, extend the Closing Date and each indemnities and holds the other harmless from and against expenses, costs and damages of any kind (including attorney's fees) suffered by either by reason of the performance of, or failure to perform, any acts of cooperation necessitated by this Section. Buyer and Seller shall have the absolute right to assign this Agreement to a qualified intermediary for the purpose of effecting a tax-deferred exchange.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.

BUYER:                                                    SELLER:

WEST COAST REALTY INVESTORS,
a Delaware                                                THOMAS WEBORG

By:
Name: W. Thomas Maudlin, Jr.                               SANDRA SINGER
Title: President

                                                          DAVID EWING


                                                          KAREN EWING

                               GLOSSARY OF TERMS


          ( )     "Approved Title Conditions" is defined in Paragraph 4.

          ( )     "Authorities" means  any  governmental or quasi-governmental body or agency having jurisdiction over the Project and/or Seller including, without limitation, the State, the City and the County.

          ( )     "Bill of Sale" is defined in Paragraph 7(b).

          ( ) "Cash Equivalent" means a wire transfer of funds or a certified or bank cashier's check drawn on a reputable bank licensed to do business in the State.

          ( )     "City" is defined in Recital A.

          ( ) "Close of Escrow" means the date the Grant Deed is recorded in the Official Records.

          ( )     "Closing Date" means the date which is thirty (30) days
after the Financing Approval Date.

          ( )     "Contingency Date" means May 29, 1996.

          ( )      "County" is defined in Recital A.

          ( )     "Deposit" is defined in Paragraph 3(a).

          ( ) "Escrow" means the above-referenced escrow opened with Escrow Holder for the consummation of the transaction described in this Agreement.

          ( )  "Escrow Holder" means Stewart Title Company.

          ( )"FIRPTA Certificate" is defined in Paragraph 7(a).

          ( )"Financing Approval Date" is July 29, 1996.

          ( )"General Assignment and Assumption" is defined in Paragraph 7(a).

          ( ) "Governmental Regulations" means any laws, ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, and building and fire codes) of the Authorities bearing on the construction, alteration, rehabilitation, maintenance, use, operation or sale of the Project.

          ( )     "Grant Deed" is defined in Paragraph 7(a).

          ( ) "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115,25117 or 25122.7, or listed pursuant to Section 251.40, or the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account
Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Plans and Inventory),
(iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U. S.C. 81317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq. (42 U.S.C. 8 6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq. (42 U.S.C. 89601).

         ( ) "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and other improvements constructed and located on the Real Property, together with all machinery and mechanical, electrical, HVAC and plumbing systems (other than Personal Property) used in the operation thereof, but excluding any such items owned by Tenants in possession or public or private utilities or contractors under contract.

         ( ) "Licenses and Permits" means (A) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted by Authorities or otherwise in connection with the Project; (B) all right, title and interest of Seller in and to the use of and any and all other trade names and logos used by Seller in the operation and identification of the Project; (C) any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and in any way related to or used in connection with the Project and its operation; and (D) all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Project.

       ( )  "Official Records" means the Official Records of the County.

       ( )   "Opening of Escrow" means the date  on which a fully executed copy of this Agreement is delivered to Escrow Holder by Buyer and Seller.

         ( ) "Operating Statements" means all income and expense statements, year-end financial and monthly operating statements and proposed budgets respecting the Project for the three (3) most recent calendar years prior to the Closing Date and, to the extent available, the current fiscal year, all of which shall be certified by an independent certified public accountant as having been prepared in accordance with generally accepted accounting principles or certified by the chief financial officer or partner of Seller as having been prepared in accordance with Seller's customary accounting practice in the ordinary course of business. The Operating Statements shall be in form and content sufficient to allow Buyer to calculate each Tenant's cost pass-throughs and rent escalations under the Tenant Leases and to satisfy all requirements under the Tenant Leases with regard to documentation of charges payable by Tenants.

         ( ) "Personal Property" means all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to, appurtenant to, located in or used exclusively in connection with the operation of the Project including, without limitation, all attachments, appliances, fittings, gas and oil burners, automatic stokers, lighting fixtures, doors, cabinets, partitions, mantles, elevators, electric motors, pumps, screens, flag poles, waste disposal or storage equipment, all sprinklers, plumbing, heating, air conditioning, electrical, ventilating, lighting, incinerating, vacuum cleaning, refrigerating and cooling systems, each with its respective furnaces, boilers, engines, motors, dynamos, radiators, pipe, wiring and other apparatus, vaults, safes, fire prevention and extinguishing equipment, carpets, floor covering, kitchen appliances and antenna, and the Records and Plans.

         ( )      "Property"  means,  collectively,   the  Real  Property, the
Improvements, the Personal Property, the Licenses and Permits, and all of Seller's interest in the Tenant Leases, Tenant Deposits and Service Contracts.

         ( )   "Project" is defined in Recital C.

          ( )  "Purchase Price" is defined in Paragraph 2.

          ( )     "Real Property" means  that certain real  property located in the City and County and more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference, together with all right, title and interest of the Seller in and to all streets, alleys, easements and rights-of-way in, on, across, in front of, abutting or adjoining said real property.

         ( )      "Records and Plans"  means (A) all  financial and other books and records maintained in connection with the operation of the Property (excluding the Operating Statements), (B) all preliminary, final and proposed building plans and specifications (including "as-built" drawings) respecting the Improvements, and (C) all structural reviews. architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Project which are within the possession of, under the control of, or reasonably available to Seller.

          ( )     "Rent Roll" is defined in Paragraph 6(a)(ii).

          ( ) "Service Contracts" means any and all service contracts, warranties, guarantees, bonds and like contracts and agreements relating to the Project, together with all supplements, amendments and modifications thereto, relating to the Property.

          ( )     "State" is defined in Recital A.

          ( )     "Survey" is defined in Paragraph 6(a)(i).

          ( )     "Tenant  Deposits"  means   all  security  deposits,   prepaid
rentals, cleaning fees and other deposits, plus any interest accrued thereon, paid by Tenants to Seller or any other person relative to the Project.

          ( )  "Tenant Estoppel Certificates" is defined in Paragraph 6(a).

          ( ) "Tenant Lease Assignment and Assumption" is defined in Paragraph 7(b).

          ( ) "Tenant Leases" means (i) that certain Industrial Real Estate Lease (Single Tenant Facility) dated August 1, 1993 between Thomas Weborg and Sandra Singer, as Landlord, and Java City, Inc., as Tenant, respecting 717 Del Paso Road, as amended by that certain Modification of Lease dated January 26, 1995 between Thomas Weborg and Sandra Singer, as Landlord, and Tenant, as successor-in-interest to Java City, Inc. and (ii) that certain Standard Industrial Lease - Net dated April 10, 1989 between Whitney Properties, as Lessor, and Java City, as Lessee, respecting 717 Del Paso Road, as amended by that certain Modification of Lease dated January 26, 1995 between Thomas Weborg and Sandra Singer, as successors-in-interest to Whitney Properties, as Lessor, and Tenant, as successor-in-interest to Java City, as Lessee.

          ( )"Tenant Notification Letter" is defined in Paragraph 7(b).

          ( )"Tenant" means Cucina Holdings, Inc., a Delaware corporation.

          ( )"Title Company" means Stewart Title Company.

          ( )"Title Documents" is defined in Paragraph 6(a)(i).

          ( )"Title Policy" is defined in Paragraph 9.

          ( ) "To the best of Seller's knowledge" or other references herein to Seller's knowledge mean the knowledge a party would be expected to have by reason of continued involvement with with the Property as developer (as to those portions of the Property developed or rehabilitated by Seller), owner, managing agent and leasing agent.

          ( )     "UCC Searches" is defined in Paragraph 6(a)(ii).

                                  EXHIBIT "A"


                               LEGAL DESCRIPTION



721 Del Paso Rd.

PARCEL 3, AS SHOWN ON THAT CERTAIN PARCEL MAP ENTITLED "MAIN AVENUE INDUSTRIAL PARK", FILED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY ON MAY 30,1990, IN BOOK 119 OF PARCEL MAPS AT PAGE 2.

ASSESSOR'S PARCEL NUMBER 237-0600-003-000


717 Del Paso Rd.

The land referred to herein, is situated in the unincorporated area of the County of Sacramento, State of California, and is described as follows:

PARCEL A:

Parcel 5, as shown on the "Parcel Map", recorded in Book II 9 of Parcel Maps, at Page 2, records of said County.

RESERVING unto the Grantor herein as an appurtenance to the Grantor's remaining lands a nonexclusive easement for pedestrian traffic, ingress, egress, drainage and utilities over, under and across the common areas defined in that certain Declaration of Covenants, Conditions and Restrictions, recorded May 30, 1990 in Book 90-05-30 of Official Records, at Page 1315, as all areas in the project except parking areas and those areas which are either improved with buildings or other structures and used in connection therewith. Common areas are more particularly delineated on Exhibit "B" attached to said Declaration.

PARCEL B:

A non-exclusive easement for the benefit and appurtenance of Parcel A above for pedestrian traffic, ingress, egress, drainage and utilities over, under and across the common areas defined in that certain Declaration of Covenants, Conditions and Restrictions recorded May 30, 1990, in Book 90-05-3 )O of Official Records, at Page 1 3 ) 1 5, as all areas in the project except parking areas and those areas which are either improved with buildings or other structures and used in connection therewith. Common areas are more particularly delineated on Exhibit "B" attached to said Declaration.

APN: 237-0013-001

                                       EXHIBIT "B"

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:


Attn:

Wh TAX STATEMENTS TO:
Same as Above


                                      (Above Space For Recorder's Use Only)
                                        GRANT DEED

The undersigned grantor declares:

Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue
and Taxation Code and                      as amended

City of

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, hereby GRANTS to a the following described real property located in the City
of                   County of                  State of

     See Exhibit "A" attached hereto and incorporated herein by this reference.

 DATED:

                                            19
                                            a

                                           By:
                                           Its:

                                           By:
                                           Its:

                           EXHIBIT "A" TO EXHIBIT "B"

                               LEGAL DESCRIPTION


721 Del Paso Rd.

PARCEL 3, AS SHOWN ON THAT CERTAIN PARCEL MAP ENTITLED "MAIN AVENUE INDUSTRIAL PARK", FILED IN THE OFFICE OF THE COUNTY RECORDER OF SACRAMENTO COUNTY ON MAY 3O. 1990, IN BOOK 119 OF PARCEL MAPS AT PAGE 2.

ASSESSOR'S PARCEL NUMBER 237-0600-003-000


717 Del Paso Rd.

The land referred to herein. is situated in the unincorporated area of the County of Sacramento, State of California, and is described as follows:

PARCEL A:

Parcel 5, as shown on the "Parcel Map", recorded in Book 119 of Parcel Maps, at Page 2, records of said County.

RESERVING unto the Grantor herein as an appurtenance to the Grantor's remaining lands a nonexclusive easement for pedestrian traffic, ingress, egress, drainage and utilities over, under and across the common areas defined in that certain Declaration of Covenants, Conditions and Restrictions, recorded May 30, 1990 in Book 90-05-30 of Official Records, at Page 1315, as all areas in the project except parking areas and those areas which are either improved with buildings or
other structures  and used  in  connection therewith.    Common areas are more
particularly delineated on Exhibit "B" attached to said Declaration.

PARCEL B:

A non-exclusive easement for the benefit and appurtenance of Parcel A above for pedestrian traffic, ingress, egress, drainage and utilities over, under and across the common areas defined in that certain Declaration of Covenants, Conditions and Restrictions recorded May 30, 1990, in Book 90-05-30 of Official Records, at Page 1315, as all areas in the project except parking areas and those areas which are either improved with buildings or other structures and used in connection therewith. Common areas are more particularly delineated on Exhibit "B" attached to said Declaration.

APN: 237-0013-001

STATE OF                  Ss.
COUNTY OF


                On  199- before me, the undersigned, a Notary Public in and
for said State, personally appeared    and       , personally known to me
(or proved to me on the basis of satisfactory evidence) to be persons who
executed the within  instrument as the   and                  respectively,
of                      ,the corporation that
executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

     WITNESS my hand and official seal.



                                   Notary Public in and for said State

                                  EXHIBIT "C"

                                  BILL OF SALE

    THIS BILL OF  SALE ("Bill  of Sale")  is made  this     day of  196  , by
a ("Seller"), in favor of ("Buyer").

                                  WITNESSETH:


      Seller and Buyer entered into that certain Agreement of Purchase and Sale
and Joint  Escrow  Instructions  dated as  of               199  ("Agreement")
respecting the sale of certain "Property" (as defined in the Agreement).

    Under the Agreement, Seller is obligated to transfer to Buyer any and all of its right, title and interest in and to all equipment, appliances, tools, machinery, supplies, building materials and other personal property of every kind and character owned by Seller and attached to. appurtenant to, located in or used in connection with the operation of the improvements (" Improvements") commonly known as 717 and 721 Del Paso Road. Sacramento, California 95834, and located on the real property described in
Exhibit  "A"  attached   hereto (collectively, "Personal Property").

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Seller does hereby absolutely and unconditionally give, grant. bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of the Personal Property.

    Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, Buyer's successors, nominees or assigns, such documents as Buyer or they may reasonably request in order to fully assign and transfer to and vest in Buyer or Buyer's successors, nominees and assigns, and protect Buyer's or their right, title and interest in and to all of the Personal Property and rights of Seller intended to be transferred and assigned hereby, or to enable Buyer, Buyer's successors, nominees and assigns to realize upon or otherwise enjoy such rights and property.

    Seller hereby represents and warrants to Buyer that: (i) to the best of Seller's knowledge, the Personal Property has been paid for and is not subject to any liens, encumbrances or claims of any kind; (ii) all taxes of any nature whatsoever on the Personal Property have been paid by Seller; (iii) the consideration paid to Seller herewith is the full and complete consideration for the Personal Property; (iv) any sales or other taxes which may be payable with respect to this transfer shall be the sole responsibility of Seller; and (v) the transfer of the Personal Property to Buyer does not require the consent of third parties except as otherwise disclosed in writing by Seller to Buyer. Such warranties and representations shall survive the execution and delivery of this Bill of Sale and Buyer's subsequent transfer of any of the Personal Property.

     Seller warrants, and hereby covenants, at Seller's sole cost and expense, to defend Buyer's title to the Personal Property against all lawful claims and demands of all persons or entities whomsoever which may now exist or which may have accrued as of the date of this Bill of Sale. Seller hereby agrees to indemnify and hold Buyer free and harmless from all liabilities, obligations, damages, causes of action, judgments, costs and expenses (including reasonable attorneys' fees) which Buyer may incur or suffer in connection with any breach by Seller of the preceding warranty and covenant.

      This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

      This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of this day of 1996.


                                       a
                                      By:
                                      Its:
                                      "Seller"

                                  EXHIBIT "D"


RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:


Attn:
                     (Above Space For Recorder's Use Only)

                            TENANT LEASE ASSIGNMENT

     THIS TENANT LEASE ASSIGNMENT ("Assignment") is made this     day of
             198    by and between a ("Assignor"), and (Assignee").

                                  WITNTESSETH:

     Assignor and Assignee entered' into that certain Agreement of Purchase and
Sale and Joint Escrow Instructions dated as  of , 199    ("Agreement")
respecting the sale  of certain "Property" (as defined in the Agreement).

     Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all leases, licenses, rental agreements or occupancy agreements relative to the real property ("Real Property") described in Exhibit "A" attached hereto, together with all rents, issues and profits thereunder (collectively, "Tenant Leases") and all security deposits, prepaid rentals, cleaning fees and other deposits. plus any interest accrued thereon, paid by tenants of the Property to Assignor or any other person ("Tenant Deposits"), which Tenant Leases and Tenant Deposits are set forth on Exhibit "B" attached hereto.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Tenant Leases and Tenant Deposits and Assignee hereby accepts such assignment.

Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees or assigns, such documents as Assignee or they may reasonably request in order to Duly assign and transfer to and vest in Assignee or Assignee's successors, nominees and assigns, and protect Assignee's or their right, title and interest in and to the Tenant Leases and the Tenant Deposits and the rights of Assignor intended to be transferred and assigned hereby, or to enable Assignee, Assignee's successors, nominees and assigns to realize upon or otherwise enjoy such rights in and to the Tenant Leases and the Tenant Deposits.

     Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor as landlord under the Tenant Leases accruing or arising on or after the date of delivery of this Assignment.

     Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof, of any of Assignor's obligations under the Tenant Leases or with respect to the Tenant Deposits.

     Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Tenant Leases or with respect to the Tenant Deposits.

     In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

     This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall
constitute one  and the  same instrument.   This Assignment shall be binding
upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

     This  Assignment  shall  be  governed  by,  interpreted  under,  and
construed   and enforceable in accordance with, the laws of the State of
California.

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and Year first written above.


            a                                         a

            By:                                       By:
            Its:                                      Its:
            "Assignor"                                "Assignee"

STATE OF
                          Ss.
COUNTY OF


On                199- before me, the undersigned, a Notary Public in and
for said State, personally appeared    and                      , personally
known to me (or proved to me on the    basis of satisfactory evidence) to be
persons who executed the within
instrument as the                       and                   respectively,
of the corporation that executed the within Instrument, known to me to be the persons who executed the-within Instrument on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

     WITNESS my hand and official seal.



                                 Notary Public in and for said State

STATE OF                  Ss.

COUNTY OF


On                199- before me, the undersigned, a Notary Public in and for
said State, personally appeared    and                      , personally known
to me (or proved to me on the    basis of satisfactory evidence) to be persons
who executed the within instrument as the                       and
        respectively, of the corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.

     WITNESS my hand and official seal.



                           Notary Public in and for said State

                                       EXHIBIT "E"
                                    GENERAL ASSIGNMENT


     THIS GENERAL ASSIGNMENT ("Assignment") is made this                day of
                  19    by and between                a
("Assignor"),
and
                                 a                     ("Assignee").


                                           WITNESSETH:

     Assignor and Assignee entered into that certain Agreement of Purchase
and Sale and Joint Escrow Instructions dated as of                 , 19-
("Agreement") respecting the sale of certain "Property", including the "Real Property" described in Exhibit "A" and the "Improvements located thereon (all as defined in the Agreement).

     Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to:

     (a)    certain service  agreements, maintenance  contracts, warranties,
guarantees, management  contracts  and   bonds,  together   with  all
supplements,  amendments   and modifications thereto, relating to the
Property, ("Service Contracts");

     (b)   all  licenses,   permits,  certificates  of occupancy, approvals,
dedications, subdivision maps and entitlements issued, approved or granted by "Authorities" (as defined in the Agreement) or otherwise in connection with the Property; the use of the name and any other trade names, trademarks, and logos used by Assignor in the operation and identification of the Improvements and/or the Real Property (as defined in the Agreement); any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and in any way related to or used in connection with the Property and its operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Real Property and the Improvements ("Licenses and Permits"); and

    (c) all financial and other books and records maintained in connection with the operation of the Property, all preliminary, final and proposed building plans and specifications (including "as-built" drawings) respecting the Improvements, and all structural reviews, architectural drawings and engineering, soils, seismic, geologic and architectural reports, studies and certificates and other documents pertaining to the Property which are within the possession of, under the control of or reasonably available to Assignor and such additional books, records, plans, specifications, reports, studies and other documents maintained or prepared after the date of the Agreement ("Records and Plans").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto THE Assignee all of Assignor's estate, right, title and interest in and to the Service Contracts. Licenses and Permits and Records and Plans and Assignee hereby accepts such assignment.

     Assignor warrants and represents to Assignee, and Assignee agrees, as follows:


     (i) that there exist no Service Contracts other than those set forth on the list of Service Contracts delivered to Assignee pursuant to Paragraph 6(a)(ii)(c) of the Agreement;

     (ii) that no Service Contract, License and Permit or Record and Plan has been amended nor have any notices of breach or default been received by Assignor under any Service Contract, License and Permit or Record and Plan nor have claims been asserted or suits been threatened or commenced by other parties thereto;

     (iii) unless otherwise provided therein, that each Service Contract may be canceled, without penalty, upon thirty (30) or less days notice thereof,

     (iv) that the Records and Plans are all of such Records and Plans which
are within the possession of,     under the control  of or  reasonably
available  to Assignor;

      (v) that the Records and Plans have been fully paid for and are not subject to any liens, encumbrances or claims of any kind; and

      (vi) that the transfer and assignment of the Records and Plans, Licenses and Permits and Service Contracts to Assignee does not require the consent of third parties except as may be provided therein or previously disclosed in writing to Assignee.

     Such warranties and representations shall survive the execution and delivery of this Assignment.

     Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee, Assignee's successors, nominees and assigns, any new or confirmatory instruments which Assignee, Assignee's successors, nominees and assigns may reasonably request in order to fully assign and transfer to and vest in Assignee, or Assignee's successors, nominees and assigns, and to protect Assignee's or Assignee's successors, nominees and assigns right, title and interest in and to the Service Contracts, Licenses and Permits, and Records and Plans or to otherwise realize upon or enjoy such rights in and to the Service Contracts, Licenses and Permits, and Records and Plans.

     Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignor under the Service Contracts, Licenses and Permits, and Record and Plans accruing or arising on or after the date of this Agreement.

     Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor's agents and Assignor's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignor by reason of any breach by Assignee from and after the date hereof of any of Assignee's obligations under the Service Contracts, Licenses and Permits or Records and Plans.

      Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee's agents and Assignee's and their successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorneys' fees, suffered or incurred by Assignee by reason of any breach by Assignor prior to the date hereof of any of Assignor's obligations under the Service Contracts, Licenses and Permits or Records and Plans.

     In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

     This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

    This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of

     IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.


            a                                         a

            By:                                       By:
            Its:                                      Its:
            "Assignor"                                "Assignee"

                                  EXHIBIT "F"

                TRANSFEROR'S CERTIFICATION OF NON-FOREIGN STATUS

To inform ("Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1954, as amended ("Code") will not be required
upon the transfer   of   certain     real propert to  the      Transferee
by                     ("Transferor"),  the  undersigned  hereby  certifies
the following on behalf of the Transferor:

 1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

     2. The Transferor's U.S. employer identification/social security number is
                     ;and

     3.   The Transferor's office/personal residence address is

     The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     The Transferor understands that the Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

     The Transferor hereby agrees to indemnify, defend and hold the Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, actual attorneys' fees and court costs) incurred by the Transferee as a result of: (i) the Transferor's failure to pay U.S. Federal income tax which the Transferor is required to pay under applicable U.S. law; or (ii) any false or misleading statement contained herein.

     Under penalty of penury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Date:                          1996


                                      By:
                                      Its:


                                      By:
                                      Its:

                                  EXHIBIT "G"


TENANT:
DATE OF LEASE:
AMENDED:
PREMISES:

                       ESTOPPEL CERTIFICATE


To:


     Re:

The undersigned  hereby  certifies to                              ("Buyer")
as follows:

     1 . The undersigned is the "Tenant" under the above referenced lease ("Lease") covering the above-referenced Premises ("Premises"). A true, correct and complete Copy of the Lease (including all addenda, riders, amendments, modifications and supplements thereto) is attached as Exhibit "A".

    2. The Lease constitutes the entire agreement between landlord under the Lease ("Landlord") and Tenant with respect to the Property and the Lease has not been modified, changed, altered or amended in any respect except as set forth above.

    3.      The term of the Lease commenced on                            19
and, including any presently exercised option or renewal term, will expire on , 19 Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated
Tenant's leasehold interest. All improvements to be constructed on the Property by Landlord have been completed and accepted by Tenant and any tenant construction allowances have been paid in full.

    4. As of the date of this Estoppel Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

      5.    Tenant is currently obligated to pay annual rental in monthly
installments of $     per month and monthly installments of annual rental have
been paid through 19 . In addition, the Lease requires rent adjustments based on increases in the consumer price index. No other rent has been paid in advance and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except which was paid pursuant to the Lease.

    6. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Property other than as Tenant under the Lease. Tenant has no right to renew or extend the terms of the Lease except

    7.      Tenant  has  made   no  agreement  with   Landlord  or  any agent,
representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except as expressly set forth in the Lease.

    8. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

     9. All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

     10.     The Property contains          square feet of rentable/usable
area.

     This Certificate is made to Buyer in connection with the prospective purchase by Buyer, or Buyer's assignee, of the building containing the Premises. This Certificate may be relied on by Buyer and any other party who acquires an interest in the Premises in connection with such purchase or any person or entity which may finance such purchase.

     Dated this - day of                              19


                                      By:
                                      Its:

                                       EXHIBIT "H"

                                  AMORTIZATION SCHEDULE



1) RECITALS. The Buyer is purchasing tenant improvements in the amount of One Hundred Forty-two Thousand and no/100 Dollars ($142,000.00) as more particularly set forth in Section 2(b) herein above. In the event the conditions set forth in Section 22 herein above are satisfied, Seller shall pay to Buyer the amounts set forth below as a guarantee for the payment of the full amount of such improvements. The total cost of the improvements (S 142,000.00) shall be divided into daily amortized increments ("Amortized Increments") payable during the remainder of the term.

2)  FORMULA.


                  a)    Remaining term - Seven (7) years: 2,555 days
                  b)    Cost of improvements:             $142,000.00
                  C) Daily Amortized Increments of principal: Fifty-five and 57/100 Dollars ($55.57) per day

3)   CONDITIONS TO PAYMENT OF AMORTIZED INCREMENTS.

     a)  Tenant fails to pay rent for one or more days
     b)  Tenant is in default under the Lease
     C) Any amounts collected from Tenant on account of failure to pay rent and/or default shall be paid to Sellers by Buyer to the extent that Seller has paid Buyer the guaranteed Amortized Increments.

4)   A separate agreement guaranteeing the provisions of Section 22

                          INDUSTRIAL REAL ESTATE LEASE
                            (SINGLE-TENANT FACILITY)

ARTICLE ONE: BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. DATE OF LEASE:              8-1-93

Section 1.02. LANDLORD (INCLUDE LEGAL ENTITY): Thomas Weborg and Sandra Singer

ADDRESS OF LANDLORD: 717 W. Del Paso Road, Sacramento, CA 95834

Section 1.03. TENANT (INCLUDE LEGAL ENTITY): Java City, Inc., a California Corporation

ADDRESS OF TENANT: 717 W. Del Paso Road, Sacramento, CA 95834.

Section 1.04. PROPERTY: (include street address, approximate square footage and description) 8640 square foot warehouse with potential office space 721
W. Del Paso Road, Sacramento, CA 95834.

Section 1.05. LEASE TERM: 10 years -0- -months BEGINNING ON or such other date as is specified in this Lease, and ENDING ON

Section 1.06. PERMITTED USES: (See Article Five) Office, warehouse, distribution and any other legal use permitted in Sacramento County.

Section 1.07. TENANT'S GUARANTOR: (If none, so state)      None.

Section 1.08. BROKERS: (See Article Fourteen) (If none, so state) None.

LANDLORD'S BROKER: None.

TENANT'S BROKER:    None.

Section 1.09. COMMISSION PAYABLE TO LANDLORDS BROKER: (See Article Fourteen) $ None.

Section 1.10. INITIAL SECURITY DEPOSIT: (See Section 3.03) $ -0-

Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: Per applicable County Code.

Section 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:
(a) Landlord and Tenant agree that the entire Property shall initially be used as a warehouse. During the portion of the term of this Lease in which the Property is used as a warehouse only, excluding any office use, the rent shall be as follows ("Rent Schedule"):


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                  1

          Months                        Monthly Rent              Yearly Rent

          1-12                          $2937.60                  $35251.20
          13-24                         $3055.10                  $36661.20
          25-36                         $3177.31                  $38127.72
          37-48                         $3304.40                  $39652.80
          49-60                         $3436.58                  $41238.96
          61-72                         $3574.04                  $42888.48
          73-84                         $3717.00                  $44604.00
          85-96                         $3865.68                  $46388.16
          97-108                        $4020.31                  $48243.72
          109-120                       $4181.12                  $50173.44

    The above Rent Schedule is based on warehouse use by the Tenant of 8640 square feet of the Property. Initially the entire Property is being leased
for warehouse use only.   The Property has, within its 8640 square feet, a
portion that may be used for office space of 3210 square feet ("Potential Office Space") . In the event that Tenant uses any part of the Potential Office Space for office use then the Rent shall be increased pursuant to subsection (b).

     (b)    BASE RENT/OFFICE Use: Landlord and Tenant  agree that there  is
approximately 3210 square feet of useable office space in the Property.   In
the event that Tenant uses all or any part of such space for office use, then the rents set forth in subsection (a) above shall be increased, commencing on the first day of such office use, by adding $1540.80 to each month ("Additional Rent") in the year such use has commenced and thereafter to increase such Additional Rent by four percent (4%) commencing with the next Rent increase shown on the Rent Schedule and thereafter increased four percent (4%) annually.

     (c) OTHER PERIODIC PAYMENTS BY TENANT: (i) Real Property Taxes above the "Base Real Property Taxes" (See Section 4.02) ; (ii) Utilities (See Section 4.03); (iii) Increased Insurance Premiums above "Base Premiums" (See Section 4.04) ; (iv) Impounds for Tenant's Share of
Insurance  Premiums  and  Property  Taxes  (See  Section  4.07)   (v)
Maintenance, Repairs and Alterations (See Article Six).

Section 1.13. RIDERS: The following Riders are attached to and made a part of this Lease:

(If none, so state)

Exhibit A - Legal Description of the Property

Exhibit B - List of improvements currently on the Property

Exhibit C - Hazardous Materials Rider

Exhibit D - Changes Required by Law


ARTICLE TWO: LEASE TERM

Section 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           2

Section 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty
(60) -day period ends. If Tenant gives such notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03. EARLY OCCUPANCY.   If Tenant occupies  the Property prior  to the
Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall] pay Base Rent and all other charges specified in this Lease for the early occupancy period.

Section 2.04.  HOLDING OVER.     Tenant shall  vacate  the  Property  upon  the
expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

Section 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           3

Section 3.02. SECURITY DEPOSIT; INCREASES.

   (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

   (b) Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

Section 3.03. TERMINATION; ADVANCE PAYMENTS.    Upon termination of  this Lease
under Article Seven (Damage or Destruction) , Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01. ADDITIONAL PAYMENTS.   All payments due  under this Article Four
shall be paid  by Tenant  directly to  the public  entity or  agency, vendor or
supplier thereof on or before the due date.   Any failure by Tenant to pay such
charges when due shall be a material breach of this Lease.

Section 4.02. PROPERTY TAXES.

   (a) REAL PROPERTY TAXES. Tenant shall pay the "Base Real Property Taxes" on the Property during the Lease Term. Base Real Property Taxes are real property taxes applicable to the Property as shown on the tax bill for the most recent tax fiscal year ending prior to the Commencement Date. However, if the structures on the Property are not completed by the tax lien date of such tax fiscal year, the Base Real Property Taxes are the taxes shown on the first tax bill showing the full assessed value of the Property after completion of the structures.

(b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license fee, license tax, business license fee,


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           4
commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise,
inheritance or estate taxes.(c)    JOINT ASSESSMENT.   If the  Property is  not
separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

(d) PERSONAL PROPERTY TAXES. Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall attempt to have such personal property taxed separately from the Property and pay all such taxes on or before the due date.

Section 4.03.  UTILITIES.    Tenant shall  pay,  directly  to  the  appropriate
supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

Section 4.04. INSURANCE POLICIES.

(a)   LIABILITY INSURANCE.   During the  Lease Term,  Tenant shall  maintain  a
policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be $ 1,000,000 per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and noncontributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under
Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                                 5
from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.


      (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Tenant shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) , sprinkler leakage and any other perils which Landlord deems reasonably necessary. Tenant shall obtain flood and earthquake insurance if required by Landlord or by any Lender holding a security interest in the Property. Tenant shall obtain insurance for Tenant's fixtures and equipment or building improvements installed by Tenant on the Property. During the Lease Term, Tenant shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an
amount not to exceed $   $1,000.00 . Tenant shall not do or  permit anything to
be done which invalidates any such insurance policies.

   (c)      PAYMENT OF  Premiums.   Tenant  shall  pay  the premiums  for  such
insurance policies required under this Lease on or before the due date and shall supply to Landlord a copy of such policies and endorsements thereto with proof of active current coverage.

     (d) GENERAL INSURANCE PROVISIONS. Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage. Tenant shall deliver to Landlord proof of all insurance coverage required under this Article Four within ten (10) days of the required dates of coverage. Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                        6
may change  from time  to time.   Landlord  makes no  representation as  to the
adequacy of such insurance to protect Landlord 1s or Tenant 1s interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant. Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

Section 4.05. LATE CHARGES.   Tenant's failure to  pay rent promptly  may cause
Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.06. INTEREST ON PAST DUE OBLIGATIONS.   Any amount owed by  Tenant to
Landlord which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.07. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent, or other payments required by Tenant under this Lease, more than once in any consecutive twelve (12) month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

Section 4.08. LANDLORD'S RIGHT TO ADVANCE PAYMENT.  In the event



5/21/93
Draft
A.Java City
717 W. Del Paso Blvd. Lease                       7
that Tenant fails or refuses to pay the amounts required under this Article Four to any public entity or agency, vendor or supplier then Landlord may, but is not obligated to, pay such payments and Tenant shall reimburse Landlord the full amount of such payments plus any late charge or interest thereon pursuant to Sections 4.05 and 4.06 within ten (10) days of receipt by Tenant of a notice from Landlord requiring reimbursement of such sums.

ARTICLE FIVE: USE OF PROPERTY

Section 5.01.  PERMITTED USES.    Tenant may  use  the  Property only  for
the Permitted Uses set forth in Section 1.06 above.

Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

Section 5.03. HAZARDOUS MATERIALS. SEE ATTACHED HAZARDOUS MATERIALS RIDER) Subject to Exhibit C, the term "Hazardous Material" means any flammable items, explosives, radioactive materials! hazardous or toxic substances material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, subleases or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

Section 5.04. SIGNS AND AUCTIONS.    Tenant shall  not place  any signs  on the
Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.



5/21/93
Draft
A: Java City
717 W. Del  Paso Blvd. Lease                       8

Section 5.05.  INDEMNITY.   Tenant shall  indemnify Landlord  against  and hold
Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease;
(d) any misrepresentation or breach of  warranty by Tenant under this Lease;  or
(e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant"
shall  include  Tenant's  employees,   agents,  contractors  and  invitees, if
applicable.

Section 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other
purpose Landlord deems necessary.   Landlord shall give Tenant prior notice of
such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

Section 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. EXISTING CONDITIONS. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                  9

Section 6.02.  EXEMPTION OF  LANDLORD FROM  LIABILITY.   Landlord shall not be
liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury
are not accessible to Tenant.   The provisions of  this Section 6.02 shall not,
however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

Section 6.03. LANDLORDS OBLIGATIONS. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act of omission of Tenant, or Tenant's employees, agents, contractors or invitees, Landlord shall keep the foundation, roof and structural portions of exterior walls of the improvements on the Property in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Landlord shall not be obligated to make any repairs under this Section 6.03 until a reasonable time after receipt of a written notice from Tenant of the need for such repairs. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord' s expense or to terminate the Lease because of the condition of the Property.

Section 6.04. TENANT'S OBLIGATIONS.

(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation) , Tenant shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed) . If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options) , the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended) . Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system at Tenant's expense. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions of walls caused by Tenant's acts or omissions. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition.



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           10

   (b)      Tenant shall fulfill all of Tenant's  obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

   (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed $ 10,000 in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials. Tenant shall not convert warehouse use to office use without the written consent Landlord, which consent shall be in Landlords sole and arbitrary discretion to give or withhold.

   (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

Section 6.06. CONDITION UPON TERMINATION. Upon the termination the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered




5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                                 11
to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION Section 7.01. PARTIAL DAMAGE TO PROPERTY.

   (a)      Tenant  shall  notify  Landlord  in  writing  immediately  upon  the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

   (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4. 04 (b) - Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten
(10) days after receiving Landlord's termination notice.

 (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           12
thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

Section  7.02.  SUBSTANTIAL  OR  TOTAL  DESTRUCTION.      If  the  Property is
substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03. TEMPORARY REDUCTION OF  RENT.   If the Property  is destroyed  or
damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04. WAIVER.   Tenant waives the  protection of  any statute, code  or
judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           13
the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in
Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

Section 9.02. TENANT AFFILIATE.   Tenant may assign this  Lease or sublease the
Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                     14
defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

Section 9.04. OFFER TO TERMINATE.    If Tenant desires  to assign  the Lease or
sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

Section 9.05. LANDLORD'S CONSENT.

   (a) Tenant's request for consent to any transfer described in Article Nine shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

     (b)  If Tenant assigns or subleases, the following shall apply:

            (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.14) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           15

Share to Landlord. The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

          (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

Section 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. DEFAULTS.  Tenant shall be in material default under this Lease:

   (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

   (b)  If Tenant fails to pay rent or any other charge when due;

   (c)  If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

        (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                     16

Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

   (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

 (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the
Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                     17
rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

  (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

   (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04.  REPAYMENT OF  "FREE"  RENT.    If this  Lease  provides for a
postponement of any monthly rental payments, a period of "free" rent or other rent concession (i.e. $70,000 moving expense reimbursement) , such postponed rent or "free" rent is called the "Abated Rent". Tenant shall be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated
Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

Section 10.05.  AUTOMATIC TERMINATION.     Notwithstanding any  other  term  or
provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.



5/21/93
Draft
A.Java City
717 W. Del Paso Blvd. Lease                            18

Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

Section 11.03.  SIGNING OF  DOCUMENTS.    Tenant shall  sign  and  deliver  any
instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten
(10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

Section 11.04. ESTOPPEL CERTIFICATES.

(a)Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed) ; (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           19
in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

   (b) If Tenant does not deliver such statement to Landlord within such ten (10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be stopped from denying the truth of such facts.

Section 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS

Section 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                     20
furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant I s expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

Section 12.02.  LANDLORD'S CONSENT.    Tenant shall  pay  Landlord's reasonable
attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy. tenure or use of the Property or any portion thereof.

Section 13.02. LANDLORD'S LIABILITY; CERTAIN DUTIES.

   (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

   (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

     (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                  21

Section  13.03.  SEVERABILITY.    A  determination  by  a  court  of  competent
jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

Section 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

Section 13.06. NOTICES.   All notices required  or permitted  under this  Lease
shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

Section 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09. Binding EFFECT; CHOICE OF LAW.   This Lease binds any  party who
legally acquires any rights or interest in this Lease



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                     22
from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in
accordance with the terms  of this Lease.   The laws of the  state in which  the
Property is located shall govern this Lease.

Section 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

Section 13.11. JOINT AND SEVERAL LIABILITY.   All parties signing this Lease
as Tenant shall be jointly and severally liable for all obligations of Tenant.

Section 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

Section 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14. SURVIVAL.   All representations and  warranties of  Landlord and
Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS

Tenant represents and warrants to Landlord that no brokers have been consulted or used by Tenant or Tenant's agents or employees with reference to this Property and that no obligations for payment of commissions or fees are present with reference to the Lease of this Property. In the event that Tenant has dealt with any person or entity claiming a commission or fee with reference to this Property, it shall be Tenant's sole and exclusive expense.


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                           23

Tenant hereby indemnities and holds Landlord harmless from any and all claims of commission and fee with reference to the Lease of this Property based on the actions of Tenant herein. Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

     LANDLORD:


SIGNED ON                    1993                      BY:
                                              THOMAS WEBORG, OWNER


                                          BY:
                                              SANDRA SINGER, OWNER

     TENANT


SIGNED ON                       1993      JAVA CITY, INC.,
                                        A CALIFORNIA CORPORATION


                                         BY:
                                        ITS:

                                         BY:
                                         ITS:


PORTIONS OF THIS LEASE HAVE BEEN TAKEN FROM THE INDUSTRIAL REAL ESTATE LEASE SINGLE TENANT FACILITY OF THE CALIFORNIA CHAPTERS OF THE SOCIETY OF
INDUSTRIAL AND  OFFICE   REALTORS,  INC.,   COPYRIGHTED  1988.     NO
REPRESENTATION   OR RECOMMENDATION IS MADE  BY THE  SOUTHERN CALIFORNIA
CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS, INC., IT'S LEGAL COUNSEL OR THEIR EMPLOYEES OR AGENTS AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES LANGUAGE DERIVED FROM THEIR LEASE FORM AND QUESTIONS TO SUCH SHOULD BE ANSWERED BY LEGAL COUNSEL FOR THE PARTIES HEREIN.

                                  EXHIBIT "A"


                       LEGAL DESCRIPTION OF THE PROPERTY



5/21/93
Draft
A:Java City
717 W. Del Paso Blvd. Lease                24

                                  EXHIBIT "B"

                              LIST OF IMPROVEMENTS


5/21/93
Draft
A:Java City
717 W. Del Paso Blvd. Lease                       25

                                  EXHIBIT "C"

                  HAZARDOUS    MATERIALS   RIDER

                  JAVA CITY, INC. ("TENANT")

Tenant shall (i) not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which consent Landlord shall not unreasonably withhold or delay as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws relating to any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises by Hazardous Material other wise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution on value of the Premises, damages for the loss or restrictions on use of rentable or usable space or  of  any amenity  of  the Premises, damages arising from any adverse impact on marketing of the  Premises, and reasonable sums paid in settlement of  claims, attorneys' fees,  consultant fees and expert fees) which arise during or after the lease term as a result  of such
contamination.   The  indemnification set  forth herein  shall run  to  the benefit of any bank or other lender to which Landlord or Landlord's successors and assigns may grant a security interest in the Property and or assigns  may grant  a  security  interest  in  the  Property  and
or  the  Premises.    This indemnification of  Landlord  by  Tenant includes,
without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

Landlord represents that to the best of their knowledge, they are not aware of the existence of any hazardous material or related environmental
concerns.  Furthermore,  Landlord  shall   indemnify  Tenant   for  any
breach  of   this representation.

As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes



5/21/93
Draft
AJava City
717 W. Del Paso Blvd. Lease                     26
regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140 of the
California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law) ; (ii) defined as a "hazardous waste" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act); (iii) defined as a "hazardous material", "hazardous substance"! or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory) ; (iv) defined as a "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances) ; (v) petroleum; (vi) asbestos; (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20; (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317) ; (ix) defined as a "hazardous waste" pursuant to
Section 1004 of the  Federal Resource Conservation and  Recovery Act, 42  U.S.C.
Section 6901 et seq. (42 U.S.C. Section 6903) (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601) ; or (xi) or any substance requiring remediation under any federal, state, municipal or other governmental statute, ordinance, rule, regulation or policy.

AGREED BY:

TENANT:   JAVA CITY, INC.,
          A CALIFORNIA CORPORATION




BY:                         DATE: 7-24-93


LANDLORD:  THOMAS WEBORG/SANDRA SINGER




BY:                           DATE:


BY:                          DATE:


5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                       27

                                  EXHIBIT "D"


                            CHANGES REQUIRED BY LAW


    CHANGES REQUIRED BY CODE. In the event the responsible fire department, or any other governmental agency, governmental entity, public district, public council or any other standard or rule making body (including, Federal, State and local) requires additional changes in construction or improvements to be constructed on the Property due to changes in laws, regulations or codes which are enacted after the Commencement Date, or in existence on the Commencement Date but enforced thereafter, the costs of the additional improvements shall be paid by Tenant, within ten (10) days after receipt of written notice thereof from Landlord.



5/21/93
Draft
A: Java City
717 W. Del Paso Blvd. Lease                       28

                             MODIFICATION OF LEASE


THIS AGREEMENT dated January 26, 1995 is made by and between THOMAS WEBORG and SANDRA SINGER, hereinafter referred to as "Landlord" and CUCINA HOLDINGS, INC., a Delaware corporation, successor in interest to JAVA CITY, a California corporation, hereinafter referred to as "Tenant".


   1.                        WITNESSETH


THAT, WHEREAS, by Indenture of Lease dated August 1, 1993 by and between Landlord and Tenant, Landlord leased and demised unto Tenant for the purpose of warehouse and office space the following described property situated in the county of Sacramento, California, to-wit:

     consisting of approximately 8,640 square feet of floor space and more commonly known and designated 721 West Del Paso Road; and

WHEREAS, the aforementioned Indenture of Lease is due to expire by its own terms on July 31, 2003; and

WHEREAS, Section 1.12(b), Base Rent/office Use, sets forth office space of 3,210 square feet; and

WHEREAS, the actual office/improved space constructed and occupied by Tenant is 4,293 square feet; and

WHEREAS, the remaining space is warehouse space which equals 4,347 square feet; and

WHEREAS, it was the intention of the parties to amend this Lease to conform to the rent rates and payment periods set forth in that certain Lease of the adjoining building (717 West Del Paso Road, wherein Landlord is Lessor and Tenant is Lessee) following the completion of Tenant improvements; and

WHEREAS, following the completion of Tenant improvements the rent rates for the adjoining building were 82 cents per square foot per month for office/improved space and 35 cents per square foot per month for warehouse space; and

WHEREAS, the starting Rent is computed as follows:

     (1) 82 cents multiplied by 4,293 square feet of office/improved space $3,520.26 per month; plus

     (2) 35 cents multiplied by 4,347 square feet of warehouse space = $1,521.45 per month; equals

     (3)  $5,041.71 per month; increased by

     (4)  four percent (4%) per year in accordance with Section 1.12(b); and


WHEREAS, Landlord and Tenant desire to clarify and confirm the Rent Tenant shall pay to Landlord for the Premises pursuant to Section 1.12(a) &
Section 1.12(b) for the balance of Lease Term of said Lease mentioned hereinabove.

NOW, THEREFORE, in consideration of the Premises and the mutual covenants and conditions hereinafter contained, the parties hereto amend Section
1.12 as  to the Rent as  follows, to-wit:

1) Landlord and Tenant hereby agree that the Rent Tenant shall pay to Landlord for the Premises pursuant to Section 1.12(a) and Section 1.12(b) for the Lease Term is as follows:

        August 1, 1993 to July 31, 1994 =                     $5,041.71/Month
        August 1, 1994 to July 31, 1995 =                     $5,243.38/Month
        August  1, 1995  to July 31,  1996 =                  $5,453.12/Month
        August  1, 1996  to July 31,  1997 =                  $5,671.24/Month
        August  1, 1997  to July 31,  1998 =                  $5,898.09/Month
        August  1, 1998  to July 31,  1999 =                  $6,134.01/Month
        August  1, 1999  to July 31,  2000 =                  $6,379.37/Month
        August  1, 2000  to July 31,  2001 =                  $6,634.54/Month
        August  1, 2001  to July 31,  2002 =                  $6,899.92/Month
        August  1, 2002  to July 31,  2003 =                  $7,175.92/Month

2) Landlord and Tenant hereby covenant and agree that during the remaining original term Landlord and Tenant shall perform and be bound by all covenants and conditions in said Indenture of Lease dated
     August 1, 1993, insofar as they are consistent with the provisions of this Agreement.

3) The said Indenture of Lease is modified in the above particulars only and all other provisions thereof, insofar as they are consistent herewith, shall remain binding and in full force and effect. The above modification shall henceforth be considered a part of said Indenture of Lease as if fully and completely written therein.


IN WITNESS WHEREOF, the parties hereto have executed this Modification of Lease the day and year first above written.



LANDLORD:                                       TENANT:
Thomas Weborg and Sandra Singer                 Cucina  Holdings, Inc., a
                                                Delaware corporation

Thomas Weborg                                   By:



                                                Title:
Sandra Singer

                               AMENDMENT TO LEASE

    This Amendment to Lease is made this 26 day of June, 1996, by and between Thomas Weborg and Sandra Singer, David Ewing and Karen Ewing ("Landlord") and Cucina Holdings, Inc., a Delaware corporation, successor-in-interest to Java City, Inc., a California corporation ("Tenant") to that certain Lease dated August 1, 1993, as modified by that Modification of Lease dated January 26, 1995 ("Lease"), for the
property  located  at  721  Del  Paso  Road,   Sacramento, California.

    WHEREAS, Landlord and Tenant desire to clarify certain obligations under the Lease, the following modifications are agreed to by each:

1. Section 6.03, Landlord's Obligations, is deleted in its entire and replaced with the following:

          "Subject to the provisions' of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall not be obligated to maintain and repair the foundation, roof, structural portions of the exterior walls of the Property, windows, doors, plate glass, or the surfaces of the walls, or other structural, non-structural, interior, exterior, and landscaped areas, systems and equipment, as of which shall be the obligation of the Tenant to maintain and repair as set forth in
Section 6.04."

2. Section 6.04 (a), Tenant's Obligations, is deleted in its entirety and replaced with the following:

    `(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, non-structural, interior, exterior, landscaped areas,  systems, equipment, foundation,  roof,  exterior  and  interior
walls)  in  good  order, condition  and   repair  (including  interior  and
exterior  repainting   and refinishing, as  needed),  If any  portion  of
the Property or any system or equipment in the Property which Tenant is obligated to repair, cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the  Property, regardless of  whether the benefit  of such replacement
extends  beyond the  Lease  Term.   Tenant  shall  maintain  a preventative
maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventative maintenance of the heating and air conditioning system at Tenant's expenses. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall, at its expense, maintain the Property in an attractive, first-class, and fully operative condition."

    3 . Section 3.02, Security Deposit; Increases (b), and Section 9.05, Landlord's Consent, (b)(i) and (ii), are deleted in their entirety.
Section 9.05(a) remains unchanged.

     4. Section 10.04, Repayment of "Free" Rent, is deleted in its entirety. The parties hereto evidence their agreement to the covenants and conditions contained in this Amendment by executing the same as indicated herein below.


LANDLORD:

By:

     Thomas Weborg

By:  Sandra Singer

By:
      David Ewing

By:  Karen Ewing


TENANT:

CUCINA HOLDINGS, INC.,
a Delaware corporation




          By:                                       By:


          Name:                                     Name:




          Title:                                    Title:

                                    GUARANTY

     THIS GUARANTY (this Guaranty") is made as July 31,1996, by Thomas Weborg, Sandra Singer, David Ewing and Karen Ewing (collectively, the ,Guarantors,, and, individually, each a "Guarantor), in favor of West Coast Realty Investors, Inc., a Delaware corporation ("Landlord").

    WHEREAS, Guarantors and Cucina Holdings, Inc., a Delaware corporation, (as successor in interest to Java City, a California corporation) ("Tenant") entered into that certain Standard Industrial Lease - Net dated April 10, 1989 together with the Addendum thereto, as amended by that certain Amendment No. 1 dated February, 1990 as further amended by that certain Amendment No. 2 dated November 6, 1992, the Extension and Modification of Lease dated March 23, 1994, the Modification of Lease dated January 26, 1995 (" 1995 Modification") And the Amendment to Lease dated June 26, 1996 (collectively the 'Lease") concerning that certain, real property known as 717 West Del Paso Road, Sacramento, California (the "Property").

     WHEREAS, Guarantors, ". and Landlord have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions ("Purchase Agreement") dated April, 1996 pursuant to which Guarantors, ". have agreed to sell to Landlord the Property and to assign to Landlord all of Guarantor's interest in and to the Lease.

     WHEREAS, Landlord would not purchase the Property nor accept an assignment of the Lease if Guarantors did not execute and deliver to Landlord this Guaranty in accordance with Section 22 of the Purchase Agreement.

     WHEREAS, $2,527.57 of each month's base rent payable pursuant to Section 1.12(a) of the Lease ("Tenant Improvement Payment") is allocable to the reimbursement of costs of certain improvements constructed for the Tenant under the Lease (the aggregate of all Tenant Improvement Payments required to be paid under the Lease being referred to herein as the "Improvement Obligation").

     WHEREAS, Guarantors have agreed to guarantee the payment by Tenant to Landlord of the Improvement Obligation.

    NOW, THEREFORE, for good and consideration, Guarantors hereby jointly, severally, and absolutely, presently, continually, unconditionally and irrevocably guaranty the prompt payment by Tenant of all rentals payable by Tenant under the Lease; provided however, the maximum liability of Guarantors shall not exceed the Improvement Obligation; provided further such liability shall be reduced from time to time as and when the Landlord received monthly rent pursuant to the 1995 Modification, commencing with the first AM calendar mouth following the Closing Date referred to in the Purchase Agreement and for each month thereafter by the Tenant Improvement Payment allocable to such month's base rent
                                      -1-

     Guarantors further agree as follows:

     1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantors and that this Guaranty shall thereupon and thereafter remain and continue in full force and effect.

      2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, provided that it is not the intention of Guarantor to waive the benefit of any applicable statute of limitation for the bringing of legal action against Guarantor.

     3. Each Guarantor's liability under this Guaranty shall continue until the Improvement Obligation has been paid in full.

      4. Each Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant and continue for ninety (90) days, such Guarantor shall and will forthwith upon demand pay the unpaid principal balance of the Improvement Obligation in full to Landlord in legal currency of the United States of America for payment of public and private debts.

      5. The liability of Guarantors under this Guaranty is a guaranty of payment and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

     6. Each Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor (or any of them), to Tenant, or to any other person, (ii) demand of payment, presentation and protest; (iii) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; and
(iv) any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person. Each Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease which continues for ninety (90) days, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaims set-off or other claim which Tenant may allege against Landlord with respect thereto, Moreover, each Guarantor agrees that such Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

      7. Each Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor, including without limitation, any other Guarantor named herein. Each Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, including, without limitation, any other Guarantor named herein, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

                                     -2-
61690OS6.LAI/P.LMIW9183-015/07-31-96/JP

    8. (a) Each Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable. discharge of Guarantor. Without limiting the generality of the foregoing, each Guarantor hereby expressly waives any and all benefits under California Civil Code S S 2810, 2819, 2845, 2848, 2949 and 2850, and the second sentence of California Civil Code Section 2822(a). Any partial payment by Tenant shall be applied to amounts longest overdue under the terms of the Lease and shall be prorated between Tenant Improvement Payments and other amounts longest overdue based upon the amounts thereof

     (b) Each Guarantor agrees that such Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other Guarantor hereunder unless and until the Improvement Obligation has been paid in full. Each Guarantor further agrees that, to the extent the waiver of such Guarantor's rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation such Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution such Guarantor may have against any other Guarantor shall be junior and subordinate to any rights Landlord may have against such other Guarantor.

     (c) To the extent any dispute exists at any time between or among any of the Guarantors as to any Guarantor's right to contribution or otherwise, each Guarantor agrees to indemnify, defend and hold Landlord harmless from and against any loss, damage, claim, demand, cost or any other liability (including without limitation, reasonable attorneys' fees and costs) Landlord may suffer as a result of such dispute.

     (d) The obligations of each Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving
the  bankruptcy,  insolvency,   receivership,  reorganization, liquidation or
arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of each Guarantor proposed in such case and to take any other action which such Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Each Guarantor acknowledges and agrees that any payment which accrues with respect to Tenant's obligations under the Lease (including without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantors' obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Each Guarantor -hereby permits any trustee in bankruptcy;


                                      -3-
61690056.LA1)RI2,F/W9193-015/07-31-96/JP
receiver, debtor-in-possession, assignee for the benefit of creditor's or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced.

     9. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by overnight courier, addressed to the other party at its respective address set forth below,. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

           To Guarantors:     c/o of Java City
                              717 West Del-Paso Road Sacramento, California
                              95834

           To Landlord:       West Coast Realty Investors, Inc.
                              5933 West Century Boulevard, Suite 1900,  Los
                              Angeles, California 90045
                              Attention Mr. W. Thomas Maudlin, Jr.

10 .Each Guarantor represents and warrants to Landlord as follows:

     (a) No consent of any other person, including, without limitation, any creditors of such Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by such Guarantor in connection with this Guaranty or the execution, delivery. performance, validity or enforceability of this Guaranty and
all obligations  required hereunder.   This Guaranty has been duly executed
and delivered by such Guarantor, and constitutes the legally valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

     (b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court arbitrator or governmental authority binding on such Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of such Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of such Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement instrument or undertaking-

      11. This Guaranty shall be binding upon each Guarantor, such Guarantor heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. Any married person

                                      -4-
61690056.LAlIRLIM9193-015/07-31-966p
executing this Guaranty agrees that recourse may be had against community assets and against his separate property for the satisfaction of all obligations herein guaranteed. As- used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

      12. The term "Landlord" whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord of any assignee in the Lease or any part thereof whether by assignment or otherwise.

     13. The term 'Tenant" whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

      14. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantors shall- be' obligated to pay all charges, costs and expenses (Including, without limitation, reasonable attorneys' fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment, provided Landlord is the prevailing party.

     15. This Guaranty shall be governed by and construed in accordance with the laws of the State of California, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the Courts of California.

     16. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof which terms and provisions shall remain binding and enforceable.'

     17. Subject to the limitations set forth in Paragraph 2 above, no failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     18. This Guaranty shall. constitute the entire agreement between each Guarantor and the Landlord with respect to the subject matter hereof No provision of this Guaranty or right of Landlord hereunder may be waived nor may any Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord-

     19. The liability of each Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and such Guarantor relating to the Lease shall be cumulative and not alternative and such rights,

                                      -5-
61690056.LAIAZTNM9183-015/07-31-96/JP
powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

    IN WITNESS WHEREOF, Guarantors have executed this Guaranty AS of the day and year first above written.


                                  THOMAS WEBORG

                                   Sandra Singer

                                   David Ewing

                                   Karen Ewing

                               AN APPRAISAL OF

                        An Office/Industrial Facility
                         717 & 721 West Del Paso Road
                            Sacramento, California

                    Effective Date of Value: June 5, 1996
                     Date of Preparation:  June 5, 1996


                              SUBJECT PROPERTY:
                         717 & 721 WEST DEL PASO ROAD
                            SACRAMENTO, CALIFORNIA


                        IDENTIFICATION OF THE PROPERTY

        The property appraised is located at 717 & 721 West Del Paso Road, California. A preliminary title report was provided to review easements and encumbrances of record. To aid in identifying the property, the following page indicates the subject property on a plat map.

                                         map




                                        Subject:
                              717 & 721 West Del Paso Road
                                 Sacramento, California

                           PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to estimate the market value of the property appraised, in fee simple title as of June 5, 1996.

                      FUNCTION OF THE APPRAISAL

The function of the appraisal is to provide value information for due diligence and purchase decision of Western Realty Advisors, Inc.

                          DEFINITION OF MARKET VALUE


For the purposes of this report, market value is defined as:

        "The most probable price in terms of money which a property will bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently, knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated, (2) both parties are well informed or well advised, and each acting on what each considers to be his own best interest, (3) a reasonable time is allowed for exposure in the open market, (4) payment is made in cash or its equivalent, (5) financing, if any, is on ten-terms generally available in the community at the specified date and typical for the property type in its locale, (6) the price represents a normal consideration for the property sold unaffected by special financing amounts and/or terms, services, fees, costs, or credits incurred in the transactions."

                             HISTORY OF OWNERSHIP


721 Del Paso Road was purchased on August 16, 1993 for $450,000 and later improvements were made to the property. The amount of the improvements were not disclosed to the appraiser other than they were substantial. 717 Del Paso Road was transferred partially to Karen Ewing and David Ewing/Estate on December 28, 1990 as a 1/10 partial interest.

                     ASSUMPTIONS AND LIMITING CONDITIONS


Title to Real Estate - A copy of the preliminary title report was provided for the purpose of this appraisal. In accordance with professional appraisal practice, we assume that:

             a)The title to the property is marketable;
             b)The property is free and clear of all liens,
                 encumbrances, easements and restriction except here noted in this report;
             c)The property does not exist in violation of any
                 applicable codes/ordinances, statutes or other government regulations;
             d)The property is under responsible ownership and
                 competent management and is available for its highest and best use.

We have reviewed the preliminary title reports reproduced in the Addenda to this report.

Sketches and Maps - Sketches and maps in this report are provided to aid the reader in visualizing the property and are the results of field investigations made by the appraiser. Dimensions and descriptions are based on public records and information that was furnished by others. These dimensions and descriptions are not meant to be used to replace matters of survey.

Information and Data - Information supplied by others is considered in this valuation. These information sources are believed to be reliable, and no further responsibility is assumed for their contribution to the value estimate. A change in the value estimate may be required upon consideration of additional or more reliable data that may become available.

Unexpected Conditions - It is assumed that there are no expected or unexpected conditions of the property that would adversely affect value.

Distribution of Value - The distribution of total value for land and improvements is applied only under the state of usage and utilization. Separate values for land and improvements may not be used in conjunction with any other appraisal and are invalid if so used.

Legal or Specialized Expertise - No opinion is customarily expressed for matters requiring legal expertise, or other matters under investigation, or of knowledge beyond that customarily expressed by real estate appraisers.


Advertising - Neither all nor any part of this appraisal report shall be conveyed to the public through advertising, public relations, news, sales or other methods without the written consent and approval of the appraisers.

Court Testimony - Testimony or attendance in court by reason of this appraisal shall not be required unless arrangements for such services were previously made.

Effective Date of Value - The date of value, to which the conclusions and opinions expressed in this report apply, is set forth in the letter of transmittal. The effective date of value is the date of inspection of the subject property. The dollar amount of any value opinion reported is based on the purchasing power of the U.S. dollar as of that date. The appraiser assumes no responsibility for economic or physical factors occurring subsequent to the date of value which may affect the opinions reported.

Mineral Rights - The value of mineral rights, if any, was not considered in this appraisal unless otherwise noted.
Structural-Deficiencies - The appraiser found no obvious evidence of structural deficiencies except as stated; however, no responsibility for structural soundness or conformity to city or county building and safety codes can be assumed without an independent structural engineering report.

Property Inspection - The appraiser(s) personally inspected the subject property as part of the appraisal assignment.

Property Included - No consideration was given in this appraisal to personal property located on the premises. Only the Real Property was considered as part of the appraisal assignment. However, the appraiser has considered the value of tenant improvements in valuation conclusion.

Earthquakes - As earthquakes are not uncommon in the area, no responsibility is assumed for their possible effect on individual properties unless detailed geologic reports are made available.

Soil Conditions - No detailed soil studies of the subject were available to the appraiser. Therefore, statements regarding soil qualities made in this report are not conclusive but have been considered consistent with the information available to us.

Mechanical Equipment   - It is assumed by the appraiser that all
mechanical equipment is in operative condition. The mechanical equipment is not included in this appraisal.

Environmental Study - This appraisal is not an environmental study and reliance should not be placed on this report for matters that are the province of an environmental study. Such a study has not been provided to the appraiser for our review.

Hazardous Waste - The appraiser has not learned of any hazardous waste or toxic material in existence at the subject property, therefore, the indicated value does not reflect their existence, if any.

                             DESCRIPTIVE SECTION
                                     AND
                             REGIONAL DISCUSSION


                                 Regional Map

                       Regional Area: Sacramento County

                           NEIGHBORHOOD DISCUSSION

                               Neighborhood Map



                        SUBJECT PROPERTY: VICINITY MAP

        POR.  SEC7,T.9N.,R.5E.,M.D.B.AM.

         Assessor's Map Bk- 23 7 P9. 60h. II 9 Pg 213-30-90)
         County of Sacramento, Calif.




                          SUBJECT PROPERTY: PLAT MAP

NEIGHBORHOOD ANALYSIS

                            SITE ANALYSIS

The subject site is in close proximity to good freeway access, the center city, and air transportation facilities. It is surrounded by industrial and commercial buildings of similar vintage in a desirable industrial location. The property is located in the prestigious Northgate Industrial Park area. It is located in the northern part of Sacramento with access to Interstate 80, Interstate 5, and other major freeways. Directly south is the center city and recreational areas; east and west is residential; and north is the communities of Garden land, North Sacramental, and Del Paso Heights.

Tenants in the subject building, JAVA CITY, are very similar to those that occupy surrounding properties.

As reported by the City of Sacramento Northgate is one of the premiere industrial parks in the immediate vicinity of Sacramento. Competing areas are: Bradshaw region and Sunrise industrial and office park areas.

Vacant is spread throughout the City though not in large business parks. There are three industrial zoning categories which allow a large variety of uses.

An examination of rental rates in the immediate area, however, showed a stability of rental rates and there was limited vacancy in structures the size of the subject property other than what was normal for the area and to allow for transition. Vacancy existed in the larger industrial/office buildings in direct proximity to the subject property.

Discussion with several commercial brokers in the area indicated that leasing demand is relatively good and sales activity is reasonably strong, but hindered by the past recession based economy. There was few properties available for sale in the immediate area.

Topography was level and the site was well landscaped. Discussions with the listing broker indicated that the building will be repainted and the parking lot will be restriped. Parking is adequate to meet zoning standards once it is restriped.

                                 PHOTOGRAPHS


             Street Scene: Del Paso Boulevard Looking North East


                Street Scene: Del Paso Blvd. Looking Southwest

                            SITE ANALYSIS

Site Improvements: The site is covered by building improvements, and associated asphalt paving, of approximately 62,173 square feet of area for the two parcels comprising the property. Total building square footage, for both buildings, is 20,000 square feet.

The subject property fronts to Del Paso Boulevard with good access to the 160 freeway and Northgate Boulevard.

Dimensions/Shape/Area,

The subject lot is rectangularly shaped. The site enjoys frontage on Del Paso Blvd. which is a 2 lane street. The site has 62,173 square feet of space with good access to Northgate Boulevard.

Zoning is industrial, M-1, which allows the existing use for research and development and industrial use with up to 65% build out as office space. Property usage is recorded as Industrial Condominium.

Flood Zone

The property is in zone A-99 as per flood map 060262-0065E. This is a 100 year old flood zone area. The entire pad is within the 100 year flood plain.

Topography,

The lot and surrounding area is level for the subject and in the immediate area of the neighboring properties. Topography is level and very slightly downward from front to back of the lot to allow for drainage. Neighboring properties are basically level and there was no evidence of settling in the subject property or area.

Sail & Subsoil Conditions:

The subject soil appears to be adequate, there is no evidence of land and building settlement in the subject neighborhood. However, no soil report was made available to the appraiser. The City is not subject to unstable soil conditions other than Earthquakes as discussed with the Economic Planning department of the City.

It is assumed for appraisal purposes that there are no adverse soil conditions which might adversely affect the value of the subject property. The land use before the building was built was undisclosed. It is assumed for appraisal purpose that the previous use posed no form of toxic danger which could adversely affect the value of the subject property. The appraiser(s) has not reviewed any environmental study, nor does the appraiser(s) claim to be an expert in the field of environmental study. If concern over environmental contamination is an issue, a prospective purchaser is urged to consider environmental studies. Environmental studies are common for industrial locations such as the subject property, prior to property transfers.

Drainage:

The lot appears to be adequate for drainage. No noticeable area of water accumulation was found, nor noticed. Drainage from the surrounding areas appear minimal.

Utilities and Services:

The subject property is connected to all public utilities.

Access:

The lot is accessible from Del Paso Boulevard and Northgate Boulevard.
Easements:

There are no adverse noticeable adverse easements affecting the property. The appraiser has reviewed a preliminary title or title report of the property in that determination. There is the availability for ingress and egress and also for public utility easements. A copy of the Preliminary Title report is reprinted in the Addenda to this report.

Man-Made Improvements

The subject street is maintained by the City of Sacramento. The off-site improvements include sidewalks, curbs, electrical street lights, sanitary sewers and storm sewers.

Assessment and Taxes: According to the Sacramento County Assessor, current assessed costs are presented current and not payable. Assessments are as follow:

APN:                          237-0600-003*           237-0600-005**

Land                             $89,047               S217,988
Improvements                    S366,307               $639,869

TAXES:
1st Installment                 Paid                   Paid
2nd Installment                 Paid                   Paid

Based on Proposition 13 taxes should increase annually by 2% unless there is a change of ownership, AT which time they will increase to an amount based on the current tax rates against existing market value.

Zoning:

The subject lot is zoned M- 1 industrial City of Sacramento. This zoning allows for A variety of uses including the existing use. Zoning is designed to preserve city land appropriate for industrial uses and to attract and preserve desirable manufacturing and research/development areas. Land use is industrial condominium.

Zoning is intended to provide safeguards and appropriate transitions to surrounding land uses that may be sensitive to industrial/commercial activities and to permit efficient design of infrastructure and public services to serve these uses. Such infrastructure serves the neighboring area. The property is in a well structured industrial area.

                             IMPROVEMENT ANALYSIS


                                 PHOTOGRAPHS

               Improvement Scene: Front View of 717 W. Del Paso



               Improvement Scene: Front View of 721 W. Del Paso

                             IMPROVEMENT ANALYSIS

Building Improvements: The primary improvements are two class C concrete tiltup, construction buildings. 721 Del Paso Road consists of 8,964 square feet and 717 Del Paso Road consists of approximately 1 1,035 square feet.

Age: The subject properties were originally constructed in 1988. It has a chronological age of 8 years, an effective age of 5 years, and a remaining economic life of 45 to 50 years.

Based on the appraiser's inspection and assessment of the condition of the improvements, the subject has an estimated effective age of 5 years and a remaining useful life in excess of 50 years. It is adequately maintained for it's intended use. There was no deferred maintenance noted.

Tenant improvements may exceed the 65% permitted by existing zone ordinances.

The Construction is summarized as follows:

Construction:  Concrete footings, foundation and slab; wood frame wall design office; flat tar/gravel roof.

Basement:      None

Exterior Walls:     Stucco wood frame construction


Interior Walls:     Painted and finished drywall with baseboard
                    molding.

Windows:       1/4" tinted glass in metal and wood casement.


Roof:         Wood, flat roof with built-up tar/gravel roof cover.
              (Estimated 16 Foot ceiling height).

Plumbing:      Adequate bathroom and plumbing facilities present.
               Adequate plumbing and normal equipment is evidenced.


Air Conditioning
Ventilation:        There is adequate heating and air conditioning
                    equipment present. The industrial building has good ventilation. Production Area is clean and air conditioned.


Electric:      1 10/220 volt electrical service.  The entire building
               has adequate Amperage service with the ability to expand as need.

Lighting:      For the office area and lobby area, lighting is
               provided by flush mounted drop in-ceiling florescent fixtures, incandescent lighting, and commercial 2 bulb, 8 foot fluorescent fixtures.

Sprinkled:     The building is fully sprinkled for fire protection.


Parking: Parking is adequate and within applicable building codes.

Comments:      The subject building is in good/excellent condition and
               evidences a desirable quality of construction.

Deferred Maintenance:    There was no deferred maintenance noted.


Other Factors:      There is substantial tenant improvements that
                    enhances the use of the building for Office usage including additional tenant improvements.

                             Highest and Best Use


Highest and Best use is defined as:

"That reasonable and probable use that supports the highest present value, as defined, as of the effective date of appraisal.

Alternatively, that use, from among reasonable, probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible and which results in highest land value.

The definition immediately above applied specifically to the highest and best use of land. It is to be recognized that in cases where a site has existing improvements on it, the highest and best use may be determined to be different from the existing use. The existing use will continue, however, unless and until land value in its highest and best use exceeds the total value of the property in its existing use."

The above describes the concept of highest and best use where the existing improvements have a number of years of physical life remaining that does enhance the total property value.

The overall analysis of the real estate indicates that the improvements are not new and suffer some depreciation. The trends indicate that land values are stable and/or increasing slightly; however, the improvements contribute to the overall property value and razing of these improvements would not be feasible until the value of the current use is exceeded by the land. The net return of the building is greater than the return which could be earned if the site were vacant.

Based on the existing uses and trends in the neighborhood, zoning, and location, the highest and best use of the land is for industrial/research and development usage.

The existing improvements are developed with this type of use and therefore, are concluded to represent the highest and best use as improved. Therefore, the property is at highest & best use as presently zoned and developed.

Lease Analysis

In evaluating the lease for the subject property a description of the Lessee's business is reproduced in the Addenda to this report. It should be noted that the tenant is a closely held company with the intent to be involved in an initial public offering. The company is -a well financed and a well run company in a niche market that is expanding.

Lease A: 717 West Del Paso Road, Sacramento, California

         Lessor:  Mr. Thomas Weborg and Sandra Singer
         Lessee:  Cucina Holdings, Inc.
         Building Square Footage:  11,200 square footage
         Lease expiration:  July 31, 2003
         Warehouse space: 5,398 square feet

Office space:  5,802 square feet

Existing rent:
  Warehouse    $312 per square foot NNN
  Office       $.757 per square foot NNN

Total Rent:
August 1, 1996 to August 1, 1997                  $9,619.69 per month
August 1, 1997 to August 1, 1998                  $10,004.48
August 1, 1998 to August 1, 1999                  $10,820.85
August 1, 1999 to August 1, 2000                  $11,253.68
August 1, 2000 to August 1, 2001                  $11,703.83
August 1, 2001 to August 1, 2002                  $12,171.98
August 1, 2002 to August 1, 2003                  $12,658.86

4% escalating increase to lease termination.
There is no CPI escalation clause.
Lease expiration date:  July 31, 2003

Use: Wholesale roasting and distribution of coffees with showroom/cafe/cafe to general public.

Lease B: 721 West Del Paso Road, Sacramento, California

Lessor:    Mr. Thomas Weborg and Sandra Singer
Lessee:    Cucina Holdings, Inc.
Building Square Footage:      8,640 square footage
Lease expiration:             July 31, 2003
Warehouse space:              4,347 square feet
Office space:                 4,293 square feet
Existing rent:
Warehouse   $393 per square foot NNN

Office      $.922 per square foot NNN

Total Rent:

August 1, 1996 to August 1, 1997        S5,671.24 per month
August 1, 1997 to August 1, 1998        S5,898.09
August 1, 1998 to August 1, 1999        $6,134.01
August 1, 1999 to August 1, 2000        $6,379.37
August 1, 2000 to August 1, 2001        $6,634.54
August 1, 2001 to August 1, 2002        $6,899.92
August 1, 2002 to August 1, 2003        $7,175.92

4% escalating increase to lease termination.
There is no CPI escalation clause.
Lease expiration date:   July 31, 2003
Use:       Wholesale roasting and distribution of coffees

                              VALUATION SECTION

                              VALUATION SECTION
APPRAISAL PROCEDURES

The three traditional approaches to value are applied in order to arrive at a final value conclusion. A synopsis of the procedures employed in each approach follows.

                                COST APPROACH


The Cost Approach is based upon the proposition that the informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject. It is particularly applicable when the property under appraisement involves new or newer improvements which represent the highest and best use of the land.

Additionally it is applicable to those types of properties which are unique and contain specialized improvements for which there is no comparable data in the market. The Cost Approach includes the following steps:

             1.Estimate the market value for the land.
             2.Estimate the reproduction cost of the improvements. 3.Deducting appropriate depreciation from the cost new to arrive at a depreciated improvement value.
             4.Adding the land  and depreciated improvement  value to
               arrive at A property value estimate.

                               INCOME APPROACH

The Income Approach views the property as a revenue producing assets whose value is derived from satisfying investment criteria. This approach generally follows the following steps:

      1. Recognizing the revenue producing potential of the property.

      2. Considering appropriate expenses associated with the revenue including normal operating costs and real property taxes as well as vacancy and collection loss factors. Care is exercised in keeping expenses within acceptable proportions for the specific investment.

      3. Subtracting the expenses from revenues in order to arrive at a net annual income stream produced by the property.

      4. Capitalizing the net operating income at an Overall Rate which considers the risks inherent in the property as compared to alternate investments.


                             THE MARKET APPROACH

This method produces an estimate of value by comparing the subject property to sales and/or listing of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market. At the date of this appraisal, there was not indicated by an inspection of market sales from use of DAMAR/TRW, CONTS INC. and assessor data an abundance of comparable sales of this type of property. These industrial buildings are build and designed by investors who generally hold onto the property and lease the properties such as the present building to technology oriented companies. At the date of the appraisal such companies are generally doing well in the recession based California economy.

Since the property is newly constructed the cost approach is felt to bear significance in the value determination. The lease rate, available capitalization rates from similar size properties, and the examination of the income stream, plus the long term nature of the lease are factors that the income approach should consider.

                          VALUATION ANALYSIS


The Cost Approach

This approach involves the summation of the depreciation value of the building and site improvements with the market value of the land. The market value of land added to the depreciated improvement value estimate is the value indicated by the cost approach. The land sales used to derive our estimate of land value is presented on the following pages under land valuation.

We have made adjustments for location, time of sales, size, comer influence, traffic count, and potential use to arrive at our estimate of land value. This value when added to the depreciated improvement value estimates produces the following value estimate attributable to the cost approach.

Land Valuation

The comparison method, or market approach is the most common way of developing a market value estimate for land. In the comparison method, sales and listings of vacant land comparable to the subject property are gathered and analyzed. The sale prices are adjusted for time, location, physical characteristics, and other relevant variations. The adjusted prices are reduced to some common unit of comparison, such as price per acre or price per square foot. The appraiser analyzed this information and derives a unit value applicable to the subject property. When applied to the appropriate unit measure, this results in an estimate of the market value of the vacant land.

An investigation of land sales in the subject's vicinity disclosed several that were useful in our analysis. However, at the preparation of this report these sales were in the process of being verified. Sales ranged from $8 to $20 dollars per square foot. There is minimal sales of vacant land in the immediate area as the Northgate industrial center is fully constructed.

We have used land sales in the immediate area to formulate the value conclusion as follows:

No.   Address            Lot      Zoning      Sale     Sale Price  Price per
                         area                 Date                 square foot

1.    S. WATT,            34,500   INDUSTRIAL  05/95    $367,500    $10.65
      SACRAMENTO
2.    8634 ANTELOPE,      23,555   INDUSTRIAL  07/94    $588,000    $24.96
      SACRAMENTO
3.    GOLD MEADOW,        101,495  INDUSTRIAL  04/94    $1,037,500  $10.22
      SACRAMENTO

*The were no industrial sales in the Northgate business area.


Analysis:

An analysis of land sales in the immediate area did not disclose an abundance to draw our value conclusion. An attachment to this report will be prepared to supplement the analysis of land value.

Land Sale Discussion:


Summary

The review of vacant land sales was conducted and consideration was given to other sales which did not contradict the comparables selected. Estimating the value of the subject site as though vacant is a primary step in completing the cost approach to value.

Vacant land sales reported were helpful in estimating the value of the subject site as though vacant.

With adjustments, the land value of the subject is similar to these comparables. After making adjustments for location, size, date of sale, retail access, proximity to the central business district, and probable use, we conclude that the indicated market value of the subject's land value is conservatively stated at $14.00 per square foot since the property is desirable and considering the size of the parcel and the abundance of industrial land in the area for development. Therefore, the total land value for the land is calculated as:

                $14.00 x 62,173 square feet = $870,422

which results in a total rounded value of $870,000 for land value under the definition of fair market value.

Improvement Valuation

The next step in the Cost Approach is to estimate the Reproduction Cost New of the improvements. Reproduction Cost New is defined as follows:

"The cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super-adequacies and obsolescence of the subject."

The Reproduction Cost estimate is based upon the current market and includes all items necessary to reproduce the subject improvements as of the date of appraisal. In compiling the cost estimate the Marshall Valuation Cost Manual was employed and reflects not only the cost of material and labor, but also includes architect's fees, engineering expenses, contractors fees, overhead and profit. As an improvement ages, it typically loses value or depreciates because of deterioration and/or obsolescence resulting from wear and tear, inadequacy or over-adequacy. Accrued Depreciation is defined as follows:

        "A loss from the upper limit of value. An effect caused by deterioration and/or obsolescence. Deterioration is evidenced by wear and tear, decay, dry rot, cracks, encrustation, or structural defects. Obsolescence is divisible into two parts, functional and economic.
        Functional obsolescence may be due to poor floor plan, mechanical inadequacy or over-adequacy, functional inadequacy or over-adequacy due to size, style, age, etc. It is evidenced by conditions within the property. Economic obsolescence is caused by changes external to the property such as changes in neighboring property uses, changes in zoning and legislation, etc. It is also the actual decline in market value of the improvement to land from time of purchase to the time of resale."

Depreciation is divided into three classifications; Physical Deterioration, Functional Obsolescence, and Economic Obsolescence. Physical deterioration refers to the loss in value due to the wear and tear of the physical components of the structure. Curable physical deterioration is normally measured by the cost of those physical aspects of the structure which are in need of repair.

Non-curable Physical Deterioration is estimated by the "Age-Life Method" wherein the depreciation is based upon the relationship of the structure's effective age to the total estimated physical life when new.

Functional obsolescence is a loss or reduction in the utility of a structure resulting from a decreased capacity of the structure or one of its component parts to perform the function for which it was intended. This type of depreciation or obsolescence is evidenced by conditions within the property and is generally caused by deficiencies in architectural style, placement of the improvements on the site, or the general floor plan. Functional obsolescence can be curable or non-curable. As an example curable functional obsolescence could present itself as a lack of loading doors in an industrial property. All things being equal the cure would be to construct additional doors to permit the building to be competitive with other facilities.

Non-curable obsolescence could be evidenced by low ceiling heights in comparison to competing structures.

Economic Obsolescence is the loss in value of a property due to factors outside the limits of the property itself An example is a major free-standing chain store relocating and its effects on neighboring local retailers. In general, the local merchants are highly dependent on the foot traffic created by a large chain store. The absence of this store will reduce foot traffic and retail sales for the local merchants. This can reduce the economic rentals which a property could command prior to the moving of the chain store. Other examples include the re-routing of thoroughfares, changing of zoning, etc.

PHYSICAL DETERIORATION - SUBJECT PROPERTY

Physical Deterioration was based  on analysis of the  physical condition of
the subject improvements.   Consideration was  given to  the physical
deterioration created by the wear of elements and use, and the estimated effective age of the improvements with respect to the total estimated physical life of same (Age/Life Method).

Although the improvement's actual age is 8 years, it was noted that the property has been adequately maintained. An effective age of 5 years was determined and a remaining economic life of 55 years was considered to
be appropriate.   The physical depreciation calculation is set forth as
follows.

The effective age is estimated at 5 years which is divided by the effective
age plus the estimated  remaining economic life  of 60 years.   Therefore,
physical depreciation is calculated as: 5/60 = 8.33% depreciation.

If, we had considered that the building will depreciate on a curvilinear basis, the depreciation would be 3% based on Marshall and Swift
Valuation  Guide.  Curvi-linear  depreciation  is   thought  to  better
represent  the   physical depreciation of the improvements.

As a result, the appraiser has used a depreciation percentage of 3% after consideration of both calculations, the extent of the tenant improvements, and the present good quality and condition of the improvements.

Functional Obsolescence - Subject Property


None Evident.    The subject  is  well designed  for  its present  and
intended purpose.

Economic Obsolescence - Subject Property

None Evident.  The area supports the value of the property.
Our Cost Approach Summary is presented on the following page.

                                 COST APPROACH SUMMARY


A.   Two Story Retail Building, Class C Good Quality, Good Condition with
square feet of 20,000 @ an average of $52 PSF*,  new:         $1,040,000

Less Estimated Depreciation from all causes:
     Physical Deterioration @ 3%                          $31,200
     Functional Obsolescence:      None
     Economic Obsolescence:        None                  < 31,200>

Total Depreciated Value of the Main Improvement        $1,008,800

C.   Estimated Value of Site Improvements                 $75,000

D.   Total Estimated Value of the Improvements:        $1,083,800

E.   Add Estimated Land Value                         $   870,000

    Total Value Indicated by the Cost Approach:        $1,953,800
    Rounded to:                                        $1,954,000


Estimated from Marshall & Swift Section 14, Page 14, Industrial Buildings and adjusted for tenant improvements.

                               INCOME APPROACH

The next step in the appraisal process is to develop an estimate of value for the subject property by applying the income approach. This Approach is recognized as most applicable to those properties which are considered "investment oriented real estate." The Net Income generated by the property is capitalized based on the premise that the value of the subject property is represented by the present worth of anticipated net income.

The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is capitalized into an indication of value using a capitalization rate developed from market sales analysis. The estimates of income, expense, and capitalized property values are presented in the following paragraphs.

In preparation of the Income Approach we have not been provided nor have we reviewed the financial statements of the landlords to determine the applicable income and expenses of the subject as these were not available.

Income Analysis
The first step in the income approach is to determine the economic rent for the subject property. To do this, we have obtained rental data on properties similar to the subject. A sampling of this information is presented in the following section of this report.

Rental Analysis

The income approach utilizes an estimate of economic market rental income adjusted to a triple net basis, which is capitalized into a value estimate abstracted from the market which is summarized below:

                         Rental Rates - Triple Net


Location                 Total Sq. Ft.
                         office Sc. Ft.      Rent/Terms          Comments


1.  749 W. Stadium Lane       14,800              $.42 IG        N/A
      Sacramento               3,350              60 months

2.  4103 Northgate Blvd.      7,562               $ .81 NNN      Escalate
     Sacramento               6,000

3.  1515 Sports Drive         10,186              S .42 IG       4% annual
     Sacramento                                             Increase/expansion

4.  1143 N. Market Blvd.      10,545              $ .41 IG       4% annual
                                                       increase
                                                       Cam=$.055 psf

Considering the location, regular maintenance and repair, and the size of the structure, the subject would be desirable rental space if exposed to the open market.

The appraiser has determined that an economic rental rate for the subject is best represented by current rental rates. The property is a desirable industrial and research and development area. The current lease is to a quality tenant and has 7 years remaining. It is likely that the rental income will be stable for that period. In purchasing the property the appraisal/evaluation must consider the rental income received from the lease to account for the economic benefits due the prospective purchaser.

The appraiser has determined that the estimate of mark-et rent is calculated as follows:

                                 Net Lease Basis

        Address               Square Foot    Net Lease Rate Total Rent
        717 & 721 Del Paso         20,000       NNN              $15,675
                                                                    x 12

                                   Total Market Rental Rate     $188,102

*Based on the rental increase for August 1, 1996.

Total rental  revenue  is estimated  at  $188,102 assuming  full  occupancy
and considering comparable rental rates  in the immediate area.   An
examination of the existing lease showed a 4% adjustment for each year which is typical adjustments for the market, but exposes the purchaser to additional risk should inflation return.

Other rental rates are generally below the subject property in the surrounding area. The subject property is an older building relative to A number of other R & D buildings where rents are about $1.00 to $1.25 NNN and is of the same vintage as many office/industrial buildings near the
present location.   Today's rental rates are realistic although may be on
the high side given existing rents in the  area.    However,  offsetting
this is vacancy rates for surrounding properties which are dropping to 3-5% and the value of A long term lease to A quality tenant. Thus, we have used existing market rates for fair rental value.

Vacancy loss has been estimated at 3% given the vacancy and growing competitive nature of the rental market, the quality tenant, and the
existing lease.   he appraiser has  considered  the  vacancy and  collection in the immediate and neighboring area to establish the vacancy rate of 5%, but then considered the lease which insures a minimum vacancy as long as the subject company honors it's existing lease. A study of the market place indicated that there are similar properties to the subject, but in general they are less desirable properties that are vacant and/or for sale.

The benefit for the subject property is that it is located in a desirable industrial location for industrial and research and development. It is part of a desirable industrial location for property and should be reasonably rentable even in today's existing market place.

Common management expenses would include collecting rents, servicing the debt, if any, paying operating expenses and paying taxes when due.

A study of operating expenses indicate that expenses are estimated to approximate 3% of Total Rental Revenue. Management expenses have been estimated at 1% of annual income and is included in the estimate of operating costs.

Reserves cover the replacement of short-lived building components (and
deferred maintenance).   In  this case,  reserves  for replacement  would
include items covered items such as resurfacing, pavement of parking areas, and roofing repairs. Such reserves are included in the estimate of operating expenses as short lived items are paid for out of the revenue stream as needed.

Since the improvements are not new, but are in good to average condition and with good maintenance, the reserves for replacement have been estimated at 2% of annual income.

                  STATEMENT OF PRO-FORMA NET OPERATING INCOME

Gross Revenue                                          $188,102
Less: Vacancy and Collection Loss @3%                  < 5,643>

Effective Gross Annual Income                          $182,459

Operating Expense, Reserve For Replacements, etc. 3%   $< 5,473>

Net Income                                             $176,986


CAPITALIZATION PROCESS


The capitalization of income has been made on the premise that value is represented by the present worth of anticipated net income. The projected income stream is based on an analysis of the quality, as well as the quantity and duration of the income expectancy. This income stream is capitalized into an indication of value using a capitalization rate developed from the market.

Using the technique of direct capitalization, the capitalization rate is calculated using market data as follows:

No.    Location        Date of   Sale Price  Price per  Capitalization Rate
                        Sale                    S. F.

1.  3231 Ramon Circle
    Sacramento          10/25/94    $785,000    $71.36       8.55%

         Comments:    This was an all cash sale of a property built in 1991.  It has 11,000 Square feet with office space of 61% much like the subject.
   Price per square foot Land is at $9.99. Rent per square foot is approximately $.75 including CAM changes.

2.  580 Menlo Drive
    Rocklin, CA         01/28/94    $1,250,000  $82.60       8.64%

   Comments:    This is an older sale, but is used to reflect the increase in market condition and to match economic times and market conditions. It is in neighboring Rocklin, Ca. And has 15,133 square foot rentable. Office space is 49% of total space. The property was built in 1988. It is within good access to freeway 65.

3.  729 W. Del Paso
    Rd.                 01/17/95    $616,000    $40.00       11.68%
    Sacramento, CA

    Comments:    This property is owner occupied by Sacramento Machinery
Company with reported market rents at $.30 s.f. per month gross for warehouse space and $.65 gross for Office space. The buyer spent additional funds exceeding $100,000 for needed improvements. It is a neighboring property and was sold by the developer Whitney Properties, Ltd. It has 15,400 square foot. Rental rates were below that of the subject property.


We have concluded that a capitalization rate of 9.60% appears appropriate
given the time of  sale, and the  market sales in  the recent past.   The
majority of sales are owner occupied and not investment owned and it has not been possible to derive capitalization rates from them. However, sales in the nearby vicinity generally shows a dropping capitalization rate as rental income increases and with A slight increase in market values.

An analysis of direct sales indicated that most of the industrial sales are of A similar size and type in the immediate area and was investment owned properties.

After analyzing these sales and the nature of the market in general it is our opinion that the capitalization rates is for sales in the 1995- 1996 period is due to the anticipation of the return being obtained at the end of the investment holding period (as a reversion or sale). Investment in the subject property requires that a projection be made of resale price
in the future and/or of rental rates in the future.   This is difficult to
do, but the direction of change is rising price per square foot, lower vacancy rates, and stable market interest rates. A review of economic activity in the area shows a high growth rate which should be favorable, barring a major economic recession, due to the technology emphasis in the immediate area.

As a result, we have arrived at a direct capitalization approach to arrive at an overall capitalization rate of approximately 9.60%. We have selected an overall rate to reflect the rate appropriate for the risks and returns of this type of investment. We have added to the capitalization rate to reflect the risk in the economy due to recession and increasing elicited in the market for industrial property in the immediate area.

The value conclusion as it applies to the subject is as follows:

             Net Income       Overall Rate    =    Value lndication

             $176,986           .0960         =        $1,843,604
                             Rounded To:               $1,844,000

        Market Approach

The next step in the appraisal process is the development of the market approach for the subject property. The market approach is an appraisal technique in which a market value estimate is based on prices paid in actual market value estimate is based on prices paid in actual market transactions and on current listings. It is a process of analyzing recently sold and listed properties similar to the subject. The reliability of this technique depends on (a) the degree of comparability of the property appraised with each sale or listing, (b) the length of time since the sale, (c.) the accuracy of the sale data, and (d) the absence of unusual conditions affecting the sale.

Once the sales are selected they are compared to the subject property on some unit of comparison which is generally recognized in the marketplace, such as square feet of improvement area, including land value, square feet of improvement area after land value has been subtracted, annual gross rent multiplier, etc.

A search of the subject's area disclosed several sales that were useful in my analysis. The property is selling at the top of the market range indicated partially due to the changing market, the favorable 7 year lease term, and the credit quality of the tenant. The structure has slightly over 65% improved office space and is of sturdy construction.

The appraiser has considered sales from 1993 to present, plus has checked several listings in the determination of the comparables to use in the analysis.

Generally,
properties in the immediate area that were available for sale were of similar locations and were in similar conditions of maintenance.

These sales are summarized on the following pages and listed below:

        Number             Location

        1.                 729 West Del Paso Road, Sacramento, CA.
        2.                 580 Menlo Drive, Rocklin, CA.
        3.                 3845 Atherton Road, Rocklin, CA.
        4.                 3400 Sunrise Blvd., Rancho Cordova, CA.
        5.                 3231 Ramos Circle, Sacramento, CA.
        6.                 140 Blue Ravine Road, Folsom, CA.

        Other Sales:

        1.                 713 W. Del Paso Road, Sacramento, CA.
        2.                 771 Oak Avenue, Folsom, CA.

        A summary of each sale is presented below:



                               Comparable Sales

Sale

Address            Bldg. Size  Lot size  Year Built  Type   Date of Sale   Price Per S.F.
1. 729 W. Del Paw Rd.  15,400   41,643      1988   Warehouse   01/17/95     $40.00
     Sacramento, CA.

Comments: This is an owner occupied building that is nearby the subject property. It is improved as a warehouse and has less tenant improvements than the subject property. Also, it does not have as favorable a lease. Market rents were slightly below those of the subject property at time of sale.
Adjustments are made upward for time, condition, quality, and tenant improvements.

Sale


Address            Bldg.Size  Lot size  Year Built  Type     Date of Sale   Price Per S.F.

2. 580 Menlo Drive,   15,133   20,540      1988    Industrial   01/28/94     $82.60
   Rocklin, CA.

Comments:         This is a one story concrete tiltup building with a brick
veneer.  It consists of 15,133 square feet rentable with office area of 7,452.
Zoning is MP, Sacramento County.  It is not fire sprinkled like the subject and is of lower quality.  It is of good condition and of similar age, but a lesser location.

Sale
Address            Bldg.Size  Lot size  Year Built  Type    Date of Sale    Price Per S.F.

3. 3845 Atherton Road 16,666   16,666      1990   Industrial   12/16/94      $92.20
   Rocklin, CA.

Comments: This is a one story concrete tiltup building with multi-tenants. It is in a similar industrial Area known as Sunset Blvd. It is located in Stanford Business Park. This is of similar quality as the subject property, but possibly a less desirable location. Adjustments are upward for quality and condition, plus location.

Sale

Address             Bldg. Size  Lot size  Year Built  Type    Date of Sale  Price Per S.F.

4. 3400 Sunrise Blvd.  7,200     88,498      1985   Industrial   04/11/95       $97.50
   Rancho Cordova, CA.

Comments: This is a one story tiltup building with stone veneer. It is in good condition and of similar Quality, but is a distance from the subject property. It is located in neighboring Rancho Cordova, California.
Adjustments are made for location and type of structure, but in general is slightly superior to the subject property.

Sale

Address             Bldg. Size  Lot size   Year Built  Type    Date of Sale  Price Per S.F.

5. 3231 Ramos Circle   11,000     Unk        1991    Industrial   10/25/94     $71.36
   Sacramento, CA.

Comments: this is a one story building of very similar design and quality of construction as the subject properly. It is of similar size and is improved as an R & D building. This property is in proximity and similar area as the subject property. Adjustments are upward for tenant quality, for date of sale, and for location. It is slightly newer than the subject also warranting an adjustment.

Sale

Address            Bldg. Size   Lot size    Year Built  Type   Date of Sale  Price Per S.F.

6. 140 Blue Ravine Road 35,000   137,258       1985   Industrial  05/10/95    $57.68
   Sacramento, CA.

Comments: This property is occupied by Blue Shield insurance.  It is a one story concrete tiltup building.  The property is located in an older development which has larger buildings.  Adjustments are made for size of building, quality of construction, and condition, plus age of structure.  In general adjustments are upward.
                                       51


Other Sales:


Sale

Address            Bldg. Size  Lot size   Year Built  Type   Date of Sale    Price Per S.F.
1.  713 W. Del Paso Road  11,200             1988  Industrial   04/11/96      $57.50
     Sacramento, CA.

Comments:Reported to be an REO sale with vacancy at time of sale.

Sale

Address             Bldg.Size  Lot size   Year Built   Type  Date of Sale    Price Per S.F.

2.  771 Oak Avenue    8,890     49,484       1970    Industrial  11/95        $79.69
     Sacramento, CA.

Comments:This is of similar design and construction as the subject property.


Summary

These 8 sales represent similar industrial sales which have sold in comparable market areas. Although some adjustments have been noted in each analysis the properties are all similar in use, age and design. As no one sale indicates a market other sales have been considered.

Considering these sales on a price per square foot basis before adjustments, a range of $40.00 to $97.50 per square foot was determined.

Adjustments were made for size of lot, size of structure, age, location, date of sale, and other factors such as accessibility. Also, considered was the state of the recessionary economy and the potential for recovery relative to an appropriate time trend.

Therefore, our valuation opinion is based on the following:

Rentable Area: 20,000 s.f. x $92.00* = S 1,840,000

* The price per square foot is based on extensive tenant improvements which is being purchased separate from the real estate. Tenant improvements are being purchased separately of $145,000 for 7 years and will be financed at 12% interest.

In the market approach we have weighted each comparable carefully to arrive at a market value indicated at $1,840,000. This valuation has also considered the quality of the tenants and the nature of the existing lease on the premises. In addition there were several sales of neighboring properties that were less desirable than the subject property based on the quality of improvements and occupancy. We have considered those sales and they can be justified on the basis of a slightly less visible location, lack of quality tenants, and due to one being an REO property.

                         CONCLUSION OF VALUE


The three approaches have various degrees of applicability depending on the circumstances. The cost approach is usually relied on when the improvements are new, or nearly new, and are fully utilized for their designed intent, or when the improvements represent a special purpose property on which no reliable income or market data is available.

In this instance the cost approach was considered less reliable than the other approaches and set an upper limit to value. This is due to the recovery of the commercial market in the area and difficulty of estimating land value.
The cost approach indication of value was $1,954,000 which was, however, used in deriving the value conclusion.

The income approach is often used for properties that are typically leased. The income approach was applied in the traditional manner and the value indication produced was given substantial weight as this property is "investment oriented" real estate. The income approach indication of value is $1,844,000.

The market approach reflects actual prices paid for similar properties. This approach is generally used when reliable and comparable market data are available. The indicated value for the unit of comparison is then applied against the subject property. This approach was given the weight in the value conclusion although timely market data indicated that a recovery was starting as optimistically reported by several commercial brokers in the area. The market approach indication of value is $1,840,000.

The appraiser has given the greatest weight to the income approach and market approach while considering the cost approach. In general, market conditions had changed with few sales in the 1995-1996 time period.

As a result, we have tempered the values arrived at by the market (e.g. direct sales) approach for the change in market conditions. Since substantial factors such as income generating ability must be considered in this type of appraisal we have carefully considered the income approach to value. That approach while yielding the lowest indication of value suggests that an investment in industrial buildings must carefully consider the income generating ability of real property.

In conclusion, based upon the foregoing analysis, it is our opinion that the Fair Market Value of the subject unencumbered, as of June 5, 1996 is estimated at:

           ONE MILLION EIGHT HUNDRED FORTY THOUSAND DOLLARS

                             $ 1,840,000.

The appraiser has given weight to the income approach, market approach, and cost approach, but has given slightly less weight to the cost approach. Carefully considered was the terms of the existing lease and the tenant mix/quality. The appraiser has not reviewed the financial condition, nor financial statements of the tenants.

Other Factors:


The economy is strengthening and improving relative to other counties in California. The outlook is favorable for high demand for industrial space for the Northgate area. It was reported that values are rising, capitalization rates are decreasing, and vacancy rates are falling to earlier levels. Additional economic data is available.

                               ADDENDA

                              EXHIBIT A

                       Additional Data Provided

                              EXHIBIT B

                            Certification

JAVA CITY                 COMPANY DESCRIPTION

Bakery - Cafe

Company

Java City operates 46 gourmet coffee bakery cafes offering fresh bakery products, desserts and other food items, as well as Java City's fresh roasted whole bean coffees, rich-brewed coffee and Italian-style espresso beverages. The Company also sells its fresh roasted coffee beans wholesale to over 700 customers. Approximately 86% of the Company's sales are from its retail cafe operations and 14% from its wholesale operations.

The Company was created through the merger of La Petite Boulangerie ("LPB") and Java City. Cucina Holdings, Inc., a corporation formed by management and InterWest Partners, a Menlo Park based venture capital firm, purchased the assets of La Petite Boulangerie from a private investor group in June 1993. At the time of purchase, La Petite Boulangerie had 68 company-owned cafes (51 in California, 10 in Denver, 4 in Phoenix and 3 in Philadelphia). Cucina Holdings, Inc. purchased Java City in September 1993. At the time, Java City operated six retail cafes in Sacramento, California, as well as a wholesale division, providing specialty coffees to restaurants, hospitals, colleges, airports and other retail accounts.

The management functions for the two companies have been combined under the leadership of President and Chief Executive Officer, Tom Weborg. The headquarters are located in Sacramento, California.

Currently, we are operating 41 Java City Bakery Cafes, and 5 LPB Cafes which serve Java City coffee. The company is creating a new decor package and complimentary marketing materials to reflect contemporary design trends. Five northern California cafes and 4 in southern California have been built or remodeled with the new design. The remaining units will be remodeled according to a priority established by criteria such as: sales volume, lease renewal opportunities and competitive intrusion.

From 1993-1995, 20 cafes were closed due to inappropriateness of lease renewal issues or insufficient sales volume potential. The Denver district was sold in 1996. We plan to market our concept to the more specific geographic area of California and Arizona.

COMPANY DESCRIPTION
Page 2

INDUSTRY

Java City believes that there will be continued rapid growth in the specialty coffee market in the United States throughout the remainder of the decade. According to The Market for Coffee and Tea: A Market Intelligence Report published in February 1993 by FIND/SVP, a market research firm, retail sales of specialty coffee increased from
approximately   $1.0  billion  in  1990   to approximately $1.2  billion in
1992.   FIND/SVP  projects  that in  the  United States, sales of specialty coffee will reach approximately $1.6 billion by 1997. While the projected 1992-1997 annual growth rate for specialty coffee is 5.9%, retail sales of non-specialty coffee are projected to remain flat over the same period. According to FIND/SVP, the specialty coffee dollar share of the retail market was 19% in 1990 and 23% in 1992 and is projected to be 28.9% in 1997.

FIND/SVP has defined two categories within the U.S. specialty coffee segment - "true gourmet" and "premium" coffee. The Company's coffees are
included in  the "true gourmet"  category.   "True gourmet"  coffees  refer
to the high-quality coffees sold by comparatively small roasters which are frequently sold in whole bean form and are often packaged in bags. "Premium" coffees are upscale, mass marketed products sold by major food
companies which are often packaged in  cans and are pre-ground.   FIND/SVP
projects that the "true gourmet" category will grow from approximately $800 million in 1992 to approximately $1.1 billion in 1997 and the "premium" category will grow from approximately $350 million to approximately $500 million over the same period.

According to Avenues for Growth: A 20-year Review of the U.S. Specialty Coffee Market, a report published in 1992 by the Specialty Coffee Association of America (the "Specialty Coffee Report"), the following factors are influential in the rapid growth of the specialty coffee industry:

DEMOGRAPHICS - As aging baby-boomers have become more affluent, they have demanded higher quality specialty food items, including coffee. Future growth in the group's disposable income will likely generate continued growth in specialty coffee demand.

TECHNOLOGY - the introduction of small batch  roasters by several
manufacturers has allowed small  roasters to enter  the market.   According
to the "Specialty Coffee Report", between 1969 and 1979, approximately 50 companies established roasting facilities. Over the following decade, approximately 400 new companies entered the market as roasters. Furthermore, the displacement of percolators by automatic drip coffee makers allowed consumers to more fully taste and appreciate the quality of specialty
coffee  beans.   Continued improvements  in home brewing technology should
further consumer interest in specialty coffee.

PACKAGING - The introduction of one-way valve bag packaging and brick packaging have extended the shelf life of specialty coffee. Consumer concerns about the freshness of specialty coffee, traditionally merchandised in loose bags and whole bean bins, will become less of a barrier as more specialty coffees become available in such packaging.

COMPANY DESCRIPTION
Page 3


FLAVORS - Flavored coffees have created renewed interest in coffee, most notably in the specialty segment.


STRATEGY

Java City's objective is to become a leading specialty retailer of high-quality whole bean coffees, coffee beverages, and baked goods in each of its target markets. Each element of the Company strategy is designed to differentiate and reinforce the Java City brand and to engender a high degree of loyalty among Java City's customers. The cornerstones of this strategy include:

HIGHEST-QUALITY COFFEE AND BAKERY PRODUCTS - Java City believes its standards for the selection, roasting, and fresh delivery of coffee beans and beverages are among the highest in the coffee industry. Java City sells high quality baked goods, many of which are made from its own recipes. In most cafes, these products are baked on the premises throughout the day to ensure freshness. The Company's strategy is to continue to enhance its product lines to ensure customer satisfaction through quality products with great price value. Several new and/or improved bakery products are being introduced this fall such as coffee cakes, low fat items and scones. In addition, sandwiches, served on freshly baked bread represent an opportunity for increased sales.

VERTICAL INTEGRATION In order to manage costs and ensure compliance with the Company's rigorous standards for freshness, quality, and consistency, the Company controls its coffee sourcing, roasting, and retail sales. The Company believes this vertical integration provides significant competitive advantages.

CUSTOMER  SERVICE  -  Java  City's  goal  is  to   develop  customers  who  are
"enthusiastically satisfied" every time they visit a Java City cafe. The Company depends on a high rate of repeat business, and views the quality of its customer interaction with employees as critical to its long-term success. Through its emphasis on training and personnel development, the Company attracts and retains well-qualified, highly motivated employees continued to providing superior levels of customer service.

CAFE MERCHANDISING AND DESIGN - The Management Team believes that to ensure the success accomplished in the Sacramento market by the original Java City cafes, they needed to re-evaluate the cafe design, graphics and merchandising. Outside experts completed this evaluation and the nine cafes which were remodeled under the new design criteria have met with early success.

CAFE LOCATIONS - Java City's site selection strategy is to cluster cafes in high-traffic, high-visibility locations in each of its target markets in order to realize operating and marketing efficiencies and enhance brand awareness. Due to its ability to vary the size of its cafes, the Company can locate cafes in a variety of retail settings, including office buildings, downtown and suburban retail centers, and kiosks placed in building lobbies, airport terminals, and supermarket foyers. While the Company may selectively locate

COMPANY DESCRIPTION
Page 4


cafes in suburban malls, its focus will be on cafes that are convenient for pedestrian street traffic.

RETAIL -CAFES

As of February 19, 1996, 41 of the Company's cafes are operated as Java City Bakery Cafes, 5 are LPB cafes serving Java City coffee.

MERCHANDISING AND PRODUCT MIX - The Company combines its merchandising strategy with its marketing programs to create and reinforce a distinctive brand image for its coffees and bakery products. The Company's merchandising strategy is reflected in its product mix, product pricing and packaging materials.

All current Java City Bakery Cafes offer a choice of regular and decaffeinated coffee beverages, a broad selection of Italian-style espresso beverages, changing "coffees of the day", as well as distinctly packaged, freshly roasted whole bean coffees, and a selection of fresh pastries, breads, sandwiches, sodas, juices, and confections. For the 12 months ended September 30, 1993, the Sacramento Java City cafes' merchandise mix as a percentage of retail sales was approximately 52% coffee beverages, 20% whole bean coffees, and 28% bakery, sandwiches, and other food items.

The product mix for the cafes currently operating as LPB's is approximately 5% coffee beverages, 8% other beverages, 70% bakery, and 17% sandwiches and other food items. When LPB's are converted to Java City Bakery Cafes, the company intends to increase the proportion of high margin coffee beverages and whole bean coffee to 30% and 10% of sales, respectively. In the conversions completed to date, coffee beverage and whole bean sales have averaged 31% and 3%, respectively.

Java City prices its coffees at or above the prevailing high-end coffee prices in each of its markets, reflecting the higher quality of the Company's coffees and its higher level of customer service. Prices vary by market, but coffee beverages range from $0.85 for regular brewed coffees to $2.75 for the most expensive espresso beverages. Whole bean coffee prices range from $6.95 to $29.95 per pound, with an average of approximately $7.50 per pound.

CAFE DESIGN AND ATMOSPHERE - Java City designs its cafes to be visually stimulating and strives to make each cafe a neighborhood gathering place. The company designs each cafe individually and uses unusual building materials and high quality fixtures to reinforce an upscale brand image. Most cafes are configured to accommodate a high volume of traffic, while retaining an inviting, casual atmosphere. Most cafes offer seating and/or stand up counters.


RETAIL CAFE ECONOMICS - Cafes typically vary in size from approximately 1,500 to 3,000 square feet, with an average of approximately 2,000 square feet.

COMPANY DESCRIPTION
Page 5


The company believes that the outstanding unit economics achieved by the six original Java City Cafes are an indication of the fundamental economic attractiveness of the Java City Bakery Cafe concept. The following is a summary of the actual unit economics for the original Java City Cafes for the year ended September 30, 1993.

                                   Actual
                                   Average Original
                                   Java City Cafe


     NET SALES                     $805,000 ($452/SF)
     Operating Contribution        $200,000 ($112/SF)
     % of Sales                    24.8%

     AVERAGE SIZE                  1,780 SF
     INVESTMENT:
     Total (incl. capitalized leases)   $731,000
     Cash (FF&E; Pre-opening, etc.)     $395,000

     ROI                      34%
     Cash on Cash             51%

Wholesale Operations

Java City's  wholesale  operation  serves approximately  700  customer
accounts located primarily in  Northern California.   The  Company's
wholesale  customers include  supermarkets,   gourmet   shops,   convenience
stores,   restaurants, universities, airports, and offices,  some of which resell the coffee in whole bean or ground form for home consumption, while others brew and sell coffee beverages.

Product Supply

Java City believes that there are adequate sources of supply for top quality green arabica, coffee beans to meet its expansion plans for the foreseeable future. Because Java City roasts over 15 different types of green coffee beans to produce its more than 45 different varieties of coffee, if one type of green coffee bean were to become unavailable or prohibitively expensive, management believes Java City could substitute another type of coffee in a blend or temporarily remove that particular coffee from its product line without having a negative impact on operations. In addition, Java City blends can be made with different combinations of coffees, making a temporary shortage of one or more specific coffee beans a manageable problem.

The company utilizes both outside brokers and direct relationships with the growers to ensure its continuing supply of high quality green coffee. Coffee is the world's second largest traded commodity and its supply and price are subject to volatility. though most coffee is traded in the commodity market, coffee of the quality sought by the Company tends to trade on a negotiated basis at a substantial premium above commodity coffee

COMPANY DESCRIPTION
Page 6

pricing, depending upon the supply and the demand at the time of purchase. Supply and price can be affected by multiple factors, such as weather, politics, and economics in the producing countries.

Historically,  the   International   Coffee  Organization   ("ICO")   (a major
organization  comprising  coffee  producers  and  consumers)  has  attempted
to establish  the  commodity   prices  of  green   coffees  through  an
agreement establishing export quotas  among participating countries.   In
July 1989, the refusal of certain countries to participate in the quota system resulted in the dissolution of the agreement and a drop in the
price of coffee.   Since  that time, coffee prices  have reached historically
low levels, placing  substantial pressure on coffee producers.   In July
1993, a group of Latin American coffee producers, who accounted for almost two-thirds of the world coffee production, agreed to retain 20% of their coffee exports beginning October, 1993, in an effort to increase prices.
In addition, on August 17, 1993, representatives  of approximately  24
African  and   Latin  American  coffee-producing   countries, announced an
agreement to establish the new Association of Coffee Producing Countries, which agreed to hold back 20% of its coffee exports beginning October
1, 1993, in an effort to increase prices.

On March 30, 1994, the ICO resurrected a new five year agreement scheduled to be implemented in October, 1994. The pact covers 56 member countries representing all of the world's major coffee producers and consumers with the exception of the United States. Although the agreement has no power to control prices in the market place, by raising or lowering quotas in the producing countries, its mere presence and existence is positive in maintaining normalcy in the overall market place. The recent significant increases in the price of green coffee which were caused by the cyclical nature of coffee production, lessening of world stocks held by consumers, pressure from the retention scheme created by the ACPC, and the recent frosts and drought in Brazil will increase the Company's cost of goods sold for its coffee products. The Company believes, however, that due to its broad base of retail sales, and the high gross margins realized on coffee sales, a slight increase in beverage prices in conjunction with corresponding increases at the wholesale level, will offset these increases in green coffee costs.

FACILITIES

The Company leases 22,480 square feet in three buildings in Sacramento, California for its manufacturing, warehousing, and administrative operations. Java City's leases for the three facilities expire in late October, 2002 and August, 2003.

Java City believes that its current roasting and packaging capacity will be sufficient to meet its requirements through 1997.

EMPLOYEES

As of June 30, 1994, the Company employed 900 individuals, including 825 in retail cafes and regional offices, and the remainder in the Company's administrative, real estate, roasting, and warehousing operations. The Company has 9 district managers who are

COMPANY DESCRIPTION
Page 7

responsible for cafe operations within their regions. None of the retail cafe employees or managers is unionized.

MANAGEMENT

Java City's management team has over 140 years of restaurant industry and coffee sales experience and includes individuals with extensive experience in all the functional areas necessary to operate a multi-unit restaurant organization.

The Company's executive officers and directors are as follows:

Name                             Position

Tom Weborg                       President and Chief Executive Officer
Bill White                       Chief Financial Officer
Karen Ewing                      Vice President, Marketing/Retail
Dennis Bartel                    Vice President, Development
Bob Marquis                      Vice President, Operations
Everett "Jeff' Jefferson         Chairman of the Board
Charles A. Lynch                 Director
W. Scott Hedrick                 Director
Alexander M, Seaver              Director
Charles L. Boppell               Director
Jeffrey J. Brown                 Director

Tom Weborg, President and Chief Executive Officer

Tom Weborg has been in the wholesale coffee industry for the past 25 years. He was a partner of Sterling Restaurant Service, an enterprise founded
by  his father in  1947.   In addition,  Tom founded  Coffee Break  Services,
an  office coffee business which was sold in 1983.  Tom was co-owner and
President of  Java City prior to  its purchase by  the Company.   In
addition, he  is co-owner  and president of Brew-Tech, a company specializing in the repair and installation of coffee brewing and espresso equipment. He is on the Board of Directors of the Sacramento branch of the  California Restaurant Association  of America and  has lectured to civic  and  professional  groups  on  "Entrepreneurship"  and  "The Changing
Face  of  the Coffee  Industry".   He  also  serves on  the  long-range
planning committee of the Specialty Coffee Association of America.


William F. White, Chief Financial Officer

Mr. White has been involved with service industries for more than 20 years. He spent 4 years with Peat Marwick, was controller for a division of W. R. Grace, Director of Financial Planning for Taco Bell, Vice President and Controller of Times Mirror Cable, Chief Financial Officer for Merle Norman Cosmetics, and for the last 8 years was President and Chief Operating Officer of U.S. Operations for Automated Security Holdings.

COMPANY DESCRIPTION
Page 8


KAREN EWING, VICE PRESIDENT, MARKETING/RETAIL

Karen Ewing has been in the retail food industry  for the past 15 years in
both public and  private enterprises.   She  was  co-owner of  Java City,
where  she oversaw retail operations, marketing, advertising  and public
relations.   Karen is on the Board of Directors of the Specialty Coffee
Association of America and is the Chairman of the Educational and Promotional Materials Committee. She has lectured on "Guerrilla Marketing" and has appeared on television and radio as a food and beverage authority.

DENNIS BARTEL, VICE PRESIDENT, DEVELOPMENT

Mr. Bartel has over 25 years experience in real estate management and construction and more than 20 years experience in the restaurant
business.   His restaurant  experience  includes  12  years  as  Senior
Director  of   Property Management for Pizza  Hut, Inc.,  where he developed over 500 units, and four years at Pofolks, Inc., where he developed 54 company restaurants and helped open 130 franchise restaurants. I-Es private sector experience has been in the development of sites for multi-unit operating companies, including banks, child care and retail service businesses.

BOB MARGUIST VICE PRESIDENT, OPERATIONS

EVERETT "JEFF" JEFFERSON, CHAIRMAN OF THE BOARD

Mr. Jefferson has over 25 years of experience in the restaurant industry. After 10 years at Saga Corporation, he joined Pizza Hut, Inc., as Senior Vice president of operations, running over 2,000 restaurants nationwide. Since 1983, Mr. Jefferson has been president of Godfather's Pizza, Straw Hat Restaurants, Inc., International King's Table, Inc., and
Skippers, Inc.   He has  extensive experience in running high growth,
multi-unit restaurant companies (both public and private) and is a substantial investor in the Company.

CHARLES A. LYNCH, DIRECTOR

Charlie Lynch is the founder of Market Value Partners. For two years, Mr. Lynch was President and CEO of Levolor Corporation and prior to that he was
Chairman and CEO of  DHL Airways,  Inc.   Mr. Lynch  also was  Chairman and
CEO of Saga Corporation. Mr. Lynch was also an Executive Vice President of W.R. Grace & Co., a company that operates food, specialty retail, and distribution companies.


W. SCOTT HEDRICK, DIRECTOR

Mr. Hedrick is a founder of InterWest Partners which was established in 1979. Prior to that he was a partner in American-Euro InterFund, SHVs
venture  capital subsidiary headquarters in  San Francisco.   Scott  also
spent  four years  with Small business Enterprise

COMPANY DESCRIPTION
Page 9


Company, Bank of  America's venture  capital subsidiary,  focusing primarily
on early-stage, high-technology  companies.   Scott also  serves  on the
Board of Directors for Office Depot, Auto Parts Club, Heritage Kitchen, Il Fornaio, Midwest Folding Products and Quadlux.

ALEXANDER M. SEAVER, DIRECTOR

Mr. Seaver joined  InterWest in 1987.   Es prior  experience included two
years with Goldman, Sachs & Company and one year with Hambrecht & Quist in San Francisco. As an ad advisor in corporate finance, Alex worked on transactions involving emerging companies and mergers/acquisitions of established companies. Alex also serves on the Board of Directors for Bojangles', Heritage Kitchen, Merchandise Sales, Pace, and Pacific Grain Products.

CHARLES L. BOOVELL, DIRECTOR

Mr. Boppell has 30 years of experience in the restaurant industry. Mr. Boppell joined La Salsa holding Co., a quick-service Mexican food chain headquarters in Los Angeles, in November 1993 as President and Chief Executive Officer. He was Senior Vice President of Pizza Hut, President of Taco Bell and Hudson's Grill, and Chairman/CEO of Godfather's Pizza.

JEFFREY F. BROWN, DIRECTOR

Mr. Brown has been a General Partner of Forrest Binkley & Brown since 1993. He brings eight years of private equity investment experience to the Board. Prior to joining FBB Mr. Brown was Senior Vice President of Security Pacific Venture Capital (SPVC) Following the merger with Bank of America in 1992, he assumed the role of Senior Vice president of BankAmerica Venture Capital.
Mr. Brown  joined SPVC as a Senior  Investment Analyst in 1987  following
his graduation from  the Stanford Graduate School of Business.   He was
appointed  to Vice President  in 1989 and Senior Vice President in 1992.

                             MODIFICATION OF LEASE

THIS AGREEMENT dated January 26, 1995 is made by and between THOMAS WEBORG and SANDRA SINGER, Successors in interest to WHITNEY PROPERTIES, hereinafter referred to as "Lessor" and CUCINA HOLDINGS, INC. , a Delaware corporation, successor in interest to JAVA CITY, a California corporation, hereinafter referred to as "Lessee".

                                   WITNESSETH

THAT, WHEREAS, by Indenture of Lease dated April 10, 1989 together with Amendment 1 and Amendment 2 thereto, and Ex-Extension and Modification of Lease dated March 23, 1994, by and between Lessor and Lessee, Lessor leased and demised unto Lessee for the purpose of wholesale roasting and distribution of coffees with a showroom/cafe open to the general public the following described property situated in the county of Sacramento, California, to-wit:

consisting of approximately 11,200 square feet of floor space and more commonly known and designated 717 West Del Paso Road; and


WHEREAS, the aforementioned Indenture of Lease is due to expire of its own terms on July 31, 2003; and

WHEREAS, Lessor and Lessee desire to clarify and confirm the Rent Lessee shall pay to Lessor for the Premises pursuant to Paragraph 4 for the balance of Lease Term of said Lease mentioned hereinabove; and

WHEREAS, the Lease was originally dated April 10, 1989 and provided for Lessee to occupy and pay Rent on 7,000 square feet of industrial, office, showroom and cafe space; and

WHEREAS, Amendment 1 to the Lease provided that Lessee lease an additional 4,200 square feet commencing April 1, 1990; and

WHEREAS, the Rent commencing on April 1, 1989 was 30 cents per square foot per month for warehouse space and 70 cents per square foot per month for office/improved space, each being increased four percent (4%) per year from commencement as set forth in the Addendum to the Lease; and

WHEREAS, the Lease was amended and now conforms to the rent rates and rent payment periods set forth in that certain Lea se of the adjoining building dated August 1, 1993 (721 West Del Paso Road, wherein Lessor is Landlord and Lessee is Tenant) ; and

WHEREAS, the warehouse space occupied by Lessee is 5,398 square feet; and

WHEREAS, following the completion of tenant improvements, the office/improved space occupied by Lessee is 5,802 square feet; and

WHEREAS, the Rent escalation for warehouse space, from Lease commencement, is calculated as follows:

Year 1 =  .30 per square foot
Year 2 =  .30 multiplied by 104%        =    .312
Year 3 =  .312 multiplied by 104%       =    .32448
Year 4 =  .32448 multiplied by 104%     =    .33746
Year 5 =  .33746 multiplied by 104%     =    .35; and

WHEREAS, the Rent escalation for office/improved space, from Lease commencement, is calculated as follows:

Year 1 =  .70 per square foot
Year 2 =  .70 multiplied by 104%         =   .728
Year 3 =  .728 multiplied by 104%        =   .75712
Year 4 =  .75712 multiplied by 104%      =   .7874
Year 5 =  .7874 multiplied by 104%       =   .82; and

WHEREAS, Lessor paid $132,000.00 for tenant improvements, under the express agreement by Lessee to pay additional Rent of $2,247.00 per month during the Lease Term which was to be added to the Base Rent; and

WHEREAS, the Rent in the fifth year of the Lease was calculated as follows:

(1) office/improved space=5802 square feet multiplied by 82 cents = $4,757.64 per month; plus

(2) warehouse space = 5,398 square feet multiplied by 35 cents = $1,889.30 per month; plus

(3) $2,247.00 additional Rent as consideration for - construction of tenant improvements; equals

(4) Rent beginning August 1, 1993 through July 31, 1994 $8,893.94 per month; increased by

(5)  one hundred four percent (104%) annually thereafter.

NOW, THEREFORE, in consideration of the Premises and the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows, to-wit:

1) Lessor and Lessee hereby amend the Lease and all addendums and amendments thereto to set forth the Rent payable by Lessee to

Lessor commencing April 10, 1993 until the expiration of the Lease Term as follows:

November 1, 1992 to July 31, 1993      =         $8,551.86/Month
August 1,  1993 to July 31, 1994       =         $6,893.94/Month
August 1,  1994 to July 31, 1995       =         $9,249.70/Month
August 1, 1995 to July 31, 1996        =         $9,619.69/Month
August 1,  1996 to July 31, 1997       =        $10,004.48/Month
August 1,  1997 to July 31, 1998       =        $10,404.66/Month
August 1,  1998 to July 31, 1999       =        $10,820.85/Month
August 1,  1999 to July 31, 2000       =        $11,253.60/month
August  1, 2000 to July 31, 2001       =        $11,703.83/month
August  1, 2001 to July 31, 2002       =        $12,171.98/Month
August  1, 2002 to July 31, 2003       =        $12,658.86/Month

2) Lessor and Lessee hereby covenant and agree that during the remaining original term and the extended term- Lessor and Lessor shall perform and be bound by all covenants and conditions in said Indenture of Lease dated April 10, 1989 together with Amendment 1 and Amendment 2 thereto and Extension and Modification of Lease dated March 23, 1994, insofar as they are consistent with the provisions of this Agreement.

3) The said Indenture of Lease is modified in the above particulars only and all other provisions thereof, insofar as they are consistent herewith,
shall remain binding  and in  full force  and effect.   The  above
modification shall henceforth be considered a part of said Indenture of Lease as if fully and completely written therein.

IN WITNESS WHEREOF, the parties hereto have executed this Modification of Lease the day and year first above written.

      LESSOR:                                                   LESSEE:

Thomas Weborg and Sandra Singer                Cucina Holdings,Inc.,   a
                                                Delaware corporation

                                                                By:
      Thomas Weborg

                                                                Tit1e:
      Sandra Singer

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1996

                           REGISTRATION NO. 333-1304

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   -----------------------------------------

                                 AMENDMENT NO 1
                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   -----------------------------------------

                       WEST COAST REALTY INVESTORS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                   5933 WEST CENTURY BOULEVARD - NINTH FLOOR
                         LOS ANGELES, CALIFORNIA 90045
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             PHILIP N. GAINSBOROUGH
                   5933 WEST CENTURY BOULEVARD - NINTH FLOOR
                         LOS ANGELES, CALIFORNIA 90045
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                   -----------------------------------------

                                   COPIES TO:

                            PETER R. PANCIONE, ESQ.
                           GIPSON HOFFMAN & PANCIONE
                      1901 AVENUE OF THE STARS, SUITE 1100
                         LOS ANGELES, CALIFORNIA 90067

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration
Statement.
    Delivery of the Prospectus is expected to be made pursuant to Rule 415.
                      Please check the following box.  /X/

     IF ANY OF THE SECURITIES BEING REGISTERED ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX /X/.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

                        WEST COAST REALTY INVESTORS, INC.

                              CROSS REFERENCE SHEET
                              PURSUANT TO ITEM 1(A)
                  (BY REFERENCE TO REGULATION S-K ITEM 501(B))

 ITEM NUMBER AND CAPTION                           LOCATION IN PROSPECTUS
----------------------                        ---------------------------
  1.  Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus...     Cover Page
  2.  Inside Front and Outside Back Cover Pages
       of Prospectus............................     Cover Page; Back Cover
  3.  Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges.......     Prospectus Summary; The
                                                     Company; Risk Factors
  4.  Determination of Offering Price..........      Plan of Distribution
  5.  Dilution.................................      Not Applicable
  6.  Selling Security Holders.................      Management's Discussion
                                                     of Financial Condition
  7.  Plan of Distribution.....................      Cover Page; Description
                                                     of Common Stock;
                                                     Plan of Distribution
  8.  Use of Proceeds..........................      Compensation of Advisor
                                                     and Affiliates; Estimated
                                                     Use of Proceeds; Investment
                                                     Objectives and Policies
  9.  Selected Financial Data..................      Selected Financial Data
 10. Management's Discussion and Analysis of
     Financial Condition and Results of
     Operations...............................       Management's Discussion
                                                     and Analysis of Financial
                                                     Condition and Results of Operations
 11. General Information as to Registrant.....       Cover Page; The Company;
                                                     Management; Summary of
                                                     Organization Documents
 12. Policy with Respect to Certain
     Activities...............................       Investment Objectives
                                                     and Policies; Summary of
                                                     Organization Documents;
                                                     Description of Common Stock
 13. Investment Policies of Registrant........       Investment Objectives
                                                     and Policies; Summary of
                                                     Organization Documents
 14. Description of Real Estate...............       Real Property Investments
 15. Operating Data...........................       Selected Financial Data
 16. Tax Treatment of Registrant and its
     Security Holders.........................       Prospectus Summary; Tax
                                                     Consequences
 17. Market Price of and Dividends on the
     Registrant's Common Equity and Related
     Stockholder Matters......................       Not Applicable
 18. Description of Registrant's Securities...       Cover Page; Description of
                                                     Common Stock
 19. Legal Proceedings........................       Not Applicable
 20. Security Ownership of Certain Beneficial
     Owners...................................       Description of Common Stock
 21. Directors and Executive Officers.........       Management
 22. Executive Compensation...................       Compensation of Advisor
                                                     and Affiliates; Management


ITEM NUMBER AND CAPTION                                LOCATION IN PROSPECTUS
------------------------                  ----------    ------------------
 23.  Certain Relationships and Related
      Transactions.............................     Compensation of Advisor
                                                    and Affiliates; Conflicts
                                                    of Interest; Management
 24.  Selection, Management and Custody of
      Registrant's Investments.................     Investment Objectives and
                                                    Policies; Conflicts of
                                                    Interest; Management
                                                    Services Provided by the
                                                    Advisor; Summary of
                                                    Organization Documents
 25.  Policies with Respect to Certain
      Transactions.............................     Conflicts of Interest;
                                                    Investment Objectives
                                                    and Policies; Summary of
                                                    Organization Documents
 26.  Limitations of Liability.................     Risk Factors; Summary of
                                                    Organization Documents
 27.  Financial Statements and Information.....     Financial Statements
 28.  Interests of Named Experts...............     Legal Matters; Experts
 29.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities..............................     Summary of Organization
                                                    Documents

PROSPECTUS
                                 25,000 SHARES

                                      LOGO
                       WEST COAST REALTY INVESTORS, INC.
               MINIMUM OFFERING -- $250,000  -  $10.00 PER SHARE
                    MINIMUM INVESTMENT: 100 SHARES ($1,000)


    WEST COAST REALTY INVESTORS, INC. (the "Company") is a Delaware corporation which qualifies, and since January 1, 1991 is doing business as, a "Real Estate Investment Trust" for federal income tax purposes. The Company is advised by West Coast Realty Advisors, Inc. (the "Advisor"), an Affiliate of Associated Financial Group, Inc. ("AFG"). The Advisor oversees the investments of the Company, subject to the direction of the Company's Board of Directors. A majority of the members of the Board of Directors are independent (i.e., they are not affiliated with the Advisor or AFG) (the "Independent Directors"). See "Management."

    The Company intends to use the net proceeds of this Offering to acquire, improve, operate, hold for investment, sell and reinvest sales proceeds in equity interests in income-producing residential, industrial, retail or commercial real Properties located primarily in California and the west coast of the United States. Properties will be acquired for cash or on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed 50% of the Purchase Price (which is defined generally as the cost to acquire the Company's Properties) of the Properties; however, an individual Property may be acquired with mortgage indebtedness not to exceed 80% of its Purchase Price. If the minimum proceeds of $250,000 are raised, approximately 74.8% of the proceeds will be invested in Properties and the remaining 25.2% will be used to pay expenses of the Offering and fees to the Advisor. If the maximum proceeds of $15,000,000 are raised, approximately 75.39% of the proceeds will be invested in Properties and the remaining 24.61% will be used to pay expenses of the Offering and fees to the Advisor. See "Estimated Use of Proceeds." As of the date of this Prospectus, the Company has acquired and owns seven Properties. See "Real Property Investments."

    The Company has had three prior offerings of its Shares and its Affiliates have offered and sold prior programs. The amount of securities sold by the Company in its three prior offerings and by the Affiliates in the prior programs was less than the maximum amount of securities offered for sale and, therefore, were insufficient to achieve the Company's investment objectives. If the Company does not sell the maximum number of Shares offered by this Prospectus, the Company will acquire fewer Properties, resulting in a lack of diversification in the number of Properties the Company may own. See
"Prior Performance" and "Risk Factors -- Uncertainty of Company Capitalization; Diversification; Possibility of Number of Properties; Delay in Investments".

    Investment in the Shares is subject to certain risks, including:

    - The lack of identified investments to be acquired with the proceeds of the offering. However, the Company has acquired and owns seven Properties.

    - The payment of substantial fees to the Advisor and its Affiliates.

    - The lack of participation by Shareholders in the direct management and control of the Company.

    - Various conflicts of interest.

    - The Company's ability to diversify its investments.

    - No active market for the Shares has developed and there is limited liquidity to transfer the Shares.

    - Certain real estate investment risks such as changes in occupancy rates, revenues, lease payment defaults, competition, economic conditions, zoning and tax increases; and

    - Taxation of the Company as a corporation if it fails to qualify as a REIT

SEE "COMPENSATION OF ADVISOR AND AFFILIATES," "RISK FACTORS," "CONFLICTS OF INTEREST" AND "MANAGEMENT."
                                 (Cover page continued on next printed page)

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES. THESE ARE SPECULATIVE SECURITIES.

                                   PRICE TO      UNDERWRITING      PROCEEDS TO
SHARES OFFERED TO THE PUBLIC       PUBLIC       COMMISSIONS(1)      COMPANY(2)
----------------------------       --------     --------------    -------------
Per Share                           $10.00        $.70                 $9.30
Total Minimum (25,000)            $250,000     $17,500              $232,500
Total Maximum (1,500,000)      $15,000,000  $1,050,000           $13,950,000

 --------------------------------------------------------------------------

SHARES OFFERED TO SHAREHOLDERS THROUGH DIVIDEND     INITIAL  SELLING    PROCEEDS TO
DIVIDEND REINVESTMENT PLAN, AND CROSSING ARRANGEMENT PRICE  COMMISSIONS  COMPANY(3)
------------------------------------------------    -------  --------   ---------
Per Share                                         $10.00       $0            $10.00
Total                                             $1,000,000   $0        $1,000,000

                    (Footnotes continued on next printed page)
                   The date of this Prospectus is May 7, 1996

(Footnotes continued from cover)

    (1) The Company will pay the Selling Agent and Selected Dealers sales commissions of up to 7% of the offering price per Share and may pay to the Selling Agent an additional 1% of the offering price per Share for wholesaling compensation. The Selling Agent will also receive up to $.05 per Share from the Company for bona fide due diligence expenses. See "Plan of Distribution."

    (2) Before deducting Offering and Organizational expenses which include legal and accounting fees, due diligence, printing expenses, Monitoring Fee, filing fees, a nonaccountable expense allowance, and other expenses and fees relating to the registration, marketing and distribution of all Shares pursuant to this offering. The Advisor has agreed to pay any Offering and Organizational expenses which exceed the greater of 4% of the gross proceeds of the offering or $500,000.

    (3) Prior to deducting expenses of the Dividend Reinvestment Plan of $50,000 to be paid by the Company.

(Cover page continued from cover)

    The Company's objectives are to (i) invest in Properties which will preserve and protect capital, (ii) provide Shareholders with cash Dividends, a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby increase the gain or reduce the loss that will be incurred on the disposition of the Shares or upon dissolution or liquidation of the Company), (iii) provide capital gains through potential appreciation of Properties, and (iv) provide a Crossing Arrangement and limited liquidity through transferable shares of stock. No assurance can be given that these objectives will be attained.

    The offering of shares of Common Stock (the "Shares") will continue until the earlier of 24 months from the initial date of this Prospectus, the sale of 1,500,000 Shares or termination of the offering by the Company's Board of Directors (which may be at any time). The Company will pay sales commissions of up to 70 cents per Share from the gross proceeds of this offering. No sales commissions will be paid to the Selling Agent or Selected Dealers when qualified pension plans, profit sharing plans, Keogh plans or individual retirement plans purchase a minimum of $500,000 of Shares. Such entities will pay $9.30 per Share and the net proceeds to the Company will remain the same. See "Plan of Distribution."

    If subscriptions for a minimum of 25,000 Shares have not been received and accepted on or before September 30, 1996, the offering will terminate and the full amount of subscriptions will be promptly refunded together with accrued interest. Proceeds received from subscribers will be placed in an interest bearing escrow account with City National Bank, Los Angeles, California, until the minimum number of Shares is subscribed. Subscribers have no right to withdraw their investment during the escrow period. See "Plan of Distribution." After the minimum number of shares are sold and proceeds thereof transferred to the Company, the proceeds from further sales of the Shares will remain in the escrow account and transferred to the Company from time to time thereafter.

    The Shares are freely transferable subject only to restrictions on certain transfers which would disqualify the Company as a real estate investment trust. However, there is no present market for the Shares except for the Crossing Arrangement. In view of the imposition of suitability standards by state "blue sky" administrators and certain listing standards, there is no assurance that the Shares will be listed on the NASDAQ System or that an active market for the Shares will develop. The Company has provided for a Crossing Arrangement which will match buy and sell orders for the Shares. The Company has also provided for a Dividend Reinvestment Plan which would allow purchasers of the shares to have any Dividends paid on the Shares automatically invested in the purchase of Shares of the Company.

    See "Glossary" for the definitions of certain capitalized terms.

    The Shares are being offered on a best-efforts minimum-maximum basis, (which means there is no firm commitment to buy any Shares but best efforts will be made to sell Shares) (the minimum amount of Shares that can be sold is 25,000 ($250,000) and the maximum amount of Shares that can be sold is 1,500,000 ($15,000,000)). The Shares will be sold through Associated Securities Corp. (the "Selling Agent"), also an Affiliate of AFG, and other broker-dealers ("Selected Dealers") selected by the Selling Agent. The Company has agreed to indemnify the Selling Agent and any Selected Dealers against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended. The Company will pay the Selling Agent and Selected Dealers a sales commission of up to 7% of the $10.00 per Share offering price. The Selling Agent and Selected Dealers may also receive 5 cents per Share for bona fide due diligence expenses. Shares may be purchased without payment of any sales commissions at $9.30 per Share by current or retired employees, officers and directors of the Company, the Advisor, the Selling Agent and Selected Dealers and their registered representatives and any of their Affiliates (and the families of any of the foregoing) and trust employee benefit plans established exclusively for the benefit of such Persons. See "Plan of Distribution."

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

UNTIL NINETY (90) DAYS AFTER THE DATE OF THIS PROSPECTUS ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.


                                                         TABLE OF CONTENTS
                                                                              PAGE
PROSPECTUS SUMMARY...............................................................     1
  The Company....................................................................     1
  Risk Factors...................................................................     1
  Management: Compensation to Advisor and Affiliate..............................     1
  Shares.........................................................................     2
  Investment Objectives and Policies.............................................     2
  Income Tax Considerations......................................................     2
  Dividends......................................................................     3
  Dividend Reinvestment Plan.....................................................     3
  Tax-Deferred Dividends.........................................................     3
  Additional Considerations for Tax-Exempt Investors.............................     3
  Conflicts of Interest..........................................................     3
THE COMPANY.......................................................................    4
RISK FACTORS.....................................................................     5
  Continuous Operations of the Company; Shareholder Liquidation of Investment.....    5
  Substantial Payment of Fees to the Advisor and Affiliates.......................    5
  Real Estate Investment Risks...................................................     5
  Leveraging of Investments......................................................     6
  Unspecified Investments........................................................     7
  Uncertainty of Company Capitalization; Diversification; Possible Limited Numbers of
     Properties; Delay in Investments............................................     7
  Prior Experience in Raising Funds...............................................    7
  Uninsured Losses................................................................    8
  Risks Related to Hazardous Wastes ..............................................    8
  Joint Venture Investments......................................................     8
  Competition for Investments....................................................     8
  Tax Risks......................................................................     8
  Additional Tax Risk............................................................     9
  Reliance on Management and Conflicts of Interest ................................  10
  Limited Transferability; No Active Market For Shares May Develop...............    10
  Transferability of Shares; Application of Penny Stock Rules....................    10
  Limited Liability, Indemnification and Possible Inadequacy of Shareholder Remedies 10
  Potential Dilution.............................................................    11
ESTIMATED USE OF PROCEEDS........................................................    11
COMPENSATION OF ADVISOR AND AFFILIATES...........................................    13
  Selling Commissions............................................................    13
  Acquisition Fees and Acquisition Expenses......................................    13
  Disposition Services...........................................................    13
  Advisory Fee...................................................................    13
  Property Management Fee.........................................................   14
  Financing Services.............................................................    14
  Subordinated Incentive Fee.....................................................    14
  Reimbursements.................................................................    14
CAPITALIZATION....................................................................   18
SELECTED FINANCIAL DATA..........................................................    18


                                                                                  PAGE
CONFLICTS OF INTEREST ............................................................   19
  Competition by the Company with Affiliated Parties for Purchase and Sale of Real
     Property ...................................................................    19
  Transactions with the Advisor or an Affiliate..................................    19
  Selling Agent..................................................................    19
  Property Management Fee ........................................................   20
  Lack of Separate Representation................................................    20
INVESTMENT OBJECTIVES AND POLICIES...............................................    20
  Principal Investment Objectives................................................    20
  Use of Initial Capital..........................................................   21
  Acquisition Policies ...........................................................   21
  Borrowing Policies -- Leveraging ...............................................   22
  Reserves for Operating Expenses.................................................   22
  Management of Properties........................................................   23
  Dividends......................................................................    23
  Sale, Financing or Refinancing of Properties...................................    24
  General Restrictions............................................................   25
REAL PROPERTY INVESTMENTS........................................................    25
  Blockbuster Video Building.....................................................    25
  Fresno Property ................................................................   26
  OPTO-22 Property ...............................................................   28
  North Palm Street Property .....................................................   30
  Riverside Marketplace Property .................................................   31
  Safeguard Business Systems Property ............................................   33
  Technology Drive Property ......................................................   34
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........    37
  Results of Operations -- 1995 vs. 1994..........................................   37
  Results of Operations -- 1994 vs. 1993 .........................................   38
  Liquidity and Capital Resources ................................................   40
  New Accounting Pronouncements..................................................    41
MANAGEMENT ........................................................................  42
  Directors and Officers of the Company ...........................................  42
  Board of Directors.............................................................    43
  Advisor........................................................................    44
  Property Manager ...............................................................   44
PRIOR PERFORMANCE................................................................    45
SERVICES PROVIDED BY THE ADVISOR AND PROPERTY MANAGER .............................  47
  Advisory Services ...............................................................  47
  Property Management Services...................................................    47
  Other Services.................................................................    48
TAX CONSEQUENCES.................................................................    48
  Opinion of Counsel .............................................................   49
  Requirements for Qualification as a REIT.......................................    50
  Termination or Revocation of REIT Status.......................................    54
  Taxation of the Company........................................................    54
  Taxation of Taxable U.S. Shareholders..........................................    55
  Taxation of Tax-Exempt Shareholders............................................    56
  Taxation of Non-U.S. Stockholders ...............................................  56
  Statement of Stock Ownership....................................................   58


                                                                                  PAGE

  Tax Law Changes................................................................    58
  State and Local Taxes.........................................................     58
ERISA CONSIDERATIONS...............................................................  58
DESCRIPTION OF COMMON STOCK......................................................    59
  General........................................................................    59
  Redemption and Prohibition of Transfer of Shares...............................    60
SUMMARY OF ORGANIZATION DOCUMENTS................................................    60
  Directors......................................................................    60
  Limited Liability and Indemnification of Directors, Officers, Employees and Other
     Agents......................................................................    60
  Transactions with Affiliates...................................................    61
  Shareholder Limited Liability..................................................    62
  Reports to Shareholders and Rights of Examination..............................    62
  Restrictions on Investments....................................................    62
  Other Restrictions.............................................................    63
  Amendments.....................................................................    63
  Meetings of Shareholders and Voting............................................    63
WHO SHOULD INVEST ................................................................   64
  Suitability Standards..........................................................    64
  How to Subscribe...............................................................    64
PLAN OF DISTRIBUTION.............................................................    64
  Escrow Arrangements............................................................    65
  Offering Period................................................................    66
  Method of Subscription.........................................................    66
  Transferability; Crossing Arrangement..........................................    66
  Dividend Reinvestment Plan.....................................................    67
SALES MATERIAL...................................................................    68
LEGAL MATTERS....................................................................    68
EXPERTS..........................................................................    68
FURTHER INFORMATION..............................................................    68
GLOSSARY..........................................................................   69
INDEX TO FINANCIAL STATEMENTS ....................................................   74
SUBSCRIPTION AGREEMENT...........................................................   S-1
PRIOR PERFORMANCE TABLE...........................................................  T-1


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in supplements to this Prospectus, or in literature issued by the Company, Advisor or the Principal Distributor (which shall not be deemed to be a part of this Prospectus), in connection with the offer contained herein, and if given or made, that information or representation must not be relied upon. The statements in this Prospectus or in any supplement are made as of the date of the Prospectus or supplement, unless another time is specified. Neither the delivery of this Prospectus or any supplement nor any sale of Shares shall, under any circumstances, create an implication that there has been no change in the facts since the date of the Prospectus or supplement. However, if any material changes occur during the period when a Prospectus is required to be delivered, this Prospectus or any supplement will be amended or supplemented accordingly.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. See "Glossary" for definitions of certain capitalized terms used in this Summary and throughout this Prospectus.

THE COMPANY. West Coast Realty Investors, Inc. (the "Company") is a Delaware corporation which has an unlimited life and will, therefore, continue in business and operate for an indefinite period of time. A majority (3 of 5) of the Company's Directors are independent of and unaffiliated with the Advisor or AFG. Since January 1, 1991, the Company qualifies, and is doing business, as a "Real Estate Investment Trust" under the Internal Revenue Code of 1986, as amended (the "Code"). See "The Company," "Risk Factors," and "Tax Consequences."

The Company's principal office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone: (310) 337-9700.

     The Company is making the Offering of its Shares to increase its size and the amount of the Company's investment in Properties, thereby potentially increasing the amount of Properties it will be able to acquire and diversifying the risk of an investment in the Company and spreading operating expenses over a greater number of assets.

RISK FACTORS. An investment in the Shares is subject to certain risks, including:

     - The lack of identified investments to be acquired with the proceeds of the offering.

     - The payment of substantial fees to the Advisor and its Affiliates.

     - The lack of participation by Shareholders in the direct management and control of the Company.

     - Various conflicts of interest.

     - The Company's ability to diversify its investments.

     - No active market for the Shares has developed and there is limited liquidity to transfer the Shares.

     - Certain real estate investment risks such as changes in occupancy rates, revenues, lease payment defaults, competition, economic
       conditions,       zoning and tax increases; and

     - Taxation of the Company as a corporation if it fails to qualify as a REIT.

MANAGEMENT: COMPENSATION TO ADVISOR AND AFFILIATE. West Coast Realty\ Advisors, Inc. (the "Advisor"), will act as the Company's Advisor. The Advisor's principal office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone: (310) 337-9700.

     (a) Management of the Company. Pursuant to the terms of an agreement (the "Advisory Agreement"), the Advisor will provide investment and financial advice, and conduct the day-to-day operations of the Company. The Advisor is an Affiliate of AFG. While the Advisor has a limited operating history, certain of its directors, officers and employees have substantial real estate investment experience.

     (b) Compensation of Advisor and Affiliates. The Advisor and Affiliates will receive the following substantial fees and compensation, relating to this offering: Sales commissions of 7% and wholesaling compensation of 1% of the amount of Shares sold, Acquisition Fees and Acquisition Expenses equal to 6% of the Purchase Price of Properties acquired; a subordinated disposition fee of 3% for selling the Company's Properties; a Property Management Fee equal to 5% of gross revenues for residential properties and 6% of gross revenues for retail, industrial and commercial properties (which will be reduced to 3% if the Advisor or an Affiliate does not provide any leasing or releasing services); an Advisory Fee up to 1% of Invested Assets subordinated to an annualized 7% noncumulative, noncompounded, quarterly dividend on the Shareholders' Adjusted Price per Share; reasonable and competitive fees for financing services as determined by the Independent Directors, a Subordinated Incentive Fee equal to 15% of cash from Property sales or refinancing after the Shareholders have received a 100% return of their Adjusted Price per Share plus an 8% cumulative noncompounded return thereon; and reimbursement of Offering and Organizational Expenses, in an amount not to exceed the greater of 40 cents per Share or $500,000 to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds.
See "Services Provided by the Advisor and Property Manager", "Management", "Prior Performance" and "Compensation of Advisor and Affiliates."

SHARES. The Company is hereby offering shares of its Common Stock (the "Shares") at a purchase price of $10.00 per Share. As discussed in "Dividends" below, all Shares will be entitled to equal Dividends per Share when
Dividends are paid. Each Share will have equal voting power. See "Description of Common Stock." AFG, the Advisor and their Affiliates may also purchase Shares pursuant to this offering. See "Plan of Distribution -- Escrow Agreements."

INVESTMENT OBJECTIVES AND POLICIES. (a) Principal Investment Objectives. The Company intends to acquire, improve, operate, hold for investment, sell and reinvest such sales proceeds in equity interests in income-producing residential, industrial, retail or commercial Properties. The Company intends to acquire Properties located primarily in California and the west coast of the United States; (b) Borrowing Policies -- Leveraging. Generally, Properties will initially be acquired on an all-cash basis or with moderate mortgage indebtedness. The aggregate amount of mortgage indebtedness the Company will incur will not exceed 50% of the Purchase Price of Properties (which is defined generally as the cost to acquire all the Company's Properties) or, if a Property is financed or refinanced, 50% of the Property's Appraised Value (defined generally as its fair market value as determined by an Appraiser) at the time of such financing or refinancing. However, the maximum amount of mortgage indebtedness which may be incurred for the purchase of a specific Property may not exceed 80% of the Purchase Price of that specific Property. During the course of this offering the Advisor may, from time to time, make certain cash advances to the Company in connection with the acquisition of Properties. These advances will be subject to approval by a majority of the Independent Directors and will be on terms no less favorable to the Company than those available from third parties.
All advances will be unsecured and will be repaid solely out of the proceeds of this offering or in Shares at a $9.30 per Share price, to the extent that the proceeds of this offering are insufficient to repay the advances. The Company may subsequently sell or finance any or all of the Properties for the purpose of acquiring additional Property investments.

     The Company's principal investment objectives, in the order of priority, are to invest in Properties which: (i) preserve and protect the Company's capital, (ii) provide Shareholders with cash Dividends a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby increase the gain or reduce the loss that will be incurred on the disposition of the Shares or upon dissolution or liquidation of the Company),
(iii) provide capital gains through potential appreciation of the Properties, and (iv) provide market liquidity through transferable shares of stock. NO ASSURANCE CAN BE GIVEN THAT THESE OBJECTIVES WILL BE ATTAINED.

     The Company has acquired seven Properties. See "Real Property Investments" and "Investment Objectives and Policies." Specific acquisitions of other Properties will be described in supplements to this Prospectus. The Company is unable to predict when Properties may be purchased or the particular income characteristics of any Property; therefore, no estimate can be given as to the amount of any Shareholder Dividends. See "Real Property Investments" and "Risk Factors."

INCOME TAX CONSIDERATIONS. The Company qualifies, and since January 1, 1991 is doing business, as a real estate investment trust (a "REIT") under Sections 856-860 of the Internal Revenue Code of 1986, as amended, (the "Code"). However, continued qualification as a REIT depends upon future operations of the Company, and no assurance can be given that the Company will be able to maintain its status as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only a limited number of judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the Company's control may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to operate as a REIT.

     If the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, distributions to stockholders would not be deductible by the Company. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability of the Company for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. In addition, the Company would no longer be required by the Code to make any distributions. See "Risk Factors" and "Tax Consequences."

DIVIDENDS. The Directors will establish a Dividend rate based on the cash flow, operations and financial condition of the Company. The Company has declared Dividends on a monthly basis, and has paid Dividends on a quarterly basis. See "Investment Objectives and Policies -- Dividends." As a result of the payment of dividends, the Company had no accumulated earnings for any fiscal year prior to the 1991 fiscal year, the first year the Company elected to be taxed as a REIT.

DIVIDEND REINVESTMENT PLAN. The Company has established a Dividend Reinvestment Plan (the "Plan") for its Shareholders which gives Shareholders the option to use any Dividend payments to purchase additional Shares. Shares acquired under the Plan during this offering will be purchased from the Shares offered hereby at the $10.00 per Share offering price. After the completion of this offering and if the Shares are quoted on the NASDAQ System, the Plan will acquire existing Shares through the Crossing Agent at a maximum price of $10.00 per Share, if a sufficient number of Shares are available at such price. Thereafter, Shares will be acquired in the over-the-counter public trading market at negotiated commissions or markups. See "Description of Common Stock -- Dividend Reinvestment Plan."

TAX-DEFERRED DIVIDENDS. Due to depreciation, the Company's cash flow and distributions is expected to exceed Taxable Income in the early years of its ownership of Properties. Consequently, it is expected that a portion of initial cash flow Dividends to Shareholders will constitute a tax-deferred return of capital. The availability of cash for Dividends will depend on the operations of the Company. See "Tax Consequences."

ADDITIONAL CONSIDERATIONS FOR TAX-EXEMPT INVESTORS. It is presently anticipated that Dividends paid to qualified retirement plans, Individual Retirement Accounts and tax-exempt investors will generally not constitute "unrelated business taxable income." However, such investors could be subject to tax on Dividends or upon sale of their Shares if their Shares are deemed to be directly or indirectly financed in whole or in part by indebtedness. See "Tax Consequences -- Taxation of Tax-Exempt Shareholders." The Company intends to conduct its operations in a manner that will not result in the Company's assets being considered "plan assets" under the Employee Retirement Income Security Act of 1974 ("ERISA"); however, fiduciaries of ERISA Plans and Individual Retirement Accounts, in consultation with their advisors, should carefully consider the impact of ERISA, the Code and the regulations thereunder on an investment in Shares. See "ERISA Considerations."

CONFLICTS OF INTEREST. An investment in Shares may subject the Advisor and its Affiliates to certain conflicts of interest.

     - The Company may be in competition with the Advisor and its Affiliates for investment opportunities.

     - Any transactions between the Advisor and its Affiliates and the Company must be approved by a majority of the Independent Directors, since such transactions will not be considered at arms length.

     - The Selling Agent is an Affiliate of the Advisor and may experience conflicts in performing its due diligence, although the Selling Agent believes it has performed the due diligence required.

     - West Coast Realty Management, Inc., an Affiliate of the Advisor, is the property manager for the Company's Properties and will receive a fee for such services.

     - The attorneys, accountants and other experts who perform services for the Company also perform services for the Advisor and its Affiliates and will continue to do so in the future.

     See "Conflicts of Interest."

                                   THE COMPANY

     West Coast Realty Investors, Inc. (the "Company") has been established to provide investors (both taxable and tax-exempt) with a professionally managed, diversified portfolio of income-producing equity real estate investments which present the potential for current cash flow and for capital appreciation. The Company intends to operate indefinitely. The number of Properties and the extent of portfolio diversification will depend upon the amount of net proceeds available to the Company from the sale of the Shares. See "Real Property Investments," "Management's Discussion of Financial Condition and Results of Operations," "Risk Factors -- Possible Limited Number of Properties." Some of the Company's equity investments may be owned by joint venture partnerships between the Company and other parties which may be Affiliates of AFG or the Advisor. See "Investment Objectives and Policies."

     The Company has had three prior offerings at $10.00 per Share; the first offering of 1,500,000 Shares commenced on April 20, 1990 and was completed on November 18, 1991; the second offering of 1,500,000 Shares commenced on May 14,1992 and was completed on May 14, 1994. The third offering of 2,000,000 Shares commenced on June 3, 1994 and is expected to be completed on April 30, 1996. As a result of the first offering, 268,791 Shares were sold for $2,672,586 of gross proceeds which were used to acquire one property. As a result of the second offering, 368,524 Shares were sold for $3,681,147 of gross proceeds which were used to acquire three Properties. As a result of the third offering 776,349 Shares were sold for $7,757,252 through March 25, 1996, the gross proceeds which were used to acquire the fifth, sixth, and seventh properties. The Company elected to be taxed as a REIT commencing January 1, 1991. See "Real Property Investments," "Prior Performance" and "Management's Discussion of Financial Condition and Results of Operations".

     The Company presently intends to hold each Property for a minimum of four years and a maximum of ten years. Investments in Properties will occur during this offering and after the completion of this offering. The net proceeds from the sale, financing or refinancing of Properties ("Cash From Sales or Refinancing") may be reinvested in additional Properties on a continuous basis. Cash From Sales or Refinancings (less appropriate reserves) may be distributed to Shareholders. No specific date is set forth in the Organization Documents for the Company's termination and the Company anticipates continuous operations into the foreseeable future. However, the Organization Documents permit a majority of the Shareholders to liquidate the Company at any time.

     The Company currently owns seven Properties. While the Advisor is presently reviewing possible investment opportunities, it does not have any specific plans for the acquisition by the Company of any other specific Property. See "Real Property Investments" and "Risk Factors."

     The Company qualifies, and, since January 1, 1991, is doing business, as a REIT under Sections 856-860 of the Code. The election by the Company to be taxed as a REIT was in its 1991 Federal Income Tax return. As of December 31, 1995, the Company had no accumulated earnings and profits attributable to taxable years prior to 1995. As a REIT, the Company will not be subject to federal income tax on that portion of its taxable income which is distributed annually to Shareholders if certain conditions are met. See "Tax Consequences" and "Summary of Organization Documents."

     The Company expects to benefit from the experience and capabilities of its officers and Directors, and the officers and directors of the Advisor and its Affiliates, by drawing on their experience, advice and services in the areas of real estate investment, commercial and industrial real estate brokerage, real estate securities and syndication, real estate development and banking and finance, and public accountancy, as well as upon their goodwill and their relationships with builders, developers, lenders, insurers and investors. See "Management."

     Day-to-day property management services for the Company's Properties may be provided by outside property managers, including West Coast Realty Management Inc. ("WCRM"), an Affiliate of the Advisor, subject to review by the Advisor and the Directors. Depending on the location of the Company's real property investments, unaffiliated independent property management companies may also render day-to-day property management services.

     While the Shares will be freely transferable, there is no present market for the Shares and none is expected to develop during the period of this offering in view of the suitability standards imposed on investors by certain state "blue sky" administrators. There is no assurance that an active public trading market will eventually develop. The Company intends to use a Crossing Arrangement as an accommodation to and for the benefit of investors who wish to sell their Shares prior to quotation on the NASDAQ System. See "Description of Common Stock."

     The Company is a corporation organized under the laws of the State of Delaware on October 26, 1989. Its principal offices are located at 5933 West Century Boulevard, Ninth Floor, Los Angeles, California 90045, telephone:
(310) 337-9200.

                                  RISK FACTORS

     The purchase of Shares involves a high degree of risk. In addition to general investment risks and those factors set forth elsewhere in this Prospectus, prospective purchasers should carefully consider the following factors before making a decision to purchase Shares:

CONTINUOUS OPERATIONS OF THE COMPANY; SHAREHOLDER LIQUIDATION OF INVESTMENT. The Company's plan of business allows the Company to reinvest, in lieu of distributing to Shareholders, the proceeds from the sale, financing and refinancing of Properties in additional Properties. The Shareholders, therefore, would be able to liquidate their investment only through the sale of their Shares into the market. Such a market does not currently exist. The market value of the Shares may never equal or exceed the Appraised Value of the Properties held by the Company or the net proceeds which may have been available for distribution to Shareholders upon a current sale of the Company's Properties.

SUBSTANTIAL PAYMENT OF FEES TO THE ADVISOR AND AFFILIATES. The Advisor is entitled to receive certain transactional fees or commissions based upon the acquisition, management and disposition of Properties of the Company or the financing or refinancing of indebtedness relating to such Properties. Approximately 74.8% of the minimum offering proceeds (75.39% of the maximum offering proceeds) will be invested in Properties with the remaining 25.2% of the minimum offering proceeds (24.61% of the maximum offering proceeds) being paid to the Advisor and its Affiliates for fees and expenses of the offering. The ongoing compensation paid to the Advisor in the form of an Advisory Fee will continue indefinitely. See "Compensation of Advisor and Affiliate."

REAL ESTATE INVESTMENT RISKS. The Company will be subject to the risks generally associated with the ownership of real property, including the possibility that operating expenses and fixed costs may exceed property revenues; adverse changes in economic conditions; changes in the real estate investment climate; adverse changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics; changes in interest rates and in the availability, costs and terms of mortgage financing; the need for unanticipated maintenance and renovations, particularly in older structures; changes in real estate tax property rates and other operating expenses; adverse changes in governmental rules and fiscal policies; natural disasters, including earthquakes, floods or tornadoes (which may result in uninsured losses); the financial condition of the tenants of Properties; and other factors which are beyond the control of the Company.

     The Company's real estate investments in rental properties will be subject to the risk of the Company's ability to attract or retain tenants and a potential decline in rental income. To the extent that the Company acquires Properties with fixed rental payments, the Company may be prevented from varying its investment portfolio promptly in response to changing economic conditions during the term of such investments. Furthermore, real estate investments tend to be long-term, and under the REIT provisions of the Code, might be subject to minimum holding periods to avoid adverse tax consequences; consequently, the Company will have only minimal ability to vary its Property portfolio in response to changing economic, financial and investment conditions. To the extent that the Company's rental or interest income is based on a percentage of the gross receipts of retail tenants, its cash flow is dependent on the retail success achieved by such tenants.

     While one of the Company's objectives is to generate cash flow, there can be no guarantee that the Properties will generate sufficient revenue to cover operating expenses and meet any required payments on any debt obligations of the Company. The opportunities for sale, and the profitability of any sale, of any particular Property by the Company will be subject to the risk of adverse changes in real estate market conditions, which may vary depending upon the size, location and type of each Property.

     In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of Properties, if any, will be distributed to the Shareholders, but only after the satisfaction of claims of creditors including any fees which are then payable to the Advisor. Accordingly, the ability of Shareholders to receive all or any portion of their investment under these circumstances will depend on the amount of funds realized and claims to be satisfied from those funds.

     If the Company finds it necessary or desirable to provide secondary financing to purchasers upon the sale of Properties, a liquidation of the Company may be delayed beyond the time of disposition of its Properties until any such financing is paid or otherwise liquidated. See "Investment Objectives and Policies -- Sale or Refinancing of Properties."

LEVERAGING OF INVESTMENTS. The Company anticipates acquiring Properties for cash or by incurring long-term secured borrowings on investment Properties. This practice is often referred to as leveraging. The maximum level of leveraging to be incurred by the Company will be limited to 80% of the Purchase Price of any individual Property and 50% of the Purchase Price of all Properties on a combined basis. If a Property is financed or refinanced, the maximum amount of leveraging to be incurred by the Company will be limited to 50% of the Appraised Value of the Property at the time of such financing or refinancing. Leveraging may involve the use of first mortgages, junior mortgages and/or wrap-around mortgages. The effects of leveraging are on the one hand, to increase the funds available for investment (which in turn permits the acquisition of Properties with a higher purchase price and/or greater diversification by allowing investment in more Properties) and thereby to increase the aggregate amount of tax-advantaged depreciation available to the Company; and on the other hand, to increase the risk of loss if the Company is unable to generate sufficient funds to repay the debt incurred. The Company may borrow through loans with fixed interest rates or with variable interest rates which fluctuate with the market rate of interest. Financing involving renegotiable, floating or adjustable interest rates involves greater risks than financing where the interest rate is fixed, since such rates could rise substantially. The higher the rate of interest on the financing, the more difficult it will be for the Company to meet its debt service obligations and the greater the chance of a default. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose its investment in the Property. To the extent possible, mortgage debt will be non-recourse, meaning the Company will not be liable for any deficiency between the proceeds of foreclosure and the amount of the debt. The Company may also use the proceeds from financing its Properties to acquire new Properties which may themselves be leveraged. See "Investment Objectives and Policies -- Borrowing Policies -- Leveraging." Money market fluctuations may significantly decrease the availability and increase the cost of real estate loans, which could result in the Company being unable to incur the optimum level of indebtedness or paying higher costs, or both, which, in turn, could result in less income to the Shareholders. Money market conditions may also adversely affect the ability of the Company to sell Properties, when a sale is determined to be in the best interest of the Company, and may affect the terms of any such sale. If the Company acquires Properties with "due on sale" clauses, or finances Properties containing such clauses in their mortgages, the Company's ability to sell such Properties may be adversely affected. The Company and the Advisor are unable to predict the effect, if any, which the money market or the federal government's fiscal, monetary and statutory policies will have on the ability of the Company to meet its objectives.

     The Company may, under certain conditions, obtain permanent first mortgage financing which requires a "balloon payment" at maturity. In general, it is intended that the due date of a "balloon payment" will fall outside the projected holding period of the Property. "Balloon" mortgages involve greater risks than mortgages where the principal amount is payable over the term of the loan even though periodic payments may be lower since the ability of the Company to repay at maturity the outstanding principal amount of the "balloon" loan may depend upon the Company's ability either to sell the related Property or to obtain adequate refinancing which will in turn depend upon economic conditions in general and the value of the underlying Property in particular. There is no assurance that the Company will be able either to sell the related Property or to refinance "balloon payment" mortgages at maturity. Further, a significant decline in the value of the underlying Property could result in a loss of the Property through foreclosure. See "Investment Objectives and Policies -- Principal Investment Objectives."

     Recourse for any mortgage indebtedness to be incurred by the Company is expected to be limited to the particular Property to which the indebtedness relates. The Federal Bankruptcy Code permits, under certain limited circumstances, a secured creditor holding non-recourse debt to be treated as a creditor with a recourse claim. Thus, it is possible that if the Company were involved in a reorganization proceeding, a holder of a non-recourse loan to the Company could obtain a Court-approved evaluation of the Property which secured the loan, and then be treated as the holder of an unsecured claim against the assets of the Company for any excess of the amount of the debt over the value of the Property. While the Company intends to obtain borrowings on a non-recourse basis, the Company might sustain a loss on its investment as a result of foreclosure by the mortgagee of a Property if mortgage payments are not paid when due. Also such foreclosure might also have adverse tax consequences for the Company and the Shareholders. See
"Tax Consequences."

UNSPECIFIED INVESTMENTS. The Company currently owns seven Properties. The Company has not identified any specific Properties in which the proceeds of this offering are to be invested.

     Therefore, a prospective investor has no information as to the identification or location of Properties, or other relevant economic and financial data affecting Properties to be purchased by the Company with the proceeds of this Offering, which information, if available, would be of assistance in evaluating an investment in the Company.

     The investment of the net proceeds of this offering may occur over an extended period. During such time, the Company faces the risks of changes in interest rates and adverse changes in the real estate market. These risks may adversely affect the amount of funds available for Dividends and investments, and the price at which Shareholders may sell their Shares. In addition, substantial delays in investment in Properties could result in the Company's disqualification as a REIT. See "Tax Consequences -- Requirements for Qualification as a REIT."

UNCERTAINTY OF COMPANY CAPITALIZATION; DIVERSIFICATION; POSSIBLE LIMITED NUMBERS OF PROPERTIES; DELAY IN INVESTMENTS. The Company will invest the proceeds of this offering in a limited number of Properties, depending upon the amount of proceeds generated by the number of Shares sold. The Company will acquire Properties for all cash or with moderate leverage. See "Risk Factors -- Leveraging of Investments." There is no limitation as to the amount or percentage of the Company's assets which may be invested in any one developed Property or group of Properties, any specific investment or the number of purchases which may be made from any person or group of persons. The Company intends to make real estate investments in Properties in various locations primarily in California and the west coast of the United States, in an attempt to achieve diversification and to minimize the effect of changes in local economic conditions and certain other risks. The extent of diversification will depend upon the amount of net proceeds available to the Company from the sale of the Shares. The Company may, however, be subject to any generalized downturn in the real estate market. The potential profitability of the Company could also be affected by the amount of capital at its disposal for investment in Properties.

PRIOR EXPERIENCE IN RAISING FUNDS. There is a risk that the Company will not sell the entire 1,500,000 Shares being offered and that a significant period of time will pass between the time funds are received for investment by the Company and an investment in Property is made. The Company in its initial offering offered 1,500,000 Shares ($15,000,000) and sold 268,791 Shares ($2,672,586) in a twenty month period. The minimum amount of 100,000 Shares ($1,000,000) in the initial offering, were sold in four months. Ninety percent of the proceeds from the initial offering were committed for investment in March, 1993 (60% of the investments were made in February, 1991). The Company's second offering of 1,500,000 Shares ($15,000,000) sold 368,524 Shares ($3,681,147) in a period of 24 months. The minimum amount of 25,000 Shares ($250,000) in the second offering were sold in six months. One Hundred percent of the proceeds from the second offering were committed for investment by November, 1994. The Company's third offering of 2,000,000 Shares ($20,000,000) has sold 776,349 Shares ($7,757,252) in a period of twenty-two months.

The minimum of 25,000 Shares ($250,000) in that offering were sold in seven weeks. 74% of the offering proceeds were committed for investment in properties in twenty-two months. In addition, in prior programs sponsored by an Affiliate of the Company, the full amount of the securities offered were not sold and it took a significant period of time to invest the funds received. See "Prior Performance."

UNINSURED LOSSES. The Company will arrange for its Properties to be covered by comprehensive insurance, including liability for personal injury or property damage occasioned by its activities, fire and extended coverage, which is customarily obtained for similar properties. However, there are certain types of losses (generally of a catastrophic nature such as earthquakes, floods and tornadoes) which are either uninsurable or not insurable at economically reasonable costs. Should such a disaster cause the destruction of a Property, the Company could lose both its invested capital and anticipated profits in the Property, as well as be obligated to pay any recourse financing with respect to the Property.

RISKS RELATED TO HAZARDOUS WASTES. Federal law imposes liability on a landowner for the presence on the premises of improperly disposed hazardous substances. This liability is without regard to fault for or knowledge of the presence of such substances and may be imposed jointly and severally upon all succeeding landowners from the date of the first improper disposal (although prior to acquisition of a Property the Company will perform due diligence to ascertain if any hazardous waste exist). If it is ever determined that hazardous substances are present on a Property, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances claims against other responsible parties could be made by the Company.

JOINT VENTURE INVESTMENTS. The Company may make investments in Properties through joint venture partnerships or joint participations between the Company (or a partnership between the Company and another entity) and other parties, including Affiliates or clients of the Advisor and sellers of real properties or Affiliates thereof. The investment by the Company through joint ventures or joint participations, instead of investing directly in the Properties may under certain circumstances involve risks not otherwise present including, for example, risks associated with the possibility that the Company's co-venturer in an investment might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Company, or that such co-venturers may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's investment policies or objectives. In connection with joint ventures, a Property seller may, as a joint venturer, have the right to take certain actions with respect to the Property owned through the joint venture without the Company's concurrence, including under some circumstances the right to determine whether and when the Property will be sold. Among other things, actions by any such co-venturer might have the result of subjecting Property owned through the joint venture to liabilities in excess of those contemplated by the terms of the Company. See "Conflicts of Interest -- Transactions with the Advisor or an Affiliate," and "Summary of Organization Documents -- Transactions with Affiliates."

COMPETITION FOR INVESTMENTS. There may be intense competition for Properties of the type and in the areas in which the Company intends to invest. The Company will compete for the acquisition of Properties with many other entities, including Affiliates of the Advisor engaged in real estate investment activities, some of which have greater assets than the Company.

TAX RISKS. The Company intends to conduct its operations in a manner which will enable it to qualify for taxation as a REIT under the Code. Although management of the Company believes that the Company has been so organized and has been and will operate in such a manner, no assurance can be given that the Company will be able to operate in a manner as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only a limited number of judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the Company's control may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect the Company's ability to operate as a REIT.

     If the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In addition, distributions to stockholders would not be deductible by the Company. This treatment would reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability of the Company for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. In addition, the Company would no longer be required by the Code to make any distributions. See "Tax onsequences." The payment of tax by the Company resulting from disqualification as a REIT would reduce the funds available for distribution to Shareholders, or could result in the Company having to borrow additional funds or liquidate certain of its investments in order to pay the corporate tax.

     In order to qualify for the favorable federal income tax treatment afforded to qualifying REITs, the Company must annually satisfy various requirements (quarterly for certain requirements), including distributing to its Shareholders substantially all of its otherwise taxable ordinary income. Following termination of the offering, the Company intends to make Dividend distributions to Shareholders at least quarterly. See "Investment Objectives and Policies -- Dividends." Depending on the circumstances existing in a given year, the Company might be required to borrow funds or to liquidate its investments in order to satisfy its distribution requirement. See "Tax Consequences -- Requirements for Qualification as a REIT" and "-- Taxation of the Company." In addition, because the Company will be obligated to pay operating expenses on a current basis, including certain compensation to the Advisor, the Company might be required to borrow or liquidate investments in order to pay its fixed expenses. Since the Company elected to be taxed as a REIT after its first year of existence, it had a taxable year in which it was not a REIT. The Company elected to be taxed as a REIT commencing
January 1, 1991. As of December 31, 1991, the Company had no accumulated earnings and profits prior to January 1, 1991.

     The REIT provisions of the Code place restrictions on the Company's investments which do not apply to other types of real estate entities. These provisions also place restrictions on the Company's operations which will not apply to operators of buildings with which the Company may be competing for tenants.

     The Company has received a ruling from the Internal Revenue Service that, based on the facts contained in the request for a ruling ("Ruling Request"), WCRM will qualify as an independent contractor under Section 856(d)(2) and 856(d)(3) of the Code if it renders services to the Company. If WCRM had not qualified as an independent contractor, it may have been deemed to be an Affiliate of the Company and if the Company contracted with WCRM for property management services, the Company might have lost its eligibility to elect
REIT tax treatment. The Company has represented that the material facts contained in the Ruling Request are currently still factually accurate.
Gipson Hoffman & Pancione, a Professional Corporation, counsel to the
Company, has opined that based upon information and undertakings supplied by the Company as described in the "Tax Consequences" section, as well as the Company's representations contained elsewhere in this Prospectus concerning the organization and proposed operations of the Company, and subject to the limitations on such opinion discussed in the "Tax Consequences" section, the Company is eligible to elect REIT tax treatment.

     Certain income, excise and penalty taxes can be imposed even if the Company maintains its status as a REIT. For example, if the Company reinvests, rather than distributes, net capital gains, the Company will be subject to income tax (up to 35%) and a 4% excise tax on such gains. See "Tax Consequences -- Taxation of the Company."

ADDITIONAL TAX RISK. There is a risk that the Company might be taxed as a corporation for its 1991, 1992 and 1993 taxable years in that the Company inadvertently failed to send to its shareholders a demand letter regarding actual ownership of the Company's shares as required by Treasury Regulation sec.sec. 1.857-8(d) and (e) for such years. A literal reading of the Code and Regulations would indicate that failure to satisfy such requirement would result in the Company being taxed as a regular corporation for its 1991, 1992 and 1993 taxable years. However, the Company's failure to satisfy this formal requirement was inadvertent and the Company believes that it can clearly establish that it has satisfied all of the substantive requirements which must be satisfied to qualify for taxation as a REIT for its 1991, 1992 and 1993 taxable years, including the actual ownership of the Company's shares. It is the Company's understanding that the Internal Revenue Service has, at least in one situation, not disqualified a corporation from taxation as a REIT simply because it failed to send its shareholders the written demand letter required by Treasury Regulation sec.sec. 1.857-8(d) and (e). Although there is no assurance that this will occur, as a matter of administrative action, it is possible that the Internal Revenue Service would permit the Company to be taxable as a REIT for its 1991, 1992 and 1993 taxable years. The Company, in the future, will satisfy all of the record keeping requirements imposed by sec.sec. 856 through 859 of the Code.

     If the Company were taxed as a regular corporation for its 1991, 1992 and 1993 taxable years, the payment of such taxes, including penalties and interest, would be approximately $140,000, which could be material to the Company's results of operations.

RELIANCE ON MANAGEMENT AND CONFLICTS OF INTEREST. All decisions with respect to the management of the Company will be made by the Advisor, subject to the direction and review of the Directors of the Company. In addition, neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities that may be available to them. See "Conflicts of Interest -- Competition by the Company with Affiliated Parties for Purchase and Sale of Real Property" and "Services Provided by the Advisor and Property Manager." Shareholders have no right or power to take part in the direct management of the Company. Accordingly, investors should not purchase Shares unless they are willing to entrust all aspects of the management of the Company to the Directors and the Advisor. See
"Management." The Advisor may also experience certain conflicts of interest in connection with the management of the Company. See "Conflicts of Interest."

     The Advisor and the Directors will have fiduciary duties and obligations which will require them to manage the affairs of the Company and resolve any conflicts of interest by exercising the utmost good faith and integrity. This is a rapidly developing and changing area of the law, therefore, potential investors or Shareholders who have questions concerning the duties of the Directors and the Advisor should consult with their own counsel.

LIMITED TRANSFERABILITY; NO ACTIVE MARKET FOR SHARES MAY DEVELOP. Except under certain circumstances, see "Description of Common Stock -- Redemption and Prohibition of Transfer of Shares", there are no restrictions on transfer of the Shares. However, a market is unlikely to develop during this offering and there can be no assurance that a market will ever develop for the Shares. Therefore, Shareholders may not be able to liquidate their investment in the Company in the event of an emergency. In addition, Shares may not be readily accepted as collateral for a loan. The Company intends to use a Crossing Arrangement to match buy and sell orders for Shares as an accommodation to and for the benefit of Shareholders who wish to sell their Shares. The Company may apply to have the Shares quoted on the NASDAQ System; however, no assurance can be given that any broker-dealer will act as a market maker for the Shares, that the Shares will be accepted for quotation or that, if quoted, an active public trading market for the Shares will thereafter develop. See "Description of Common Stock."

TRANSFERABILITY OF SHARES; APPLICATION OF PENNY STOCK RULES. There is a risk that a market for the Company's Shares may not develop if the Company's Shares are subject to the "Penny Stock" rules promulgated by the Securities and Exchange Commission. A Penny Stock is defined generally as one which sells for less than $5.00 per share. If the Company's Shares sell for less than $5.00 per share, the development of a market in the Shares may be inhibited because of the requirement that broker-dealers provide customers with a risk disclosure document prior to effecting any transactions in the Shares, which requirement may prevent broker-dealers from making a market in the Shares.

LIMITED LIABILITY, INDEMNIFICATION AND POSSIBLE INADEQUACY OF SHAREHOLDER REMEDIES. The Company's Certificate of Incorporation and Bylaws provide that the Directors' liability to the Company for monetary damages will be eliminated to the fullest extent permitted under Delaware law. In addition, the Company is obligated under its Certificate of Incorporation and Bylaws to indemnify its Directors, officers, employees and other agents against certain liabilities incurred in connection with their service in such capacities. Each of these measures could reduce the legal remedies available to the Company and Shareholders against such individuals. See "Summary of Organization Documents -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents" and "Management."

POTENTIAL DILUTION. The Directors are authorized to borrow or raise capital without Shareholder approval through the issuance of additional Shares, notes, debentures, or other obligations of the Company that may be convertible into Shares or that are accompanied by warrants or rights to purchase Shares. The net proceeds of any such offering would be applied to the acquisitions of additional Properties, the enhancement of existing Properties, or the establishment of Working Capital Reserves. The issuance of additional Shares, the conversion of any such obligations, or the exercise of any such warrants or rights, could dilute existing Shareholders' equity.

                           ESTIMATED USE OF PROCEEDS

     The Company intends to invest the net proceeds of this offering primarily in income-producing real estate. See "Investment Objectives and Policies."

     If the minimum proceeds of $250,000 are raised, approximately 74.8% of the proceeds will be available for investment in real properties and if the maximum proceeds of $15,000,000 are raised, approximately 75.39% of the of the proceeds will be available for investment in real properties. The remainder of the offering proceeds will used to pay sales commissions of 7% and wholesaling compensation of 1% (some of which may be paid to Affiliates of the Advisor if they sell the Shares) and 4% of the proceeds (not to exceed $500,000) will be used to pay Offering and Organizational Expenses including a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds (some of which may be reimbursed to the Advisor for the payment of the Offering and Organizational Expenses). Three percent of the proceeds will be maintained as Working Capital Reserves.

     Of the balance of the net proceeds, approximately 10.28% (approximately $1,542,000 if 1,500,000 Shares are sold) and 10.2% (approximately $25,500 if 25,000 Shares are sold) will be paid to the Advisor by Company as Acquisition Fees and Acquisition Expenses. Acquisition Fees are normally paid by the seller of a Property rather than the buyer. However, the price of a Property will generally be adjusted in order to take this obligation of the seller into consideration, so that in effect, the Company, as purchaser, will bear all or a portion of the Acquisition Fees in the Purchase Price of the Property. The Company also expects to pay commissions in connection with the Sale or Disposition of the Properties which will reduce the net proceeds to the Company of any such sales.

     The following tables sets forth information concerning the estimated initial use of proceeds of this offering of Shares, assuming compensation levels as described in "Compensation of the Advisor and Affiliates." The table does not give effect to the use of proceeds which may be received by the Company from any sale, financing or refinancing of its Properties.

                                             ESTIMATED AMOUNT            ESTIMATED AMOUNT
                                                ASSUMING                    ASSUMING
                                             MINIMUM OFFERING           MAXIMUM OFFERING
                                            (25,000 SHARES SOLD)     (1,500,000 SHARES SOLD)
                                           ---------------------     ------------------------
                                                      PERCENTAGE                    PERCENTAGE
                                                       OF GROSS                      OF GROSS
                                            AMOUNT     PROCEEDS        AMOUNT        PROCEEDS
                                          ----------   ---------      --------     ------------
Gross Offering Proceeds.................. $250,000      100.0%      $15,000,000        100.0%
Less Public Offering Expenses:
  Commissions(1).........................   20,000        8.0%        1,200,000          8.0%
Offering and Organizational
  Expenses(2)............................   10,000        4.0%          500,000          3.33%
                                          --------      -------     -----------        --------
Total Amount Available for Investment in
  Properties and Operations.............. $220,000       88.0%       13,300,000         88.67%
                                          --------      -------      ----------        --------
Net Amount Available for Net Acquisition
  Fees and Acquisition Expenses:(3)...... $ 25,500      10.20%        1,542,000         10.28%
Reserves:................................    7,500       3.0%           450,000          3.0%
                                          --------      -------      -----------       --------
Amount Available for Investment in
  Properties and Operations.............. $187,000      74.80%      $11,308,000         75.39%
                                          --------      -------      -----------       --------


---------------
(1) The Selling Agent will receive from the Company up to 8% of the $10.00 per Share offering price for each Share sold from the proceeds of such sale for sales commissions and wholesaling compensation, exclusive of the Monitoring Fee and an additional .5% per Share for bona fide due diligence expenses. The Company will be solely responsible for paying commissions to participating Selected Dealers. See "Plan of Distribution."

(2) These amounts represent reimbursements payable to the Advisor for offering, organization and wholesaling services. See "Plan of Distribution." The reimbursements are limited to 40 cents per Share for each Share sold pursuant to this offering and may include a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor.

(3) Assumes Properties are acquired with the maximum 50% leverage. If Properties were acquired without leverage, the maximum Acquisition Fee and Acquisition Expenses payable would be $12,250 (5.1%) if the minimum proceeds were raised and $771,000 (5.14%) if the maximum proceeds were raised. Acquisition Fees are generally defined as all the fees and commissions paid by any person to any person in connection with the purchase of any real estate by the Company, whether designated as a real estate commission, selection fee, nonrecurring management fee, nonrecurring start up fee, construction fee, or any fee of a similar nature, but excludes any fees paid for the financing or refinancing of the property. Acquisition Expenses are generally defined as those fees and expenses including legal fees, travel and communication expenses, appraisal costs, nonrefundable options, title fees and other similar expenses related to the selection and acquisition of Properties.

                     COMPENSATION OF ADVISOR AND AFFILIATES

     The Advisor and its Affiliates will receive the following items of compensation from the Company. Except as described below, and unless otherwise authorized by a majority of the Independent Directors, no compensation or reimbursement is to be paid to the Advisor and its Affiliates and such compensation or reimbursements may not be recovered by reclassifying them under a different category. These amounts were not determined by arm's-length negotiations.

SELLING COMMISSIONS. Associated Securities Corp. (the "Selling Agent"), an Affiliate of the Advisor, will receive a maximum of 80 cents per Share from the Company for sales commission, and wholesaling compensation, excluding the Monitoring Fee and 5 cents per Share from the Company for bona fide due diligence expenses. If all of the Shares are sold by the Selling Agent, the Selling Agent would receive a maximum of $1,200,000. However, to the extent that the Company pays a portion of the sales commissions, wholesaling compensation and Monitoring Fees, or due diligence expenses to Selected Dealers who are not affiliated with the Advisor, the compensation paid to the Selling Agent will be reduced.

ACQUISITION FEES AND ACQUISITION EXPENSES. The Advisor and/or an Affiliate will receive Acquisition Fees (which are defined generally to mean the fees and commissions paid by any person to any person in connection with the investigation, selection or purchase of real estate by the Company) and Acquisition Expenses (which are defined generally to mean those expenses incurred in the acquisition of properties by the Company, such as legal fees, travel fees, title insurance, etc.) in an amount which shall not exceed a maximum of 6% of the Purchase Price of the Property being acquired. If the minimum amount of Shares are sold, the Acquisition Fees and Acquisition Expenses to be received by the Advisor shall approximate a maximum of $25,500 ($12,250 if Properties were purchased without leverage). If the maximum amount of Shares are sold, the Acquisition Fees and Acquisition Expenses to be received by the Advisor, shall approximate a maximum of $1,542,000 ($771,000 if the Properties were purchased without leverage). The total amount of Acquisition Fees and Acquisition Expenses which may be paid by one person to another person shall not exceed 6% of the Purchase Price of the Properties, no matter how paid. Acquisition Fees paid to the Advisor will be reduced by all real estate brokerage fees paid by either the Seller or the Company to any person in connection with the transaction.

     In no event will the amount of Acquisition Fees paid exceed the lesser of the percentages set forth above or the competitive compensation which would be paid to a real estate professional rendering similar services.

     If the Company sells a Property and the proceeds from such sale are reinvested in the acquisition of another Property, no Acquisition Fees or Acquisition Expenses will be paid to the Advisor or an Affiliate upon the acquisition by the Company of the new Property.

DISPOSITION SERVICES. The Company will pay a real estate commission to the Advisor and/or an Affiliate for selling the Company's Properties. The maximum real estate commission to be paid will be equal to the lesser of 3% of the gross sales price of a Property or the normal and competitive rate charged by unaffiliated parties rendering similar services. The amount of compensation the Advisor will earn upon disposition of the Company's properties cannot be estimated at this time, since the gross sales price of the Properties cannot be determined at this time.

     If, on the disposition of a Property, a real estate commission is paid to an unaffiliated third party in addition to the Advisor and/or an Affiliate, the maximum total real estate commission paid to the Advisor shall equal the lesser of one-half of the brokerage commission paid, or 3% of the gross sales price of the Property. However, the total real estate commission paid by the Company shall not exceed the lesser of the reasonable and competitive commission for such Property or an amount equal to 6% of the gross sales price of the Property.

ADVISORY FEE. The Advisor will receive quarterly, an annualized fee equal to one percent of the amount of Invested Assets. (Invested Assets are defined generally as the book value of the real estate owned by the Company). The Advisory Fee will not be paid unless Shareholders have received a noncumulative, noncompounded Dividend for such quarter equal to an 7% per annum return on Shareholders Adjusted Price Per Share (which is defined generally as the price paid for the Shares less the Dividends paid or deemed paid from the sale, financing or refinancing of Properties) prior to adjustment as a result of the Dividend paid. If the minimum amount of Shares are sold, the Advisory Fee would be increased approximately $3,740 per annum ($1,870 per annum if Properties were purchased without leverage) and if the maximum amount of Shares are sold the Advisory Fee would increase approximately $226,160 (113,080 per annum if the Properties were purchased without leverage); (i) assuming maximum leverage of 50% when the Properties are acquired and (ii) is the amount which would be paid during the first year the amount available for investment is fully invested.

PROPERTY MANAGEMENT FEE. For residential properties the maximum Property Management Fee payable to West Coast Realty Management Inc., an Affiliate of the Advisor, will be 5% of the gross revenues. For retail, industrial and commercial properties, the maximum Property Management Fee will be equal to 6% of the gross revenues, if the Advisor or an Affiliate performs all or part of the leasing and releasing of the Properties. However, if the Advisor or its Affiliate does not perform any of the leasing and releasing services for retail, industrial and commercial Properties, the maximum amount of the Property Management Fee will not exceed 3% of the gross revenues. In no event, however, shall the Property Management Fee exceed the normal competitive rate for those services in the localities where the Properties are located. The amount of Property Management Fee compensation cannot be estimated at this time since the amount of gross revenues cannot be determined.

FINANCING SERVICES. The Advisor will receive compensation for services rendered in securing additional or replacement financing on the Company's Properties and in obtaining unsecured financing. The compensation paid to the Advisor and/or an Affiliate will be determined by the Independent Directors based on terms and at rates which are reasonable, fair and competitive with like activities and services from unaffiliated parties.
The amount of compensation cannot be estimated at this time since the amount of financing or replacement financing which the Company will require cannot be determined at this time.

SUBORDINATED INCENTIVE FEE. The Advisor will receive a Subordinated Incentive Fee on the sale, financing or refinancing of the Company's Properties. The amount of the Subordinated Incentive Fee to be paid will be determined after the sale, financing or refinancing of a specific Property has been made and will equal a maximum of 15% of the amount of Cash From Sales and Refinancing (which is generally defined as the net cash remaining from the sale of a Property after payment of the expenses related to such sale and any debt applicable to the Property) remaining after the Company has received proceeds from the sale or refinancing of such specific Property in an amount equal to either Offering Proceeds (which is defined generally as the amount of funds used from the sale of Shares to purchase the Property) or Reinvestment Proceeds (which is generally defined as the amount of net cash received from the sale of a Property which is reinvested in another Property) (such proceeds are deemed to be a Distribution of Cash Available From Sales or Refinancing to Shareholders) and Shareholders have received an amount which, when added to all prior Distributions paid to Shareholders equals 100% of their Adjusted Price Per Share plus a cumulative noncompounded return on their Adjusted Price Per Share equal to 8% per annum. The amount of the Subordinated Incentive Fee cannot be estimated at this time since the amount of Cash From Sales or Refinancings cannot be determined.

REIMBURSEMENTS. The Selling Agent and Affiliates of the Advisor will receive reimbursement for Offering and Organizational Expenses (which are defined generally to mean the costs expended in organizing the Company for the registration and sale of the Shares and distributing the Shares to the public) in an amount not to exceed a maximum amount of 40 cents per Share, not to exceed $500,000 and may be nonaccountable to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds.

     The following table summarizes the nature, estimated amounts and recipients of compensation to be paid to the Advisor and its Affiliates.

                                                                                 ESTIMATED AMOUNT ASSUMING
TYPE OF COMPENSATION AND ENTITY                                               MINIMUM/MAXIMUM NUMBER OF SHARES
RECEIVING COMPENSATION                       METHOD OF COMPENSATION                      IS SOLD(1)
  ------------------------------         ------------------------------        ------------------------------
                                     OFFERING AND ORGANIZATION STAGE         $20,000 for the minimum amount
Selling Commissions (payable to the  70 cents per Share will be paid by the  of Shares sold and $1,200,000
Selling Agent)                       Company to the Selling Agent; however,  if the maximum amount of
                                     a portion may be paid to Selected       Shares are sold, excluding the
                                     Dealers.                                Monitoring Fee.(2)

Offering and Organization Expense    Total reimbursement not to exceed 40    $10,000 for the minimum amount
reimbursement (payable to the        cents per Share of each Share sold      of Shares sold and up to
Selling Agent)                       pursuant to this offering.              $500,000 if the maximum amount
                                                                              of Shares are sold.(3)

Non-recurring Acquisition Fees       The total Acquisition Fees and          $25,500 for the minimum amount of
(payable to the Advisor and/or an    Acquisition Expenses paid by the        Shares sold and approximately
Affiliate and all other parties,     Company shall not exceed 6% of the      $1,542,000 if the maximum amount
both Affiliates and non-Affiliates)  Purchase Price of the Property.         of Shares are sold. (4)(5)
involved in the acquisition of
Properties.
                                               OPERATING STAGE (6)
Property Management Fee for          For the residential Properties the      Not determinable at this time.
Property Management Services         maximum Property Management Fee shall
(payable to West Coast Realty        be 5% of the gross revenues.  For
Management, Inc. an Affiliate of     industrial, commercial, and retail
the Advisor)                         Properties, the maximum Property
                                     Management Fee will be 6% of the gross
                                     revenues where the Advisor or an
                                     Affiliate performs all or part of the
                                     leasing, and re-leasing of Properties.
                                     However, if the Advisor or its
                                     Affiliates does not perform any
                                     portion of the leasing and re-leasing
                                     services for retail, industrial and
                                     commercial Properties, the amount of
                                     Property Management Fee will not
                                     exceed 3% of the gross revenues.  In
                                     no event shall the Property Management
                                     Fee exceed the normal competitive rate
                                     for those services in the localities
                                     where the Properties are located.

Advisory Fee for Advising the        Annualized fee equal to 1% of Invested  Increased per annum by
Company and Managing its             Assets.  Such fee will be subordinated  approximately $3,780 if the
investments (payable to the          on a noncummulative, noncompunded       minimum amount of Shares are sold
Advisor)                             basis to a quarterly Dividend payment   and approximately $228,000 if the
                                     to Shareholders equal to an annualized  maximum amount of Shares are sold.
                                     7% per annum return to shareholders     (7) (9)
                                     Adjusted Price Per Share.  This fee is
                                     payable quarterly.

Financing services for obtaining     As determined by the Independent        Not determinable at this time.
financing (payable to the Advisor    Directors, not to exceed fair and
and/or an Affiliate)                 competitive rates paid to unaffiliated
                                     parties rendering similar services.


                                                                                 ESTIMATED AMOUNT ASSUMING
TYPE OF COMPENSATION AND ENTITY                                               MINIMUM/MAXIMUM NUMBER OF SHARES
RECEIVING COMPENSATION                       METHOD OF COMPENSATION                      IS SOLD(1)
 ---------------------------------   --------------------------------------  ----------------------------------
                                          LIQUIDATION STAGE
Real Estate Commissions for Selling  If the Advisor or an Affiliate is the   Not determinable at this time. (8)
Properties (payable to the Advisor   only party to receive a brokerage       (9)
and/or an Affiliate) Property or an  commission upon the sale of a
amount equal to 6% of the gross      Property, the Company will pay a
sale price.                          commission equal to the lesser of (i)
                                     3% of the gross sale price of a
                                     Property or (ii) a percentage of the
                                     sale price equal to one-half the
                                     normal and competitive rate charged by
                                     unaffiliated parties rendering similar
                                     services, subject to certain
                                     restrictions specified in the
                                     Company's Organization Documents.  Any
                                     real estate commission which is paid
                                     to any unaffiliated parties  shall
                                     equal the lesser of (I) one-half of
                                     the brokerage commission paid or (ii)
                                     3% of the gross sale price of the
                                     Property; provided that the total
                                     brokerage commission paid by the
                                     Company shall not exceed the lesser of
                                     the reasonable, customary and
                                     competitive commission for such
                                     Property or an amount equal to 6% of
                                     the gross sale price.

Subordinated Incentive Fee on Sale,  After the sale, financing or            Not determinable at this time. (9)
Financing or Refinancing (payable    refinancing of a specific Property an
to the Advisor and/or an             amount equal to 15% of the amount of
Affiliate).                          Cash From Sales or refinancing
                                     remaining after the Company has
                                     received proceeds from the sale or
                                     refinancing of such specific Property
                                     in an amount equal to either offering
                                     proceeds or Reinvestment Proceeds
                                     (such proceeds are deemed a
                                     distribution of Cash Available From
                                     Sales or refinancing to Shareholders)
                                     and Shareholders have received an
                                     amount which, when added to all
                                     distributions made to Shareholders,
                                     equal 100% of their Adjusted Price per
                                     Share plus a cumulative
                                     (noncompounded) return on their
                                     Adjusted Price per Share (calculated
                                     from time to time) equal to 8% per
                                     annum.



---------------
(1) The estimated amounts assume that a minimum of 25,000 Shares and a maximum of 1,500,000 Shares are sold.

(2) This assumes the Selling Agent sells all of the Shares. The amount paid to the Selling Agent will be reduced if Shares are sold by Selected Dealers. It cannot be determined what percentage of the Shares will be sold by the Selling Agent and what percentage of the Shares will be sold by Selected Dealers. The Selling Agent will also receive 5 cents per Share from the Company for bona fide due diligence expenses. See "Plan of Distribution."

(3) The Advisor will receive reimbursement for actual and necessary Organization and Offering Expenses which consist of expenses relating to the Company's organization and formation, for all legal, accounting, due diligence, printing expenses and for all other expenses relating to the registration, marketing and distribution of this offering other than retail sales commissions. This reimbursement is limited to 40 cents per Share for each Share sold up to a maximum of $500,000 and may include a nonaccountable expense allowance which may not exceed 3% of the gross offering proceeds.
All such expenses in excess of this limit will be borne by the Advisor. See "Plan of Distribution."

(4) If the Company finances, refinances, joint ventures or sells a Property, it may reinvest the proceeds in other Properties. See "Investment Objectives and Policies." Whenever the proceeds from the sale, financing, or refinancing of a Property are reinvested in another Property, no Acquisition Fee will be paid to the Advisor or an Affiliate for the Property which was subsequently purchased.

(5) The amount of Acquisition Fees and Acquisition Expenses (which assumes Properties are acquired with a maximum 50% leverage; such amounts would be approximately $12,250 and $771,000 if the Properties were acquired without leverage) will be paid by the Company, or the seller of the Property, to the Advisor and/or an Affiliate. See "Investment Objectives and Policies -- Acquisition Policies" for limitations applicable to the payment of these fees. To the extent these fees are paid by sellers of Properties, the amount of Acquisition Fees paid by the Company will be reduced, but it is anticipated that in such situations the Purchase Price, and therefore, the cash payment for the purchase of Properties, will be increased.

(6) The Company will pay all expenses of its operations except for the following expenses which shall be borne by the Advisor: (i) employment expenses of the Chairman, President, Executive and Senior Vice Presidents and directors of the Advisor, (ii) office expenses of the Advisor, and (iii) miscellaneous administrative and other expenses of the Advisor not relating to the performance of its functions as set forth in the Advisory Agreement.

(7) The amounts reflected assume maximum leverage of 50% when Properties are acquired and are for the first year the amount available for investment is fully invested (such amounts would be approximately $1,870 and $113,080 if Properties were purchased without leverage). See "Estimated Use of Proceeds."

(8) If the Advisor, Affiliates and non-Affiliates participate in a sale, the general limitation requirements set forth in the Company's Organization Documents will apply to the Advisor and all Affiliates involved in the transaction.

(9) Any amounts which are payable to the Advisor but which are deferred (e.g., insufficient cash for distribution resulting from a sale of a Property) will be paid when sufficient funds become available.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company at December 31, 1995.

MORTGAGE DEBT..............................................................$  9,539,180
SHAREHOLDERS' EQUITY (1,322,404 Shares Outstanding) ........................$11,234,837
                                                                          --------------
Total Capitalization  ......................................................$20,774,017
                                                                             ========


                            SELECTED FINANCIAL DATA

                                                            YEAR ENDED DECEMBER 31,
                                           1995        1994           1993         1992       1991      1990
                                       -----------  -----------     ----------     --------- ---------- ----------
Operating Revenues ................     $1,813,126    $903,167       $362,566      $158,306    $152,550  $32,155
Income from continuing
  operations.......................        649,605     247,068        158,490        40,287      28,634    5,678
Income from continuing operations
  per share........................           0.58        0.35           0.38          0.15        0.12     0.08
Long-Term Debt   ..................      9,539,180   5,161,355      2,405,526           -0-         -0-      -0-
Total Assets  .....................     21,392,898  13,228,888      7,509,947     2,786,423   2,387,450 1,513,873
Cash Dividends per common share  ..         $0.720      $0.762         $0.539        $0.275      $0.218    $0.042

                              CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationship with the Advisor and Affiliates of the Advisor. None of the agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are the result of arm's-length negotiations. However, the Independent Directors will review annually the reasonableness of the compensation being paid to the Advisor. In addition, the Advisory Agreement may be terminated by the Directors, Independent Directors or Shareholders on 60 days' notice to the Advisor. See "Services Provided by the Advisor and Property Manager." If the Advisory Agreement is terminated, the Directors shall select a successor Advisor which shall be approved by the Shareholders at the next annual meeting of Shareholders.

     The Advisor is an Affiliate of AFG. It is anticipated that, in the future, the Advisor may serve as general partner, advisor or sponsor of other public and private programs and engage in business activities which will be competitive with the Company. Accordingly, conflicts may arise between operating and managing the real estate investments of the Company, and any such future real estate programs. In addition, AFG and its Affiliates may in the future engage in additional business activities which will be competitive with the Company.

     The Advisor and its Affiliates are subject to various conflicts of interest in the operation of the Company. These conflicts include the following:

COMPETITION BY THE COMPANY WITH AFFILIATED PARTIES FOR PURCHASE AND SALE OF REAL PROPERTY. The Advisor and its Affiliates may engage for their own account, or for the account of others, and other public or private real estate investment trusts or limited partnerships, in other business ventures involving real estate or otherwise, and neither the Company nor any Shareholder shall be entitled to any interest in any such venture. The Company's Organization Documents expressly provide that neither the Advisor nor any Affiliate of the Advisor will be obligated to present to the Company any particular investment opportunity which comes to its attention even if the opportunity is of a character which might be suitable for investment by the Company. Additionally, the Advisor intends to form other public and private real estate investment trusts or limited partnerships in the future, some of which may have the same investment objectives as the Company. However, the Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment.

     When two entities have funds available for investment at the same time, the Advisor or its Affiliates will review the investment portfolio of each entity and will make the decision as to which entity will acquire the property on the basis of such factors, among others, as the suitability of investing in the property in light of their respective investment objectives, a review of the investment portfolio of the entities, their respective cash flow requirements, the effect of the acquisition on diversification of the portfolio, the size of the investment compared to the capitalization of the entity, the policy of each entity with respect to leverage, the amount of funds available and the length of time such funds have been available for investment. If funds should be available to two or more entities to purchase a given property or properties and the other factors are deemed equally applicable to each entity, then the Advisor and its Affiliates will acquire the properties for the entities on the basis of rotation with the order of priority determined by the dates of formation of each entity, and will so report to each entity not selected to acquire the property. There are no current or prior programs which have funds available for investment in properties.

TRANSACTIONS WITH THE ADVISOR OR AN AFFILIATE. Transactions with the Advisor and its Affiliates and the Directors are governed by the Bylaws. The Bylaws require that the Independent Directors must approve or ratify all transactions with the Advisor or its Affiliates, or any transaction with any Director, officer, employee or agent of the Company, except with respect to certain transactions which, by their terms, are governed by the Bylaws. Transactions with Affiliates may be considered not to be made at arms-length. The material terms and circumstances of any transactions so approved will be included in the Company's annual report. The Company will not acquire Properties from the Advisor or any of its Affiliates, except as described in "Summary of Organization Documents -- Transactions with Affiliates."

SELLING AGENT. Associated Securities Corp., a wholly owned subsidiary of AFG, is the Selling Agent of the Shares. As an Affiliate of AFG and the Advisor, the Selling Agent may experience conflicts in performing its obligations to exercise due diligence with respect to the statements made in this Prospectus. The Selling Agent believes, however, that it has exercised the degree of diligence required of it in connection with this offering.

PROPERTY MANAGEMENT FEE. West Coast Realty Management Inc., an Affiliate of AFG and the Advisor, will receive a monthly fee not to exceed 5% of the gross revenues from residential Properties and 6% of the gross revenues from the retail, industrial and commercial Properties which it manages and leases.
For further information on the Property Management Fee see "Investment Objectives and Policies -- Management of Properties" and "Compensation of Advisor and Affiliates".

LACK OF SEPARATE REPRESENTATION. The attorneys, accountants and other experts who perform services for the Company also perform services for AFG, the Advisor and certain Affiliates of the Advisor. It is anticipated that this dual representation will continue in the future. However, should a dispute arise between the Company and the Advisor or an Affiliate, or should it become necessary to negotiate and prepare any material contracts and agreements between the Company and the Advisor or an Affiliate other than those existing on the effective date of this Prospectus, the Independent Directors may cause the Company to retain separate counsel for those matters. Any future contracts and agreements between the Company and the Advisor or its Affiliates will provide that they may be terminated at the option of the Company upon 60 days' notice without penalty to the Company.

                       INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES. The Company primarily intends to acquire, improve, operate and hold for investment income-producing real estate projects, which may include residential buildings, office buildings, shopping centers, research and development facilities, industrial parks, warehouses, or mini-warehouses and other similar types of income-producing property. The Company will operate on a continuous basis for an indefinite term. The Company's principal investment objectives cannot be changed without a majority vote of the Shareholders. The Company will not develop speculative properties; it will acquire only properties which have been developed and are producing income. The Company's policy will be to acquire Properties for cash or with a moderate amount of mortgage indebtedness; however, the Company may leverage its investments as described below in "Borrowing Policies -- Leveraging." The Company intends to concentrate on equity investments. The Company does not presently intend to offer Shares as consideration in exchange for Properties but may do so with the approval of a majority of the Independent Directors. During the course of this offering the Advisor may, from time to time, make certain cash advances to the Company in connection with the acquisition of Properties. These advances will be subject to approval by a majority of the Independent Directors and will be on terms no less favorable to the Company than those available from third parties. All advances will be unsecured and will be repaid out of the proceeds of this offering or in Shares at a $9.30 per Share price, to the extent that such offering proceeds are insufficient to repay all advances at the completion of this offering.

     The Company's principal investment objectives in order of priority are to invest the net proceeds of this offering in Properties which will: (i) preserve and protect the Company's capital, (ii) provide cash Dividends a portion of which will not constitute taxable income (which due to depreciation will constitute a return of capital which will reduce an investor's basis in the Shares and thereby will result in an increase in gain or a reduction in loss to the Shareholders on any disposition of the Shares including a disposition upon dissolution or liquidation of the Company),
(iii) provide capital gains through potential appreciation of Properties, and (iv) provide market liquidity through transferable shares of stock.
NO ASSURANCE CAN BE GIVEN THAT THESE OBJECTIVES WILL BE ATTAINED.

     Except as described below in "Use of Initial Capital" and "Borrowing Policies -- Leveraging," the Company does not have a policy, and there is no limitation, as to the amount or percentage of its assets which may be invested in any one Property or group of Properties, any specific investment or the number of purchases which may be made from any person or group of persons. To the extent feasible, investments will be made in various locations primarily in California and the west coast of the United States in an attempt to achieve diversification and to minimize the effect of changes in local economic conditions and certain other risks. See "Risk Factors." However, the extent of diversification depends upon the amount of net proceeds available to the Company from the sale of the Shares, and if less than the maximum net proceeds of this offering is obtained, the number of Properties acquired and the Company's ability to diversify will be reduced. The Company may, in the future, repurchase Shares on the open market or in negotiated transactions if the Directors believe that the Company's Share price makes that an attractive investment. Such repurchases, if any are made, would only be made in compliance with conditions imposed by the Federal Securities Exchange Act of 1934.

USE OF INITIAL CAPITAL. The Company intends to use the net proceeds of this offering, which will be not less than a minimum of $220,000 and a maximum of $13,300,000 for the purchase of Properties, for the payment of Acquisition Fees and for the establishment of appropriate reserves. See "Estimated Use of Proceeds".

     There can be no assurance as to when the proceeds from the offering may be fully invested. The Advisor is presently evaluating real property for purchase. It is intended that the time required to invest the net proceeds of this offering will not cause the Company to be deemed an "investment company" for purposes of the Investment Company Act of 1940, as amended. If the Company holds sufficient uninvested funds, it may invest in short-term investments (including, without limitation, bank or savings and loan instruments, bankers' acceptances, repurchase agreements, GNMA and FNMA mortgage pass-through certificates, commercial paper, short-term time deposits and money market funds managed by subsidiaries of AFG or its Affiliates and having assets in excess of $100,000,000) until the funds are required for the acquisition of Properties. Any interest earned will be deemed to be earned from operations of the Company. The Company does not intend to make investments in securities for the purpose of exercising control of the issuer of such securities.

     Before completion of this offering, when the Directors believe that a reasonable probability exists that a Property will be acquired by the Company, this Prospectus will be supplemented to disclose the pending acquisition of the Property. This event will normally occur on the signing of a legally binding purchase agreement, but it may occur before or after signing, depending on the particular circumstances surrounding each potential acquisition. A supplement to this Prospectus will set forth data available with respect to the acquisition, which will include the proposed terms of purchase, a description of the Property to be acquired and other information. Additional data will be made available after a pending acquisition is completed by means of an additional supplement to this Prospectus if the information can be distributed before termination of this offering.

     PROPOSED ACQUISITIONS WILL BE DISCLOSED WHEN THERE IS, IN THE COMPANY'S JUDGMENT, A "REASONABLE PROBABILITY" THAT THE PROPERTY WILL BE ACQUIRED. THEREFORE, INFORMATION CONCERNING A PROPOSED ACQUISITION CANNOT BE RELIED UPON AS A COMPLETE ASSURANCE THAT THE COMPANY WILL ULTIMATELY CONSUMMATE THE PROPOSED ACQUISITION OR THAT THE IDENTIFIED PROPERTY WILL ULTIMATELY BE ACQUIRED UPON THE DISCLOSED TERMS AND CONDITIONS. THERE MAY BE A DELAY BETWEEN THE NEGOTIATION AND THE COMPLETION OF A PROPERTY ACQUISITION.

     To attain its stated objectives and pay cash Dividends to Shareholders, it will be necessary for the Company to acquire Properties which will generate cash in excess of the cash required to meet the gross operating expense of the Company. To do this, the Company intends where possible to invest the majority of the net proceeds of this offering in Properties with operating histories including established rent and expense schedules. In the event that there is an agreement with the seller of a Property assuring a minimum level of rental income, it is likely that the seller would increase the purchase price for that Property to reflect the agreement. Upon the expiration of any such agreement, there would be no assurance that the Company will be able to obtain or maintain the levels of operating income or expense which are necessary to produce the return it was previously experiencing. Payments made to the Company pursuant to such an agreement may be treated as income for federal income tax purposes.

ACQUISITION POLICIES. The Company will obtain an Appraisal of the fair market value of any equity interest in real estate to be acquired by the Company. The Appraisal will be made by an Independent Expert who is a member of a nationally recognized society of appraisers. Each Appraisal will be maintained in the records of the Company for at least five years following the acquisition of the appraised Property and during that period will be available for inspection by any Shareholder. The Company will not purchase any Property if the cost of the Property (including Acquisition Fees and Acquisition Expenses) exceeds the appraised value of the Property. It should be recognized that appraised values are opinions and, as such, may not represent the true worth or realizable value of the property being appraised.

     It is the present policy of the Company that all investments in real property will be made only with the prior approval of the Directors. The Advisor and its Affiliates are prohibited from leasing or selling any Property to the Company except with the approval of the Independent Directors, and the Advisor and its Affiliates may not have any pecuniary interest, other than their interest in the Company, in any Property sold or leased to the Company. However, the Advisor or any of its Affiliates (i) may be joint venture partners with the Company with respect to certain Property ownership, and (ii) may purchase Property in its own name, assume loans and temporarily hold title for the purpose of facilitating the acquisition of a Property, or for any other purpose related to the business of the Company.

     Prior to the acquisition of any Property or any interest in a Property, the Company will be provided with evidence satisfactory to the Directors or the Advisor, that the Company will acquire marketable title to the Property. This evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality where the Property is situated.

BORROWING POLICIES -- LEVERAGING. The Company will initially acquire Properties for cash or by borrowing from banks, other institutional lenders and private lenders. Aggregate borrowings incurred by the Company in connection with the financing of all Properties will not exceed 50% of the Purchase Price of the Properties on a combined basis and the amount borrowed with respect to any individual Property will not exceed 80% of its Purchase Price. If a Property is financed or refinanced, the aggregate amount of borrowings the Company will incur will not exceed 50% of the Appraised Value of the Property at the time of such financing or refinancing. The Company may use the proceeds from any refinancing, and the proceeds from any Property disposition, to acquire additional Properties, the acquisition of which may also be leveraged. The Company may also issue notes, debentures and other debt securities and mortgage a portion of its Properties in connection with these borrowings or acquisitions. In addition, the Company may establish a line of credit with a bank or other lender.

     Where possible, the Company will issue only nonrecourse promissory notes in connection with the financing of Properties so that the Company would not be generally liable on the borrowing and the lender's rights upon default would be limited to the Property which secures the obligation. There is no assurance as to whether, or the extent to which, the Company may enter into such nonrecourse arrangements. The Company and the Advisor will use their best efforts to arrange fixed interest rate permanent financing on the most favorable terms available to the Company; however, some financing may involve renegotiable, floating or adjustable interest rates, interest accruals or balloon payments. See "Risk Factors -- Leveraging of Investments."

RESERVES FOR OPERATING EXPENSES. It is anticipated that approximately 3% of the gross proceeds of the offering will initially be designated as Working Capital Reserves to meet operating costs and expenses of the Company and its Properties, capital expenditures and initial cash expense upon completion of the Company's investment program. In connection with Properties requiring large initial maintenance expenditures or Properties which are in the process of being leased pursuant to discussions with prospective tenants, larger reserves may be retained by the Company. To the extent that Working Capital Reserves and any income of the Company are insufficient to defray these costs and other obligations and liabilities, it may be necessary to attempt to finance or refinance the Properties or, if financing or refinancing is not available on acceptable terms, to liquidate the Company's investment in certain of its Properties, which could result in sales on unfavorable terms as well as jeopardize the tax status of the Company as a REIT. However, during the holding period of a Property, the Company may increase Working Capital Reserves to meet anticipated costs and expenses and other economic contingencies. If in any fiscal quarter the Directors should determine that Working Capital Reserves of the Company exceed the amount it deems sufficient for the Company's operations, the reserves may be reduced and the amount of the reduction added to the funds available for acquisition of Properties or distributed to Shareholders, as determined by the Board of Directors. See "Investment Objectives and Policies -- Dividends."

MANAGEMENT OF PROPERTIES. It is anticipated that each Property will be managed by West Coast Realty Management, Inc., an Affiliate of the Advisor, which will be responsible for the management of the Property and collection of its rental income. Based upon the accuracy of the facts contained in the Ruling Request, the Internal Revenue Service has issued a ruling that West Coast Realty Management, Inc. will qualify as an "independent contractor" as defined in the REIT provisions of the Code. If West Coast Realty Management, Inc. had not qualified as an independent contractor, it may have been deemed to be an Affiliate of the Company, and if the Company contracted with West Coast Realty Management, Inc. for property management services, the Company might have lost its eligibility to elect REIT tax treatment. The Company will use its best efforts to ensure that the material facts contained in the Ruling Request remain accurate. See "Management." The difference between revenues and the expenses related to the operation of the Property, including the cost of maintenance, repairs and improvements, administration, payroll, utilities, insurance premiums, taxes and assessments, bookkeeping and commissions, debt service and the Property Management Fee will be retained by the Company. In no event will the Property Management Fee exceed the rates prevailing for comparable services in the localities where the Properties are located. See "Compensation of Advisor and Affiliates." If
West Coast Realty Management, Inc., retains independent management companies to perform a portion or all of the services in connection with the management of the Properties, it will be responsible for and pay any fees charged by these persons without additional cost to the Company. The Property
Management Fee does not include, and West Coast Realty Management, Inc.
will not be responsible to pay, any fees or expenses paid to on-site property managers.

DIVIDENDS. The Company will declare Dividends on a monthly basis, payable to Shareholders of record on the first of the month, and will pay those Dividends quarterly. The Company will declare and pay Dividends in such amounts as the Directors determine, based upon the cash flow of the Properties, the operations of the Company and its financial condition. However, the Company's policy will be to pay Dividends to Shareholders aggregating annually at least 95% of its Taxable Income (which term is different from Cash Available For Distribution or Cash From Sales or Refinancings). Commencing January 1, 1993, the Advisor and WCRM agreed to waive their administrative services reimbursement and a portion of the Property
Management Fee, until November, 1994. The effect of the foregoing was to increase Dividends approximately $.10 to $.15 per Share per year.

     The Company will seek to comply with provisions of the federal income tax laws applicable to REITs, and, assuming compliance, income distributed as Dividends will not be taxable to the Company under federal income tax laws. Dividends paid by the Company will always be at the discretion of the Directors, and will depend on the earnings and cash flow of the Company, its financial condition and other relevant factors. Certain Dividends, or portions thereof, may not constitute taxable income to the shareholder. See "Tax Consequences."

     Dividends may be restricted under provisions of the Delaware Corporations Code. Generally, payment of Dividends is permitted only if the Company has sufficient retained earnings or it meets certain assets and liabilities tests. If Dividends are paid in violation of these provisions, creditors of the Company, if any, who are not paid by the Company may be able to recover the amount of the Dividends, with interest, from Shareholders who had knowledge of the facts indicating the impropriety of the Dividends.

     Dividends totaling $804,595, $522,614, $221,010, $74,632 and $50,284 in
1995, 1994, 1993, 1992 and 1991, respectively, were declared for Shareholders of record, who owned Shares on the first day of each month, and paid in the quarter following the record date. Of such amounts, approximately 24%, 37%, 6%,

46% and 42% in 1995, 1994, 1993, 1992 and 1991, respectively, constituted a return of capital. The 1993, 1994 and 1995 dividend distributions are summarized below.

RECORD        DATE            PER           OUTSTANDING           TOTAL
DATE          PAID           SHARE             SHARES           DIVIDENDS
-------     ---------     --------     ----------------      -----------
01/01/93    05/03/93       $0.034               309,040       $10,507
02/01/93    05/03/93        0.034               313,240        10,650
03/01/93    05/03/93        0.034               318,760        10,838
04/01/93    08/06/93        0.034               333,440        11,337
05/01/93    08/06/93        0.044               355,345        15,622
06/01/93    08/06/93        0.050               383,165        19,158
07/01/93    08/06/93        0.050               406,916        20,346
08/01/93    11/05/93        0.050               417,373        20,869
09/01/93    11/05/93        0.050               436,872        21,843
10/01/93    11/05/93        0.053               472,591        25,047
11/01/93    01/31/94        0.053               497,706        26,378
12/01/93    01/31/94        0.053               535,365        28,375
01/01/94    01/31/94        0.058               562,888        32,648
02/01/94    04/29/94        0.060               568,404        34,104
03/01/94    04/29/94        0.062               590,966        36,640
04/01/94    04/29/94        0.063               610,195        38,442
05/01/94    08/11/94        0.064               620,421        39,707
06/01/94    08/11/94        0.065               637,315        41,426
07/01/94    08/11/94        0.065               637,315        41,426
08/01/94    10/31/94        0.065               688,203        44,733
09/01/94    10/31/94        0.065               747,876        48,612
10/01/94    10/31/94        0.065               811,034        52,717
11/01/94    01/15/95        0.065               844,800        54,913
12/01/94    01/15/95        0.065               880,700        57,246
01/01/95    01/15/95        0.060               911,986        54,719
02/01/95    04/17/95        0.060               945,136        56,708
03/01/95    04/17/95        0.060             1,009,084        60,545
04/01/95    04/17/95        0.060             1,069,217        64,153
05/01/95    7/14/95         0.060             1,109,374        66,562
06/01/95    7/14/95         0.060             1,109,874        66,592
07/01/95    7/14/95         0.060             1,116,891        67,013
08/01/95    10/16/95        0.060             1,151,911        69,115
09/01/95    10/16/95        0.060             1,204,517        72,271
10/01/95    10/16/95        0.060             1,225,398        73,524
11/01/95    1/15/96         0.060             1,261,859        75,712
12/01/95    1/15/96         0.060             1,294,683        77,681


     The amount of distributions necessary to maintain taxable status as a REIT for the years ended December 31, 1995, 1994, 1993, 1992, and 1991 was $617,125, $251,456, $171,223, $38,273, and $27,202.

SALE, FINANCING OR REFINANCING OF PROPERTIES. The Company anticipates holding Properties for a minimum of four years and a maximum of ten years from the date of each Property's acquisition. The Company is prohibited from selling any Property to the Advisor or its Affiliates.

     The Company's policy will be to purchase Properties, generally on a moderately leveraged basis. The Company may sell or finance Properties and reinvest the proceeds in additional Properties which may themselves be leveraged. Should the Company sell or refinance Properties, the Company may distribute all or part of the proceeds to the Shareholders. Properties may be financed at any time depending upon the availability of suitable financing, satisfactory terms and other factors. The Company also may use funds from the sale or financing of a Property to finance improvements or additions to any Property and may use the net proceeds of any financing to purchase the land underlying any Property which is held subject to a ground lease.

     The determination of whether a particular Property should be sold, financed, or otherwise disposed of will be made after a consideration of relevant factors, including performance of the Property and market conditions, with a view toward achieving the principal investment objectives of the Company. The Advisor and any Affiliates may not have any pecuniary interest, other than their interest in the Company and pursuant to the other arrangements described in this Prospectus, in any Property sold or leased by the Company without the approval of a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in the transaction.

     In connection with the sale of a Property, the Company may provide seller financing as to a portion of the sales price. The terms of payment to the Company will be affected by the then prevailing economic conditions. Therefore, the distribution to Shareholders of the proceeds of a sale, if any, may be delayed until the notes or other property are paid at maturity, sold, refinanced or otherwise disposed of. In certain cases a significant portion of the remaining balance of the sales price may be a balloon payment due at a specified maturity date.

GENERAL RESTRICTIONS. The Bylaws contain certain restrictions on the Company's investments and activities, including limitations on transactions with Affiliates, which are more fully described in "Summary of Organization Documents --"Restrictions on Investments" and "Other Restrictions."

                           REAL PROPERTY INVESTMENTS

BLOCKBUSTER VIDEO BUILDING.

     On February 26, 1991, utilizing the proceeds received from the prior sale of its Shares, the Company acquired the Blockbuster Video building and underlying fee ownership in the land (the "Building") located at 6491 Edinger Avenue in Huntington Beach, California. Huntington Beach is a thriving, beachside community located in the northwest section of Orange County. The Building is located on the northwest corner of Edinger Avenue and Edwards Street -- two busy thoroughfares located in the heart of the city. The Building is located approximately three miles away from the San Diego
Freeway (Highway 405), two miles away from two major shopping malls (Westminster Mall and Huntington Center), and one mile away from Golden West Community College.

     Description. The Building is occupied by a single tenant, a Blockbuster Video store. Blockbuster Videos, Inc., ("Blockbuster") the tenant, is a large, Texas-based corporation that operates a national network of video rental stores. Blockbuster is a component of the Standard & Poor's 500 index of top U.S. publicly traded companies. The Blockbuster chain has built a reputation of offering convenient video rental service featuring easy rental and return privileges, and has established a good reputation in the communities it is located in by refusing to rent or sell pornographic videos, or those videos rated "X" or "NC-17" by the Motion Picture
Association of America. The information regarding Blockbuster was obtained from the Blockbuster Entertainment Corporation Form 10-K for its fiscal year ended December 31, 1990 as filed with the Securities and Exchange Commission.

     Base building construction was completed in January 1991. The primary contractor was the Newport Construction Company. The total size of the lot is 18,030 square feet. The Building was constructed using a wood frame, on a concrete slab, with a flat roof. The floors are concrete with carpet and tile coverings. The building contains a total of 5,200 rentable square feet. Site improvements include professional landscaping, parking lot lighting, trash enclosures, asphalt and concrete paving, striping and buffers, and twenty-six parking spaces located in a parking lot with street access to both Edinger Avenue and Edwards Street. The landscaping covers approximately 2,591 square feet or 14% of the total lot area.

     The lease with Blockbuster is for ten years, and is a "triple-net" lease with the tenant responsible for the Building's operating costs including, but not limited to, taxes, insurance, and common area maintenance. In addition, the builder has provided warranties on several of the site improvements. The lease calls for rental payments of $11,180 per month for years one through five (1991-1995), and $13,416 per month for years six through ten (1996-2000). This is equivalent to $2.15 and $2.58 per square foot, respectively. Rental income is recognized on a straight line basis to the extent that rental income is deemed collectible. In addition, the tenant has the option to renew the lease for $16,099 per month ($3.10 per square foot) for years eleven to fifteen (2001-2005), and another option to renew the lease for $19,319 per month ($3.72 per square foot) for years sixteen to twenty (2006-2010). Rental payments began when Blockbuster occupied the Building on February 19, 1991.

     Total Purchase Price paid for the Building was $1,676,525. The total acquisition cost included $1,575,000 payable to the seller, $10,000 in estimated legal, appraisal, and closing costs, and $90,140 as an Acquisition Fee payable to the Advisor and Descolin, Incorporated ("Descolin"). Descolin is an affiliate of the Advisor. The Building was acquired from Edinger & Edwards, a California General Partnership.

     The funds used to acquire the Building were received from the prior sales of the Company's Shares. Payment of the Acquisition Fee to the Advisor was deferred until March 11, 1991, the date on which sufficient net proceeds from the sale of the Company's Shares was sufficient to pay such fee. All other costs and expenses, including the payment to the seller of the building, were paid on February 26, 1991 from net proceeds from the sale of the Company's shares.

     The Building was initially acquired entirely for cash, with no debt financing involved. However, on February 8, 1994, the Company financed the Building by incurring nonrecourse mortgage debt secured by the Building from Standard Insurance Company in the amount of $600,000. The initial interest rate is 8.25% per annum and at the end of the fifth year of the loan, the interest rate will be adjusted to 350 basis points over the five-year Treasury Bond yield. The initial monthly payment is $4,934. The loan is amortized over 25 years and matures in 10 years.

     Competitive Conditions. The Building is located in the heart of Huntington Beach, a thriving Orange County city which is adjacent to other well-known communities such as Fountain Valley, Westminster, and Costa Mesa. Although there are several other video stores in the area of smaller or equal size, there are no other Blockbuster video stores within two miles of this location.

     Although the building currently has a single tenant, it is readily convertible to another use for a new, retail tenant in the event of vacancy.

     Property Operations. The Advisor has determined that the Building is adequately insured. Although the tenant is obligated by its lease to pay property taxes, the property taxes in 1995 were approximately $18,000.

     General. The material facts considered in purchasing the Building were the desirability of its location, comparable rents in the area, the high credit quality of the single tenant, the long-term lease that the sole tenant has committed to, and the competitive return on investment provided by the net income from the Building.

     The computation of depreciation is based on the cost of the Blockbuster Video Property including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Blockbuster Video Property to the various asset categories is estimated, based on allocations noted in the property tax assessments. Depreciation is computed on a straight-line basis over the component useful life of the assets.

FRESNO PROPERTY

     On May 14, 1993, the Company acquired the property described below (the "Fresno Property"). The cash to acquire the Fresno Property was received from the sale of the Company's Shares in prior offerings.

     Description. The Fresno Property was a newly developed retail building (the "Fresno Building") with construction completed in April, 1993. The Fresno Building is located at 1614 North Blackstone, Fresno, California. The Fresno Building is located close to the center of Fresno, California on the northeast corner of Blackstone and McKinley. Fresno is located in Central California. The Fresno Building is located on a lot size of 23,855 square feet, with a building size of 8,915 square feet. The exterior of the Fresno Building consists of stucco and glass construction.

     The Fresno Building is 100% occupied by two tenants -- Wherehouse Entertainment, Inc. ("The Wherehouse"-- a music and video retailer), and RTO, Inc. (which stands for "Rent To Own" -- a home furnishing and appliance rental company) (collectively "Tenants").

     The Wherehouse entered into a ten year lease which commenced
April 1, 1993 and was to continue through March 31, 2003. The Wherehouse occupies approximately 6,000 square feet of the Fresno Building.

Prior to the modification of The Wherehouse lease, as described below, monthly rental payments were to be as follows:



    April, 1993 to March, 1998:                          $7,680 per month
                                                       (1.28/sq. ft./month)

    April, 1998 to March, 2003:                           8,820 per month
                                                       (1.41/sq. ft./month)


     As possible additional rent, The Wherehouse was scheduled to pay the Company 3% of gross sales after applying a formula that involves recapture of rent and expenses that The Wherehouse would pay as a triple net lease tenant. There were no amounts due on this additional rent through December 1995.

     On August 2, 1995, The Wherehouse filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Wherehouse continued to pay its rent under the term of the lease through 1995. In December 1995, the Company and The Wherehouse agreed to the terms of a new lease, subject to the approval of the Bankruptcy Court. Under the terms of the First Amendment to Lease (the "Amendment") dated December 29, 1995, commencing January 1, 1996, The Wherehouse's lease was converted from a "net" lease to a "gross" lease. At a minimum, the Company will be paid rent of $82,800 per year ($6,900 per month) until March 30, 2003. The Amendment also provides that every two years commencing January 1, 1998, the gross rent will be adjusted to an amount equal to 8.2% of gross sales from the previous calendar year, but such rent shall never be less than the rent paid during the previous year. At this time, the Company does not feel that the gross rent calculation will exceed the minimum rental amount payable in 1996. The Wherehouse will also pay for any percentage increase in property taxes over and above the amount assessed for calendar year 1995, on its pro rata share of occupied space of the property. The terms and conditions pertaining to options to renew the lease remain unmodified and are described below.

     As a result of the Amendment, the monthly rent payments (based on minimum rental amounts) was decreased from $1.28 per square foot to $1.15 per square foot (or $9,360 per year) effective January 1, 1996. In addition, the Company expects to absorb an additional $17,500 in operating expenses that were previously allocated to The Wherehouse. The total decrease in income as a result of the Amendment is therefore estimated to be $26,860 per year. Based on approximately 1.32 million shares of the Company outstanding, the Amendment would decrease distributable income by approximately $.02 per share per year, and thus is not material to the operating results of the Company.

     In addition, the Wherehouse has an option to extend its lease for three five-year periods at the end of the initial lease, or extended term, as follows:


    April, 2003 to March, 2008:                        $10,140 per month
    April, 2008 to March, 2013:                         11,700 per month
    April, 2013 to March, 2018:                         13,500 per month


     RTO entered into a five year lease and occupies approximately 2,915 square feet of the Fresno Building, with monthly rental payments as follows:

   April, 1993 to March, 1993:                                Free Rent

   June, 1994 to March, 1997:                         $3,498 per month
                                                    (1.20/sq. ft./month)

   April, 1997 to March, 1998:                        $3,664 per month
                                                    (1.25/sq. ft./month)

     During the term of the initial lease -- during the Company's ownership -- rent payments will average $1.21 per square foot per month.

     In addition, RTO has an option to extend the lease for two three year periods at the end of the initial, or extended lease term as follows:


    April, 1998 to March, 2001:                         $3,790 per month
    April, 2001 to March, 2004:                         $3,935 per month

     The RTO lease is "triple-net," with the Tenant responsible for paying all operating expenses including utilities, maintenance, and a pro rata portion of real estate taxes.

     The Fresno Building was acquired from an unrelated third party. In determining the propriety of the investment in the Building, the Advisor reviewed (1991-1992) sales information on seven similar retail buildings located in the vicinity. Based on sales price of $1,330,000, the Fresno Building's acquisition price was $149.18 per square foot. In contrast, the comparative sales in the area ranged from $82.56 to $272.95 per square foot, with the average of all seven buildings equal to $154.59 per square foot. Based on the comparison of the price per square foot of the Fresno Building Property and the comparative recent sales price per square foot of the seven properties comparable in quality to the Fresno Building, it is the opinion of the Advisor that the acquisition price of the Fresno Building was reasonable.

     Property Operations. The Fresno Building is managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the property management agreement. In the opinion of the Advisor, the Fresno Building is adequately insured. The property tax in 1995 was approximately $14,000, with the tenants obligated to pay their pro rata portion of taxes. Beginning in 1996, approximately 67% of the property taxes will be absorbed by the Company as a provision of the new gross lease with The Wherehouse.

     Terms of Purchase. Total consideration for the Fresno Building paid by the Company was $1,414,894. The total acquisition cost includes $1,330,000 payable to the Seller, $4,838 in legal, appraisal, and closing costs, and an $80,056 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Long-term financing has been obtained from Standard Insurance Company of Portland, Oregon. The long-term financing totals $665,000 and matures in ten years. The payments will be amortized over a twenty-five year life at an initial interest rate of 8.25% per annum. At the end of the fifth year, the interest rate will adjust to 3.25% above the five-year Treasury Bond yield (if adjusted as of June 1, 1993, this would result in an interest rate of approximately 8.65% per annum). The closing costs pertaining to the long-term financing, of $18,000 were paid by the Seller.

     The purchase price was arrived at through arms-length negotiations with the seller. The sources of funds for the purchase were proceeds from sale of the Company's Shares, and the financing provided by Standard Insurance Company.

     General. The computation of depreciation is based on the cost of the Fresno Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Fresno Property to the various asset categories is estimated, based on allocations noted in the appraisal report. Depreciation will be computed on a straight-line basis over 39 years, the component useful life of the assets.

OPTO-22 PROPERTY

     On September 15, 1993, the Company acquired the property described below (the "OPTO-22 Property" or "Building"). The funds used to acquire the OPTO-22 Property were obtained from the sale of the Company's Shares and from seller-provided financing in connection with the acquisition of the OPTO-22 Property.

     Description. The OPTO-22 Property is located within the master-planned Huntington Beach Industrial Park at 15461 Springdale (at the intersection of Springdale Street and McFadden Avenue), Huntington Beach, California. The Building was built in 1977, and was occupied by a company named OPTO-22 from 1979 through 1992. In August 1992, OPTO-22 subleased the Building to Claremont High School, a private school, whose sublease runs through April 1997. The Building was deeded over to the Seller in May 1993 by the John Lusk Corporation via a Deed in Lieu of Foreclosure.

     Situated on approximately 3.344 acres of fee land, the Building is concrete tilt-up construction. The Building has approximately 25,866 square feet of fully improved office area, 24 foot height clearance, is fully sprinklered, and has two overhead truck doors as well as one exterior two-bay truck loading well. In addition, the site contains ample parking with approximately 201 spaces, and has three separate driveway entrances for ingress and egress.

     The Huntington Beach Industrial Park is a master-planned development of the Lusk Company. This industrial park contains over 1.5 million square feet of space, and benefits from its close proximity to labor markets and desirable housing as well as access to the San Diego (405) Freeway. Also located within one mile are the Westminster Mall, Golden West Community College, and a McDonnell Douglas Corporation facility.

     The OPTO-22 Property is currently occupied by Claremont High School, a private school, under a sublease that commenced in August 1992 and continues until April 1997. Claremont High School is a non-profit, public benefit, tax-exempt educational institution that serves students in the 7th through 12th grade levels, and has been in existence since 1975. Claremont is accredited by the Western Association of Schools and Colleges, and is also certified by the University of California system. Since taking occupancy of the Building, Claremont has spent an estimated $200,000 on improvements and upgrades to the interior of the building.

     The Building was previously occupied by OPTO-22, the primary lessee, which took occupancy in 1979, and subleased the Building to Claremont High School in August, 1992. OPTO-22's lease on the Building ends at the same time that Claremont High School's sublease ends with OPTO-22. The primary lease on the property currently calls for rent of $19,709.41 per month. Claremont High School currently pays a sublease rent $3,690.59 per month higher than OPTO-22's rent.

     The lease is "triple-net" with the Tenant responsible for all operating expenses including utilities, maintenance, taxes, and insurance.

     The OPTO-22 Building was acquired from Glendale Federal Bank (the "Seller") -- an unrelated third party. In determining the propriety of the investment in the Building, the Advisor reviewed 1991 and 1992 sales information on several similar properties in the vicinity. Based on the sales price of $2,350,000, the OPTO-22's acquisition price was approximately
$38.90 per square foot. In contrast, the comparative sales in the area ranged from $42 to $65 per square foot, with the average of all the buildings equal to $45 per square foot. In addition, the Advisor took note that the monthly rental being paid by OPTO-22 is less than current market rents in the area, especially in comparison to the sublease rent being paid to OPTO-22 by Claremont High School for this property. Based on (1) comparison of the price per square foot of the OPTO-22 Building, and the comparative recent sales price per square foot of several properties comparable in quality to the OPTO-22 Building, and (2) the comparison of current rental revenue on the building to current market rental rates for the area, it is the opinion of the Advisor that the acquisition price of the OPTO-22 Building is reasonable.

     Property Operations. The OPTO-22 Building is managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an Affiliate of the Company. WCRM charges the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the OPTO-22 Building is adequately insured. Although the tenant is obligated by their leases to pay property taxes, the property tax in 1995 was approximately $24,000.

     Terms of Purchase. Total consideration for the OPTO-22 Building paid by the Company was approximately $2,500,000. The total acquisition cost included $2,350,000 paid to the Seller, approximately $7,000 in legal, appraisal, audit, and closing costs, and a $143,000 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Financing of $1,750,000 was obtained from the Seller, with the remainder of the acquisition costs, approximately $779,000, paid in cash. The $1,750,000 financing was in the form of a ten year note, that is being amortized over a thirty year period. The note has an adjustable interest rate that began at approximately 7.0%, and will adjust to three hundred basis points (3.00%) above the Federal Reserve Board Eleventh District Cost of Funds Rate every year. Payments on the note are currently $11,702 per month.

     The purchase price was arrived at through arms-length negotiations with the Seller. The source of funds for the purchase is the proceeds from the sales of the Company's Shares, and Seller-provided financing (the Seller is a large bank and lender).

     General. The computation of depreciation is based on the cost of the OPTO-22 Property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the OPTO-22 Property to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation will be computed on a straight-line basis over the component useful life of the assets.

NORTH PALM STREET PROPERTY

     On March 4, 1994, the Company acquired the investment described below (the "North Palm Street Building"). The funds to acquire the North Palm Street Building were available as the result of the sale of the Company's Shares in a prior offering and the proceeds from seller-provided financing in connection with the acquisition.

     Description. The North Palm Street Building is an industrial/research and development building located at 260 North Palm Street, Brea, California. The North Palm Street Building was built in 1989 and is located within a master-planned business park. The North Palm Street Building is currently occupied by two tenants:

     M.L.E. Corporation ("MLE"), which occupies 27,831 square feet of the North Palm Street Building, is a contract office furniture supplier. In addition to the warehousing and distribution functions in the North Palm Street Building, MLE maintains a retail showroom for both contract and walk-in customers. MLE, which has been in business since 1982, commenced their lease on February 1, 1991 and the lease terminates on May 31, 1999. The lease calls for payments of $11,143.08 per month through its term ($.40 per square foot).

     Surgical Technologies Incorporated ("Surgical") occupies 14,100 square feet (including a 1,000 square foot mezzanine office). Surgical provides contract sterilization, assembly and packaging of medical devices. Surgical is a subsidiary of Minnesota-based Scanlan International, which has been supplying stainless steel surgical instruments to the medical profession since 1921. The term of Surgical's lease is from December 15, 1993 to December 14, 1999 and requires rent payments of $6,819 per month ($.4836 square foot) from December 15, 1993 to December 14, 1998, and $7,077 per month ($.5019 per square foot) from December 15, 1998 to December 14, 1999.

     The Surgical lease is "triple-net" with the tenant responsible for all operating expenses including utilities, maintenance, taxes and insurance. The MLE lease is "semi-net," with the tenant paying their pro-rated share of expenses, taxes and maintenance over the base year 1990/1991.

     The North Palm Street Building is located on Palm Street between Imperial Highway and Lambert Road in Brea, approximately two miles west of the Orange Freeway (State Highway 57). This is an established industrial area serving North Orange County, California. Construction of the North Palm Street Building is concrete tilt-up with a sandblasted exterior and glass on two levels. Five thousand (5,000) square feet of the building is improved with an office environment, including 1,000 square feet on the mezzanine space.
A "bonus" mezzanine of approximately 1,300 square feet is available for a future second story office, but is not currently included in the rentable area. The North Palm Street Building features a 24 foot minimum clearance, with a fire sprinkler system and skylights/smoke vents equaling 2% of the roof area for high pile storage capacity. The North Palm Street Building has four dock high truck doors and three grade level doors, as well as parking for eighty-five cars. The North Palm Street Building was acquired from an unrelated third party. In determining the propriety of the investment in the North Palm Street Building, the Advisor reviewed recent (1992-1993) sales information on several similar properties in the vicinity. Based on the sales price of $2,100,000, the North Palm Street Building's acquisition price is approximately $50 per square foot. In contrast, the comparative sales in the area ranged from $52 to $65 per square foot, with the average of all buildings equal to $55 per square foot. In addition, the long-term lease commitments that the two tenants had for this property made this a desirable acquisition.

     Property Operations. The North Palm Street Building is being managed by West Coast Realty Management, Inc. ("WCRM") (the "Property Manager"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the North Palm Street Building, as allowed by the Property Management Agreement. In the opinion of the Advisor, the North Palm Street

Building is adequately insured. Although the tenants are obligated by their leases to pay property taxes, the property tax in 1995 was approximately $24,000.

     Terms of Purchase. Total consideration for the North Palm Street Building paid by the Company was approximately $2,248,000. The total acquisition cost included $2,100,000 paid to the Seller, $18,000 in legal, appraisal, audit and closing costs, and a $130,000 Acquisition Fee paid to Descolin, Incorporated, an affiliate of the Advisor. Financing of $1,000,000 was obtained from the Seller, with the remaining acquisition costs and acquisition price being paid in cash (approximately $1,248,000). The source of cash was funds received in connection with the sale of the Company's shares and $600,000 in long-term refinancing proceeds received in connection with the Blockbuster Video Building. The $1,000,000 Seller financing was in the form of a Purchase Money Note, payable monthly, interest only, at the rate of 8% per annum; $500,000 principal amount of the note was due
March 4, 1995 and $500,000 principal amount of the note was due
March 4, 1996. Payments were $6,666.67 per month. The $1,000,000 Sellers note was refinanced in February 1995 by a $1,000,000 promissory note from an insurance company at a fixed rate of 9.5% per annum amortized over 25 years, with monthly principal and interest payments of $8,737.

     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation is based on the cost of the North Palm Street Building, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the North Palm Street Building to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation will be computed on a straight-line basis over the component useful life of the assets.

RIVERSIDE MARKETPLACE PROPERTY

     On November 29, 1994, the Company acquired the property described below (the "Riverside Marketplace Property"). The sources of funds used to acquire the Riverside Marketplace Property were from the sale of the Company's Shares in the current and most recent offering, and from bank-provided financing in connection with the acquisition.

     Description. The Riverside Marketplace Property is a six-plex cinema located at 4040 Vine Street, Riverside, California. The construction of the Riverside Marketplace Property was completed on June 24, 1994, and is located in a newly developed retail area (the Riverside Marketplace) containing restaurants, including Golden Corral, Applebees, and The Old Spaghetti Factory, retail shops, and the Riverside Marketplace Property. This area is between the 91 Freeway and the Metrolink train station in Riverside. University Avenue -- a main thoroughfare of Riverside -- runs through the Riverside Marketplace area. Downtown Riverside is less than six blocks away. The Riverside Marketplace is similar in design to University Studio's CityWalk (located in Universal City, California) and the 3rd Street
Promenade (located in Santa Monica, California). Both developments have been successful in drawing large numbers of local residents and tourists to the clean and safe entertainment facilities that they offer.

     Lease. The sole tenant of the Company's Riverside Marketplace Property is Sanborn Theaters, Inc. (the "Tenant"), which does business under the name of SoCal Cinemas. The Tenant operates eleven theaters housing fifty-six screens in the Southern California area. The Tenant's lease commenced on June 24, 1994, which was also the completion date of construction for the Riverside marketplace Property and the day it opened for business. The six screen theater has seating for 1,586 and contains 30,493 square feet. There is parking available for 483 cars in an adjacent parking lot, approximately one-half of which is owned by the Company.

     The Tenant's lease is for twenty years, and is scheduled to expire on June 15, 2014. The lease calls for the following minimum rental amounts per month, with the equivalent monthly rent per square foot set forth in the parentheses:

      First Five years..............................   $31,250    $(1.02)
      Years 6 through 10............................   $32,813     (1.08)
      Years 11 through 15...........................   $34,453     (1.13)
      Years 16 through 20...........................   $36,176     (1.19)


     The lease gives the Tenant the option to renew up to five consecutive terms of five years each, with the minimum rent amount continuing to increase 5% during each five year period.

     The lease also provides that 10% of the theater's gross sales (including concessions) would be payable to the Company, if that amount exceeds the monthly minimum rent, less film rental costs. The lease is triple net, with all taxes, insurance and maintenance costs to be paid by the Tenant.

     Property Operations. The Riverside Marketplace Property is managed by West Coast Realty Management, Inc. ("WCRM"), an Affiliate of the Company. WCRM receives a property management fee for managing the Riverside Marketplace Property equal to 3% of the gross rents collected as provided in the Property Management Agreement. In the opinion of the Advisor, the Riverside Marketplace Property is adequately insured. Although the Tenant is obligated to pay property taxes, the property tax in 1995 was approximately $37,000.

     Terms of Purchase. The Riverside Marketplace Property was acquired from an unrelated third party -- Birtcher Riverside Marketplace Partners, Ltd., a California Limited Partnership. A movie theater is an unusual real estate investment in that comparable rental and price per square foot information for other retail shops and restaurants in the area may not provide a readily comparable method of evaluating the revenues and cost of this type of property. However, there are several factors that provided a positive basis for its acquisition, including:

     1. A long-term, triple-net lease, with increased rental potential due to revenue sharing provisions.

     2. Success of similar entertainment venues in Universal City and Santa Monica.

     3.   The property acquired is new construction.

     4.   Credit-worthiness and positive operating history of the Tenant.

     5.   Absence of significant theater competition in the general area.

     Based on the seller's price of $3,425,000, the sales price per square foot of the Property is $112.32. In the opinion of the Company's Advisor, the price paid was reasonable.

     The total consideration paid by the Company for the Riverside Marketplace Property was $3,655,500. The total acquisition cost included $3,425,000 paid to the Seller, $40,500 in legal, appraisal, and closing costs, and a $190,000 Acquisition Fee paid to the Advisor. Financing of $1,200,000 was obtained from Chino Valley Bank, with the remaining acquisition costs, $2,445,500, paid in cash. The source of funds for the cash payment was proceeds received from the sale of the Company's Shares. The $1,200,000 financing is in the form of a first trust deed and note, amortized over a twenty-eight year, three month period at a fixed interest rate of 9.25% per annum, with payments of principal and interest of $9,988.44 per month. The principal balance is fully due and payable in ten years. Financing charges of $24,000 for the loan were paid at the close of escrow. Such amount is not included in the costs described above.

     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Riverside Marketplace Property is based on the cost of the property including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories is estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

SAFEGUARD BUSINESS SYSTEMS PROPERTY

     On May 22, 1995 the Company acquired the investment described below (the "Safeguard Business Systems Property" or the "Property"). The funds to acquire the Safeguard Business Systems Property were available as the result of the sale of the Company's Shares and the receipt of proceeds from insurance company financing in connection with the acquisition.

     Description. The Safeguard Business Systems Property is a two story office building located at 14661 Franklin Avenue, Tustin, California. This area is near the Santa Ana (Interstate 5) Freeway, and also has access to the Newport (55) and San Diego (405) Freeways in the general vicinity. The retail development of the Tustin Marketplace, Costco, Super K-Mart, and Tustin Auto Mall have also had a positive influence in the area.

     The sole tenant of the Property is Safeguard Business Systems (the "Tenant"), which occupies 100% of the Property. The Tenant, which was founded in 1913, develops and manufactures economical, easy-to-use products and services that collect, record and organize data for small businesses. The Tenant has built what it believes to be the Country's largest distribution sales force that specifically targets small business. In 1993, the Tenant had net sales of approximately $197 million and earnings from continuing operations of approximately $22 million. Safeguard also reported stockholder equity in 1993 of approximately $156 million, and long term debt of
approximately $19 million.   Safeguard is a privately held firm, and does
not release complete audited financial statements to the public.

     The Property is a two story building that contains 40,000 rentable square feet, and was built to suit for Safeguard Business Systems in 1986. Solar gray glass accents the sandblast finish and exposed concrete walls. Granite tile pavers and patterned concrete, coupled with an open two story lobby, provide an entrance to the building. The interior finish is paint or textured wall coverings, placed over drywall. A security card system is used at the front and rear of the property. There is parking available for 149 cars. The building is landscaped, has kitchen facilities, and men's and women's locker and shower improvements for the benefit of the employees.

     The Tenant's lease commenced October 1, 1994, and is scheduled to terminate eleven years from that date (September 30, 2005). The rent for the current lease year is $520,000/year (or $43,333.33/month), with the rent scheduled to increase 3% per year, on the lease anniversary date. The lease is absolute triple net, including the potential cost of repair and replacement of the roof and structure. The Tenant has the option to renew the lease for one ten year period at the end of the lease period, at the fair market rent in effect at that time. The lease payments currently scheduled under the terms of the existing lease, using October 1, 1994 as a starting point (commencement date for current lease), are as follows:


    10/1/94 - 9/30/95:                                    $520,000
    10/1/95 - 9/30/96:                                     535,600
    10/1/96 - 9/30/97:                                     551,668
    10/1/97 - 9/30/98:                                     568,218
    10/1/98 - 9/30/99:                                     585,265
    10/1/99 - 9/30/00:                                     602,822
    10/1/00 - 9/30/01:                                     620,907
    10/1/01 - 9/30/02:                                     639,534
    10/1/02 - 9/30/03:                                     658,720
    10/1/03 - 9/30/04:                                     678,482
    10/1/04 - 9/30/05:                                     698,832

     Of course, the Company's ownership of the property, and participation in lease income, did not begin until date of acquisition. The average straightline rent earned during the Company's projected ownership period
(the remaining life of the lease) was calculated to be $50,914/month ($6,313,382 scheduled rent divided by one hundred twenty-four months (rounded)).

     The Property was acquired from an unrelated third party -- BRS-Tustin Safeguard Associates, A California Limited Partnership. Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size and style buildings in the nearby communities of Costa Mesa, Irvine, and Newport Beach revealed rental rates ranging from $1.73/sq. ft to $1.90/sq. ft. The current monthly rental rate on this building is $1.09/sq. ft., meaning that the Property could possibly rent at a higher rate than currently in place if exposed to the open market. Comparable market listing and sales activity was also reviewed by the Advisor. These revealed the sales price per square foot for similar buildings in the area to range between $88.00 and $121.00 per square foot. The $115.00 per square foot that the Company is paying for this building is comparable to these numbers. Other positive factors considered in acquiring the Property included:

     1. A long-term, triple-net lease, with the potential for lease extension.

     2. The property acquired is relatively new construction.

     3. Credit-worthiness and positive operating history of the tenant.

     In the opinion of the Advisor, the total sales price of $4,600,000 that the Company paid for this property is reasonable.

     Property Operations. The Safeguard Business Systems Property is managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Safeguard Business Systems Property is adequately insured. Although the tenants are obligated to pay property taxes, the property tax in the first year is estimated to be $50,000 (approximately 1% of the sales price).

     Terms of Purchase. Total consideration paid by the Company for the Safeguard Business Systems Property was $4,862,000. The total acquisition cost included $4,600,000 paid to the Seller, $13,000 in legal, appraisal, and closing costs, and a $249,000 Acquisition Fee paid to the Advisor. Financing of $2,300,000 was obtained from Business Men's Assurance Company (an insurance company), with the remaining acquisition costs and acquisition price being paid in cash ($2,576,000). The source of cash is funds received in connection with the sale of the Company's Shares. The $2,300,000 financing is in the form of a first trust deed and note, amortized over a fifteen year period at the fixed rate of 9.625% and fully due and payable in ten years. The loan amount represents an assumption of an existing loan from the seller of the property. There were no financing costs or points charged in connection with the financing. Payments on the debt are $24,109.95 per month.

     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Safeguard Business Systems Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories was estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

TECHNOLOGY DRIVE PROPERTY

     On October 31, 1995, the Company acquired the investment described below (the "Technology Drive Property" or the "Property"). The funds to acquire the Technology Drive Property were available as the result of the sale of the Company's Shares in the current offering, and the receipt of proceeds from bank financing assumed in connection with the acquisition.

     Description. The Technology Drive Property is a single story light industrial/research & development building located at 4415 Technology Drive, Fremont, California. This area is near the Interstate 680 and 880 Freeways (it is one block east of Interstate 880), and is accessible via the Auto Mall Parkway off-ramps from both freeways. The Property is located in an established neighborhood of research and development and industrial projects.

     The primary tenant of the Property is CMS Welding & Machining (the "Tenant"). The tenant, which was founded in 1983, is a manufacturer of welded vacuum chambers, used in the processing of semiconductors. This privately-held company had over $7 million in revenues in 1994, and has been profitable for the last two years. The Tenant has subleased approximately 20,000 square feet of the space to Macotron Systems, Inc. (the "Sub-tenant"). This sub-lease commenced on March 1, 1995, and expires March 1, 1998. The $11,000 rent per month that the Sub-tenant pays is collected entirely by the Company, and the Tenant's rent obligation is credited for the amount collected from the Sub-tenant. Macotron Systems also has in excess of $7 million in annual revenues. Both leases are guaranteed by the principals of each company.

     The Property is a one story building that contains 58,727 divisible rentable square feet located on 3.47 acres. Of the 58,727 square feet, 12,000 is high quality office space. The manufacturing and assembly area is fully air conditioned with 14,800 square feet of dropped ceiling. High quality concrete and tilt-up construction was used to build the Property. Smoked glass is used extensively to provide a modern appearance to the building. The building is fully sprinklered for fire prevention purposes. The Property has two dock high and two grade level doors. There is parking available for 213 cars. Each tenant has a separate entrance area with two different reception areas.

     The Tenant's lease commenced November 2, 1993, and is scheduled to terminate on February 28, 2005. The current minimum monthly rent schedule (as of the beginning of 1995) is as follows:

1/1/95 - 2/28/95:     $ 16,200
3/1/95 - 3/31/95:       19,538
4/1/95 - 7/31/96:       30,976
8/1/96 - 8/31/96:       31,786
9/1/96 - 1/31/99:       32,596
2/1/99 - 2/28/99:       34,633
3/1/99 - 1/31/00:       36,670
2/1/00 - 2/28/00:       37,220
3/1/00 - 1/31/01:       37,770
2/1/01 - 2/28/01:       38,337
3/1/01 - 1/31/02:       38,903
2/1/02 - 2/28/02:       39,487
3/1/02 - 1/31/03:       40,070
2/1/03 - 2/28/03:       40,671
3/1/03 - 1/31/04:       41,272
2/1/04 - 2/28/04:       41,891
3/1/04 - 2/28/05:       42,510

     In addition to the above, the seller of the property paid the Company an additional $15,390, after the close of escrow, as a rent supplement covering the period from October 31, 1995 to August 15, 1996. This amount was treated as a reduction in the cost of the property.

     There are certain provisions in the lease with the primary tenant that call for a minimum 3% rental increase and a maximum 7% rental increase based on the Consumer Price Index for the San Francisco/Oakland area, based on the average annual increase for the following three periods: 1/95-1/99; 1/99-1/2001; and 1/2001-1/2003. The total scheduled rent, beginning with the Company's ownership date (October 31, 1995) is $4,140,528. This works out to an average of $36,969 per month through February 28, 2005 (112 months).

     The Property was acquired from unrelated third parties -- 26 Technology Partnership, A California Limited Partnership and Jack Langston, an individual (collectively known as "the Seller"). Several methods of economic analysis were used to determine the propriety of the purchase price, and economic feasibility of the property, prior to acquisition. A review of rental rates for similar size and style buildings in Fremont (including the immediate business park) revealed rental rates ranging from $.55 to $.72 per square foot for net leases, and leases as high as $.80 per square foot for a gross lease. The current monthly rental rate on this building is $.53, meaning that the Property could possibly rent at a higher rate than currently in place if exposed to the open market. Recent occupancy levels in the area have ranged from 90% to 95% due to significant growth in the technology sector of the nation's economy. Comparable market listing and sales activity was also reviewed by the Advisor. These revealed the price per square foot for similar buildings in the area to range between $43.47 and $88.97 per square foot. Several of the buildings that sold at the lower range were older and of lower quality, and lacked amenities that are present in this Property including air conditioning and fire sprinklers. The $60.45 per square foot that the Company paid for this building is comparable to these numbers (this number does not include acquisition costs and expenses).

Other positive factors considered in acquiring the Property included:

          1. A long-term, triple-net lease, with the potential for lease extension.

          2.   The property acquired is relatively new construction.

          3.   Credit-worthiness and positive operating history of the tenant.

     In the opinion of the Advisor, the purchase price of $3,550,000 that the Company paid the Seller for this property was reasonable.

     Property Operations. The Technology Drive Property is managed by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Company. WCRM will charge the Company 3% of the gross rents collected as a management fee for managing the Property, as allowed by the Property Management Agreement. In the opinion of the Advisor, the Technology Drive Property is adequately insured. Although the tenant is obligated to pay property taxes, the property tax in the first year is estimated to be $36,000 (approximately 1% of the sales price).

     Terms of Purchase. Total consideration paid by the Company for the Technology Drive Property was $3,748,000, net of $15,000 received from the Seller after the close of escrow as additional rent subsidy. The total acquisition cost included $3,550,000 paid to the Seller, $17,000 in legal, appraisal, and closing costs, and a $196,000 Acquisition Fee paid to the Advisor. Financing of $2,192,897 with Manufacturer's Bank of Los Angeles was assumed from the Seller, with the remaining acquisition costs and acquisition price being paid in cash ($1,570,103). The source of cash was funds received in connection with the sale of the Company's Shares. The $2,192,897 financing was in the form of a first trust deed and note, fully amortized over a twenty year period at the fixed rate of 8.24%. The loan amount represents an assumption of an existing loan from the seller of the property; the original balance of the loan was $2,200,000 and was funded on July 1, 1995. There were no financing costs or points charged in connection with the financing or assumption. Payments on the debt are $18,880 per month.

     The purchase price was arrived at through arms-length negotiations with the Seller.

     General. The computation of depreciation for the Technology Drive Property is based on the cost of the property, including Acquisition Fees and Acquisition Expenses. The allocation of the cost of the Property to the various asset categories was estimated, based on allocations in the appraisal report. Depreciation is computed on a straight-line basis over the component useful life of the assets.

    MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The Company had three prior offerings of its Shares. As of March 25, 1996, the Company has raised $14,110,985 in capital.

     The Company was organized for the purpose of investing in, improving, holding, and managing equity interests in a diversified number of residential and commercial properties located in California and the West Coast, while qualifying as a Real Estate Investment Trust ("REIT"). Properties will be acquired for cash or on a moderately leveraged basis, with aggregate indebtedness not to exceed 50% of the Purchase Price of Properties on a combined basis. The Company intends to hold each property for approximately four to ten years. See "Investment Objectives and Policies".

     The ownership and operation of any income-producing real estate is subject to those risks inherent in all real estate investment, including national and local economic conditions, the supply and demand for similar types of properties, competitive marketing conditions, zoning changes, possible casualty losses, and increases in real estate taxes, assessments, and operating expenses, as well as others. See "Risk Factors".

     The Company has engaged West Coast Realty Advisors, Inc. to act as the Company's Advisor. Pursuant to the terms of the Advisory Agreement, the Advisor provides investment and financial advice and conducts the day-to-day operations of the Company. The Company, itself, has no employees. See "Management."

RESULTS OF OPERATIONS -- 1995 VS. 1994

     Operations for the year ended December 31, 1995 represented a full year of rental operations for the Blockbuster Video Building, Fresno Village Shopping Center, OPTO-22 Building, Riverside Marketplace, and Brea properties, and partial years of operations for the Technology Drive and Safeguard Building properties.

     The net income for the year ended December 31, 1995 ($649,605) was higher than the year ended December 31, 1994 ($247,068) due to the raising of additional funds and investment of such funds in additional income producing properties. The Company did not have any adverse events that significantly impacted net income during the year ended December 31, 1995, and all properties that have been purchased by the Company have operated at levels equal to expectations. All tenants were current on their lease obligations.

     Rental revenue increased $889,562 (111%) due to a full year's ownership of the Riverside Marketplace and Brea properties (as compared to partial year ownership in 1994), and partial year ownership for the Technology Drive and Safeguard Business Systems properties. Interest income increased $20,397 (20%) due to a greater amount of cash held during the year awaiting investment and greater amounts of profits held each quarter awaiting distribution to investors on the normal distribution timeline.

     Operating expenses increased $73,042 (76%) as a reflection of the additional properties owned during the year. Interest expense increased $317,907 (105%) as a reflection of the additional debt incurred in connection with property acquisition and refinancing activities. Despite the amount of debt, the Company remains below the maximum 50% debt maximum allowed by the Company's by-laws (debt was 49% of property cost (as defined in the by-laws) at December 31, 1995). General and administrative costs increased $46,777 (66%) due to higher accounting, taxes, and general insurance expense costs related to the Company's increased size. General and administrative costs decreased as a percentage of revenue from 7.8% in 1994 to 6.5% in 1995. Depreciation and amortization expense increased $137,906 (117%) as the result of the ownership of additional properties during 1995 as compared to 1994. 1994's results were hurt by the recognition of $68,210 loss on government securities investments during that year. No loss was recorded in 1995. Net income of $649,605 for 1995 was $402,537 (163%) higher than 1994.

     The average number of shares outstanding during 1995 was 1,117,494 vs. 706,684 in 1994. Despite the greater number of shares outstanding, the net income per share increased from $.35 in 1994 to $.58 in 1995. If this figure is analyzed using flow of funds -- that is net income plus depreciation expense and loss on government securities investments -- then the amount in 1995 was $.80 per share vs. $.61 in 1994. The improvement in results is attributable to a larger percentage of the Company's assets being invested in
                                       37
income-producing real estate in 1995 than in 1994, as opposed to investments in relatively lower yielding money market investments. Although the balance of cash and cash equivalents was higher at the end of 1995 ($1,450,022) than at the end of 1994 ($495,829), the average level of cash on hand during 1995 was lower. In addition, the rate of increase in total revenues (111%) was much higher than the rate of increase in general and administrative expenses (66%). General and administrative expenses represented a smaller percentage of total revenues in 1995 than in 1994 (6.5% in 1995 vs. 7.8% in 1994).

     During the year ended December 31, 1995, the Company declared dividends totaling $804,095, compared to dividends of $522,614 declared for the year ended December 31, 1994. Cash basis income for the year ended December 31, 1995 was $905,749. This was derived by adding depreciation and amortization expense to net income. Thus, cash distributions this year were less ($101,154) than cash basis net income. In contrast, distributions in 1994 were greater ($89,098) than cash basis income. In either event, the Company continues to qualify as a REIT.

     Cash resources increased $954,193 during 1995 compared to a $284,966 in 1994. This was the result of normal amounts of investing, financing, and operating activities that were expected to take place during the year. Cash provided by operating activities increased to $2,373,143 with the largest contributors being $905,749 in cash basis income and $1,240,190 in proceeds from the sale of government securities. In contrast, 1994 saw $791,190 in cash being provided by operating activities due to only $433,516 in cash basis income and $372,104 being received from the sale of government securities (such securities were purchased in 1993 primarily). $804,595 (88.8%) of the cash basis income ($905,749) was declared as dividends during the year; this is noted as a large use of cash under financing activities. This continues the Company's trend of paying virtually all the cash basis income out to investors in the form of quarterly dividends. Financing activities provided an additional $7,228,140 in cash resources to the Company via the sale of additional shares in the Company ($3,633,687 in net proceeds), and $4,469,647 in financing obtained in connection with the acquisition or refinancing of properties, less cash dividends paid of $745,172. In contrast, 1994's cash provided by financing activities was $5,360,233 due to $3,088,804 in proceeds from the sale of additional shares, and a $2,800,000 gross increase in notes payable, net of dividends paid of $437,803. The sole use of cash in investing activities in 1995 was $8,647,090 expended for the acquisition of additional properties during the year. As mentioned above, $4,469,647 of the funds necessary for obtaining these new properties was obtained from debt financing. In contrast, only $5,866,457 in funds were used to purchase additional rental properties in 1994. (Note: cash dividends paid were less than dividends declared due to some dividends being reinvested in additional shares of the Company).

     In summary then, the operating performance of the Company continued to improve as additional funds were raised, additional property was acquired, and all properties were operated profitably.

RESULTS OF OPERATIONS -- 1994 VS. 1993
     Operations for the year ended December 31, 1994 reflect a full period of operations for the Blockbuster Video Building, the Fresno Center Building, the OPTO-22 Building, almost ten months for the Brea property and one month of operations for the Riverside Marketplace property. In contrast, the year ended December 31, 1993 only reflected a year of operations for the Blockbuster property, seven and a half months for the Fresno property, and three and a half months for the OPTO-22 property. These differences in ownership periods account for much of the differences in operating numbers for the Company.

     Rental revenue for the year ended December 31, 1994 was $477,779 (147%) higher than for the year ended December 31, 1993, due to additional rent brought in by the Brea property, and the longer ownership during the period of the Fresno Center and OPTO-22 properties. Interest income increased $62,822 (166%) due to the retention of large cash balances during the most recent year, as the growth rate of the sale of shares in the Company accelerated. Virtually all of the increase in rental revenue was attributable to increases in the period of ownership of the properties -- none was due to an increase in rental rates.

     Interest expense increased $238,440 (374%) due to $1,000,000 in financing securing the Brea property (that was acquired in March 1994), and $600,000 in refinancing proceeds received in connection with the Blockbuster property in February 1994. Despite the large debt amounts, the Company is still below the maximum 50% debt maximum that is allowed by the Company's By-laws (debt was 45% of property cost at December 31, 1994).

     Depreciation expense increased $70,061 (145%) as the result of more real estate being owned during this period.

     The Company is reflecting a $68,210 unrealized loss on its Statement of Income for the year ended December 31, 1994. The Company began a program of investing in short-term government securities in November 1993 in order to increase the yield received on funds not invested in real estate. Despite the relatively low-risk nature of the investment, this unrealized loss represents 5.2% of the $1,308,400 cost basis of funds invested in these government securities. This loss was the result of 1994 being one of the worst performance years for fixed income securities in this century.

     Despite 1994's net income increasing $88,578 (56%) over the income for 1993, the net income per share fell from $.38 per share to $.35 per share. Much of this decrease is due to the effect of the unrealized loss on government securities, which lowered net income per share by approximately $.10.

     Cash resources increased $284,966 during the year. This was the result of normal amounts of investing, financing, and operating activities that were expected to take place during the year. Cash provided by operating activities was $791,190, with the largest contributors being $365,306 in net income (excluding depreciation expense) and $440,314 from the sale of government securities. Financing activities provided an additional $5,360,233 in cash resources to the Company via the sale of additional shares in the Company ($3,088,804 in net proceeds), and $2,800,000 in financing obtained in connection with the acquisition or refinancing of properties ($600,000 of the financing represented the refinancing of an existing property -- the Blockbuster Video Building in Huntington Beach) offset by cash dividends of $437,803 being paid to investors. The sole use of cash in investing activities was $5,866,457 expended for the acquisition of additional properties during the year. As mentioned above, $2,800,000 of the funds necessary for obtaining these new properties was obtained from debt financing.

     In terms of long-term liquidity needs, the Advisor is aware that the current scheduled rental income obligations from existing tenants would not be sufficient to pay the current scheduled maturities of the long term debt that pertains to the Company's properties. It is the intention of the Advisor to retain or obtain new tenants to ensure that the cash flow from the properties will be sufficient to continue serving the debt pertaining to the properties. In addition, the Advisor intends to facilitate the sale of properties in an orderly fashion in order to obtain proceeds to retire debt, or to negotiate the refinancing or renewal of debt, as economic conditions would dictate. The Advisor recognizes that the failure to plan for tenant retention or replacement, and debt retirement or refinancing, or to properly negotiate the sale of properties on a timely basis at an appropriate price, could have negative financial implications on the operations and continuation of the Company.

     During the year ended December 31, 1994, the Company declared dividends totaling $522,614, compared to dividends of $221,010 declared for the year ended December 31, 1993. Cash basis income for the year ended December 31, 1994 was $433,516. This was derived by adding the unrealized loss on government securities, expense reimbursements by affiliates, and depreciation and amortization expense, to net income. Cash distributions this year have been slightly greater than cash basis net income.

LIQUIDITY AND CAPITAL RESOURCES

     During the year ended December 31, 1995, the Company declared dividends totaling $804,595. Dividends are determined by management based on cash flows and the liquidity position of the Company. It is the intention of management to declare dividends, subject to the maintenance of reasonable reserves.

     During the year ended December 31, 1995, the Company raised an additional $3,633,687 in net proceeds as the result of the sale of shares from its third public offering. In 1994, the Company raised a net $3,088,804 from a combination of its second and third public offerings. The Company has used the net proceeds from these offerings to purchase additional income-producing properties and to add to the cash reserve balances of the Company as is prudent given the amount of property now under ownership.

     Management uses cash as its primary measure of the Company's liquidity. The amount of cash that represents adequate liquidity for a "REIT", is dependent on several factors. Among them are:

          1.   The relative risk of the Company's operations;

          2.   The condition of the Company's Properties;

          3. The stage in the Company's operating cycle (e.g., money-raising, acquisition, operating or disposition phase); and

          4.   The distributions to Shareholders.

     The Company is adequately liquid and management believes it has the ability to generate sufficient cash to meet both short-term and long-term liquidity needs, based upon the above four points.

     The first point refers to the risk of the Company's investments. At December 31, 1995, the Company's excess funds were invested in a short-term money market fund.

     In February 1991, the Company purchased the Blockbuster Property without the use of debt, and this property is occupied by an established Standard & Poor's 500 Company. In May 1993, with the use of moderate leverage, the Company purchased the Fresno Property, a two tenant retail center that is occupied by two nationally known retailers. In September 1993, with the use of moderate leverage, the Company purchased the OPTO-22 Property, a single tenant building that is leased to an established electronics firm, and sub-leased by an educational institution that has made significant capital improvements to the property as an indication of their desire to maintain tenancy on a long-term basis. In March 1994, with the use of moderate leverage, the Company acquired the North Palm Street Property, which is occupied by two tenants who have leases that do not expire until 1999. In November, 1994, with the use of moderate leverage, the Company acquired the Riverside Marketplace Property, which is leased by one tenant whose lease expires in 2014. In May 1995, with the use of moderate leverage, the Company acquired the Safeguard Building Property, which is leased by one tenant whose lease expires in 2005. In October 1995, with the use of moderate leverage, the Company acquired the Technology Drive Property, which is leased by one tenant, whose lease expires in 2005.

     The aggregate fees paid to affiliates in connection with these acquisitions were as follows:

    Blockbuster...........................    90,141
    Fresno................................    80,056
    OPTO-22..............................    135,818
    North Palm Street....................    127,404
    Riverside Marketplace ................   192,602
    Safeguard Building...................    259,100
    Technology Drive.......................  195,612
                                           ----------
                                            1,080,733
                                           =========
                                                                 40

     Fees paid to the Advisor and the Property Manager in recent years are as follows:

                                             ADVISOR      WCRM       TOTAL
                                             --------    -------    --------
    1995..................................... $607,224   $46,947   $654,171
    1994.....................................  495,880    16,455    512,335
    1993.....................................  330,413     9,745    340,158


     As to the second point regarding liquidity and use of capital resources, all properties acquired are relatively new properties and do not have significant deferred maintenance costs associated with their ownership. In addition, all seven properties are occupied by "triple-lease" tenants, thus removing much of the Company's risk pertaining to maintenance and operating costs.

     As to point three, the Company was liquid at December 31, 1995, as it is in the money raising stage. During the year ended December 31, 1995, the Company's cash reserves increased by $954,193, primarily due to the sale of the Company's shares. In addition to the Company's existing reserves, the Company's operations generated approximately $906,000 in cash flow (net income plus depreciation expense) during the year ended December 31, 1995, providing an additional source of liquidity to the Company. At its discretion, the Company could choose to withhold a portion of this source of cash by not making or reducing dividend payments to investors, in order to build up cash reserves.

     As to point four, the amount of dividends paid to Shareholders was made at a level consistent with the amount of net income available after application of expenses. The Company's Advisor does not intend to distribute amounts which will exceed the level of cash generated from operations available. The acquisition in October 1995 of the Technology Drive property is not expected to decrease the amount of funds available for distribution, nor endanger the Company's ability to retain its REIT status. Commencing January 1, 1993 until November 1994, the Advisor and WCRM, the Property Manager, waived overhead cost allocations, and Property Management Fees. The effect of the foregoing was to increase dividends $.10 to $.15 per Share per year. The Advisor expects to increase the amount of dividends as additional funds are raised, revenues are increased, and overhead expenses are spread over a larger base of investor's funds.

     Inflation and changing prices have not had a material effect on the Company's operations. Operations in the future may be affected as the Company acquires additional Properties.

     The Company currently has no external sources of liquidity (other than funds that potentially could be received from the sale of additional Shares).

     The Company currently has no material capital commitments.

NEW ACCOUNTING PRONOUNCEMENTS.

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company has elected the early adoption of SFAS No. 121. This change had no effect on the statement of income for the year ended December 31, 1995.

     Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) issued by the Financial Accounting Standards Board (FASB) is effective for specific transactions entered into after December 5, 1995, while the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. The Company does not currently provide stock based compensation and accordingly does not expect adoption to have a material effect on its financial position or results of operations.

                                   MANAGEMENT

     DIRECTORS AND OFFICERS OF THE COMPANY. While the Company has a limited operating history, some of the Directors and officers of the Company have substantial real estate investment experience. The Directors and officers are elected annually by the Shareholders and Board of Directors respectively. The Directors and Officers of the Company are:

    Philip N. Gainsborough ............... Director and Chairman of the Board
    W. Thomas Maudlin, Jr. ......................      Director and President
    William T. Haas..................  Executive Vice President and Secretary
    Michael G. Clark ................ .......... Vice President and Treasurer
    James W. Coulter ............................................Director (1)
    George Young ............................................... Director (1)
    Steve Bridges ...............................................Director (1)


---------------
(1) Independent Director

     PHILIP N. GAINSBOROUGH (Born 1938) has, since 1983, been Chairman of the Board of Directors, President and Director of Associated Financial Group, Inc. He has been active in the securities and financial services business since 1961. He has been, and he currently serves as, Chairman of the Board of Directors, President and Director of Associated Securities Corp. since
its   organization in 1982. Mr. Gainsborough is also currently the Chairman of the Board of Directors and Director of West Coast Realty Advisors, Inc., and West Coast Realty Management, Inc. Mr. Gainsborough is also Chairman of the Board of Directors of Associated Planners Partnership Services, Inc. and Associated Planners Insurance Services, Inc. Mr. Gainsborough is a graduate of the University of Southern California.

     W. THOMAS MAUDLIN, JR. (Born 1936) is a Director and President of West Coast Realty Advisors, Inc., and a Director of West Coast Realty Management, Inc. He has been active in the real estate area for the past 33 years, serving as co-developer of high rise office buildings and shopping centers. Mr. Maudlin has structured transactions for syndicators in apartment housing, including sale leasebacks, all-inclusive trust deeds, buying and restructuring transactions to suit a particular buyer, and as a buyer acting as a principal. From 1980 to present, Mr. Maudlin has been involved in the development of real property in numerous parts of Southern California. Mr. Maudlin is a graduate of the University of Southern California.

     WILLIAM T. HAAS (Born 1946) is Executive Vice President/Secretary and Director of Associated Financial Group, Inc., and he is a Director and Executive Vice President/Secretary of Associated Securities Corp.
(since 1982), Associated Planners Insurance Services, Inc. (since 1984) and Associated Planners Investment Advisory, Inc. (since 1985). Mr. Haas is also a Director and Executive Vice President/Secretary of West Coast Realty
Advisors, Inc., Associated Planners Partnership Services, Inc., and a director of West Coast Realty Management, Inc. From December 1977 to
December 1982, he was employed by the National Association of Securities Dealers, Inc. in various capacities, including that of Supervisor of Examiners. From 1968 to 1977, Mr. Haas was associated with Merrill Lynch as a branch office operations manager, and in the home office Operations
Liaison department. Mr. Haas is a graduate of John Carroll University and has a Masters of Business Administration degree from Pepperdine University.

     MICHAEL G. CLARK (Born 1956) has served as Vice President/Treasurer of AFG since January 1988, and served as Controller of AFG from March 1986 to December 1987. Mr. Clark is currently Treasurer of Associated Planners Investment Advisory, Inc., Treasurer of Associated Planners Insurance Services, Inc., Treasurer of Associated Planners Partnership Services, Inc., Treasurer of West Coast Realty Advisors, Inc., and Treasurer of Associated Securities Corp. Prior to joining AFG, Mr. Clark served as Controller for Quest Resources, a Los Angeles based syndicator and operator of alternative energy projects from October 1984 to March 1986 and as Assistant Controller for Valley Cable T.V. from March 1982 through September 1984. In addition, Mr. Clark served as an auditor for Arthur Young & Co. in Los Angeles from July 1978 to March

1982. Mr. Clark is a graduate of the University of California, Santa Barbara and has a Masters of Science degree from the California State University at Northridge.

     GEORGE YOUNG (Born 1937). Since 1972 has been President of George Young & Associates, Inc., which specializes in the development and management of public issue campaigns such as initiatives and referendums on a statewide or local level. In addition, the firm guides businesses and associations in developing their policies in politically volatile issues. Mr. Young is a graduate of the University of Southern California.

     STEVE BRIDGES (Born 1951) has served as Executive Vice President of Pacific Building Industries, a general building contractor, from July 1995 to the present. From July 1986 to July 1995, Mr. Bridges served as Executive
Vice President of Pathfinder Mortgage, a mortgage brokerage firm, and was responsible for loan production and financing of construction loans. From
July 1984 to July 1986 Mr. Bridges was the President of The Muller Company, a real estate development company, and was responsible for the management of the Company, developing, financing and joint venture relationships, the development of 800,000 square feet of industrial and commercial real estate and partnership management. Mr. Bridges is a graduate of the University of Southern California.

     JAMES W. COULTER (Born 1938) has since 1988 been a principal in Coulter & Company, a firm which provides brokerage services and invests in real property with an emphasis in retail, industrial and office properties. From 1981 to 1988 Mr. Coulter was a Vice President of the investment division of Bishop-Hawk, Inc., a firm which specialized in investments in retail and office buildings and land sales of real property. Prior to 1981, Mr. Coulter was involved in real estate investments, property management and development, and served as an officer of real estate investment trusts. Mr. Coulter is a graduate of and has a Masters of Business Administration degree from the University of Southern California.

BOARD OF DIRECTORS. The Directors are charged with the ultimate responsibility for the affairs of the Company, and particularly with monitoring the relationship between the Company and the Advisor. The Independent Directors will make an annual determination that the Advisor's compensation is reasonable and that total fees and expenses of the Company are reasonable, and a quarterly determination that the Company's borrowings are appropriate.

     The Directors are accountable to the Company as fiduciaries and consequently must exercise good faith and integrity in handling Company affairs. However, Directors will have no different or greater level of fiduciary duty and responsibility than do directors of any other Delaware business corporation. In addition, an Independent Director will not be subject to any greater liability than a Director who is not independent, notwithstanding the additional responsibilities of Independent Directors. Directors and officers of the Company are also entitled to certain indemnity rights under the Company's Organization Documents. See "Summary of Organization Documents -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents."

     The Directors will each spend such time on the affairs of the Company as their duties may require, and will meet quarterly or more frequently, as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is contemplated that the Directors will not devote a substantial portion of their time to the discharge of their duties as Directors.

     The Directors have the authority to approve or disapprove all investments recommended to the Company by the Advisor. Prior to an investment being consummated, all investments recommended to the Company must be approved either by a majority of the Directors present at a meeting or by written consent of all of the Directors. If approval is not obtained the investment will not be made. Certain transactions with the Advisor and its Affiliates require the additional approval of a majority of the Directors then in office who are not parties to the transaction or affiliates of any person (other than the Company) who is a party to the transaction.

     Except for payments to Independent Directors, the Company has not paid any remuneration to its officers and Directors. The Company pays each Independent Director $500 dollars for each meeting of the Directors attended in person ($100 dollars if attended by telephonic means) and reimburses all Directors for their travel expense and other out-of-pocket disbursements incurred in connection with attending any such meeting and for carrying on the business of the Company. The aggregate remuneration paid (exclusive of reimbursement for expenses) to the Independent Directors for the year ended December 31, 1995 was

$2,210. Directors and officers of the Company who are affiliated with the Advisor have not received and will not receive compensation from the Company for their services as Directors and officers of the Company. Such persons will, however, be remunerated indirectly by reason of their relationship with the Advisor and its affiliated companies and will be reimbursed by the Company for their expenses in attending meetings of the Directors and for carrying on the business of the Company.

ADVISOR. West Coast Realty Advisors, Inc. was organized in 1983 and is an Affiliate of AFG. In order to obtain the services of persons having substantial real estate and financial experience, there are no restrictions on the business activities of the Advisor or any of its officers, directors or employees, and the Advisor and such persons are free (with certain exceptions) to engage in other business activities related to real estate investments. See "Conflicts of Interest."

     The Advisor will advise the Company and oversee its investments and operations, subject to the direction of the Company's Directors. The Advisor's office is located at 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045 and its telephone number is (310) 670-0800.

     The principal executive officers, directors and key employees of the Advisor are as follows:


                      NAME                      POSITION
    ---------------------------------------------------------------

    Philip N. Gainsborough..........  Director and Chairman of the Board
    W. Thomas Maudlin, Jr...........  Director and President
    William T. Haas.................  Director, Executive Vice President and
                                      Secretary
    Michael G. Clark................  Treasurer


     For a description of the occupations and affiliations of Messrs. Gainsborough, Maudlin, Haas and Clark, see "Directors and Officers of the Company" above.

PROPERTY MANAGER. West Coast Realty Management, Inc. will act as the property manager for any Properties acquired by the Company. The principal executive officers, directors and key employees of the Property Manager are:

        Philip N. Gainsborough, Director and Chairman of  the Board
        W. Thomas Maudlin, Jr., Director (1)
        William T. Haas, Director
        James E. Prock, President
        Neal Nakagiri, Vice President and Secretary
        Sean P. McGaughey, Treasurer
---------------
(1) AFG owns 75% and Mr. Maudlin owns 25% of the capital stock of West Coast Realty Management, Inc.

     The Company has received a ruling from the Internal Revenue Service as to the independent contractor status of West Coast Realty Management, Inc. ("WCRM") under the REIT provisions of the Code and has therefore contracted with WCRM for the provision of property management services. (See "Tax Consequences -- Requirements for Qualification as a REIT".)

     For a description of the occupations and affiliations of Messrs. Gainsborough, Maudlin and Haas see "Directors and Officers of the Company" above.

     JAMES E. PROCK (Born 1935) has over 30 years of experience in the real estate and construction industries and has been President of West Coast Realty Management, Inc. since December, 1991. From 1981 to December, 1991, Mr. Prock was President of Keystate Properties, Inc., a real estate consulting and brokerage firm which provides acquisition, development and disposition management services to owners of improved and unimproved properties. Mr. Prock has Bachelor of Civil Engineering and Master of Business Administration degrees from the University of Southern California.

     NEAL NAKAGIRI (Born 1954) has served as Vice President of Compliance for Associated Securities Corp. ("ASC") since March 1985. He has also been a Vice President of Associated Planners Investment Advisory, Inc. since March of 1985 and as Vice President and General Counsel for Associated Financial Group, Inc. since March, 1992. Mr. Nakagiri served as Vice President of Compliance with Morgan, Olmstead, Kennedy & Gardner, a NYSE and NASD member firm from August 1984 through February 1985. From June 1981 through August 1984, he served as First Vice President in charge of compliance at Jefferies & Company, Inc., a NASD member firm. From June 1980 through February 1983, Mr. Nakagiri served as Vice President and Director of Compliance at W&D Securities, Inc. Mr. Nakagiri served as an Investigator with the National Association of Securities Dealers, Inc. ("NASD") in Los Angeles, California from November 1976 through June 1980.

     SEAN P. MCGAUGHEY (Born 1961) has served as Vice President of Operations for AFG since 1990 and has been employed with AFG since 1983. Mr. McGaughey has a Bachelor of Business Administration degree from the University of Southern California. He holds both a Series 7 and Series 24 securities licenses.

                               PRIOR PERFORMANCE
     THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE PROGRAMS MANAGED BY AFFILIATES OF THE ADVISOR. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

     AFFILIATES OF THE ADVISOR HAVE FORMED THREE LIMITED PARTNERSHIPS DESCRIBED BELOW. AN AGGREGATE OF $14,644,650 FROM 1,326 INVESTORS WAS RAISED IN THE PRIOR PROGRAMS. THOSE PARTNERSHIPS HAVE ACQUIRED EIGHT PROPERTIES, 100 PERCENT OF WHICH WERE EXISTING PROPERTIES, FOR AN AGGREGATE PURCHASE PRICE
OF $14,944,404.

     FOR THE INVESTMENT EXPERIENCE OF THE COMPANY SEE "REAL PROPERTY INVESTMENTS" AND "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

     Associated Planners Realty Fund was formed in 1986, offered an aggregate of $7,500,000 in Units of Limited Partnership Interests and as of December 31, 1987 had sold an aggregate of $7,499,000 of its Limited Partnership Interests to 704 investors. The proceeds from the offering have been invested in five existing properties with a total purchase price of $6,670,857. The properties were purchased for all cash. Three of the properties are office buildings located in Southern California which were acquired for an aggregate acquisition cost of $3,858,723 (approximately 58% of the funds expended for investment); a shopping center in Central California for $1,208,990 (approximately 18% of the funds expended for investment); and a mini-warehouse in the State of Washington for $1,603,144 (approximately 24% of the funds expended for investment).

     On May 15, 1995, the mini-warehouse located in the State of Washington was sold to Shurgard Storage Centers, Inc. Associated Planners Realty Fund netted $1,522,182 as a result of the sale of the property. Proceeds from the sale were distributed to the partners in accordance with the terms of the Partnership Agreement in July 1995.

     Associated Planners Realty Income Fund was formed in 1987, offered $12,000,000 of Limited Partnership Interests and as of September 5, 1989, the date it terminated its offering, had sold a total of $5,096,000 of its Limited Partnership Interests to 436 investors. It has acquired one existing property, a shopping center located in Southern California for $1,851,147 cash (which represents approximately 36% of the amount of funds raised from investors) and, through a joint venture with its Affiliate Associated Planners Realty Growth Fund, a 90% interest in an industrial building located in Southern California for $2,816,000 cash (which represents approximately 55% of funds raised from investors). None of the properties have been sold.

     Associated Planners Realty Growth Fund was formed in 1987, offered $10,000,000 of Limited Partnership Interests and as of September 5, 1989, the date it terminated its offering, had sold a total of $2,059,650 of its Limited Partnership Interests to 186 Investors. It has acquired one existing property, an office building located in Santa Ana, California for approximately $3,293,400 (which represents a cash investment of approximately 72% of the amount raised from Investors), with approximately 46% of the purchase price paid in cash and the balance through a first mortgage loan. Also, through a joint venture with its Affiliate, Associated Planners Realty Income Fund, the Partnership a 10% interest in an industrial building located in Southern California for $313,000 cash (which represents approximately 15% of funds raised from investors).

     Although the office building located in Santa Ana, California has been 70% to 80% occupied in recent years, it has not generated positive cash flow for Associated Planners Realty Growth Fund due to the drop in rental rates in the area. As a result, the Partnership's general partner has been paying certain administrative costs of the Partnership, i.e., property management fees, legal and accounting costs, general and administrative fees, as well as certain leasehold improvement costs. As of December 31, 1995, the amount of cash advanced to the Partnership by the General Partner was $150,000. In addition, the General Partner and its affiliates have deferred collection of fees and expenses totaling $240,095. The General Partner does not intend to advance any additional funds to the Partnership. The General Partner has pursued alternative solutions to improve the cash flow of the Santa Ana Property and the Partnership. On July 31, 1995, the holder of the first deed of trust on the property agreed to provide relief by deferring collection of debt payments due on the loan from September 1995 to January 1996 and adding such debt service payments to the principal balance of the loan and adjusting the debt service payments commencing February 1, 1996. During the fourth quarter of 1995, despite the Partnership's best efforts to enhance the value of the property with tenant improvements designed to attract new tenants and increase occupancy, it was determined that the surrounding economic conditions of the area dictated a thorough review of the current value of the property. Using recent comparative building sales data for the general area in which the building is located, it was determined that a $1,912,727 impairment loss should be recorded on the Partnership's Statement of Loss for 1995. This loss was unrealized, and thus did not flow through to the partners for tax purposes, and may not flow through until the ParkCenter Office Building is sold or otherwise disposed of. This loss allowance, in itself, does not directly affect the liquidity of the Partnership, which as previously set forth, is poor.

     On March 4, 1996 the Partnership requested that the Lender re-structure the loan on the ParkCenter Office Building. On April 4, 1996, the Partnership received a reply from the Lender denying the request to modify the loan and also notified the Partnership that an event of default had occurred under the deed of trust securing the loan due to the Partnership's nonpayment of the March 1, 1996 loan payment. The Partnership also did not make the loan payment due April 1, 1996 or pay the property tax installment due on April 10, 1996.

     It is anticipated that the Lender will initiate foreclosure proceedings against the property. Unless the Lender is willing to modify the loan (and there is no indication that the Lender will do so), there is a substantial likelihood the Partnership's investment in the ParkCenter Office Building will be lost.

     The total amount of Units of Limited Partnership Interests ("Units") offered in Associated Planners Realty Income Fund and Associated Planners Realty Growth Fund did not generate full sale of such Units and the cash received by those Prior Programs decreased compared to the amount of Units sold and cash received by Associated Planners Realty Fund.

     The investment objectives of Associated Planners Realty Fund ("Fund I"), Associated Planners Realty Income Fund ("Income Fund"), Associated Planners Realty Growth Fund ("Growth Fund") and the Company are the same except that Fund I and Income Fund acquired their properties for cash without leverage, whereas Growth Fund acquired, and the Company anticipates acquiring its properties, by incurring mortgage debt, up to an aggregate of 50% of the Purchase Price of Properties.

     The Advisor will provide to each person to whom this Prospectus is delivered, upon request and without charge, a copy of the most recent annual report filed with the Securities and Exchange Commission within the last twenty-four months by any of the Prior Programs. Requests for such information should be addressed to West Coast Realty Advisors, Inc., 5933
W. Century Boulevard, Ninth Floor, Los Angeles, California 90045. Upon request, exhibits to the annual report will also be provided upon payment of a reasonable fee.

                        SERVICES PROVIDED BY THE ADVISOR
                              AND PROPERTY MANAGER

     Many of the services to be performed by the Advisor and its Affiliates in selecting Properties for acquisition by the Company, managing Properties and communicating with investors are summarized below. This summary is provided to illustrate the various functions which the Advisor and its Affiliates will perform for the Company and is not intended to include all of the services which may be performed by the Advisor and its Affiliates or other services provided by third parties to the Company.

ADVISORY SERVICES

     The Advisory Agreement was renewed until June 30, 1996, by a majority vote of the Shareholders, and will thereafter be renewable annually with the approval of a majority of the Shareholders. The Advisory Agreement is not assignable without the consent of the parties, except for assignments by the Advisor to a corporation or other person which controls, is controlled by or is under common control with the Advisor, or by either the Advisor or the Company to a successor of the business of either of the parties. The Advisory Agreement may be terminated by the Advisor on 120 days' written notice, or by the Directors, the independent Directors or the Shareholders on 60 days' written notice. If for any reason the Advisory Agreement is terminated, the Directors, subject to Shareholders ratification, will appoint a new Advisor and the Company has agreed to change its name to one which does not include "Associated Planners", "West Coast Realty" or any similar words.

     Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present an investment program consistent with the investment policies and objectives of the Company and to obtain investments suitable to such investment program. In performance of this undertaking, but at all times subject to the continuing and exclusive authority of the Directors over the management of the Company, the Advisor will: (i) obtain or furnish and supervise the performance of such ministerial functions in connection with the administration of the day-to-day operations of the Company as may be agreed upon by the Advisor and the Directors; (ii) serve as the Company's investment and financial advisor and provide research, economic and statistical data with respect to the making, holding, administration and disposition of the Company's investments; (iii) investigate, select and oversee outside property managers and other independent third parties (e.g., consultants, developers, brokers, appraisers, etc.); (iv) subject to Board approval, make investments consistent with the policies and provisions of the Company; (v) advise in connection with negotiations by the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of securities of the Company, or obtain loans for the Company; and (vi) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations.

PROPERTY MANAGEMENT SERVICES

     The providing of property management services in connection with the management of the Company's real property investments will, subject to the supervision of the Advisor and the Directors, be performed by "independent property managers" (within the meaning of the Code), including WCRM, an Affiliate of the Advisor, as required by the REIT provisions of the Code. The Company has received a ruling from the Internal Revenue Service as to the independent contractor status of WCRM. See "Tax Consequences -- Requirements for Qualification as a REIT". All or a portion of those services may be contracted or subcontracted to other unaffiliated independent property management companies. A separate property management agreement will be entered into with respect to each real property investment. A copy of the form of the agreement is filed as an exhibit to the Registration Statement filed with the Securities and Exchange Commission, of which this Prospectus is a part. The fees payable for property management services shall in no event be greater than rates charged for similar services in the area of each real property investment. See "Compensation of Advisor and Affiliates" and "Conflicts of Interest."

OTHER SERVICES

     The Advisor will provide real estate brokerage services in the acquisition, refinancing or sale of Properties by the Company. The Advisor may utilize the services of its Affiliates acting for the Company or independent brokers acting for sellers of Properties to the Company. The Advisor will receive Acquisition Fees for these Property acquisition services. The Advisor will also receive a real estate commission for services rendered in connection with the refinancing or sale of Properties. See "Compensation of Advisor and Affiliates."

     The Advisory Agreement provides for an Advisory Fee for regular advisory services rendered by the Advisor, and a Subordinated Incentive Fee in any fiscal year that a Property of the Company is sold, financed or refinanced. See "Compensation of Advisor and Affiliates" for a description of these fees.

     Pursuant to the Advisory Agreement, the Advisor is to pay employment expenses of its senior executives (Chairman, President, Executive and Senior Vice Presidents and directors), office expenses and other miscellaneous administrative expenses not relating to the Advisor's performance of its functions under the Advisory Agreement. The Company will be required to pay its allocable share of all other expenses at their cost to the Advisor.

     Within 60 days after the end of each calendar year, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses of the Company during such calendar year exceeded the greater of (a) 2% of the Average Invested Assets (which is generally defined to mean the book value of the Company's real estate interests less noncash items) or (b) 25% of Net Income (which is generally defined as the net profits of the Company) (excluding the gain from the sale of the Properties for which the Advisor received a Subordinated Incentive Fee).

     Neither the Advisor nor any of its officers and directors nor their Affiliates will have any obligation to give to the Company a prior right to acquire or invest in any investment opportunities which may be available to them. The Advisor will not make investments for its own account of the character suitable for investment by the Company while the Company has sufficient funds available to make the investment. The Advisor and its officers and directors intend, to the extent consistent with the provisions of statutes, regulations and case law governing their activities, to provide the Company with access to review investment opportunities generated by them, which are consistent with the Company's investment policies.

     The foregoing is only a summary of the Advisory Agreement. Reference is made to the Advisory Agreement itself, filed as an exhibit to the Registration Statement of which this Prospectus is a part, for a complete statement of its provisions.

                                TAX CONSEQUENCES

     The following summary of the material federal income tax considerations of the Offering is based on current law, is for general information only and is not tax advice. The summary is based upon the Internal Revenue Code of 1986, as currently amended (the "Code"), judicial decisions, administrative regulations (the "Regulations"), and published rulings and procedures of the Treasury Department, all of which are subject to change prospectively or retroactively. This summary is not, and is not intended to be, a complete analysis of all applicable provisions of the Code, the Regulations and administrative and judicial interpretations thereof. The summary does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investments or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. The effects of certain Code provisions on individual investors will vary from one case to another, depending upon the facts. In addition, there is uncertainty concerning certain of the tax aspects of an investment in the Company, and there can be no assurance that some of the positions taken by the Company might not be challenged by the Internal Revenue Service (the "IRS").

     The Company might also be subject to state and local taxes in jurisdictions in which the Company might be deemed to be doing business or in which it owns property or other interests. See "State and Local Taxes" below.

     For the foregoing reasons, this summary is not intended as a substitute for careful tax planning. Prospective Shareholders and fiduciaries and others investing on behalf of prospective Shareholders are urged to consult their own tax advisors with respect to the federal and state tax consequences which could arise from the purchase of Shares in their individual situations.

     The Code provides special tax treatment for an organization that qualifies and elects to be taxed as a real estate investment trust
(a "REIT"). In brief, if certain detailed requirements imposed by the REIT provisions of the Code (Sections 856-860) are met, entities that invest primarily in real estate assets (i.e., real estate, mortgages or REITs) and that otherwise would be taxed as corporations are, with certain limited exceptions, not taxed at the corporate level on their income that is currently distributed to their shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that typically results from the use of corporate investment vehicles.

     The Company has elected to be treated as a REIT. The first taxable year the Company was taxable as a REIT was its taxable year ending
December 31, 1991. Except for its inadvertent failure to comply with Treasury Regulation Section 31.857-8(d) and (e) for 1991, 1992 and 1993 (See Additional Tax Risks), the Company believes that it has been organized and has operated in such a manner as to qualify for taxation as a REIT under Sections 856-860 of the Code for its taxable year ending through December 31, 1995 and the Company intends to continue to operate in such a manner in the future. No assurance can be given, however, that the Company will operate in a manner so as to qualify or remain qualified as a REIT.
See "Requirements for Qualification as a REIT" below. Based on the accuracy of the facts contained in the Ruling Request, the Company received a ruling from the Internal Revenue Service that WCRM will qualify as an independent contractor under Section 856(d)(2) and 856(d)(3) of the Code if it renders property management services to the Company. The Company has represented that it will utilize the services of WCRM only for so long as the material facts contained in the Ruling Request remain accurate.

     If the Company does not qualify as a REIT for any taxable year, it will be subject to federal income tax as if it were a corporation, and the Shareholders will be taxed as shareholders of a corporation. Consequently, the Company would be subject to potentially significant tax liabilities which would reduce the amount of Cash Available For Distribution to the Shareholders and the Shareholders would also be taxed on Distributions from the Company.

OPINION OF COUNSEL

     The Company has obtained an opinion of Gipson Hoffman & Pancione, a Professional Corporation, counsel to the Company ("Counsel"), that based on factual representations and various assumptions made by the Company and calculations prepared by BDO Seidman, LLP is the opinion of Counsel that subject to the possible disqualification of its REIT's status as a result of its inadvertent failure to comply with Treasury Regulation Section 1.857-8(d) and (e) for its 1991, 1992 and 1993 taxable years, the Company was organized in conformity with the requirements for qualification and taxation as a REIT commencing with the Company's taxable year ending December 31, 1991, and its method of operations has, and its proposed method of operation will, enable it to continue to qualify to be taxed as a REIT. It must be emphasized that this qualification depends upon the Company's ability to meet the various requirements imposed under the Code, including, but not limited to, the various income, asset, distribution, share ownership and other tests discussed below, the results of which will not be reviewed by Counsel. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "Failure to Qualify," below.

     The opinion of Counsel, which is summarized in this Prospectus and which is filed as an exhibit to the Company's Registration Statement of which this Prospectus forms a part, represents such firm's judgment that it is more likely than not that the applicable issues should be resolved in the manner indicated if litigated by the IRS. Nevertheless, that opinion represents the views of Counsel only, is not binding upon the IRS or the courts, and should not be taken as an assurance that such tax consequences in fact will result. Because the opinion is based upon facts and factual assumptions described more fully in this section, including assumptions as to future facts concerning the actual operations of the Company, it may be adversely affected by alterations in such facts and by differences between actual and assumed facts. No factual investigations have been made by Counsel. Therefore, for purposes of its opinion, Counsel has relied upon representations made by the Directors on behalf of the Company and by certain financial information compiled by BDO Seidman, LLP.

     The opinion of Counsel is also based upon existing law and currently applicable Regulations, current published administrative positions of the IRS contained in Revenue Rulings and Revenue Procedures, and judicial decisions, which are subject to change either prospectively or retroactively. Furthermore, the law as to many tax matters material to an investment in the Company is uncertain. Although reasonable arguments can be made for the positions which the Company proposes to take as to tax matters as described in this Prospectus, the federal income tax consequences of a proposed investment in the Company cannot be predicted with certainty, and there can be no assurance of how the law will develop or, if litigated, how the courts will decide various issues.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     To qualify as a REIT for federal income tax purposes, the Company has made a valid election to be so treated and must satisfy the requirements set forth below. In order to qualify as a REIT, the Company may not have any accumulated earnings and profits attributable to periods prior to its REIT status, i.e., prior to January 1, 1991. The Company has represented that it has no accumulated earnings and profits for any period commencing prior to January 1, 1991. Once made, an election continues in effect until voluntarily revoked or automatically terminated by the Company's failure to qualify as a REIT for a taxable year.

     1. SHARE OWNERSHIP. The Shares (i) must be transferable and (ii) must be held by 100 or more persons during at least 335/365th of the Company's taxable year. No more than 50% of the outstanding Shares may be owned in the aggregate, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of the Company's taxable year. Although, the Advisor was required to purchase Shares and AFG, the Advisor and their Affiliates (they currently own approximately 8% of the outstanding shares) may purchase Shares, they intend to limit their investment in Shares to the extent necessary to enable the Company to satisfy the REIT ownership requirements and in no event will they own in the aggregate more than 35% of the outstanding Shares.

     The Omnibus Budget Reconciliation Act of 1993 was enacted in
August, 1993. This act provides that qualified pension trusts generally would no longer be treated as a single "individual" for purposes of applying the ownership test that currently prohibits five or fewer individuals (applying certain attribution of ownership rules) from owning more than 50% of the value of a REITs' outstanding shares. The ownership interests instead would be treated as held by the beneficiaries of the qualified trust, in proportion to their actuarial interests in the trust. The act also provides that if the REIT would fail the five or fewer test but for this new exception, and if the REIT is "predominantly held" by qualified trusts
(one such trust owns more than 25% by value, or more than 50% by value is held by such trusts that each own more than 10%), those qualified trusts that own more than 10% may be required to report a portion of the dividends they receive from the REIT as UBTI.

     2. NATURE OF ASSETS. On the last day of each calendar quarter, at least 75% of the value of the total assets of the Company must consist of real estate assets (including interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs, regular or residual interests in real estate mortgage investment conduits ("REMICs"), and certain options, but not mineral, oil or gas royalty interests), cash, cash items (including receivables) and government securities (collectively, "real estate assets"). During the one-year period beginning on the date the Company receives new capital from the sale of Shares (other than from sales resulting from the dividend reinvestment plan), stock or debt instruments purchased with such capital are treated as "real estate assets" for the purposes of the 75% asset test. Thereafter, not more than 25% of the value of the Company's assets may consist of securities (other than government securities). There are no investment restrictions on the remainder of the Company's assets, except that the securities of any one nongovernmental issuer may not represent more than 5% of the value of the Company's total assets or 10% of the outstanding voting securities of any one issuer.

     A REIT is permitted to hold assets in a "qualified REIT subsidiary" which is a corporation that has been 100% owned by the REIT at all times during its existence. The REIT treats all of the qualified REIT subsidiary's assets, liabilities, and items of income, deduction and credit as its own for federal income tax purposes, although the subsidiary will be a separate entity for state law purposes. If the fund invests in a partnership, it will be deemed to own a proportionate share of the partnership's assets.

     After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such other action, within 30 days after the close of any quarter, as may be required to cure any noncompliance.

     3. SOURCES OF INCOME. For each taxable year, the Company must meet the following three income-based tests:

     (a) 75% Test. At least 75% of the Company's gross income (excluding income from prohibited transactions) for each taxable year must be derived from the following: (i) rents from real property; (ii) interest accruing on obligations secured by mortgages on real property or interests in real property; (iii) gain from the sale or other disposition of real property, interests in real property and mortgages on real property (excluding gain from the sale of "dealer property"); (iv) dividends or other distributions on, and gain from the sale or other disposition of transferable shares of other qualified REITs; (v) abatements and refunds of taxes on real property;
(vi) income and gain from the sale or other disposition of foreclosure property; (vii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; (viii) amounts (other than amounts based in whole or in part, on the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on interests in real property, or (B) to purchase or lease real property, interests in real property or mortgages on real property; (ix) income from a regular or residual interests in REMICs to the extent of the proportion in which assets of the REMICs consist of interests in real property; and (x) income from the temporary investment of new capital in stock or debt instruments during the one-year period beginning on the date the Company receives the new capital.

     For purposes of the 75% income test and the 95% income test described below, "rents from real property" do not include (a) amounts determined in whole or in part by the income or profits derived by any person from a Property; (b) amounts from any person (e.g., partnership or corporation) in which the Company directly or indirectly owns 10% or more of the beneficial interests; (c) amounts received or accrued with respect to a Property if the Company furnishes or renders noncustomary services to the tenants of such Property, other than through an independent contractor from whom the Company does not derive or receive any income; and (d) amounts attributable to personal property leased in connection with a lease of real property, if more than 15% of the total rent from the real and personal property is attributable to the personal property. The Company, has received a ruling from the Internal Revenue Service, as to the independent contractor status of one of its Affiliates, WCRM under the REIT provisions of the Code and therefore has contracted with WCRM for the provision of property management services. The rents generally will not be considered to be based on income or profits of a tenant if they are based on a fixed percentage of receipts or sales, or if they are based on the net income or profits of the tenant and the tenant derives substantially all of its income with respect to such Property from the leasing or subleasing of substantially all of such Property and such tenant receives from subtenants only amounts which would be treated as rents from real property if received directly by a REIT. The Company may provide services to its tenants and the income will qualify as rents from real property if the services are (a) customarily furnished or rendered to tenants in connection with the rental of real property of a similar class in the geographic market in which the Property is located and (b) of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code.

     (b) 95% Test. At least 95% of the Company's gross income (excluding income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test, or from dividends, interest or gains from the sale or other disposition of stock or other securities which are not "dealer property" or from any combination of the foregoing.

     Fees for performing services to the Company's tenants (other than for services which are both (a) customarily furnished or rendered to tenants in real properties of a similar class in the geographic market in which the property is located and (b) of a type that a tax-exempt organization can provide its tenants without causing its rental income to be unrelated business taxable income under the Code) do not qualify under either the 75% or the 95% income test.

     If the Company fails to meet either the 75% or the 95% income test during a taxable year, it may still qualify as a REIT in such year if (i) it reports the source and nature of each item of its gross income in its federal income tax return for such year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax;
and (iii) the failure to meet such tests is due to reasonable cause and not to willful neglect. However, in such event the Company will be subject to an excise tax equal to 100% of the greater of the amount by which it fails either the 75% or the 95% income test for such year.

     (i) Prohibited Transactions. In determining whether the Company complies with the 75% and 95% income tests, gross income does not include gross income from "prohibited transactions." The term "prohibited transactions" generally means a sale or other disposition of real property or interests in mortgages on real property held by the REIT primarily for sale to customers in the ordinary course of its business ("Dealer Property"), other than foreclosure property, unless all of the following requirements are met:

     (1) The property was held for at least four years and, except for foreclosure property, must have been held for at least four years for the production of rental income;

     (2) Either (a) the REIT made no more than seven sales of property during the year in question (other than foreclosure property) or (b) the aggregate adjusted tax bases of property (other than foreclosure property) sold during the taxable year does not exceed 10% of the aggregate tax bases of all of the assets of the REIT as of the beginning of the taxable year and substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor; and

     (3) The cost of any improvements made by the REIT to the property or any partner thereof during the four years prior to the sale did not aggregate in excess of 30% of the property's net sales price.

     Any gross income derived from a prohibited transaction is taken into account in applying the 30% test described below (and the net income from any such transaction is subject to a 100% tax). The Company intends to hold its Properties for investment and rental with a view to long-term appreciation, to engage in the business of owning, acquiring, managing, renovating and expanding for rental the Properties, and to make such occasional sales of the Properties as are consistent with the Company's investment objectives. Based on the above, the Company believes that all of its real property will be held for rental, and not for sale to customers, in the ordinary course of its trade or business. However, whether property is held as Dealer Property depends on the facts and circumstances in effect from time to time, including those relating to a particular property. As a result, complete assurance cannot be given that the Company can avoid being deemed to own property that the IRS later characterizes as property held "primarily for sale to customers in the ordinary course of its trade or business."

     (ii) Foreclosure Property. "Foreclosure property," referred to above, is real property and any personal property incident thereto, which is acquired by the Company as the result of a bid in foreclosure, or by agreement or legal process, following a default (or where a default as imminent) on a lease of the property or on an indebtedness secured by that property and which the Company elects to so treat. If the Company acquires foreclosure property, such property will normally cease to be foreclosure property no later than two years after the date of acquisition by the Company. However, if the Company establishes to the satisfaction of the IRS that an extension of the two-year period is necessary for the orderly liquidation of the Company's interest in such a foreclosure property, the IRS may grant one or more extensions of the two-year period. Such extensions may not extend the two-year period beyond a date which is six years after the date on which the Company acquired such foreclosure property. If the Company is not able to dispose of such foreclosure property within such two-year period, as extended, then, because rents from such foreclosure properties may not be treated as "rents from real property," the Company may not satisfy either or both of the 75% or 95% income tests, depending on how great a portion of the Company's gross income is represented by rental income not meeting the passive income requirements of the Code for qualification as a REIT.

     (c) 30% Test. Less than 30% of the Company's gross income may be derived from the sale or other disposition of the following: (i) stock or securities held by the Company for less than one year; (ii) property in a transaction which is a prohibited transaction; and (iii) real property, including interests in real property, and mortgages on real property held for less than four years (other than foreclosure property and property compulsorily or involuntarily converted through destruction, condemnation or similar event). The Company does not intend to acquire Properties with a view to deriving short-term profits. Nevertheless, any gains realized from the sale of a Property held less than four years by the Company (except as provided above) must be included in the 30% income test.

     4. DISTRIBUTIONS TO SHAREHOLDERS. Each year, the Company must distribute to its Shareholders an amount equal to (a) 95% of (i) its "REIT taxable income" (as defined below) determined without regard to the deduction for dividends paid and by excluding any net capital gain, and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) any "excess noncash income" (as defined below). The Company intends to make distributions to the Shareholders on a quarterly basis sufficient to meet this 95% distribution requirement. If the Company does not otherwise have sufficient cash to meet the 95% distribution requirement, it might be required to borrow funds or sell its Properties in order to make distributions.

     "REIT taxable income" is the taxable income of a REIT, computed as if it were an ordinary corporation, adjusted by certain items, including without limitation, an exclusion equal to the amount of net income from foreclosure property, a deduction for the 100% tax on the greater of the amount by which the REIT fails the 75% or the 95% income test, and an exclusion for an amount equal to any net income derived from prohibited transactions. "Excess noncash income" means the excess of certain amounts that a REIT is required to recognize as income in advance of receiving cash (such as income recognized under Code Section 467 relating to rental agreements involving deferred or increasing rents to the extent the REIT would not otherwise recognize such income under its regular method of accounting) over five percent of the REIT taxable income before deduction for dividends paid and excluding any net capital gain. If the REIT enters into a long-term lease of a Property pursuant to which it receives deferred rents or increasing rents it might recognize income under Code Section 467 during the term of the lease or upon disposition of the Property subject to such lease.

     Such distributions must be paid in the taxable year to which they relate, or in the following taxable year (a) if declared by the Company in October, November or December in the taxable year in question to stockholders of record in such month and paid by the Company during January of the following taxable year or (b) if the Company duly elects and if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration.

     The IRS has ruled that if a REIT's dividend reinvestment plan allows shareholders of the REIT to elect to have cash distributions reinvested automatically in newly issued shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, or in shares purchased in the open market, then such cash distributions qualify under the 95% distribution test. The terms of the Company's Dividend Reinvestment Plan comply with such rulings. See "Plan of Distribution -- Dividend Reinvestment Plan." Shareholders should be aware that the amount of Dividends reinvested pursuant to the Dividend Reinvestment Plan will be taxable income to them, regardless of the fact that such dividends have been reinvested with the Company or have been used to acquire shares through the Crossing Agent or on the open market (i.e., the tax is not deferred until the Shares received from participation in the Dividend Reinvestment Plan are sold or disposed of).

TERMINATION OR REVOCATION OF REIT STATUS

     For any taxable year that the Company fails to qualify as a REIT, it would be taxed as a corporation. Consequently, because it would not be entitled to the deduction for dividends paid to its Shareholders in computing its taxable income, assets of the Company and Dividends to Shareholders would be reduced to the extent necessary to pay any resulting tax liability of the Company. Distributions from the Company at such time would be taxable to Shareholders as dividends to the extent of the current and accumulated earnings and profits of the Company with any excess being treated as a reduction of tax basis in the REIT stock and after such tax basis is exhausted as gain from the sale of stock.

     If the Company's election to be treated as a REIT is terminated automatically, the Company will not be eligible to elect REIT status until the fifth taxable year which begins after the year for which the Company's election was terminated, unless (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) the inclusion of any incorrect information in such return was not due to fraud with intent to evade tax, and (iii) the Company establishes that failure to meet the requirements was due to reasonable cause and not to willful neglect. While the Company has no intention of voluntarily revoking its REIT election, if it does so, it will be prohibited from electing REIT status for the year to which such revocation relates and for the next four taxable years.

TAXATION OF THE COMPANY

     For any taxable year in which the Company qualifies as a REIT, it generally will not be subject to federal income tax on that portion of its ordinary income or capital gain which is timely distributed to Shareholders (except certain income with respect to foreclosure property, which is taxed at the highest corporate rate -- currently 35%). Even if the Company is treated as a REIT, it is subject to the tax on any REIT taxable income and net capital gain not distributed to Shareholders. The Company will be subject to tax on any net capital gain arising from the sale of its Properties not distributed to the Shareholders. If the Company reinvests the net capital gain from the sale of a Property on which it recognized a net capital gain, it will be taxed on that gain, or, in the alternative, it could distribute all or part of the net capital gain as a capital gain dividend to the Shareholders and in that event, the distributed capital gain would be taxable to the Shareholders and not to the Company. Since at present the maximum rate for individuals on long-term capital gain is twenty-eight percent (28%), which is lower than the current corporate federal income tax rate of thirty-five percent (35%), it is anticipated that the Company will make a capital gains distribution equal to the amount of the capital gain so that only the lower capital gains tax rates will be incurred. The Company may choose, however, to not distribute part or all of a capital gain recognized by the Company and in that event the Company would pay tax on the capital gain at the corporate tax rate, and reinvest the proceeds remaining in additional Properties.

     In addition, regardless of distributions to Shareholders, (i) if the Company fails either or both the 75% and 95% income tests, but still maintains its qualification as a REIT, it will be subject to a 100% tax on the greater of the amount by which it failed the 75% test or the 95% test, multiplied by a fraction, the numerator of which would be the Company's taxable income for the year (with certain adjustments) and the denominator of which would be the Company's gross income (with certain adjustments);
and (ii) the Company will be subject to a 100% tax on any net income derived from a prohibited transaction.

     The Company will also be subject to the minimum tax on items of tax preference allocable to it. Code Section 59(d) authorizes the Treasury Department to issue Regulations allocating items of tax preference between a REIT and its shareholders. Such Regulations have not yet been issued.

     The Company will be subject to a 4% excise tax under Code Section 4981 on the amount, if any, by which the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of any net capital gain for such year, and
(iii) any undistributed taxable income from prior periods exceeds the amount actually distributed by the Company to its Shareholders during the calendar year (or declared as a dividend during the calendar year, if distributed during the following January) as dividends. If necessary, the Company will make its fourth quarterly distribution prior to February 1 of the following year and will declare such dividend before the end of the fourth quarter in order to avoid imposition of the excise tax. If the Company reinvests net capital gains in additional Properties it is likely to be subject to the excise tax. Imposition of the excise tax on the Company would reduce both the amount of money available for reinvestment by the Company and the amount of cash available for distribution to Shareholders.

     The Company has adopted a calendar taxable year for federal income tax purposes; accordingly, the Company's taxable year will end each December 31. The Company has elected the accrual method of accounting.

     As a result of an inadvertent failure to satisfy certain technical requirements of Treasury Regulation Section 1.857-8(b) for its 1991, 1992 and 1993 taxable years, it is possible that the Company would be treated as a regulation corporation (and not as a REIT) for such taxable years.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

     1. IN GENERAL. As long as the Company qualifies as a REIT, distributions made to its taxable U.S. Stockholders (as defined herein) out of current or accumulated earnings and profits (and not designated as capital gain dividends) will result in ordinary income. For this purpose, the term "U.S. Stockholder" means a holder of Common Stock that (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust, the income of which is subject to United States federal income taxation regardless of its source. For any taxable year for which the Company qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as described herein. Corporate stockholders will not be entitled to the dividends received deduction. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to the extent that they do not exceed the adjusted tax basis of the stockholder's shares of Common Stock, but rather, will reduce a stockholder's adjusted tax basis in such shares. To the extent that such distributions exceed the adjusted tax basis of a stockholder's shares of Common Stock, they will be included in income as long-term capital gain (or short-term capital gain if the shares of Common Stock have been held for one year or less) assuming the shares are a capital asset in the hands of the stockholder. Currently, the maximum tax rate for individuals on net long-term capital gain is 28%.

     Capital gain realized by the Company on the sale of its assets generally will equal the difference between the sale price and the Company's adjusted tax basis in the asset sold, and will be recognized by the Company's stockholders to the extent the Company maintains its qualifications as a REIT and such capital gain is distributed to the Company's stockholders as a capital gain dividend. The initial tax basis of such assets will be subsequently reduced by annual depreciation deductions. Depreciation deductions reduce taxable income and thus may effectively increase the portion of dividends which would represent a non-taxable return of capital.

     Any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month will be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following year.

     Stockholders may not include any net operating losses or capital losses of the Company in their individual income tax returns. A stockholder will realize capital gain or loss on the disposition of any of his Common Stock equal to the difference between (a) the sales price for such Common Stock and (b) his adjusted tax basis in such Common Stock. In general, any gain or loss realized upon the sale or exchange of Common Stock by a stockholder who has held such Common Stock for more than one year (after applying certain holding period rules) will be treated as a long-term capital gain or long-term capital loss, respectively. In general, any gain or loss realized upon the sale or exchange of Common Stock by a stockholder who has held such Common Stock for one year or less (after applying certain holding period rules) will be treated as short-term gain or loss, respectively. However, losses incurred on the sale or exchange of Common Stock held for less than six months will be deemed long-term capital loss to the extent of any capital gain dividends received by the selling stockholder with respect to such Common Stock.

     2. PORTFOLIO INCOME. Dividends paid to Shareholders will constitute portfolio income for purposes of Code Section 469 and not passive activity income. Accordingly, such income will not be subject to reduction by losses from passive activities (e.g., an interest in a business held as a limited partner or any interest in a rental activity) of Shareholders who are subject to the passive activity loss rules.

     3. TAXATION OF REINVESTED DIVIDENDS. Those Shareholders who avail themselves of the Dividend Reinvestment Plan during the offering period will realize taxable income or gain in an amount equal to the fair market value of he Shares acquired from the REIT through the Dividend Reinvestment Plan. Those Shareholders who avail themselves of the Dividend Reinvestment Plan after the offering period will realize taxable income or gain equal to the gross amount of Dividends distributed on their behalf to the Agent, as agent for the participants in such plan. Such distributions will retain the character of the Company's income and gain which is distributed. Shares received pursuant to the Dividend Reinvestment Plan will have a holding period which begins on the day after purchase by the Agent. The tax basis of the Shares acquired through the Dividend Reinvestment Plan will generally be the gross amount of income realized by the Shareholder from the distribution.

     4. BACK-UP WITHHOLDING. The Company will report to its stockholders and to the IRS the amount of dividends paid during such calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or another form of exempt entity and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "Taxation of Non-U.S. Stockholders."

     Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders, and Non-U.S. Stockholders should consult their tax advisors with respect to any such information reporting and backup withholding requirements.

     5. DIVIDEND INFORMATION. The Company will notify each Shareholder after the end of each year as to the portion of Dividends paid that constitutes ordinary income, return of capital, capital gain and items of tax preferences.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     In Revenue Ruling 66-106, 1966-a C.B. 151, the IRS ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS. Based upon Revenue Ruling 66-106, distributions to tax-exempt stockholders generally should not constitute UBTI where (a) the stockholder has not financed the acquisition of its Common Stock with "acquisition indebtedness" within the meaning of the Code, and (b) the Common Stock is not used by the stockholder in an unrelated trade or business. However, legislation was recently enacted which provides that amounts distributed by a REIT to a tax-exempt employees' pension trust which owns more than 10% of the REIT's share will be treated as UBTI in certain circumstances.

TAXATION OF NON-U.S. STOCKHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnership and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. Prospective

Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     In general, Non-U.S. Stockholders will be subject to regular United States income tax with respect to their investment in the Company if such investment is "effectively connected" with the Non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate Non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The balance of this discussion will apply to Non-U.S. Stockholders whose investment in the Company is not so effectively connected.

     Distributions that are not attributable to gain from sales or exchanges of United States real property interests and not designated as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution, subject to reduction or elimination under an applicable tax treaty. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the stockholder files an IRS Form 1001 or (ii) the Non-U.S. Stockholder files a properly completed IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income. Distributions which exceed current and accumulated earnings and profits of the Company will not be taxable to the extent that they do not exceed the adjusted tax basis of the stockholder's Common Stock, but rather will reduce the adjusted tax basis of such Common Stock. To the extent that such dividends exceed the adjusted tax basis of a Non-U.S. Stockholder's Common Stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on gain from the sale or disposition of his Common Stock in the Company, as described below. Because it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions generally will be subject to withholding at the same rate as if distributed from earnings. However, amounts thus withheld are refundable to a stockholder if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. A Non-U.S. Stockholder will be solely responsible, at his or her expense, to file a U.S. tax return claiming a refund of over-withheld tax.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of a United States real property interest will be taxed to a Non-U.S. Stockholder under the provisions of the foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed as if such gain were "effectively connected" with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to the applicable alternative minimum tax and a special alternative minimum tax for nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend regardless of the amount actually designated as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability. A refund may be available if the amount exceeds the Non-U.S. Stockholder's federal tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% of the value of the Common Stock was held directly or indirectly by foreign persons. If the Company were not a domestically controlled REIT, sales of shares generally would not be taxed under FIRPTA so long as (i) the Company's stock is regularly traded on an established securities market (as defined in applicable Treasury Regulations) and (ii) the Non-U.S. Stockholder owns less than 5% of the Company's Common Stock. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Common Stock will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and (a) such gain is attributable to an office or fixed place of business in the United States or
(b) such nonresident alien individual has a "tax home" in the United States, and such gain is not attributable to an office or fixed place of business located outside the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

STATEMENT OF STOCK OWNERSHIP

     The Company is required to demand annual written statements of actual stock ownership of the Shares from the record holders of one-half percent, one percent or five percent of its stock depending on whether the Company has 200 or fewer record Shareholders, 201 to 2000 record Shareholders, or more than 2000 record Shareholders, respectively. The Company must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information it has received as to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demand.

TAX LAW CHANGES

     The anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

STATE AND LOCAL TAXES

     The tax treatment of the Company and its Shareholders in states having taxing jurisdiction over them may differ from the federal income tax treatment. It is possible that some jurisdictions will impose a tax liability on the Company if it operates in such states, thereby reducing the economic return to Shareholders. Accordingly, no discussion of state taxation of the Company, the Shares, or the Shareholders is provided herein, nor is any representation made as to the tax status of the Company, the Shares or the Shareholders in such states. Each Shareholder should consult his own tax advisor as to that status of the Shares under the respective state tax laws applicable to him.

                              ERISA CONSIDERATIONS

     In considering an investment in the Company of a portion of the assets of a qualified pension, profit sharing, stock bonus, or other employee benefit plan trust subject to ERISA, a fiduciary, taking into account the facts and circumstances of each trust, should also consider, among other matters, (i) what assets will be deemed to constitute "plan assets" for purposes of ERISA and the Code, particularly under the plan asset regulation (described below), and (ii) whether the investment satisfies the standards of fiduciary conduct prescribed by ERISA including, among other matters, the requirements that the plan's investments be appropriately diversified, and be prudent, considering the nature of an investment in, and the compensation structure of, the Company; the fact that the Company has a limited history of operations; and the fact that, except for investments from a prior offering of Shares as described in "Real Property Investments", the specific
Properties which are to be invested in have not been identified as of the date of this Prospectus. The prudence of a particular investment must be determined by the fiduciary (usually the trustee or investment manager) with respect to each employee benefit plan who is responsible for controlling, managing and investing plan assets which are to be invested in this investment, taking into account all of the facts and circumstances of the investment.

     Section 406 of ERISA and Section 4975 of the Code prohibits certain transactions, involving assets of an employee benefit plan subject to ERISA or described in Section 4975 of the Code (which excludes governmental plans and church plans) ("Benefit Plan"), between the Benefit Plan and any party in interest or qualified person with respect to the Benefit Plan. Neither ERISA nor the Code defines the term "plan assets." However, the Department of Labor has issued a final regulation (29 C.F.R.
Section 2510.3-101) defining the term "plan assets" (the "plan assets regulation") for purposes of Subtitle A, and Parts 1 and 4 of Subtitle B, of Title I of ERISA and Section 4975 of the Code. The plan asset regulation provides that assets of a Benefit Plan will not include the assets of an equity in which the Benefit Plan invests if the entity (or the interests therein) satisfies at least one of the sets of criteria contained in the plan asset regulation.

     Under the plan asset regulation, the assets of a Benefit Plan will not include underlying assets of entities in which the Benefit Plan invests if the interests in the equity the Benefit Plan acquires are "publicly offered securities." A publicly-offered security is a security that is (1) part of a class of securities that is widely held, (2) freely transferable, and (3) sold as part of a public offering registered under the Securities Act of 1933 and part of a class of securities registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. A class of securities is widely held if it is owned by 100 or more persons who are independent of the issuer and of one another. Whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts and circumstances. The preamble to the plan asset regulation suggests that one factor to be considered in determining whether a security is freely transferable is whether the investor has a reasonable opportunity to liquidate its investment. The plan asset regulation provides that where the minimum investment in a public offering of securities is $10,000 or less, the presence of certain restrictions enumerated in the plan asset regulation (the "permissible restrictions") designed to permit entities to comply with applicable federal or state laws and to meet reasonable administrative needs ordinarily will not affect a determination that such securities are freely transferable.

     As of March 25, 1996, there are 1,413,664 Shares of the Company outstanding, held by 1,094 Shareholders. These Shares were sold pursuant to a Registration Statement under the Securities Act of 1933. The purchase price per Share pursuant to this offering is $10.00. The minimum offering is 25,000 Shares ($250,000), and the minimum purchase for an investor is 100 Shares ($1,000). Although they have no present intention to do so, the Advisor and its Affiliates may purchase Shares pursuant to this offering. It is assumed, therefore, that the Shares are part of a class of securities that is widely-held.

     The Shares will generally be transferable. However, the Company has the power to redeem or prohibit the transfer of the Shares to the extent necessary to prevent the Company from failing to satisfy the requirements of qualification as a REIT under the Code, which requirements tend to enhance, not limit, the dissemination of REIT stock. See "Tax Consequences." One of the permissible restrictions under the plan asset regulation that will not ordinarily affect a finding that securities are freely transferable is any restriction on, or prohibition against, any transfer or assignment of a security which would result in a termination or reclassification of the entity for federal or state tax purposes. The restriction of transferability of the Shares to prevent the Company's loss of status as a REIT for federal tax purposes falls within this exception. Except as may be imposed by state "blue sky" administrators, there are no other restrictions on the transferability of the Shares. The Company intends to use a Crossing Arrangement to match buy and sell orders for Shares.

     The foregoing discussion is merely a summary of issues a Benefit Plan fiduciary should evaluate when considering an investment in the Shares. Benefit Plan fiduciaries are urged to consult their legal advisors before investing Benefit Plan assets in the Shares.

                          DESCRIPTION OF COMMON STOCK

GENERAL. As of March 25, 1996, there are 1,413,664 Shares outstanding held by 1,094 Shareholders. The Certificate of Incorporation authorizes the Company to issue one class of Common Stock. The Shares being issued in this offering all have the same rights, preferences, privileges and restrictions as the issued and outstanding Shares. The Shares are entitled to one vote per Share. The Advisor owns 22,505 Shares representing approximately 1.6% of the voting power of the Company if the maximum amount of Shares is sold. AFG, the Advisor and their Affiliates may also purchase Shares pursuant to this offering, although they have undertaken not to acquire more than 35% of the total outstanding voting shares at any time, in accordance with certain REIT qualification provisions of the Code. The Shares will be fully paid and non-assessable by the Company and may be represented by a share certificate or, at the option of the holder, may be held in "uncertificated" form. There are currently 5,000,000 Shares authorized by the Company Organization Documents. The Company is not precluded from issuing additional Shares after the issuance of the Shares in this offering. The Company does not intend to issue any equity securities which would be senior in right and preference to the Shares, and has no authority to do so without the affirmative vote of a majority of its outstanding voting stock. The public offering price of the Shares was determined arbitrarily by the Directors of the Company.

REDEMPTION AND PROHIBITION OF TRANSFER OF SHARES. For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding shares may be owned by five or fewer individuals during the last half of a taxable year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. See "Tax Consequences." In order to meet these requirements, the Company has the power to redeem a sufficient number of Shares in order to maintain or bring the ownership of the Shares into conformity with these requirements, and to prohibit the transfer of Shares to persons whose acquisitions would result in a violation of these requirements. The price to be paid in the event of the redemption of Shares will be the fair market value as reflected in the latest quotations, if any, or, if no quotations are available, as determined in good faith by the Directors. The effect of these requirements is to generally limit direct and indirect ownership of the shares by each of the five largest Shareholders to no more than 9.9% of the outstanding shares per holder.

                       SUMMARY OF ORGANIZATION DOCUMENTS

     The following is a brief summary of certain provisions of the Organization Documents (which are the Company's Certificate of Incorporation and Bylaws) not described elsewhere in this Prospectus. The summary is, however, qualified in its entirety by the detailed information set forth in the Organization Documents and the Advisory Agreement, each of which is filed as an exhibit to the Registration Statement.

DIRECTORS. The Company's Bylaws provide that the number of Directors may be fixed from time to time by the Directors of the Company, with a minimum of three and a maximum of five, a majority of whom must be Independent Directors. There are currently 5 Directors, including 3 Independent Directors. Any Director may resign at any time and may be removed with or without cause by the holders of a majority of the Shares, or for cause by a majority of the remaining Directors.

     The Directors may in their discretion issue Shares for the consideration and on the terms as they may deem advisable. The Directors may issue debt obligations with conversion privileges whereby the holders of the debt obligations may acquire Shares. The Directors also may issue warrants, options and rights to buy Shares as a part of a ratable issue to Shareholders, as part of a public offering, or as part of a financial arrangement with parties other than the Advisor or directors, officers or employees of the Company or the Advisor, subject to certain limitations on the total amount of such warrants or options and on their exercise prices.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS. Under its Certificate of Incorporation and Bylaws and pursuant to indemnification agreements, the Company will limit the liability of and indemnify its Directors, officers, employees and other agents against all liabilities incurred in connection with their serving in those capacities. Therefore, Shareholders have a limited right of action against such persons, as permitted by Delaware law.

     Consistent with the duties and obligations of, and limitations on, the Directors and under Delaware law, the Directors are accountable to the Company and the Shareholders as fiduciaries and are required to perform their duties in good faith in a manner which each Director believes to be in or not opposed to the best interests of the Company and the Shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. However, the Organizational Documents and the Advisory Agreement provide that the officers, employees, agents, Directors, the

Advisor and their Affiliates will be indemnified against certain liabilities incurred in connection with serving in such capacities limiting the personal liability of Directors of the Company to the Company or its Shareholders for monetary damages for breach of fiduciary duty if such persons were acting in good faith and in the best interests of the Company and were performing services or acting on behalf of the Company. Such persons will not be indemnified for conduct which is found to be negligent, or misconduct, except for Independent Directors who will not be indemnified for conduct which is found to be grossly negligent or willful misconduct.

     No indemnification will be provided to any agent on account of conduct which is found to be negligent, or misconduct. In addition, no indemnification will be provided if a court determines that such indemnification is not lawful. Notwithstanding anything to the contrary above, the Directors, Advisors or Affiliates and any persons acting as a broker-dealer shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met
(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee,
(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, (iii) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Any indemnification is recoverable only out of the Company's assets and not from Shareholders.

     The Bylaw provision and the indemnification agreements are not intended to deny or otherwise limit third party or derivative suits against the Company or its agents, but to the extent an agent is entitled to indemnification, the financial burden of a third party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against such person.

     The Directors have obtained insurance payable by the Company in reasonable amounts against losses arising from tort claims or other claims which may be made against a Director, officer, employee, agent or Shareholder of the Company.

TRANSACTIONS WITH AFFILIATES. The Company's Bylaws impose certain other restrictions upon dealings between the Company and the Advisor, any Director or Affiliates thereof. In particular, the Company may not:

     (i) purchase real property from the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair and reasonable to the Company and such transaction is at a price to the Company no greater than the cost of the asset to the Advisor, a Director or an Affiliate thereof, as the case may be, or if the price to the Company is in excess of such cost, that substantial justification exists and such excess is not unreasonable. In no event shall the cost of such asset to the Company exceed its current Appraised Value;

     (ii) make loans to the Advisor, any Director or Affiliates thereof;

     (iii) borrow money from the Advisor, any Director or Affiliates thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair, competitive and commercially reasonable and no less favorable to the Company than would have been obtained between unaffiliated lenders and borrowers under the same or similar circumstances;

     (iv) invest in joint ventures with the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on substantially the same terms and conditions as would have been obtained with unaffiliated joint venturers; and

     (v) enter into any other transaction with the Advisor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than would have been obtained from unaffiliated third parties and that payments to the Directors of the Company or to the Advisor, or its Affiliates, for services rendered in a capacity other than as Directors or as Advisor are not in excess of their current compensation for comparable services and are not greater than charges for comparable services from competent unaffiliated third parties.

     No Properties of the Company may be sold to the Advisor, AFG, any Director or any Affiliate of any of the foregoing.

SHAREHOLDER LIMITED LIABILITY. Under Delaware general corporate law, a Shareholder's liability for claims made against the Company will be limited to the extent of the Shareholder's investment. However, a Shareholder may have an obligation to return Dividends under certain limited circumstances. See "Investment Policies and Objectives -- Dividends."

REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION. Within 120 days following the close of each fiscal year, and at least 30 days before the date of the Company's annual meeting of Shareholders, an annual report of the affairs of the Company will be provided to the Shareholders, containing a balance sheet, income statement, statement of changes in Shareholders' equity, and a statement of cash flows prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation with respect to information furnished to Shareholders for tax purposes and audited by an independent certified public accountant. The Company must also report annually on fees, commissions and other compensation paid to or earned by the Advisor, the Directors or their Affiliates during the year and must fully disclose all material terms, factors and circumstances surrounding any and all transactions involving the Company and the Directors, the Advisor or their Affiliates during the year, with the Independent Directors examining and commenting in the report as to the fairness of any such transactions.
The Company's Annual Report will contain such disclosures. The Company will also provide Shareholders quarterly financial statements in the form specified by Form 10-Q promulgated by the Securities and Exchange Commission within 60 days after the close of each of the Company's first three fiscal quarters. The Company will provide a proxy statement in connection with the annual meeting. Shareholders of the Company have the right under Delaware law to inspect the Shareholder list and other books and records of the Company for a proper purpose.

RESTRICTIONS ON INVESTMENTS. The Bylaws prohibit investments in (i) commodities or commodity future contracts; (ii) short sales; and (iii) any security in any company holding investments or engaging in activities prohibited by the Company's Bylaws.

     In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following restrictions on its investments as set forth in its Bylaws:

     (i) Not more than 10% of the Company's total assets will be invested in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property.

     (ii) The Company may not invest in real estate contracts of sale.

     (iii) The Company may not invest in the equity securities of any non-governmental issuer, including other real estate investment trusts or limited partnerships, for a period in excess of 18 months although it may repurchase and retire its own shares. Investments otherwise permitted hereunder in entities affiliated with the Advisor, any Director or Affiliates thereof are subject to the restrictions on joint venture investment. See "Transactions with Affiliates" above.

     (iv) The Company has no present intention of investing in any type of debt; however, if the Company invests in debt, it may not invest in indebtedness, including construction loans (herein called "junior debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "senior debt") unless (a) the total amount of such junior debt, plus the outstanding amount of senior debt, does not exceed 85% of the appraised value of the property; (b) the senior debt is held by a person other than any Director, the Advisor, or one of their Affiliates; and (c) the total junior debt investments of the Company will not exceed 25% of the Company's assets. The Company, however, may make junior debt investments which do not meet the 85% limitation above; provided, however, that the aggregate of such investment would be limited to 10% of the Company's assets (which would be included in the 25% limitation).

     These investment restrictions cannot be changed except by an amendment to the Bylaws approved by the holders of a majority of the outstanding Shares.

OTHER RESTRICTIONS. The Company's Bylaws contain other restrictions on its activities, including restrictions regarding the aggregate amount of indebtedness the Company may incur, restrictions upon the type of securities the Company may issue, and restrictions against engaging in certain activities.

     With respect to the incurrence of indebtedness, the Bylaws provide that the Company may not incur secured indebtedness such that the Company's aggregate secured borrowings exceed 50 % of the aggregate Purchase Price of the Company's Properties (the amount of any single Property's secured indebtedness may not exceed 80% of the purchase price of that specific Property) or, if a Property is financed or refinanced, 50% of the appraised value of such Property when financed or refinanced; and, the Bylaws further provide that the Company may not incur, in addition to the secured borrowings described above, unsecured borrowings in excess of 20% of the Invested Assets of the Company, in the absence of a showing that a higher level of borrowing is appropriate and an approval by the Independent Directors of borrowing in excess of that limit. In no event, however, may the Company incur total indebtedness in excess of 300% of Invested Assets. The aggregate borrowings of the Company, secured and unsecured, shall in all respects be reasonable in relation to the net assets of the Company, and the level of such aggregate borrowings shall be reviewed by the Directors at least quarterly. The 20% limitation of unsecured borrowings allows the Company the flexibility of borrowing additional funds on an unsecured basis for any emergencies or contingencies which may occur and for which the Working Capital Reserve is not sufficient.

     The Bylaws also prohibit the issuance by the Company of (i) equity securities redeemable at the option of holder, (ii) securities on a deferred-payment basis, or (iii) warrants or options exercisable for securities, except in compliance with certain provisions of the Bylaws.

     Additionally, the Bylaws prohibit the Company from engaging in the trading (as compared with investment activities), underwriting or agency distribution of securities issued by others, from issuing debt securities in the absence of adequate cash flow to cover debt service and from holding property primarily for sale to customers in the ordinary course of the trade or business.

     These restrictions cannot be changed except by an amendment to the Bylaws approved by the Shareholders holding a majority of the outstanding Shares.

AMENDMENTS. The Organization Documents may be amended by the affirmative vote of the holders of a majority of the outstanding Shares. In addition, a majority of the Directors may, without the approval or consent of the Shareholders, adopt any amendment to the Bylaws which they in good faith determine to be necessary to conform the Bylaws to the requirements of the REIT provisions of the Code, the requirements imposed by the securities administrator of any state in which the Shares are being offered and any other applicable laws or regulations.

MEETINGS OF SHAREHOLDERS AND VOTING. The annual meeting of the Shareholders will be held on the first Tuesday of June in each year, and special meetings may be called by the Chairman, the President, the Board of Directors, or by one or more Shareholders holding not less than ten percent (10%) of the voting power of the Company. At any meeting of Shareholders, each Shareholder is entitled to one vote for each Share. In addition to the matters discussed under "Amendments" above, the Shareholders are entitled to decide the following matters by a majority vote of the Shares at a meeting at which a quorum is present, or by the written consent of a majority of the outstanding Shares without a meeting: (I) the election or removal of Directors; (ii) increase or decrease the number of Directors (between three and five); (iii) termination of the Advisory Agreement upon 60 days' notice;
(iv) ratification of any transaction between the Company and any Affiliate of the Company; and (v) any amendment to the Certificate of Incorporation. The Directors or the Independent Directors may also make certain of these decisions without Shareholder approval.

                               WHO SHOULD INVEST

SUITABILITY STANDARDS

     The Shares will only be sold to an investor who represents in writing that the investor has either (i) a net worth (exclusive of home, home furnishings and automobiles) of at least $30,000 and estimates that the investor will have gross income during the current year of at least $30,000; or (ii) a net worth of $75,000 (determined with the same exclusions); or
(iii) that the investor is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units. If sales are made to fiduciary accounts in the State of California, the suitability requirements must be met by each beneficiary of the fiduciary account; provided however, if the only beneficiaries of the fiduciary account are the donor's ancestors, descendants or spouse, the suitability standards may be met by the donor to the fiduciary account. If the fiduciary is the donor of the funds for investment, the suitability requirements may be met by the fiduciary.

     The minimum number of Shares which an investor may initially purchase is 100 ($1,000).

     The Selling Agreement between the Company and the Selling Agent requires the Selling Agent and Selected Dealers to diligently make inquiries as required by law of all prospective purchasers of Shares in order to ascertain whether such purchase is suitable for such person, and to promptly transmit to the Company a fully completed and duly executed Subscription Agreement and funds concurrently therewith.

     Certain states in which it is contemplated the Company will apply to have the Shares qualified or registered for sale may establish suitability standards and minimum purchase requirements different from those set by the Company. In the event that such suitability and minimum purchase standards are higher than those set by the Company, such facts are set forth below or will be set forth in a sticker or supplement to the Prospectus. Unless otherwise so indicated, those states in which the Company is authorized to sell its securities have minimum investment requirements and investor suitability standards which come within the standards established by the Company.

     Shares will be sold to investors in the state of Arizona, who represent in writing that the investor has either (i) a net worth (exclusive of home, home furnishings and automobiles) of $45,000 and estimates that the investor will have gross income during the current year of at least $45,000; or (ii) a net worth of $150,000 (determined with the same exclusions); or (iii) that the investor is purchasing in a fiduciary capacity for a person or entity meeting such conditions. In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Units.

HOW TO SUBSCRIBE

     An investor who meets the qualifications set forth above may subscribe to acquire Shares by executing a Subscription Agreement. By subscribing for Shares, each investor will be deemed to have made all of the representations contained in the Subscription Agreement and will be bound by all of the terms of the Subscription Agreement.

     The Company shall finally accept or reject subscriptions within 30 days after the Company has received subscriptions (but the admission of an investor to the Company shall be subject to acceptance of subscriptions for the minimum number of Shares).

                              PLAN OF DISTRIBUTION

     A maximum of 1,500,000 Shares are offered through Associated Securities Corp., (a member of the National Association of Securities Dealers, Inc. ("NASD")), a wholly owned subsidiary of AFG, as Selling Agent of the Shares pursuant to a Selling Agreement. The Company is offering the Shares through the Selling Agent and other Selected Dealers who are members of the NASD. The Shares are being sold on a best efforts, minimum-maximum basis which means that the Selling Agent and other Selected Dealers are not obligated to purchase any Shares but are only required to use their best efforts to sell Shares to investors.

     The Selling Agent and Selected Dealers will be paid a sales commission 7% by the Company of the $10.00 per Share offering price on all Shares sold by the Selling Agent or Selected Dealers. The Selling Agent will also receive 1% of the $10.00 per Share offering price for wholesaling compensation and .5% of the $10.00 per Share offering price from the Company for bona fide due diligence expenses. Shares may be purchased without payment of any sales commissions by current or retired employees, officers and directors of the Company, the Advisor, the Selling Agent and Selected Dealers and their registered representatives and any of their Affiliates (and the families of any of the foregoing) and trust or employee benefit plans established exclusively for the benefit of such Persons.

     Notwithstanding the foregoing, no sales commission will be paid to the Selling Agent or Selected Dealers when qualified pension plans, profit sharing plans, Keogh plans, or individual retirement accounts purchase a minimum of $500,000 of Shares. Such investors will purchase Shares at $9.30 per Share and the net proceeds to the Company will not be affected. Subscriptions for Shares will not be aggregated or combined unless the Shares will be owned by, or for the benefit of, a single Person's pension plan, profit sharing plan, Keogh plan and/or individual retirement account. In addition, if a registered investment advisor is receiving a fee for receiving investment advice regarding an investment in the Company's Shares, the Company will not pay a sales commission to the registered investment adviser for the sale of such Shares.

     In addition to the sales commission, the Company will pay to the Selling Agent and Selected Dealers an annual monitoring fee (the "Monitoring Fee") with respect to all Shares sold to clients of the Selling Agent or Selected Dealers on each April 15 commencing on April 15, 1997 in an amount equal to .15% of the gross proceeds of all such Shares. Such fee may be payable up to a maximum of eleven years. No portion of the Monitoring Fee for any year shall accrue in, or be payable for, such year in which the Company is liquidated or the Shares become publicly traded. Notwithstanding the foregoing, the Company shall not pay the portion of the Monitoring Fee for any year which, if paid, would cause the total underwriting compensation paid to the Selling Agent and Selected Dealers in connection with the offering, including sales commissions, wholesaling compensation and all Monitoring Fees, to be equal to or to exceed 10% of the gross proceeds.

     The Advisor will receive reimbursement for organization and offering services performed by them in connection with this offering which consist of expenses relating to the Company's organization and formation, for all legal, accounting, due diligence, printing expenses and for all other expenses relating to the registration, marketing and distribution of this offering, other than retail sales commissions. This reimbursement expense allowance is limited to cents per Share for each Share sold up to an aggregate of $500,000 and may be nonaccountable to the extent that such nonaccountable expenses do not exceed 3% of the gross offering proceeds. All such expenses in excess of this limit will be borne by the Advisor.

     The total payments made by the Company or any of its Affiliates to the Advisor, Selling Agent and the Selected Dealers in connection with this offering, including all Offering and Organization Expenses, will not exceed 14.5% of the gross proceeds obtained from the sale of Shares.

     The Selling Agreement, which may be terminated by the Company on 60 days' notice without penalty, contains cross-indemnity clauses with respect to certain liabilities between the Company and the Selling Agent, including liabilities under the Securities Act of 1933. The indemnities of the Company inure to the benefit of all Selected Dealers participating in the offering. Selected Dealers participating in this offering may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933.

ESCROW ARRANGEMENTS. Commencing on the date of this Prospectus and until the minimum offering of Shares is completed, all funds received by the Company in payment of subscriptions for Shares will be placed in an interest-bearing escrow account with an office of City National Bank, as escrow agent, and may be invested in short-term negotiable government obligations, an interest-bearing account at the escrow agent, and other similar investments consistent with the requirements of Rule 15c2-4, pursuant to the Securities Exchange Act of 1934, and Notice to Member 84-7, issued January 30, 1984, by the NASD, and subject to the direction of the Company. Accrued interest will be paid by the Company to those Subscribers whose funds are paid into the escrow account 30 days after the escrow period ends and computed from the date each investor's subscription payment is collected in the escrow account. The escrow will remain open until the earliest to occur of the following: receipt by City National Bank of the Subscription Price for at least 25,000 shares, or September 30, 1996, whichever occurs first. Following the release funds from the minimum offering of Shares, additional funds received by the Company from prospective investors will continue to be placed in the escrow account during the offering and the Company will issue Shares periodically (but not less often than quarterly) as agreed between the Company and the Selling Agent.

     AFG, the Advisor or any Affiliate may purchase as many Shares as they wish (provided that their collective holdings do not exceed 35% of the Shares), but presently have no intention to purchase any Shares. Shares purchased by AFG, the Advisor or any Affiliate shall be only for investment and without present intention to resell, and shall only be purchased on the same terms and conditions on which the Shares are offered to the public, except that no sales commissions shall be payable upon any such purchase of Shares. Any Shares purchased by AFG, the Advisor or any Affiliate may be included in satisfying the minimum offering requirement.

     Investors will be issued Shares not later than the last calendar day of the month following the month in which funds are released from the escrow account to the Company.

OFFERING PERIOD. If the Company does not terminate this offering earlier, the offering of Shares will continue until the earlier of 24 months from the initial date of this Prospectus or 1,500,000 Shares are sold.

METHOD OF SUBSCRIPTION. To purchase Shares, an investor must complete and execute an application to purchase Shares as set forth in the Subscription Agreement included with this Prospectus. Shares will only be sold to an investor who makes a minimum purchase of 100 Shares ($1,000). Additional Shares may only be purchased in 10-Share ($100) increments, except that smaller increments will be made available for Dividend Reinvestment Plans, IRA and Keogh plan rollovers. Any purchase of Shares must be accompanied by tender of the full sum of $10.00 per Share for each Share purchased. Once the subscription is submitted to the Company, the investor will not have a right to revoke the subscription. Subscriptions will be accepted or rejected by the Company within 30 days after the receipt by the escrow agent of the purchase price. If the subscription is rejected for any reason, the investor's subscription will be promptly returned without interest.

TRANSFERABILITY; CROSSING ARRANGEMENT. Except under certain circumstances as set forth in "Redemption and Prohibition of Transfer of Shares" above, there are no restrictions on transfer of the Shares; however, a market is unlikely to develop during this offering and there can be no assurance that a market will therefore develop for the Shares. However, the Company intends to use a Crossing Arrangement pursuant to which Associated Securities Corp. (the "Crossing Agent"), an Affiliate of AFG, will match buy and sell orders for Shares at negotiated commissions or markups. The Crossing Arrangement is expected to continue for a period of approximately two years but may continue longer.

     Upon receipt of a sell order from a current Shareholder, the Crossing Agent will arrange for the sale of the Shares to one or more persons who have placed orders to purchase Shares either through the Crossing Arrangement or through the Dividend Reinvestment Plan. Neither the Company nor the Crossing Agent can guarantee that sales of Shares will be effected through this Crossing Arrangement. The Crossing Agent will not solicit sell orders from any existing Shareholder.

     Shareholders who wish to sell their Shares through this Crossing Arrangement should contact the Company directly, at the following address or telephone number:

      5933 W. Century Boulevard, Ninth Floor
      Los Angeles, California 90045
      (310) 337-9700

     There is no requirement that Shareholders utilize the services of the Crossing Agent in the sale of their Shares. Other broker-dealers may offer similar services to selling Shareholders, and there can be no assurance that the price per Share received from the Crossing Agent will be the best possible price. The Company may, from time to time, change the terms of the crossing arrangement in such fashion as it believes appropriate.

     The Company may apply for quotation of the Shares on the NASDAQ System, but there can be no assurance that it will apply, that the application will be approved or that an active public trading market for the Shares will thereafter develop. See "Risk Factors -- Limited Transferability."

     West Coast Realty Advisors, Inc. is the transfer agent and registrar for the Shares. The actual issuance of a stock certificate evidencing the Shares is optional under the transfer agent's system. IRA and Keogh Account investors will not be issued share certificates. Shareholders who do not elect to receive a stock certificate will own Shares in "uncertificated" form, and will be treated in the same manner as Shareholders who elect to receive a stock certificate. Owning Shares in an "uncertificated" form will
(a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing a duly executed stock power to the transfer agent.

DIVIDEND REINVESTMENT PLAN. The fund has established a Dividend Reinvestment Plan (the "Plan") which is designed to enable Shareholders to have Dividends automatically invested in Shares of the Company. In order to participate in the Plan, investors must designate in the Subscription Agreement received with this Prospectus the manner in which they would like their Dividends reinvested. Shareholders may elect to participate in the Plan at any time. If a Shareholder does not indicate a Dividend reinvestment option, Dividends will be paid to such Shareholder in cash.

     Associated Securities Corp. will act as the Plan's agent (the "Agent") for participating Shareholders. During this offering, the Agent will purchase Shares for participating Shareholders from the Selling Agent at a price of $10.00 per Share. Of the Shares being offered by this Prospectus, one hundred thousand shares have been reserved for the Crossing Arrangement and the Plan.

     From the completion of this offering until the Shares are quoted on the NASDAQ System, the Agent will receive any cash Dividends payable to the participating Shareholders and use these amounts to purchase Shares for participants through the Crossing Agent who will match the Shares owned by Shareholders who wish to sell, with purchases to be made by the Plan. The Plan will not pay in excess of $9.30 per Share to the Crossing Agent. If an insufficient number of Shares are presented for sale to the Plan at an acceptable price, the purchases for the participants will be made either pro rata or by lot and the remaining amount of cash Dividends not used to purchase Shares will be returned to the appropriate Shareholders.

     If listed on the NASDAQ System, the Agent will purchase Shares for participants in the over-the-counter trading market at negotiated commissions or markups, to the extent Shares are available. Purchases will generally be made within 30 days after the funds are received by the Agent, and pending investment, funds temporarily will be held in non-interest bearing accounts for administrative convenience. If Shares are not reasonably available in the market during such period, the Agent will return a participating Shareholder's pro rata portion of the remaining funds. If a participant's Dividend is not large enough to buy a full Share, such participant will be credited with a fractional Share computed to six decimal places. The Agent will add the Shares purchased to each participant's capital account as Shares in "uncertificated" form, unless the participant requests certificates for full Shares in writing. The purchased Share(s) will then participate in the Plan to the extent of any future Dividends. Participants will have the right to vote all Shares held in their Plan accounts, whether in certificates or uncertificated form.

     Following each reinvestment under the Plan, each participant will be sent a confirmation showing the amount of Dividends reinvested, the service and any brokerage charges deducted, the number and price of Shares purchased, and the balance of Shares held by the Agent in the participant's account under the Plan. In addition, each participant will be provided annually with tax information regarding the reinvestment of Dividends pursuant to the Plan, including information with respect to income earned on Shares under the Plan for each calendar year which will be shown on a Form 1099-DIV United States Information Return.

     The Plan and the reinvestment of Dividends in additional Shares thereunder has been structured to enable the Company to qualify as a REIT under the applicable provisions of the Code. Therefore, any Dividends to which a participating Shareholder is entitled will be taxable to the Shareholder substantially to the same extent as if the Dividends had been received in cash rather than reinvested in the Company. See "Tax Consequences -- Requirements for Qualification as a REIT -- Distributions to Shareholders."

     Participation in the Plan will start with the next Dividend payable after receipt of a participant's authorization. Copies of the Company's most current Prospectus, during the period in which this offering is still in progress, will be available to any Shareholder on written request to the Company at its principal office.

     A Shareholder's participation in the Plan will continue until terminated by the Shareholder, the Company or the Agent. A Shareholder may terminate participation in the Plan at any time by delivering written notice before the record date for the next Dividend to the Agent at: 5933 W. Century Boulevard, Ninth Floor, Los Angeles, California 90045. Within 30 days after notice of termination, the Agent will send a confirmation to the participant evidencing the whole and fractional Shares in such Shareholder's account. Any future Dividends will then be paid directly to the Shareholder. The Company may terminate the Plan for any reason by sending written notice to each participating Shareholder at the address shown on the Agent's records.

     The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which has been filed as an exhibit to the Registration Statement. Experience under the Plan may indicate changes are desirable. Accordingly, the Company reserves the right to amend any aspect of the Plan effective with respect to any Dividend paid subsequent to notice of the change sent to participants in the Plan at least 30 days prior to any Dividend record date. The Company also reserves the right to change the Agent for any reason at any time with like notice.

                                 SALES MATERIAL

     The Company may utilize certain sales material in connection with this offering. In certain jurisdictions, sales material may not be available. This material may include other material relating to the offering, property brochures and articles and publications concerning real estate and REITs.

     Other than a sales brochure which will accompany the Prospectus, the Company has not authorized the use of sales material. This offering is made only by means of this Prospectus. Although the information contained in sales material does not conflict with any of the information contained in this Prospectus, the sales material does not purport to be complete, and should not be considered as part of this Prospectus or as incorporated in this Prospectus by reference, or as forming the basis of this offering.

                                 LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by Gipson Hoffman & Pancione, a Professional Corporation, Los Angeles, California. Gipson Hoffman & Pancione has also rendered an opinion with respect to certain federal income tax matters as referred to under "Tax Consequences."

                                    EXPERTS

     The financial statements and schedules of the Company included in this Prospectus have been audited by BDO Seidman, LLP, and Hunnicutt Okamoto & Associates, independent certified public accountants, to the extent and for theperiods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

                              FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Company has filed with the Securities and Exchange Commission, 450

Fifth Street, N.W., Washington, D.C. 20549, under the Securities Act of 1933, and to which reference is hereby made. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C.
and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

                                    GLOSSARY

     "ACQUISITION EXPENSES" means all expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to the selection and acquisition of properties, whether or not acquired.

     "ACQUISITION FEES" means all fees and commissions paid by any person to any person in connection with the investigation, selection, purchase or improvement of real estate by the Company, whether designated as a real estate commission, selection fee, non-recurring management fee, non-recurring start-up fee, construction fee, or any fee of a similar nature, however designated, but not to include any fees or expenses paid to any party upon financing or refinancing where the proceeds of such financing or refinancing are not reinvested in real estate.

     "ADJUSTED PRICE PER SHARE" means, with respect to the Shares, $10.00 per share less all Dividends or other distributions paid out of Cash From Sales or Refinancings of Properties; and adjusted for any stock split, Dividends in Shares or combinations or reclassifications resulting in an increase or decrease in the number of Shares outstanding.

     "ADVISOR" means any Person whom the Company employs or appoints or with whom the Company contracts under the provisions of Article VII hereof and who is responsible for directing or performing the day-to-day business affairs of the Company, including a person to which an Advisor subcontracts substantially all said functions.

     "ADVISORY AGREEMENT" means an agreement between the Company and its Advisor that provides for the payment of any regular advisory or incentive compensation, other than an agreement that provides for compensation based only on the acquisition, disposition or refinancing of Company properties.

     "ADVISORY FEE" means the fee paid to the Advisor for day-to-day advice and services in managing and carrying on the business and operations of the Company pursuant to the Advisory Agreement with the Company, as described in "Compensation of Advisor and Affiliates."

     "AFFILIATES" means an Affiliate of another Person includes any of the following (a) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (b) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such other Person, (c) any executive officer, director, trustee or general partner of such other Person, (d) any legal entity for which such Person acts as an officer, director, trustee or partner, and (e) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person.

    "AFG" means Associated Financial Group, Inc., the sponsor of the Company.

     "ANNUAL REPORT" means the Annual Report distributed to shareholders which shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported upon by independent certified public accountants.

     "APPRAISAL" means the value of, as of the date of the Appraisal of real property in its existing state or in a state to be created, as determined by an Independent Expert. The Directors may in good faith rely on a previous Appraisal made on behalf of other Persons, provided, (a) it meets these standards and was made in connection with an investment in which the Company acquires an entire or participating interest, or (b) it was prepared not earlier than two years prior to the acquisition by the Company of its interest in the real property. In appraising Properties, appraisers may take into consideration each of the specific terms and conditions of a purchase, including any leaseback or other guarantee arrangement. An Appraisal may not necessarily represent the cash value of the Property but may consider the value of the income stream from the Property plus discounted value of the fee interest, and other terms of the purchase.

     "AVERAGE INVESTED ASSETS" means the average of the aggregate book value, for any period, of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves. Average Invested Assets is computed by taking the average of such values at the end of each month during such period.

     "BYLAWS" means these Bylaws and all amendments, restatements, or modifications thereof. References in these Bylaws to "herein," "hereof," and "hereunder" shall be deemed to refer to these Bylaws and shall not be limited to the particular text, article, or section in which such words appear.

     "CASH AVAILABLE FOR DISTRIBUTION" means for any period cash from operations (consisting of net income from operations plus depreciation and amortization expenses) for such period.

     "CASH FROM SALES OR REFINANCINGS" means net cash realized by the Company from the Sale or Disposition of any Property after retirement of applicable secured debt and the payment of all expenses related to the transaction. Cash from Sales or Refinancings shall not include amounts withheld for Working Capital Reserves.

     "CERTIFICATE OF INCORPORATION" means the articles of incorporation for the Company, as they may be amended from time to time, as filed with the Delaware Secretary of State.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" means West Coast Realty Investors, Inc.

     "COMPETITIVE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

     "CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Company's Property.

     "CROSSING ARRANGEMENT" means the matching of buy orders and sell orders of the Company's Shares at negotiated commissions or markups.

     "DEVELOPMENT FEE" means a fee for the packaging of the Company's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     "DIRECTORS" means as of any particular time, the members of the board of directors of the Company holding office at such time.

     "DISTRIBUTION" means any dividend or other distribution of cash distributed to anyone, including Shareholders, arising from their interests in the Company.

     "DIVIDEND" means any Distribution made to Shareholders arising from their interests in the Company.

     "INDEPENDENT DIRECTORS" means Directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Advisor or Sponsor of the Company, (a) a Director shall be deemed to be associated with the Sponsor or Advisor if he or she:
(i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or
(ii) is employed by the Sponsor, Advisor or any of their Affiliates; or
(iii) is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or (iv) performs services, other than as a Director, for the Company; or (v) is a Director for more than three REITs organized by the Sponsor or advised the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates; (b) for purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Directors (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis, (c) an indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the Company.

     "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

     "INVESTED ASSETS" means for any fiscal quarter, the total assets (other than intangibles) of the Company valued at cost before deducting depreciation or other noncash reserves, less liabilities. Invested assets is computed by taking the average of such values at the end of each month during such quarter.

     "MONITORING FEE" means the annual fee paid by the Company to the Selling Agent with respect to Shares sold to clients of the Selling Agent or Selected Dealer in an amount equal to .15% of the gross proceeds from the sale of such Shares, payable beginning on April 15, 1997 and on or before April 15 of each succeeding year.

     "NET INCOME" means for any period, the total revenues applicable to such period, less expenses applicable to such period, other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Company's Advisor receives an incentive fee as provided in Section 8.3(l) hereof, Net Income, for purposes of calculating Operating Expenses, shall exclude the gain from the sale or disposition of the Company's assets.

     "OFFERING PROCEEDS" means the total amount of proceeds received by the Company pursuant to the sale of its Shares in any public offering of the Company's Shares.

     "OPERATING EXPENSES" means the aggregate annual expenses of every character paid or incurred by the Company as determined in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Directors, including regular and incentive compensation payable to the Advisor, excluding, however, the following: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, underwriting, brokerage, listing, registration and other fees, printing and such other expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities; (b) interest (i. e., the cost of money borrowed by the Company; (c) taxes on income, taxes and assessments on real property and all other taxes applicable to the Company; (d) subordinated incentive fees based upon the excess of the sales prices of Properties over their purchase prices as provided for in Section 8.3(l) of the bylaws; (e) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of Property, and other expenses connected with the acquiring, financing, refinancing, disposing of, maintaining, managing and owning real estate equity interests, mortgage loans, or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); and (f) non-cash expenditures (including depreciation, amortization and bad debt reserve).

     "ORGANIZATION AND OFFERING EXPENSES" means all the actual and necessary expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company's securities for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discount, the Monitoring Fee and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

     "ORGANIZATION DOCUMENTS" means the Certificate of Incorporation and the Bylaws of the Company.

     "ORIGINAL INVESTED CAPITAL" means the total cash investment (either as a down payment, mortgage reduction payment or capital expense) in a Property.

     "PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

     "PROPERTY" or "PROPERTIES" means all properties or any interest in an property acquired directly or indirectly by the Company, including any direct or indirect investment in any interest in land, leasehold interests, and buildings, structures, improvements, fixtures, equipment and furnishings in connection with land, leasehold interests and rights or interests in land, whether equity or debt, or any entity, partnership or venture whose principal purpose is to make any such investment or investments. Reference to a "Property" shall be to any one of them.

     "PROPERTY MANAGEMENT FEE" means the fee payable to West Coast Realty Management, Inc., an Affiliate of the Advisor, or other entities for property management services pursuant to a property management agreement.

     "PROSPECTUS" means this Prospectus and any Supplements hereto.

     "PURCHASE PRICE" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Fees and Acquisition Expenses.

     "REAL ESTATE COMMISSION" means the real estate brokerage commission payable to the Advisor, Descolin Incorporated, or an Affiliate, upon sale of a Property pursuant to the Advisory Agreement as described in "Compensation of Advisor and Affiliates."

     "REAL ESTATE INVESTMENT TRUST" or "REIT" means a real estate investment trust, as defined in Part II, Subchapter M of Chapter 1 (Sections 856-860) of the Code.

     "REINVESTMENT PROCEEDS" means the amount of proceeds from the sale, financing or refinancing of a Property used to acquire an additional Property.

     "ROLLUP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Rollup Entity. Such term does not include (a) a transaction involving securities of the Company that have been listed for at least twelve months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System or (b) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following (i) the Shareholders' voting rights, (ii) the term of existence of the Company, (iii) compensation to the Sponsor or Advisor, or (iv) the Company's investment objectives.

     "ROLLUP ENTITY" means a partnership, REIT, corporation, trust or other entity that will be created or would survive after the successful completion of a proposed Rollup transaction.

     "RULING REQUEST" means the request made by the Company to the Internal Revenue Service that West Coast Realty Management, Inc. is an independent contractor.

     "SALE OR DISPOSITION" means any: (i) disposition of a Company asset not in the ordinary course of its business, including without limitation, sales, exchanges or other dispositions of real or personal property; (ii) condemnations; (iii) recovery of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds); or (iv) any borrowings or mortgage financings or refinancings (other than any financing upon the initial acquisition of Properties). The disposition of a Property by transfer back to the seller or an Affiliate thereof, whether in the form of a rescission, exchange or resale or pursuant to an option or an arrangement entered into at or prior to the time of taking title to the Property, shall not, if the proceeds from such transfer back are reinvested in other Property, constitute a Sale or Disposition and shall not result in Cash From Sales or Refinancings.

     "SELECTED DEALERS" means members of the National Association of Securities Dealers, Inc., participating in the offering. See "Plan of Distribution."

     "SELLING AGENT" means Associated Securities Corp.

     "SHAREHOLDERS" means the beneficial holders of the Company's Shares.

     "SHARES" means shares of common stock of the Company.

     "SPONSOR" means any person directly or indirectly instrumental in organizing the Company, wholly or in part, or who will manage or participate in the management of the Company and its Affiliates.

     "SPONSOR" does not include any unaffiliated person whose only relationship with the Company is that of an independent property manager receiving compensation from the Company as such, and unaffiliated third parties such as attorneys, tax preparers, accountants and underwriters whose only compensation from the Company is for the professional services rendered in connection with the offering of the Company's securities or the operations of the Company. A person may also be a Sponsor of the Company by
(a) taking the initiative directly or indirectly in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons, (b) receiving a material participation in the Company in connection with the founding or organization of the business of the Company in consideration of services or property or both services and property, (c) having a substantial number of relationships and contacts with the Company, (d) possessing significant rights to control the Company's properties, (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry, or (f) providing goods or services to the Company on a basis which was not negotiated at arms' length with the Company.

     "SUBORDINATED INCENTIVE FEE" means the fee payable to the Advisor pursuant to the Advisory Agreement upon the sale, financing or refinancing of a Property, as described in "Compensation of Advisor and Affiliates."

     "TAXABLE INCOME" means the real estate investment trust taxable income of the Company for federal income tax purposes, determined without regard to the deduction for dividends paid and by excluding any net capital gain.

     "UNIMPROVED REAL PROPERTY" means the real property which has the following three characteristics: (a) An equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) Has no development or construction in process on such land; and (c) No development or construction on such land is planned in good faith to commence on such land within one year.

     "WCRM" means West Coast Realty Management, Inc.

     "WORKING CAPITAL RESERVES" means cash reserves of the Company as needed for normal operations, repairs, maintenance, and other contingencies.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                             PAGE
                                                                                             ----
West Coast Realty Investors
  Audited Financial Statements
    Report of Independent Certified Public Accountants.....................................  F-1
    Balance Sheets as of December 31, 1995 and 1994........................................  F-2
    Statements of Income for the years ended December 31, 1995, December 31, 1994 and December 31, 1993...............................................................  F-3
    Statements of Stockholders' Equity for the years ended December 31, 1995, December 31,
      1994
       and December 31, 1993...............................................................  F-4
    Statements of Cash Flows for the years ended December 31, 1995, December 31, 1994 and
      December 31, 1993....................................................................  F-5
    Summary of Accounting Policies.........................................................  F-6
    Notes to Financial Statements........................................................... F-8
Schedule III -- Real Estate and Accumulated Depreciation..................................  F-15
Schedule IV -- Mortgage Loans on Real Estate............................................... F-17
14661 Franklin Avenue Property
  Report on Independent Certified Public Accountants....................................... F-18
  Summary of Historical Information Relating to Operating Revenues and Specified Expenses.. F-19
  Notes to Summary of Historical Information Relating to Operating Revenues and Specified
    Expenses............................................................................... F-20
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)....... F-21
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
    (unaudited)...........................................................................  F-21
  Notes to Pro Forma Statements............................................................ F-22
Technology Drive Property
  Report of Independent Certified Public Accountants....................................... F-23
  Summary of Historical Information Relating to Operating Revenues and Specified Expenses.. F-24
  Notes to Summary of Historical Information Relating to Operating Revenues and Specified
    Expenses............................................................................... F-25
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)....... F-26
  Estimated Twelve Month Pro Forma Statement of Cash Available From Operations
    (unaudited)............................................................................ F-26
  Notes to Pro Forma Statements............................................................ F-27
West Coast Realty Investors, Inc.
  Pro Forma Statement of income for the year ended December 31, 1995 (unaudited)........... F-28
  Notes to Pro Forma Income Statement for year ended December 31, 1995 (unaudited)......... F-29

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

West Coast Realty Investors, Inc.
Los Angeles, California

     We have audited the accompanying balance sheets of West Coast Realty Investors, Inc., as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity, and cash flows for each of the years ended December 31, 1995, 1994 and 1993. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Coast Realty Investors, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

     Also in our opinion, the schedules present fairly, in all material respects, the information set forth there.

     As discussed in the summary of accounting policies, the Company changed its method in accounting for investments in 1994 to conform with SFAS No. 115.


BDO SEIDMAN, LLP



Los Angeles, California
February 23, 1996

                       WEST COAST REALTY INVESTORS, INC.

                                 BALANCE SHEETS
                            ------------------------

                                                                             DECEMBER 31,
                                                                      -------------------------
                                                                           1995            1994
                                                                      -----------   -----------
ASSETS
Rental properties, net of accumulated depreciation (Notes 2 and
  3)............................................................     $19,650,165     $11,256,979
Cash and cash equivalents.......................................       1,450,022         495,829
Investment in government securities.............................            ---        1,240,190
Accounts receivable.............................................         132,148          69,364
Loan origination fees, net of accumulated amortization of
  $19,087 and $7,633............................................         119,969          93,223
Other assets....................................................          40,594          73,303
                                                                   -------------     -----------
Total assets....................................................     $21,392,898     $13,228,888
                                                                    ===========       ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Accounts payable..............................................       $ 25,419         $ 14,688
  Due to related party (Note 4).................................        167,314           36,936
  Dividends payable (Note 7)....................................        226,649          167,226
  Security deposits.............................................        109,068           37,245
  Other liabilities.............................................         90,431           55,298
  Notes payable (Note 5)........................................      9,539,180        5,161,355
                                                                   --------------   -------------
Total liabilities...............................................     10,158,061        5,472,748
                                                                   --------------  --------------
Commitments
Stockholders' equity
  Common Stock, $.01 par -- shares authorized, 1,500,000; shares
     issued, 1,322,404 and 911,986..............................         13,224            9,120
  Additional paid-in capital....................................     11,771,030        8,141,447
  Distributions in excess of earnings...........................       (549,417)        (394,427)
                                                                  ---------------    --------------
Total stockholders' equity......................................     11,234,837        7,756,140
                                                                  ---------------    --------------
Total liabilities and stockholders' equity......................    $21,392,898      $13,228,888
                                                                   ===========        ===========

                       WEST COAST REALTY INVESTORS, INC.

                              STATEMENTS OF INCOME

                                                      YEARS ENDED DECEMBER 31,
                                             ------------------------------------------
                                                        1995         1994       1993
                                                       -------      -------    ------
REVENUES:
  Rental (Notes 2 and 3)............................ $1,692,176    $802,614   $324,835
  Interest..........................................    120,950     100,553     37,731
                                                      ---------     -------    --------
                                                      1,813,126     903,167    362,566
                                                      ---------     -------    --------
COSTS AND EXPENSES
  Operating.........................................    169,679      96,637     25,004
  Interest..........................................    620,031     302,124     63,684
  General and administrative........................    117,667      70,890     67,211
  Depreciation and amortization.....................    256,144     118,238     48,177
  Loss on government securities.....................        ---      68,210        --
                                                      ----------    --------   -------
                                                      1,163,521     656,099    204,076
                                                      ----------    --------  --------
Net income..........................................   $649,605    $247,068   $158,490
                                                      =========     =======   ========
Net income per share (Note 7).......................       $.58        $.35      $.38
                                                      =========    =======    ========

[FN]
     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                        DISTRIBUTIONS
                                                     COMMON STOCK         ADDITIONAL      IN EXCESS
                                                 ---------------------     PAID-IN           OF
                                                  SHARES       AMOUNT      CAPITAL        EARNINGS
                                                 ---------    ---------    --------    ---------------
BALANCE, January 1, 1993..................       309,040       $3,090     $2,760,745      $(56,361)
  Issuance of stock for cash, net of costs
     and sales commissions of $277,297....       253,845        2,539      2,256,022           --
  Net income for the year.................            --           --             --       158,490
  Equity contribution by Affiliates
     through expense reimbursements (Note
     4b)..................................            --           --         21,745           --
  Dividends declared ($.539 per share)
     (Note 7).............................            --           --             --      (221,010)
                                                 ---------     --------     --------    -------------
BALANCE, December 31, 1993................        562,885       5,629      5,038,512      (118,881)
  Issuance of stock for cash, net of costs
     and sales commissions of $399,416....        349,101       3,491      3,085,313            --
  Net income for the year.................             --          --             --       247,068
  Equity contribution by Affiliates
     through expense reimbursements (Note
     4b)..................................             --          --         17,622            --
  Dividends declared ($.762 per share)
     (Note 7).............................             --          --             --      (522,614)
                                                  --------     --------     ---------    ------------
BALANCE, December 31, 1994................        911,986       9,120      8,141,447      (394,427)
  Issuance of stock for cash, net of costs
     and sales commissions of $423,603....        410,418       4,104      3,629,583            --
  Net income for the year.................             --          --             --       649,605
  Dividends declared ($.72 per share)
     (Note 7).............................             --          --             --      (804,595)
                                                  --------     --------     ---------    ------------
BALANCE, December 31, 1995................      1,322,404     $13,224     11,771,030     $(549,417)
                                                  ========     =======     ===========   =========

[FN]
     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                              YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1995           1994           1993
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income........................................  $   649,605    $   247,068    $   158,490
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..................      256,144        118,238         48,177
     Interest expense on amortization of loan
       origination fees.............................       11,454          6,335             --
     Increase (decrease) from changes in:
       Government securities........................    1,240,190        440,314     (1,680,504)
       Accounts receivable..........................      (62,784)       (19,001)         4,726
       Other assets.................................       30,469        (49,185)       (20,109)
       Accounts payable.............................       10,731         14,688           (456)
       Due to related party.........................      130,378        (16,412)        41,589
       Other liabilities............................       35,133         36,900          7,434
       Security deposits............................       71,823         12,245         25,000
                                                      ------------   ------------   ------------
Net cash provided by operating activities...........    2,373,143        791,190     (1,415,653)
                                                      ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to rental properties....................   (8,647,090)    (5,866,457)    (3,914,894)
                                                      ------------   ------------   ------------
Net cash used in investing activities...............   (8,647,090)    (5,866,457)    (3,914,894)
                                                      ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Checks held against future deposits...............           --             --        (27,661)
  Proceeds from issuance of common stock, net.......    3,633,687      3,088,804      2,258,561
  Equity contribution by Affiliates through expense
     reimbursements.................................           --         17,622         21,745
  Dividends paid....................................     (745,172)      (437,803)      (166,704)
  Increase in notes payable.........................    4,469,647      2,800,000      2,415,000
  Payments on note payable..........................      (91,822)       (44,171)        (9,474)
  Increase in loan origination fees.................      (38,200)       (64,219)       (36,637)
                                                      ------------   ------------   ------------
Net cash provided by financing activities...........    7,228,140      5,360,233      4,454,830
                                                      ------------   ------------   ------------
Net increase (decrease) in cash and cash
  equivalents.......................................      954,193        284,966       (875,717)
CASH AND CASH EQUIVALENTS, beginning of year........      495,829        210,863      1,086,580
                                                      ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, end of year..............  $ 1,450,022    $   495,829    $   210,863
                                                      ============   ============   ============

[FN]
     See accompanying summary of accounting policies and notes to financial statements.

                       WEST COAST REALTY INVESTORS, INC.
                         SUMMARY OF ACCOUNTING POLICIES

BUSINESS

     West Coast Realty Investors, Inc., (the "Company") is a corporation formed on October 26, 1989 under the laws of the State of Delaware. The Company exists as a Real Estate Investment Trust ("REIT") under Sections 856 to 860 of the Internal Revenue Code. The Company has complied with all requirements imposed on REIT's for the 1995 and 1994 tax years; however, qualification as a REIT for future years is dependent upon future operations of the Company. The Company was organized to acquire interests in income-producing residential, industrial, retail or commercial properties located primarily in California and the west coast of the United States. The Company intends to acquire property for cash on a moderately leveraged basis with aggregate mortgage indebtedness not to exceed fifty percent of the purchase price of all properties on a combined basis, or eighty percent individually and intends to own and operate such properties for investment over an anticipated holding period of five to ten years.

RENTAL PROPERTIES AND DEPRECIATION

     Assets are stated at lower of cost or net realizable value. Depreciation is computed using the straight-line method over their estimated useful lives of 31.5 to 39 years for financial income tax reporting purposes.

     In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the carrying amount to determine if a write-down to market value is required.

INVESTMENTS

     During 1994, the Company changed its method of accounting for Investments. Investments which represent trading securities, are accounted for in accordance with SFAS No. 115. The difference between historical cost and market value are reported as unrealized gains or losses in the statements of income. The effect of this change in accounting policy on the December 31, 1993 investment is not material to the financial statements.

LOAN ORIGINATION FEES

     Loan origination fees are capitalized and amortized over the life of the loan.

RENTAL INCOME

     Rental income is recognized on a straight line basis to the extent that rental income is deemed collectable. Where there is uncertainty of collecting higher scheduled rental amounts, due to the tendency of tenants to renegotiate their leases for lower amounts, rental income is recognized as the amounts are collected.

CASH AND CASH EQUIVALENTS

     The Company considers cash in the bank, liquid money market funds, and all highly liquid certificates of deposits, with original maturities of three months or less, to be cash and cash equivalents.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       WEST COAST REALTY INVESTORS, INC.
                 SUMMARY OF ACCOUNTING POLICIES -- (CONTINUED)


RECLASSIFICATIONS

     For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.

                       WEST COAST REALTY INVESTORS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. GENERAL

     On October 30, 1989, West Coast Realty Advisors, Inc. (the "Advisor") purchased 1,000 shares of the Company's common stock for $10,000. On August 30, 1990, the Company reached its minimum initial offering funding level of $1,000,000. As of December 31, 1995, the Company has raised $13,196,731 in capital.

     Sales commissions and wholesaling fees, representing 7% of the gross proceeds from the sale of common shares, were paid to Associated Securities Corp. ("ASC"), a member of the National Association of Securities Dealers, Inc. ("NASD") and an affiliate of the Advisor.

     Dividends are accrued approximately based upon the previous quarter's income from operations before depreciation and amortization.

2. RENTAL PROPERTIES

     The Company owns the following income-producing properties:

                                                                                     ACQUISITION
         LOCATION (PROPERTY NAME)                     DATE PURCHASED                     COST
 ------------------------------------------        ----------------------         -----------------
        Huntington Beach, California (Blockbuster)     February 26, 1991             $ 1,676,210
        Fresno, California                             May 14, 1993                    1,414,893
        Huntington Beach, California (OPTO-22)         September 15, 1993              2,500,001
        Brea, California                               March 4, 1994                   2,248,343
        Riverside, California                          November 29, 1994               3,655,500
        Tustin, California (Safeguard)                 May 22, 1995                    4,862,094
        Fremont, California (Technology Drive)         October 31, 1995                3,747,611


     The major categories of property are:

                                                            DECEMBER 31,
                                                  ---------------------------
                                                    1995               1994
                                                -----------       ------------
        Land.................................   $ 6,586,920        $ 4,231,476
        Buildings and improvements...........    13,517,732          7,226,085
                                                 -----------      ------------
                                                 20,104,652         11,457,561
        Less accumulated depreciation........       454,487            200,582
                                                 ----------       ------------
        Net rental properties................   $19,650,165        $11,256,979
                                                 ==========         ==========

     A significant portion of the Company's rental revenue was earned from tenants whose individual rents represented more than 10% of total rental revenue. Specifically:

        Four tenants accounted for 24%, 20%, 15% and 10% in 1995;
        Four tenants accounted for 29%, 18%, 17% and 14% in 1994;
        Four tenants accounted for 45%, 23%, 21% and 11% in 1993.

     The following unaudited pro forma information are presented to illustrate the effect of the four properties acquired during 1995 and 1994, as discussed above, as if the acquisitions occurred on January 1 of each year presented.

                       WEST COAST REALTY INVESTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. RENTAL PROPERTIES -- (CONTINUED)

                                                         PRO FORMAS FOR THE YEARS
                                                             ENDED DECEMBER 31,
                                                         -------------------------
                                                          1995               1994
                                                          -------          -------
Revenues:
  Rental............................................    $2,191,673     $ 1,989,511
  Interest..........................................        20,950             --
                                                        -----------     ----------
                                                         2,212,623       1,989,511
                                                        -----------     ----------
Costs and Expenses:
  Operating.........................................       194,393         162,351
  Interest..........................................       756,085         808,136
  General and administrative........................       117,667          70,890
  Depreciation and amortization.....................       350,864         369,960
  Unrealized loss -- government securities..........            --          68,210
                                                        -----------      ---------
                                                         1,419,009       1,479,547
                                                        -----------      ---------
Net income..........................................    $  793,614      $  509,964
                                                         ==========     ==========
Net income per share................................          $.62           $.40
                                                         ==========     ==========

3. FUTURE MINIMUM RENTAL INCOME

     As of December 31, 1995, future minimum rental income under the existing leases that have remaining noncancelable terms in excess of one year are as follows:
                                                            AMOUNT
                                                         -----------
 1996...................................................    $2,046,963
 1997...................................................     1,925,526
 1998...................................................     1,841,270
 1999...................................................     1,772,331
 2000...................................................     1,645,181
 Thereafter...........................................      10,166,258
 Total........................................             $19,397,529


     Future minimum rental income does not include lease renewals or new leases that may result after a noncancelable-lease expires.

4. RELATED PARTY TRANSACTIONS

     The Advisor has an agreement with the Company to provide advice on investments and to administer the day-to-day operations of the Company. At December 31, 1995, the Advisor owned 22,505 shares of the Company. Property management services for the Company's properties are provided by West Coast Realty Management, Inc. ("WCRM"), an affiliate of the Advisor.

     Certain officers and directors of the Company are also officers and directors of the Advisor and its affiliates.

                       WEST COAST REALTY INVESTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4. RELATED PARTY TRANSACTIONS -- (CONTINUED)

     The following related party transactions are included in the statement of income:

          (a) In accordance with the advisory agreement, syndication fees earned by the Advisor totaled $150,429, $173,874, and $114,539 in 1995,
1994, and 1993.

          (b) Overhead expenses reimbursed to the Advisor totaled $12,000, $2,000 and $-0- in 1995, 1994 and 1993. In 1994, the Advisor waived $10,000 of these costs which are included in additional paid-in-capital.

          (c) Sales commissions paid in accordance with the selling agreement to ASC totaled $301,706, $172,098 and $162,758 for 1995, 1994 and 1993.

          (d) Acquisition fees related to the purchase of real estate totaled $444,795, $320,006 and $215,874 in 1995, 1994 and 1993 (Note 2). These fees were split, in accordance with the advisory agreement, between the Advisor and an affiliate.

          (e) Property management fees earned by WCRM totaled $46,947, $24,077 and $9,745 in 1995, 1994 and 1993. In 1994, WCRM waived $7,622 in property management fees.

     The Corporation had related party accounts payables as follows:

                                                                             DECEMBER 31,
                                                                       ----------------------
                                                                        1995            1994
                                                                       --------       ---------
    Associated Financial Group, Inc................................  $ 40,143          $     --
    Associated Securities Corp.....................................        --            18,899
    West Coast Realty Advisors.....................................   111,802            18,037
    West Coast Realty Management...................................    15,369                --
                                                                      --------       ---------
                                                                     $167,314           $36,936
                                                                       =======        =======


5. NOTES PAYABLE

     Notes payable are made up of the following:

                                                                 DECEMBER 31,
                                                            --------------------
                                                            1995          1994
                                                          --------     ---------
    8.25% promissory note secured by a Deed of Trust on the
      Fresno Property, monthly principal and interest payments
      are $5,244, due August 1, 2003.......................$639,182    $649,093
    Variable rate promissory note secured by a Deed of Trust
      on the OPTO-22 property, interest rate adjustments are
      monthly and are based on the 11th District cost of funds
      plus 3% (8.116% at December 31, 1995), and may never go
      below 6.5% or above 11.0%, monthly principal and
      interest payments vary depending upon interest rates and
      are currently $11,702, due October 1, 2003........ 1,721,993    1,726,587
    8.25% promissory note secured by a Deed of Trust on the
      Blockbuster property, interest rate adjusts to the
      5-year Treasury rate plus 350 basis points on February
      1, 1999, monthly principal and interest payments are
      $4,934, due February 1, 2004....................... 579,923       591,655

                       WEST COAST REALTY INVESTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                                                            DECEMBER 31,
                                                        1995            1994
                                                      --------     ----------
 5. NOTES PAYABLE -- (CONTINUED)

    9.25% promissory note secured by a Deed of Trust on the
      Riverside property, monthly principal and interest
      payments are $9,988, due November 8, 2004...... 1,185,778    1,194,020
    8.0% promissory note secured by a Deed of Trust on the
      Brea property, monthly payments for interest only,
      balloon payments of $500,000 on March 4, 1995 and
      1996...........................................        --    1,000,000
    Variable rate promissory note secured by a Deed of Trust
      on the Brea property, interest rate is 9.5% until March
      1, 2000 (and each succeeding March 1st) when the
      interest rate adjusts to the Moody's corporate bond
      index daily rate plus 0.125% monthly principal and
      interest payments vary depending upon interest rates and
      are currently $8,737, due March 1, 2020 (replaced 8%
      Brea promissory note)........................... 992,379           --
    9.625% promissory note secured by a Deed of Trust on the
      Safeguard property, monthly principal and interest
      payments are $24,191, due February 1, 2005.... 2,234,231           --
    Variable rate promissory note secured by a Deed of Trust
      on the Fremont property, interest rate equals the
      current Treasury rate plus 1.65% (8.24% at December 31,
      1995), monthly principal and interest payments vary
      depending upon interest rates and are currently
      $18,898, due August 1, 2015..... ............  2,185,694          --
                                                     ----------     ----------
                                                    $9,539,180     $5,161,355
                                                     =========     ==========

     The carrying amount is a reasonable estimate of fair value of notes payable because the interest rates approximate the borrowing rates currently available for mortgage loans with similar terms and average maturities.

     The aggregate annual future maturities at December 31, 1995 are as follows:


           YEAR ENDING DECEMBER 31,                            AMOUNT
----------------------------------------------------------  ----------
    1996..................................................  $1,004,320
    1997..................................................   1,004,320
    1998..................................................   1,004,320
    1999..................................................   1,004,320
    2000..................................................   1,004,320
    Thereafter............................................   4,517,580
                                                           ------------
              Total.......................................  $9,539,180
                                                            ==========

6. DIVIDEND REINVESTMENT PLAN

     The Company has established a Dividend Reinvestment Plan (the "Plan") whereby cash dividends will, upon election of the shareholders, be used to purchase additional shares of the Company. The shareholders' participation in the Plan may be terminated at any time.

                                      F-11


                       WEST COAST REALTY INVESTORS, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7. NET INCOME AND DIVIDENDS PER SHARE

     Net Income Per Share was computed using the weighted average number of outstanding shares of 1,117,494, 706,684 and 414,728 for 1995, 1994 and 1993.

     Dividends declared during 1995 were as follows:

                                             OUTSTANDING     AMOUNT       TOTAL
                        RECORD DATE             SHARES      PER UNIT     DIVIDEND
    ----------------------------------------  ----------   --------     --------
    January 1, 1995......................      911,986       $ 0.060    $ 54,719
    February 1, 1995.....................      945,136         0.060      56,708
    March 1, 1995........................    1,009,084         0.060      60,545
    April 1, 1995........................    1,069,217         0.060      64,153
    May 1, 1995..........................    1,109,374         0.060      66,562
    June 1, 1995..........................   1,109,874         0.060      66,592
    July 1, 1995..........................   1,116,891         0.060      67,013
    August 1, 1995........................   1,151,911         0.060      69,115
    September 1, 1995.....................   1,204,517         0.060      72,271
    October 1, 1995......................    1,225,398         0.060      73,524
    November 1, 1995......................   1,261,859         0.060      75,712
    December 1, 1995......................   1,294,683         0.060      77,681
                                                                         --------
              Total....................................                 $804,595
                                                                         =======


     Dividends declared during 1994 were as follows:

                                             OUTSTANDING      AMOUNT       TOTAL
                        RECORD DATE            SHARES        PER UNIT     DIVIDEND
    -----------------------------------------  -----------   ---------    --------
    January 1, 1994.........................     562,888      $ 0.058    $ 32,648
    February 1, 1994........................     568,404        0.060      34,104
    March 1, 1994...........................     590,966        0.062      36,640
    April 1, 1994...........................     610,195        0.063      38,442
    May 1, 1994.............................     620,421        0.064      39,707
    June 1, 1994............................     637,315        0.065      41,426
    July 1, 1994............................     637,315        0.065      41,426
    August 1, 1994..........................     688,203        0.065      44,733
    September 1, 1994.......................     747,876        0.065      48,612
    October 1, 1994.........................     811,034        0.065      52,717
    November 1, 1994........................     844,800        0.065      54,913
    December 1, 1994........................     880,700        0.065      57,246
                                                                          -------
              Total....................................                  $522,614
                                                                         ========

                       WEST COAST REALTY INVESTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7. NET INCOME AND DIVIDENDS PER SHARE -- (CONTINUED)

     Dividends declared during 1993 were as follows:

                                                        AMOUNT
                                        OUTSTANDING      PER        TOTAL
                        RECORD DATE       SHARES         UNIT      DIVIDEND
    ----------------------------------  -----------    ----------   ---------
    January 1, 1993..................     309,040      $0.034       $ 10,507
    February 1, 1993.................     313,240       0.034         10,650
    March 1, 1993....................     318,760       0.034         10,838
    April 1, 1993....................     333,440       0.034         11,337
    May 1, 1993......................     355,945       0.044         15,662
    June 1, 1993.....................     383,165       0.050         19,158
    July 1, 1993.....................     406,916       0.050         20,346
    August 1, 1993...................     417,373       0.050         20,869
    September 1, 1993................     436,872       0.050         21,843
    October 1, 1993..................     472,591       0.053         25,047
    November 1, 1993.................     497,707       0.053         26,379
    December 1, 1993.................     535,364       0.053         28,374
                                                                 -----------
              Total....................................            $ 221,010
                                                                  =========

     Dividends are paid in the fiscal quarter following the record date.

     The Company has followed the practice of making distributions to shareholders in amounts approximately equal to its cash basis net income. Since cash flows are sheltered from tax by depreciation and amortization expense, distributions to shareholders are in excess of net income. Accordingly, certain distributions result in a nontaxable return of capital. Distributions per beneficial share are reportable by shareholders on their individual income tax returns as shown below:

                                                      YEARS ENDED DECEMBER 31,
                                                    -------------------------
                                                     1995      1994      1993
                                                     -----    -----     -----
    Taxable ordinary income.....................   $.549     $.469     $.373
    Nontaxable return of capital................    .171      .270      .023
                                                  ------     ------    ------
                                                   $.720     $.739     $.396
                                                  ======     ======    ======

8. TAXES ON INCOME

     For the taxable years 1994, 1993 and 1992, the Company elected to be treated as a REIT on the filings of the 1994, 1993 and 1992 tax returns and will elect the same for 1995.

     The Company inadvertently failed to send to certain shareholders a demand letter regarding actual ownership of the Company's shares as required by Treasury Regulation sec.1.857-8(d) and (e) for the taxable years 1991, 1992, and 1993. It is our understanding that the Internal Revenue Service, as a matter of administrative grace, may permit the Company to be taxable as a REIT for its 1991, 1992 and 1993 taxable years. During 1994, the Company sent these demand letters regarding the 1991, 1992, and 1993 tax years in an attempt to remedy this issue. If the Company were taxed as a regular corporation for 1991, 1992 and 1993 taxable years, the payment of such taxes, including penalties and interest would be approximately $120,000.

9. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     The Company had a noncash financing activity related to unpaid dividends declared of $226,649, $164,876 and $79,800 for 1995, 1994 and 1993.

                       WEST COAST REALTY INVESTORS, INC.

9. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -- (CONTINUED)

     Cash paid for interest during year ended December 31, 1995, 1994 and 1993 was $569,746, $277,288 and $51,680.

10. NEW ACCOUNTING PRONOUNCEMENTS

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company has elected the early adoption of SFAS No. 121. This change had no effect on the statement of income for the year ended December 31, 1995.

     Statements of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) issued by the Financial Accounting Standards Board (FASB) is effective for specific transactions entered into after December 15, 1995, while the disclosure requirements of SFAS No. 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. The Company does not currently provide stock based compensation and accordingly does not expect adoption to have a material effect on its financial position or results of operations.

                       WEST COAST REALTY INVESTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION

DECEMBER 31, 1995

     Information required by Rule 12-28 is as follows:

                                                                                         GROSS AMOUNT AT WHICH
                                              INITIAL COST            COST              CARRIED AT CLOSE OF PERIOD
                                        ----------------------    CAPITALIZED       ------------------------------
                                                     BUILDING    SUBSEQUENT TO                   BUILDING
                                                        &         ACQUISITION                       &
                                                    IMPROVE-      IMPROVE-                       IMPROVE-      TOTAL
       DESCRIPTION          ENCUMBRANCES     LAND     MENTS          MENTS            LAND        MENTS        COST
-------------------       -----------------------------------   ---------------   ----------   ----------   ----------
Retail Building,
  Huntington Beach, CA....    579,923      1,005,965    670,245          0           1,005,965     670,245     1,676,210
Retail Building,
  Shopping Center,
  Fresno, CA..............    639,182        553,648    861,245          0             553,648     861,245     1,414,893
Industrial Building
  Huntington Beach, CA....  1,721,993      1,132,159  1,367,842          0           1,132,159   1,367,842     2,500,001
Industrial Building
  Brea, CA................    992,379        808,423  1,439,920          0             808,423   1,439,920     2,248,343
Entertainment Center
  Riverside, CA...........  1,185,778        768,667  2,886,833          0             768,667   2,886,833     3,655,500
Office Building
  Tustin, CA..............  2,234,231      1,089,796  3,772,298          0           1,089,796   3,772,298     4,862,094
Light Industrial Bldg,
  Fremont, CA.............  2,185,694      1,228,262  2,519,349          0           1,228,262   2,519,349     3,747,611
                          ------------    ----------  ---------        ---          ----------   ---------    -----------
        Total.............  9,539,180      6,586,920 13,517,732         0            6,586,920  13,517,732    20,104,652
                            =========       =======   =========        ===          =========    =========    =========


                                                                                          LIFE ON
                                                                                           WHICH
                                                                                       DEPRECIATION
                                                      YEAR                             IS COMPUTED
                             ACCUMULATED          CONSTRUCTION        DATE               BUILDING/
       DESCRIPTION          DEPRECIATION           COMPLETED        ACQUIRED            IMPROVEMENTS
--------------------      -------------------     ------------     -------------     -----------------
Retail Building,
  Huntington Beach, CA....       103,735             1991             2/91                31.5
Retail Building,
  Shopping Center,
  Fresno, CA..............        57,976             1993             5/93                39.0
Industrial Building
  Huntington Beach, CA....        80,378             1976             9/93                39.0
Industrial Building
  Brea, CA................        67,693             1989             3/94                39.0
Entertainment Center
  Riverside, CA...........        80,197             1994            11/94                39.0
Office Building
  Tustin, CA.............         56,423             1986             5/95                39.0
Light Industrial Bldg,
  Fremont, CA............          8,085             1993            10/95                39.0

                                ---------
        Total.............       454,487
                                 =======

                                                                F-15

                       WEST COAST REALTY INVESTORS, INC.

    SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)

                               DECEMBER 31, 1995

     A reconciliation of the total cost for the years ending
December 31, 1993, 1994 and 1995 follows:

        Balance at December 31, 1992 ...................................... $ 1,676,210
        1993 Additions   .................................................... 3,914,894
                                                                            -----------
        Balance at December 31, 1993......................................... 5,591,104
        1994 Additions....................................................    5,866,457
                                                                            -----------
        Balance at December 31, 1994......................................   11,457,561
        1995 Additions.....................................................   8,647,091
                                                                            -----------
        Balance at December 31, 1995......................................  $20,104,652
                                                                            ===========


     A reconciliation of accumulated depreciation for the years ending December 31, 1993, 1994, and 1995 follows:

        Balance at December 31, 1992..............  $ 39,899
        1993 Depreciation.........................    45,311
                                                     --------
        Balance at December 31, 1993..............    85,210
        1994 Depreciation.........................   115,372
                                                     --------
        Balance at December 31, 1994..............   200,582
        1995 Depreciation.........................   253,905
                                                    --------
        Balance at December 31, 1995..............  $454,487
                                                    ========

                       WEST COAST REALTY INVESTORS, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                  SCHEDULE IV -- MORTGAGE LOANS ON REAL ESTATE
                                  DECEMBER 31, 1995

     Information required by Rule 12-29 is as follows:

                             FINAL    PERIODIC                                 DELINQUENT
                  INTEREST MATURITY   PAYMENT     PRIOR   FACE     CARRYING     PRINCIPAL/
DESCRIPTION         RATE      DATE    TERMS       LIENS AMOUNT      AMOUNT       INTEREST
Retail              8.25%  8/1/2003      Equal    None  $665,000    $ 639,182    None
Building........                        monthly
 ..........                             payments
Fresno, CA                                to
First Deed of                          Maturity
Trust                                   Balloon
                                        Payment
                                          due
                                        8/2003

Industrial        Variable 10/1/2003   Variable   None  $1,750,000  $1,721,993   None
Building........                        monthly
 ....                                   payments
Huntington                                to
Beach,                                 Maturity
California                              Balloon
First Deed of                           Payment
Trust                                     due
                                        10/2003

Retail            Variable 2/1/2004    Variable   None    $600,000     $579,923  None
Building........                        monthly
 .......                                Payments
Huntington                                to
Beach,                                 Maturity
California First                        ; 25 yr
Deed of Trust                         Amortization
                                        balloon
                                        payment
                                          due
                                        2/2004

Industrial        Variable 3/1/2020    Variable   None  $1,000,000  $   992,379  None
Building........                         rate;
 ......                                   25 yr.
Brea,CA                               amortization
First Deed of
trust

Entertainment     9.25%    11/8/2004     Equal    None  $1,200,000  $1,185,778   None
Center..........                        Monthly
Riverside, CA                          Payments
First Deed of                          amortized
Trust                                   over 28
                                        yrs, 3
                                        months
                                        Balloon
                                        payment
                                          due
                                        11/2004

Office            9.625%   2/2/2005      Fixed    None  $2,300,000  $2,234,231   None
Building........                         Rate;
 .........                                15 yr
Tustin, CA                            amortization
First Deed of                           Ballon
trust                                   Payment
                                          due
                                        2/2005

Light Industrial  Variable 8/1/2015    Variable   None  $2,200,000  $2,185,694   None
Building........                        Monthly
 ...........                            Payments
Fremont, CA                            20 years
First Deed of                         amortization
trust                                                   ----------  -----------
                                                         9,715,000   9,539,180
                                                        ==========  ==========

     A reconciliation of mortgage loans payable for the years ending December 31, 1993, 1994, and 1995 follows:

        Balance at December 31, 1992..........................     $       --
        1993 Additions........................................      2,415,000
        1993 Paydowns.........................................         (9,474)
                                                                   ----------
        Balance at December 31, 1993..........................      2,405,526
        1994 Additions........................................      2,800,000
        1994 Paydowns.........................................        (44,171)
                                                                   ----------
        Balance at December 31, 1994..........................      5,161,355
        1995 Additions........................................      4,469,647
        1995 Paydowns.........................................        (91,822)
                                                                   ----------
        Balance at December 31, 1995..........................     $9,539,180
                                                                   ==========

                          INDEPENDENT AUDITORS' REPORT

Shareholders
West Coast Realty Investors, Inc.

     We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of 14661 Franklin Avenue (the Property) for the year ended December 31, 1994. This financial statement is the responsibility of BRS -- Tustin Safeguard Associate's management. Our responsibility is to express an opinion on this financial statement based upon our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audit provides a reasonable basis for our opinion.

     The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.

     In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

HUNNICUTT OKAMOTO & ASSOCIATES

Woodland Hills, California
April 28, 1995

                             14661 FRANKLIN AVENUE

                 SUMMARY OF HISTORICAL INFORMATION RELATING TO
                   OPERATING REVENUES AND SPECIFIED EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1994

Operating Revenue:
  Rental income...............................................  $680,457
                                                              -----------
  Total operating revenue.....................................   680,457
                                                               ----------
Specified Expenses:
  Insurance...................................................        --
  Maintenance and repairs.....................................        --
  Property taxes..............................................        --
                                                                --------
  Total specified expenses....................................        --
                                                                --------
 Excess of operating revenues
over specified expenses.......................................  $680,457
                                                                ========

[FN]
          See accompanying notes to summary of historical information.

                             14661 FRANKLIN AVENUE

             NOTES TO SUMMARY OF HISTORICAL INFORMATION RELATING TO
                   OPERATING REVENUES AND SPECIFIED EXPENSES

NOTE 1 -- THE PROPERTY

     14661 Franklin Avenue (the Property) is a two story office building located near Walnut Avenue and Jamboree Road in the City of Tustin, California. The Property has rental areas encompassing approximately 40,000 rental square feet. The Property is currently leased to one tenant with a lease expiring in 2005. The lease agreement provides that insurance, repairs and maintenance and property taxes of the Property are paid by the lessee. Accordingly, the Property did not incur any specified expenses. Minimum rental income under the existing lease is $523,900, $539,800, $555,800, $572,400, $589,600 for the years ended December 31, 1995 through
December 31, 1999 and $3,748,500 for years thereafter.

     The Property is expected to be acquired by West Coast Realty Investors, Inc. in May, 1995.

NOTE 2 -- BASIS OF PRESENTATION

     The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are not comparable to the proposed future operations of the Property under the ownership of West Coast Realty Investors, Inc.

          (a) Interest expense on mortgages

          (b) Depreciation of buildings, improvements and equipment

          (c) Nonrecurring income and expenses

     Rental income is recognized when earned and expenses are recognized when incurred.

          SAFEGUARD BUSINESS SYSTEMS PROPERTY (14461 FRANKLIN AVENUE)

                   ESTIMATED TWELVE MONTH PRO FORMA STATEMENT
                      OF TAXABLE OPERATING INCOME (NOTE 1)
                                  (UNAUDITED)

                                                                         ESTIMATED
                                          FOR THE YEAR     PRO FORMA       PRO
                                             ENDED        ADJUSTMENTS      FORMA
                                       DECEMBER 31, 1994    (NOTE 2)      RESULTS
                                      ------------------  ----------    ----------
RENTAL INCOME..........................     $ 680,457       $(69,484)(1)   $610,973
EXPENSES
     Interest Expense..................                      218,250 (4)    218,250
     Management Fees...................                       18,329 (2)     18,329
     Depreciation......................                       96,952 (3)     96,952
                                           ----------     ----------     ----------
Taxable Operating Income...............     $ 680,457      $(403,015)      $277,442
                                           ==========      =========       ========

[FN]
            See accompanying notes to pro forma financial statements

                   ESTIMATED TWELVE MONTH PRO FORMA STATEMENT
                   OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)
                                  (UNAUDITED)

Pro Forma Taxable Net Operating Income...........................  $277,442
Add: Depreciation (Note 2).......................................    96,952
                                                                  ---------
          Pro Forma Cash Available from Operations...............  $374,394
                                                                   ========

[FN]
            See accompanying notes to pro forma financial statements

                      SAFEGUARD BUSINESS SYSTEMS BUILDINGS

                         NOTES TO PRO FORMA STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 14661 Franklin Avenue, Tustin, California
(the "Property").

     The pro forma statements use audited financial statements for the year ended December 31, 1994, as a base for preparing the estimated pro forma operations for the property during its first full year of operations. The property's current tenant, Safeguard Business Systems (the "Tenant"), has occupied the property since inception (1986). The Tenant's current lease term terminates September 30, 2005.

     The pro forma results reflect a full year of operations for the Property assuming that it was acquired on January 1, 1994. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.

     There can be no assurance that the foregoing results will be obtained.

NOTE 2 -- PRO FORMA ADJUSTMENTS

     The adjustment to the pro forma Balance Sheet is as follows:

     (A) To record the acquisition of the Safeguard Business Systems Property.

     The adjustments to the pro forma statement of income are as follows:

     (1) To reflect a full year's worth of rental income per provisions of the lease with the Property's sole tenant. In calculating this amount, the total minimum monthly rent ($6,313,382) over the remaining term of the lease (one hundred twenty-four months, or ten years four months, as of June 1, 1995), is recognized on a straight-line basis ($50,914/month) in accordance with generally accepted accounting principles.

     Audited rental revenue was higher due to the existence of a lease with significantly higher rent that was in effect on the property from January 1, 1994 to September 30, 1994 (prior to the Company's ownership).

     (2) To reflect property management fees of 3% of cash basis rental income in the first year of the lease.

     (3) The computation of depreciation is based on the cost of the Property including estimated Acquisition Fees and Expenses, and is for the initial twelve months subsequent to the purchase. The allocation of the cost of the property to the various asset categories and lives is based on the allocations contained in the final appraisal report for the Property. The depreciation has been computed on a straight-line basis over the component useful life of the assets.

                                             DEPRECIABLE
                                             LIFE           COST      DEPRECIATION
                                             ----------    --------   -----------------------
    Building.........................            39       $3,603,217     $ 92,390
    Site Improvements................            39          177,905        4,562
    Land.............................            --        1,094,878           --
                                                         -----------    ---------
                                                          $4,876,000     $ 96,952
                                                          ==========     ========


     (4) To reflect interest expense related to $2,300,000 of mortgage financing incurred in acquiring the property. The interest rate on the mortgage is fixed at 9.625%, is amortizable over a fifteen year period, and due in ten years.

                          INDEPENDENT AUDITORS' REPORT

Shareholders
West Coast Realty Investors, Inc.

     We have audited the accompanying summary of historical information relating to operating revenues and specified expenses of Technology Drive (the Property) for the nine months ended September 30, 1995 and for the year ended December 31, 1994. These financial statements are the responsibility of 26 Technology Partnership L.P.'s management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the summary of historical information relating to operating revenues and specified expenses is free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the summary of historical information relating to operating revenues and specified expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall summary relating to operating revenues and specified expenses presentation. We believe our audits provide a reasonable basis for our opinion.

     The accompanying summary of historical information relating to operating revenues and specified expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and excludes certain material expenses, described in Note 2, that would not be comparable to those resulting from the proposed future operations of the Property.

     In our opinion, the summary of historical information relating to operating revenues and specified expenses referred to above presents fairly, in all material respects, the operating revenues and specified expenses, exclusive of expenses described in Note 2, of the Property for the nine months ended September 30, 1995 and the year ended December 31, 1994 in conformity with generally accepted accounting principles.

HUNNICUTT OKAMOTO & ASSOCIATES

Woodland Hills, California
January 26, 1996

                                TECHNOLOGY DRIVE
                 SUMMARY OF HISTORICAL INFORMATION RELATING TO
                   OPERATING REVENUES AND SPECIFIED EXPENSES

                                               NINE MONTHS
                                                  ENDED           YEAR ENDED
                                               SEPTEMBER 30,      DECEMBER 31,
                                                 1995                 1994
                                              --------------      ------------
Operating Revenues:
  Rental income.............................    $ 236,039           $170,361
                                                -----------        ----------
  Total operating revenue...................      236,039            170,361
                                                -----------        ----------
Specified Expenses:
  Operating expenses........................        5,862             30,107
  Interest expense..........................       38,246                 --
                                                -----------        ----------
  Total specified expenses..................       44,108             30,107
                                                -----------        ----------
Excess of operating revenues
 over specified expenses....................    $ 191,931           $140,254
                                                ==========         ==========

[FN]
          See accompanying notes to summary of historical information

                                TECHNOLOGY DRIVE

             NOTES TO SUMMARY OF HISTORICAL INFORMATION RELATING TO
                   OPERATING REVENUES AND SPECIFIED EXPENSES

NOTE 1 -- THE PROPERTY

     Technology Drive (the Property) is a single story light industrial building located in the city of Fremont, California. The Property has a rental area encompassing approximately 58,727 rental square feet. The entire property is currently leased to a tenant (Primary Tenant). The lease expires in 2005. The Primary Tenant currently occupies approximately 38,727 square feet of the building. The remaining 20,000 square feet of the building is occupied by another tenant (Secondary Tenant) under a three year lease. The lease of the Secondary Tenant has been assigned to the Primary Tenant. The Property was 50% occupied from February 16, 1994 until March 15, 1995 at which point the Primary Tenant leased the remaining space. The lease agreement provides that specified expenses including insurance, repairs and maintenance and property taxes of the Property are paid by the lessee. The Property was entirely vacant from January 1, 1994 to February 15, 1994. The Property did not incur any specified expenses, except for those expenses incurred during which time the Property was entirely and partially vacant. Specified expenses incurred by the Property are included as operating expenses in the accompanying summary.

     Minimum rental income under the existing lease is $329,000, $379,000, $391,100, $391,100, $434,000 for the years ended December 31, 1995 through
December 31, 1999 and $2,449,900 for years thereafter.

     26 Technology Partnership L.P., on July 1, 1995 entered into a $2,200,000 promissory note secured by a deed of trust on the Property. The note rate is the current Treasury Rate plus 1.65% and the note is fully amortized over 20 years.

     The Property was acquired by West Coast Realty Investors, Inc. in October 1995. The Property was acquired subject to the promissory note under an assumption agreement. Accordingly, interest expense on the promissory note is included as a specified expense as the terms of the promissory note did not change after acquisition.

NOTE 2 -- BASIS OF PRESENTATION

     The summary of historical information relating to operating revenues and specified expenses of the Property excludes the following items, which are not comparable to the future operations of the Property under the ownership of West Coast Realty Investors, Inc.

     (a) Depreciation of buildings, improvements and equipment

     (b) Nonrecurring income and expenses

     Rental income is recognized when earned and expenses are recognized when incurred.

                       WEST COAST REALTY INVESTORS, INC.

                   ESTIMATED TWELVE MONTH PRO FORMA STATEMENT
                      OF TAXABLE OPERATING INCOME (NOTE 1)
               BASED ON ACQUISITION OF TECHNOLOGY DRIVE PROPERTY
                                  (UNAUDITED)

                                                  TECHNOLOGY DRIVE
                         HISTORICAL OPERATING  AUDITED FINANCIAL RESULTS       PRO FORMA      ESTIMATED
                           RESULTS FOR WCRI      FOR THE PERIOD ENDED          ADJUSTMENTS    PRO FORMA
                          DECEMBER 31, 1994       DECEMBER 31, 1994             (NOTE 2)       RESULTS
                         -------------------     --------------------          -----------   -----------
REVENUE:
  Rental Income..........    $802,614                $ 170,361                $ 273,267 (a)      $1,246,242
  Interest Income........     100,553                      ---                 (100,553)(b)             --
                         ------------               ------------             ------------         ---------
                              903,167                  170,361                  172,714           1,246,242
                         ------------               ------------             ------------         ---------
EXPENSES:
  Interest Expense.......     302,124                                           179,202(c)          481,326
  General and
     Administrative......      70,890                                                                70,890
  Depreciation...........     118,238                                            67,473(d)          185,711
  Property Operating Costs..   96,637                   30,107                   13,309 (e)         140,053
  Unrealized
     loss -- government
     securities...........     68,210                                                                68,210
                          -----------                ------------             -----------         ----------
                              656,099                   30,107                  259,984             946,190
                          -----------                ------------             -----------         ----------
Taxable Operating Income..   $247,068                $ 140,254               $  (87,270)         $  300,052
                           ==========                ============             ==========          ==========


                   ESTIMATED TWELVE MONTH PRO FORMA STATEMENT
                   OF CASH AVAILABLE FROM OPERATIONS (NOTE 1)

Pro Forma Taxable Net Operating Income..........................  $300,052
Add: Depreciation...............................................   185,711
                                                                 ---------
          Pro Forma Cash Available from Operations..............  $485,763
                                                                  ========

[FN]
            See accompanying notes to pro forma financial statements

                       WEST COAST REALTY INVESTORS, INC.
                           TECHNOLOGY DRIVE PROPERTY

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The preceding unaudited pro forma statements are based on information obtained from the lease and Agreement to Purchase documents pertaining to the property located at 4415 Technology Drive, Fremont, California
(the "Property").

     The pro forma statements use the audited financial statement for the year ended December 31, 1994 as a base for preparing the estimated pro forma operations for the property during its first full year of operations. The property's current tenant, CMS Welding & Machining (the "Tenant"), subleases a portion of the Property to Macotron Systems, Inc. The Tenant's initial lease term ends February 26, 2005. The lease is a triple net lease.

     The pro forma results reflect a full year of operations for the Property assuming that it was acquired January 1, 1994. They contain certain adjustments which are expected to be incurred in the Property's first year of operations.

     There can be no assurance that the foregoing results will be obtained.

     The Company acquired the property from an unrelated third party and is unaware of any material factors which would cause the reported financial information not to be indicative of future operating results.

NOTE 2 -- PRO FORMA ADJUSTMENTS

     The significant pro forma adjustments are as follows:

          (a) To reflect a full year's worth of rental income per provisions of the lease with the Property's primary tenant. In calculating the amount, the total minimum monthly rent ($4,140,528) over the term of the lease (112 months), is recognized on a straight-line basis ($36,969/month) in accordance with generally accepted accounting principles.

          (b) To eliminate interest income on funds used to purchase the aforementioned property.

          (c) To record interest expense expected to be incurred in the first year of operations in connection with the financing on the property. (There was no financing attached to the property in 1994, during the seller's ownership).

          (d) The computation of depreciation is based on the cost of the Property including estimated Acquisition Fees and Expenses, and is for the initial twelve months subsequent to the purchase. The allocation of the cost of the property to the various asset categories and lives is based on the allocations contained in the final appraisal report for the Property. Depreciation has been computed on a straight-line basis over the component useful life of the assets.

                                           DEPRECIABLE
                                             LIFE         COST      DEPRECIATION
                                            ----------    ---------    ------------
    Building and Improvements............     39 years    $2,502,865    $ 64,176
    Site Improvements....................      5 years        16,483       3,297
    Land.................................          --      1,228,262          --
                                                         -----------    ----------
                                                          $3,747,610    $ 67,473
                                                          ==========    ==========


          (e) To reflect property management fees that will be charged to the Company in connection with rental revenues earned by the property.

                       WEST COAST REALTY INVESTORS, INC.

                         PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

INTRODUCTION

     The following unaudited pro forma financial statement is presented to illustrate the acquisition of the Safeguard Building, North Palm Street, Riverside Marketplace and Technology Drive Properties as described elsewhere in this Offering, on the results of operations of the Company.

     The unaudited pro forma statement of income has been prepared as if all the aforementioned properties had been acquired and occupied by their respective tenants on January 1, 1995.

     The unaudited pro forma financial statements are not necessarily indicative of the Company's future operations and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                                                  HISTORICAL INFORMATION
                                                 -----------------------
                               HISTORICAL        SAFEGUARD    TECHNOLOGY                  PRO FORMA COMBINED
                            DECEMBER 31, 1995   BUILDING(I)   DRIVE(II)    ADJUSTMENTS    DECEMBER 31, 1995
                            -----------------   -----------   ----------   -----------    ------------------
REVENUES:

  Rent........................   $ 1,692,176     $ 680,457    $ 236,039    $(437,744)(a)     $2,191,673
                                                                              20,745 (b)
  Interest....................       120,950            --           --     (100,000)(c)         20,950
                                     -------       -------      -------      --------           -------
                                   1,813,126       680,457      236,039     (516,999)         2,212,623
                                     -------       -------      -------       -------           -------
EXPENSES:
  Interest Expense............       620,031            --       38,246       84,130(d)         756,085
                                                                              13,678(e)
  Property Operations.........       169,679            --        5,862       11,148(f)         194,393
                                                                               7,704(g)
  General and Administrative..       117,667            --           --                         117,667
  Depreciation and Amortization.     256,144            --           --       38,492(h)         350,864
                                                                              56,228(i)
                                     -------       -------      -------        ------           -------
                                   1,163,521            0        44,108      211,380          1,419,009
                                     -------       -------      -------        ------           -------
Net Income......................   $ 649,605     $ 680,457    $ 191,931    $(728,379)         $ 793,614
                                     =======       =======      =======        ======           =======
Net Income Per Share............     $ 0.58                                                    $  0.62
                                     =======                                                    =======
Weighted Average Shares Used for
  Historical Calculation..............      1,117,494                                          1,271,986
                                             =========                                          =======

[FN]
---------------
(I)  Year ended December 31, 1994 (audited).

(II) Nine months ended September 30, 1995 (audited).

            See accompanying notes to pro forma financial statements

                       WEST COAST REALTY INVESTORS, INC.

                     NOTES TO PRO FORMA STATEMENT OF INCOME
                FOR THE YEAR ENDED DECEMBER 31, 1995 (UNAUDITED)

                             BASIS OF PRESENTATION

     The pro forma Statement of Income reflects operations for the Company assuming that the Marketplace Safeguard Building and Technology Drive properties were acquired on January 1, 1995. This statement contains certain adjustments which are expected to be incurred in those properties' first year of operations, reflected in the Statement of Income for the year ended December 31, 1995.

     There can be no assurance that the foregoing results will be obtained.

1. PRO FORMA ADJUSTMENTS

     The adjustments to the pro forma statement of income are as follows:

          a. To adjust historical Safeguard Building information to reflect rental income from January 1, 1995 to May 22, 1995 (date of acquisition).

          b. To record rental income for Technology Drive property from October 1 to October 31, 1995 (date of acquisition), reflecting leases in effect during 1995.

          c. To eliminate interest income to reflect funds used for the acquisition of properties.

          d. To reflect interest expense on the Safeguard Building for calendar 1995.

          e.   To reflect interest expense on Technology Drive for calendar
1995.

          f. To reflect additional property management fees for the Safeguard Building for the entire year.

          g. To reflect additional property management fees for the Technology Drive property for the entire year.

          h. To reflect additional depreciation expense on the Safeguard Building for calendar 1995.

          i. To reflect additional depreciation expense on the Technology Drive property for calendar 1995.

2. PER SHARE AMOUNTS

     The pro forma income statement assumes that the Technology Drive and Safeguard Building properties were owned as of January 1, 1995. The Company used approximately $4.1 million in cash to acquire these properties. However, as of January 1, 1995, the Company actually had approximately $1.4 million available for the acquisition of additional properties. The properties were acquired primarily using funds raised subsequent to January 1, 1995. Therefore, the weighted average shares outstanding as of December 31, 1995, was calculated assuming that an additional $3.6 million in shares (360,000 shares) were outstanding as of January 1, 1995, and that no additional shares were issued throughout the year. This is assumed to be the minimum number of shares that would need to be sold given the offering expenses and reserves that are allocated against shares sold.

                            PRIOR PERFORMANCE TABLE

     The Table below presents information on past performance regarding a partnership for which the Advisor or its Affiliates serve as general partner and which was sponsored by Affiliates of the Advisor. A potential investor may therefore evaluate the experience of the Advisor and its Affiliates and their record in meeting the investment objectives of the partnership. The table should be carefully reviewed by a potential investor in considering an investment in the Company. The table provides information as of December 31, 1995. The table is:

     Table V -- Sales or Disposals of Properties

     Factors which the Company considered in determining whether the prior limited partnership had investment objectives similar to those of the Company were the type and standards of real property investments and benefits of the prior partnership. The Company included Associated Planners Realty Fund ("Fund I") prior performance since it had similar investment objectives in that it sought to preserve and protect invested capital and provide capital appreciation. Fund I acquired properties for cash, without borrowings. The Company is structured differently, however, in that it will acquire properties for all cash or moderate leverage. To that extent, the investment objectives of Fund I are dissimilar and should be taken into account by an investor in analyzing the results indicated in the table.

     PERSONS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN THE PARTNERSHIP TO WHICH THIS TABLE RELATES. THE INCLUSION OF THIS TABLE IN THE PROSPECTUS DOES NOT IMPLY THAT THE COMPANY WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN THE TABLE AND RETURNS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIP REFERRED TO BELOW. IN ADDITION, NONE OF THE INFORMATION CONTAINED IN THE TABLE HAS
BEEN AUDITED BY INDEPENDENT ACCOUNTANTS. (SEE "PRIOR PERFORMANCE" ON PAGE 59 OF THE PROSPECTUS.)

     Table V summaries the sales or disposals of properties made by prior programs affiliated with the Company for the three years ended December 31, 1995. The table presents information concerning the cash and other consideration received from the sale or disposition of its property, its cost and net operating cash received. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE OFFERING COVERED BY THIS PROSPECTUS WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED IN PRIOR OFFERINGS.

                                    TABLE V.
                        SALES OR DISPOSALS OF PROPERTIES
                      JANUARY 1, 1995 TO DECEMBER 31, 1995
                 (NOT COVERED BY INDEPENDENT AUDITOR'S REPORT)

                                                                                               COST OF
                                                                                              PROPERTIES
                                                                                               INCLUDING
                                                                                               CLOSING
                                                                                               AND SOFT
                                                                                                COSTS
                                                       SELLING PRICE, NET OF                   --------
                                                  CLOSING COSTS AND GAAP ADJUSTMENTS
                                        -----------------------------------------------------
                                        CASH                               ADJUSTMENTS
                                       RECEIVED   MORTGAGE  PURCHASE MONEY   RESULTING
                                        NET OF     BALANCE  MORTGAGE TAKEN     FROM                 ORIGINAL
                    DATE      DATE OF   CLOSING   AT TIME      BACK BY     APPLICATION              MORTGAGE
PROPERTY           ACQUIRED    SALE      COSTS    OF SALE      PROGRAM        OF GAAP     TOTAL     FINANCING
--------------      -------   -------   -------   --------  -------------  -----------    -----     ---------
(1) Shurgard
Mini-Warehouse....  5/8/88    5/15/95   $1,510,976     None      None           None   $1,510,976 (2)    None
Puyallup, Washington


                               TOTAL
                             ACQUISITION                    EXCESS
                               COST,                     (DEFICIENCY)
                              CAPITAL                     OF PROPERTY
                            IMPROVEMENT,                OPERATING CASH
                            CLOSING AND                  RECEIPTS OVER
  PROPERTY                  SOFT COSTS       TOTAL     CASH EXPENDITURES
------------------        --------------   ----------  -----------------
(1)Shurgard
 Mini-Warehouse.............  $1,639,005    $1,639,005      $ 863,373
 Puyallup, Washington

[FN]
---------------
     Sale was not made to a related party.

(1) This property was owned by Associated Planners Realty Fund.
(2) The gain on sale was $116,749. The gain is entirely capital gain. The gain is not being reported on an installment basis.

-----------------------------------------------------------------------------

-
                       WEST COAST REALTY INVESTORS, INC.

-
                             SUBSCRIPTION AGREEMENT

-
TO:  WEST COAST REALTY INVESTORS, INC.

-

    The buyer identified below hereby orders

-------

-------

                           shares of West Coast Realty Investors, Inc. at $

---------

---------

                             per share for a total purchase price of $

-------------

------------- .

-
The undersigned:

-
(1) Warrants that prior to any offer of sale or sale of shares of West Coast Realty Investors, Inc. (the "Company"), Buyer has

-
   received a copy of the Prospectus of the Company.

-
(2) Under penalties of perjury, certifies that (i) the Social Security or Tax I.D. number shown below is correct and (ii) he or she has not been notified that he or she is subject to backup withholding, (if you have been so notified, strike out all of (ii) above).

-
(3) REPRESENTATIONS AND WARRANTIES: By executing this Subscription Agreement the Subscriber represents and warrants

-
   to the Company, the Advisor and Associated Securities Corp. that:

-
    (a) The Subscriber hereby confirms the Subscriber's understanding that the Company has full right to accept or reject this

-
       Subscription Agreement promptly after it is received by the Company and provided that, in the case of rejection, the payment of the Subscriber is promptly returned. Upon acceptance of this Subscription Agreement by the Company, the

-

       Subscriber will receive a confirmation of acceptance.

-
    (b) If the Subscriber is acting in a representative capacity for a corporation, partnership or trust or as an agent for any person

-
       or entity, the Subscriber has full power and authority to execute this Subscription Agreement in that capacity and on

-
       behalf of the corporation, trust, person or entity.
   T
    (c) The Subscriber is not entitled to cancel, terminate or revoke this
-       Subscription Agreement and that this Subscription
   E
       Agreement shall survive the Subscriber's death or disability.
   A

-
   R
    (d) The Subscriber meets the suitability standards set forth in the Prospectus.

-
   O
REGISTRATION (if a custodial account, also give address of beneficiary below);*

-
   U
-                             Please Type or Print the Following Information
   T

-
   A
Registered Name(s)
   T

-
(As it is to appear on

-
   P
certificate of ownership)
   E

-
   R
Street Address (Residence)

-
   F
   O

-
City, State, Zip Code
   R

-
    A
Telephone Number
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------

  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------

   T

-
   I

-
   O
Name and/or Mailing Address for Distributions or Investor Reports if different from above

   N

-

Name
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------

-

-

-

Mailing Address
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------

-

City, State, Zip Code
  ---------------------------------------------------------------------------
  ---------------------------------------------------------------------------

-

-
                      MANNER IN WHICH TITLE IS TO BE HELD:

-
Check One:

-
     / / Individual Ownership

-
     / / Joint Tenants with Right

-
       of Survivorship (both sign)
 -
     / / Community Property

-
-    / / Tenants in common (all sign)

     / / Individual Retirement Account*

                                   / / Pension/Profit Sharing Plan*

                                   / / Keogh Plan*


                                   / / Trust (taxable)*

                                   / / Trust (non-taxable)*

                                   / / Partnership

                                   / / Corporation

                                                     / / Custodian Under

                                                     UTMA (State)*

                                                     / / UGMA (State)

                                                     / / Sole Proprietorship

                                                     / / Other (Please
                                                         Explain)

-

-

             ----------------------------------------------------------------
              *Trustee/Custodian must sign as
-                        Investor
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                                                               -
DIVIDEND DISTRIBUTION METHOD: Subscribers have the option of receiving their quarterly distributions in cash or, under
                                                                               -
the terms of the Dividend Reinvestment Plan, Subscribers may have their dividends automatically reinvested in additional Shares of the Company.
Please elect the method of dividend distribution you would like by checking the appropriate box below. If no box
                                                                               -
is checked, dividends will automatically be paid in cash. Please check one of the following boxes:
                                                                               -
/ / Paid in cash.
                                                                               -
/ / Reinvested in additional Shares of the Company.
                                                                               -
/ / Other               (Please Provide Details)

                                                                               -
  -----------------------------------------------------------
                                                                              -
  -----------------------------------------------------------
                                                                               -
------------------------------------

------------------------------------                                           -
(Date)
                                                                               -
------------------------------------
------------------------------------                                           -
                                                                               -
(Signature)

------------------------------------------------------

------------------------------------------------------

                                     (Social Security or Tax I.D. Number)

------------------------------------------------------

------------------------------------------------------

                                          (Signature)

-
All shares will be held in safekeeping
                                                       on your behalf by the
                                                                               -
Transfer Agent unless you specifically
                                                     request by an "X" below
                                                                               -
that a certificate be issued.
Management urges that for the sake of
convenience shares be held in
                                               safekeeping and a certificate
                                                                               -
not be issued.
                                                                               -
              -- Issue certificate / /
                                                                               -
DEALER INFORMATION
                                                                               -
----------------------------------------------------------
                                                                               -
Authorized Representative Name and Number
                                                                               -
----------------------------------------------------------
                                                                               -
Broker/Dealer Name
                                                                               -
----------------------------------------------------------
                                                                               -
Street Address (Home Office)
                                                                               -

                                                                               -
----------------------------------------------------------

City and State (Home Office)

                                       --------------------------------------

                                          Street Address (Branch Office)

                                       --------------------------------------

                                          City and State (Branch Office)

                                          (    )

                                          Representative Telephone Number

                                                                            -

                                                                               -
Company Use Only:


                                                                               -
ACCEPTED:
WEST COAST REALTY INVESTORS, INC.
                                                                               -
                                                                               -
By
  Authorized Officer
                                                                               -
                                                                               -
Fund
No.                           $                    Date  / /            Title
Code

                                                                               -

Abbrev.
Name                                               Br.
No.                                                                      Rep.
No.

                                                   By
                                                                               -

CHECKS SHOULD BE MADE PAYABLE TO: "CITY NATIONAL BANK-WEST COAST REALTY INVESTORS, INC."
                                                                               -
  MAIL TO: 5933 W. Century Boulevard
                                                                              -
        Ninth Floor
                                                                               -
        Los Angeles, California 90045
                                                                    Rev. 5/96
                                                                               -

                                                                               -
------------------------------------------------------------------------------
                                                                           -
                                                                               -
                                       S-2

-------------------------------------------------------------
-------------------------------------------------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS TO THIS PROSPECTUS, OR IN LITERATURE ISSUED BY THE COMPANY, ADVISOR OR THE PRINCIPAL DISTRIBUTOR (WHICH SHALL NOT BE DEEMED TO BE PART OF THIS PROSPECTUS), IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT
BE RELIED UPON. THE STATEMENTS IN THIS PROSPECTUS OR IN ANY SUPPLEMENT ARE MADE AS OF THE DATE OF THE PROSPECTUS OR SUPPLEMENT, UNLESS ANOTHER TIME IS SPECIFIED. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT NOR
ANY SALE OF SHARES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE FACTS SINCE THE DATE OF THE PROSPECTUS OR SUPPLEMENT. HOWEVER, IF ANY MATERIAL CHANGES OCCUR DURING THE PERIOD WHEN A PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROSPECTUS OR ANY SUPPLEMENT WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                     -------------------------------------


                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
PROSPECTUS SUMMARY..................................................................  1
THE COMPANY........................................................................   4
RISK FACTORS........................................................................  5
ESTIMATED USE OF PROCEEDS........................................................... 11
COMPENSATION OF ADVISOR AND AFFILIATES.............................................. 13
CAPITALIZATION.....................................................................  18
SELECTED FINANCIAL DATA............................................................  18
CONFLICTS OF INTEREST............................................................... 19
INVESTMENT OBJECTIVES AND POLICIES.................................................  20
REAL PROPERTY INVESTMENTS..........................................................  25
MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS............................................................  37
MANAGEMENT.........................................................................  42
PRIOR PERFORMANCE..................................................................  45
SERVICES PROVIDED BY THE ADVISOR AND PROPERTY MANAGER..............................  47
TAX CONSEQUENCES...................................................................  48
ERISA CONSIDERATIONS...............................................................  58
DESCRIPTION OF COMMON STOCK........................................................  59
SUMMARY OF ORGANIZATION DOCUMENTS..................................................  60
WHO SHOULD INVEST................................................................... 64
PLAN OF DISTRIBUTION ............................................................... 64
SALES MATERIAL ......................................................................68
LEGAL MATTERS....................................................................... 68
EXPERTS ............................................................................ 68
FURTHER INFORMATION................................................................  68
GLOSSARY...........................................................................  69
INDEX TO FINANCIAL STATEMENTS........................................................74
SUBSCRIPTION AGREEMENT..............................................................S-1
PRIOR PERFORMANCE TABLE............................................................ T-1


-------------------------------------------------------------
-------------------------------------------------------------
-------------------------------------------------------------
-------------------------------------------------------------

                                 25,000 SHARES

                                      LOGO

                       WEST COAST REALTY INVESTORS, INC.
                          MINIMUM OFFERING -- $250,000
                                $10.00 PER SHARE
                    MINIMUM INVESTMENT: 100 SHARES ($1,000)
                      -------------------------------------
                                   PROSPECTUS
                      ------------------------------------
                                   May 7, 1996

         -------------------------------------------------------------
         -------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission
Registration Fee................................................................. $  5,517
NASD Filing Fee..................................................................    2,100
Accounting Fees and Expenses.....................................................   95,000
Blue Sky Fees and Expenses.......................................................   35,000
Legal Fees and Expenses..........................................................  100,000
Investor/Dealer Printed Materials................................................  100,000
Prospectus Printing..............................................................  100,000
Mailgrams, Western Union, Postage and Miscellaneous..............................   62,383
                                                                                  ---------
  Total..........................................................................  500,000
                                                                                  =========


ITEM 31. SALES TO SPECIAL PARTIES.

     Not Applicable.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

     On October 30, 1989, 1,000 shares of Registrant's Common Stock were sold for cash (without commissions) to Registrant's Advisor, West Coast Realty Advisors, Inc., pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has the power to indemnify its directors, officers, employees, and certain other persons against liability for certain acts pursuant to Section 145 of the Delaware Corporations Code. Indemnification of the directors, officers, employees and agents is provided for in the Certificate of Incorporation and the Bylaws of the Registrant and is incorporated herein by reference to Exhibits 3.1, 3.1.1, 3.2, 3.2.1 and 3.2.2 filed herewith.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING RETURNED.

     Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements:

West Coast Realty Investors
  Audited Financial Statements
     Report of Independent Certified Public Accountants
     Balance Sheets as of December 31, 1995 and 1994
     Statements of Income for the years ended December 31, 1995, December 31, 1994 and
      December 31, 1993
     Statements of Stockholders' Equity for the years ended December 31, 1995,
      December 31, 1994 and December 31, 1993
     Statements of Cash Flows for the years ended December 31, 1995, December 31, 1994 and December 31, 1993

     Summary of Accounting Policies
     Notes to Financial Statements
Schedule III -- Real Estate and Accumulated Depreciation
Schedule IV -- Mortgage Loans on Real Estate
14661 Franklin Avenue Property
  Report on Independent Certified Public Accountants
  Summary of Historical Information Relating to Operating Revenues and Specified
     Expenses
  Notes to Summary of Historical Information Relating to Operating Revenues and
     Specified Expenses
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
     (unaudited)
  Notes to Pro Forma Statements
Technology Drive Property
  Report of Independent Certified Public Accountants
  Summary of Historical Information Relating to Operating Revenues and Specified
     Expenses
  Notes to Summary of Historical Information Relating to Operating Revenues and
     Specified Expenses
  Estimated Twelve Month Pro Forma Statement of Taxable Operating Income (unaudited)
  Estimated Twelve Month Pro Forma Statement of Cash Available from Operations
     (unaudited)
  Notes to Pro Forma Statements (unaudited)
West Coast Realty Investors, Inc.
  Pro Forma Statement of Income for the year ended December 31, 1995 (unaudited)
  Notes to Pro Forma Financial Statements for nine months ended December 31, 1995
     (unaudited)


  (b) Exhibits:

 1.1           Amended Form of Selling Agreement.(2)
 1.2           Amended Form of Selected Dealer Agreement.(2)
 3.1           Certificate of Incorporation (incorporated by reference to the Company's Registration
               Statement on Form S-11, File No. 33-32466).(1)
 3.1.1         Amendment to Certificate of Incorporation (incorporated by reference to the Company's
               Registration Statement on Form S-11, File No. 33-45802).(1)
 3.2           Bylaws (incorporated by reference to the Company's Registration Statement on Form
               S-11, File No. 33-32466).(1)
 3.2.1         Amendment to Bylaws (incorporated by reference to the Company's Registration
               Statement on Form S-11, File No. 33-45802).(1)
 3.2.2         Amended and Restated Bylaws (incorporated by reference to the Company's Registration
               Statement on Form S-11, File No. 33-45802).(1)
 3.2.3         Amended and Restated Bylaws.(1)
 4             Form of Share Certificate (incorporated by reference to the Company's Registration
               Statement on Form S-11, File No. 33-32466).(1)
 5             Opinion re: legality (including consent).(2)
 8             Opinion re: tax matters (including consent).(2)
10.1           Executed copy of Advisory Agreement (incorporated by reference to the Company's
               Registration Statement on Form S-11, File No. 33-32466).(1)
10.1.1         Executed Copy of Amendment to Advisory Agreement (incorporated by reference to the
               Company's Registration Statement on Form S-11, File No. 33-45802).(1)

10.1.2 Amended and Restated Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-
          45802).(1)
10.1.3 Second Amended and Restated Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File
          No. 33-75260).(1)
10.1.4 Third Amended and Restated Advisory Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File
          No. 33-75260).(1)
10.2      Executed Copy of Escrow Instructions.(1)
10.3      Form of Dividend Reinvestment Plan (incorporated by reference to the
          Company's Registration Statement on Form S-11, File No. 33-3246).(1)
10.4      Form of Property Management Agreement for Property Manager
          (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.4.1 Amended and Restated Property Management Agreement (incorporated by reference to the Company's Registration Statement on Form S-11, File
          No. 33-45802).(1)
10.4.2    Second Amended and Restated Property Management Agreement.(1)
10.5      Form of Sure Pay Agreement for Automatic Reinvestment Plan
          (incorporated by reference to the Company's Registration Statement on Form S-11, File No. 33-32466).(1)
10.6      Agreement to Purchase Property (6491 Edinger Avenue, Huntington Beach,
          California) incorporated by reference to the Company's Registration
          Statement on Form S-11, File  No. 33-32466).(1)
10.7 Lease Re: Property (6491 Edinger Avenue, Huntington Beach, California) incorporated by reference to the Company's Registration Statement on Form S-11, File No.33-32466).(1)
10.8      Internal Revenue Service Ruling (6491 Edinger Avenue, Huntington
          Beach, California) Incorporated by reference to the Company's
          Registration Statement on Form S-11, File No. 33-32466).(1)
10.9      Agreement of Purchase and Sale and Joint Escrow Instructions By and
          Between Shaw-Nelson San Clemente No. 7 ("Seller") and Associated
          Planners Realty Investors, Inc. ("Buyer") (incorporated by reference to the Company's Current Report on Form 8-K dated January 17,
          1992).(1)
10.10     Standard Form Lease Between Shaw/Nelson San Clemente No. 7, a
          California Limited Partnership and Societe Endo Technic, a California
          Corporation, dba Endo Technic Corporation (incorporated by reference to the Company's Current Report on Form 8-K dated January 17,
          1992).(1)
10.11.1   Lease and Assignment thereof regarding the OPTO-22 Property.
          (Incorporated by reference to the Company's Registration Statement on Form S-11, File No.33-45802).(1)
10.12     Agreement of Purchase and Sale and Escrow Instructions between IBG
          Palm Associates, a California General Partnership and the Company dated January 6, 1994 re: the North Palm Street Property.
          (Incorporated by reference to the Company's Registration
          Statement on Form S-11, File No. 33-45802).(1)
10.12.1   Leases and Assignment thereof regarding the North Palm Street
          Property. (Incorporated by reference to the Company's Registration
          Statement on Form S-11, File No.33-45802).(1)
10.13     Real Estate Purchase Agreement between K & I Associates and West Coast
          Realty Investors, Inc. dated March 1, 1993. (Incorporated by reference to Exhibit 10.13 to Registrant's Current Report on Form 8-K dated May
          5, 1994).(1)
10.13.1   Leases re: Fresno Property. (Incorporated by reference to Exhibit
          10.13.1 to Registrant's Current Report on Form 8-K dated May 5,
          1994).(1)
10.13.2   First Amendment to lease re The Wherehouse.(1)
10.14     Agreement of Purchase and Sale of Real Property and Escrow
          Instructions Between Birtcher Riverside Market Place Properties, Ltd.
          and West Coast Realty Investors, Inc. (Incorporated by reference to
          Exhibit 10.14 to Registrant's Current Report on Form 8-K dated
          November 29, 1994).(1)
10.14.1 Riverside Market Place Lease and Assignment thereof (Incorporated by reference to Exhibit 10.14.1 to Registrant's Current Report on Form 8-
          K dated November 29, 1994).(1)
10.14.2   Exhibits to Agreement of Purchase and Sale of Real Property and Escrow
          Instructions Between Birtcher Riverside Market Place Properties and
          West Coast Realty Investors, Inc. (Incorporated by reference to
          Exhibit 10.14.2 to  Registrant's Current Report on Form 8-K dated
          November 29, 1994, as amended).(1)
10.14.3 Appraisal for Riverside Market Place Property. (Incorporated by reference to Exhibit 10.14.2 to Registrant's Current Report on Form 8-
          K dated November 29, 1994, as amended).(1)

10.15     Purchase and Sale Contract between BRS-Tustin Safeguard Associates and
          West Coast Realty Investors, Inc. (Incorporated by reference to
          Exhibit 10.15 to Registrant's Current Report on Form 8-K dated May 22,
          1995).(1)
10.15.1   Standard Industrial Lease -- Net between BRS-Tustin Safeguard
          Associates and Safeguard Business Systems, Inc. (Incorporated by
          reference to Exhibit 10.15.1 to Registrant's Current Report on Form 8-
          K dated May 22, 1995).(1)
10.15.2   Loan Assignment and Assumption Agreement between BRS-Tustin Safeguard
          Associates, West Coast Realty Investors, Inc. and Businessmen's
          Assurance Company of America (Incorporated by reference to Exhibit
          10.15.2 to Registrant's Current Report on Form 8-K dated May 22,
          1995).(1)
10.15.3   Appraisal of Safeguard Business Systems Property (Incorporated by
          reference to Exhibit 10.15.3 to Registrant's Current Report on Form 8-
          K dated May 22, 1995).(1)
10.16     Purchase and Sale Agreement Dated August 28, 1995 between 26
          Technology Partnership, L.P. (co-owner), Jack M. Langston (President of the General Partner of 26 Technology Partnership, L.P. and co-
          owner), and West Coast Realty Investors, Inc. (Incorporated by reference to Exhibit 1 to Registrant's Current Report on Form 8-K
          dated September 21, 1995).(1)
10.16.1   Appraisal Report for An Industrial Building 4400-4415 Technology
          Drive, Fremont, California. (Incorporated by reference to Exhibit 2 to
          Registrant's Current Report on Form 8-K dated September 21, 1995).(1)
10.16.2   Standard Industrial Lease between CMS Welding & Machining and 26
          Technology Partnership, L.P. dated November 2, 1993. (Incorporated by reference to Exhibit 3 to Registrant's Current Report on Form 8-K
          dated September 21, 1995).(1)
10.16.3   Promissory note secured by deed of trust dated July 1, 1995, including
          assignment of  leases, environmental indemnity    agreement, and other
          supporting documents. (Incorporated by reference to Exhibit 4 to
          Registrant's Current Report on Form 8-K dated September 21, 1995).(1)
10.16.4   Environmental Site Assessment for 4415 and 4425 Technology Drive dated
          February 24, 1995. (Incorporated by reference to Registrant's Current
          Report on Form 8-K dated September 21, 1995).(1)
24.1      Consent of BDO Seidman, LLP.(2)
24.2      Consent of Gipson Hoffman & Pancione included in Exhibits 5 and 8 hereto.
24.3      Consent of Hunnicutt Okamoto & Associates.(2)

---------------
(1) Previously filed.

(2) Filed herewith.

ITEM 36. UNDERTAKINGS.

     A. Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

     B. The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the Information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     C. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a Post-Effective Amendment filed at least once every three months with the information contained in such Amendment provided simultaneously to the existing shareholders of the Registrant. Each sticker supplement will disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such acquisition. The Post-Effective Amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     D. The Registrant also undertakes to file after the end of the distribution period a current report on Form 8-K, containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Registrant's shareholders at least once each quarter after the distribution period of the offering has ended.

     E. The Registrant hereby undertakes to provide to the principal underwriter, at the closing specified in the Selling Agent Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     F. The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That all Post-Effective Amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such Post-Effective Amendments are filed.

     G. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the said Act and will be governed by the final adjudication of such issue.

     H. The undersigned Registrant hereby undertakes that it will provide its Shareholders the financial statements required by Form 10K and Form 10Q promulgated under the Securities Exchange Act of 1934.

     I. The Registrant undertakes to send to each Shareholder on an annual basis a detailed statement of any transaction with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on April 15, 1996.

                                    WEST COAST REALTY INVESTORS, INC.
                                          a Delaware corporation

                                       By */s/  Philip N. Gainsborough
                                    ------------------------------------
                                            Philip N. Gainsborough
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 of West Coast Realty Investors, Inc. has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                         TITLE                       DATE
-----------------------     ------------------------     ------------------
*/s/ Philip N. Gainsborough          Director and        April 15, 1996
----------------------------    Chief Executive Officer
     Philip N. Gainsborough
*/s/ W. Thomas Maudlin, Jr.          Director and        April 15, 1996
----------------------------           President
     W. Thomas Maudlin, Jr.
*/s/ Michael G. Clark               Vice President,      April 15, 1996
----------------------------      Treasurer and Chief
     Michael G. Clark              Financial Officer
*/s/ Steve Bridges                   Director            April 15, 1996
----------------------------
     Steve Bridges
*/s/ James W. Coulter                 Director           April 15, 1996
-----------------------------
     James W. Coulter
*/s/ George Young                     Director           April 15, 1996
-----------------------------
     George Young
  /s/  Michael G. Clark
-----------------------------
      *Michael G. Clark
(As attorney-in-fact
pursuant to Power of
Attorney previously filed)

                                      II-6

